General Terms and Conditions
Page 1 of 18
SouthEast
07/25/08

INTERCONNECTION AGREEMENT BETWEEN
AT&T TELECOMMUNICATIONS INC.
AND
SOUTHEAST TELEPHONE, INC.

Customer Name: SouthEast Telephone, Inc.

SouthEast Telephone, Inc. T of C
SouthEast Telephone ,Inc. – General Terms and Conditions
SouthEast Telephone, Inc. Attachment 1 – Resale
Attachment 1 / Exhibit A / Resale Discounts and Rates
Attachment 1 / Exhibit B / Exclusions and Limitations on Services Available for Resale
Attachment 1 / Exhibit C / Line Information Data Base (LIDB) Resale Storage Agreement
Attachment 1 / Exhibit D / Optional Daily Usage File
Attachment 1 / Exhibit E / Enhanced Optional Daily Usage File
Attachment 1 / Exhibit F / ODUF/EODUF Rates

SouthEast Telephone, Inc Attachment 2 – Network Elements and Other Services
Attachment 2 / Exhibit A / Network Element Rates
SouthEast Telephone, Inc. Attachment 3 – Network Interconnection
Attachmnet 3 Exhibit A - Network Interconnection Rates
SouthEast Telephone, Inc. Attachment 4 – Physical Collocation
SouthEast Telephone, Inc. Attachment 4 – Remote Site Physical Collocation
Attachment 4 / Exhibit A / Rates
Attachment 4 / Exhibit B / Environmental and Safety Principles
Attachment 4 / Exhibit C / Non-Fiber Interconnection

SouthEast Telephone, Inc Attachment 5 – Access to Numbers and Number Portability

SouthEast Telephone, Inc. Attachment 6 - Pre-Ordering, Ordering and provisioning, Maintenance and Repair

SouthEast Telephone, Inc. Attachment 7 - Billing

SouthEast Telephone, Inc. Attachment 8 – Rights-of-Way, Conduits and Pole Attachments

SouthEast Telephone, Inc Attachment 9 – Performance Measurements

SouthEast Telephone, Inc. Attachment 10 – AT&T Disaster Recover Plan

General Terms and Conditions

SouthEast
07/25/08

INTERCONNECTION AGREEMENT BETWEEN
AT&T TELECOMMUNICATIONS INC.
AND
SOUTHEAST TELEPHONE, INC.

1.	Definitions	3
2.	Term and Availability of the Agreement	4
3.	Operational Support Systems	4
4.	Parity	4
5.	White Pages Listings	5
6.	Bona Fide Request/New Business Request Process for Further Unbundling	6
7.	Court Ordered Requests for Call Detail Records and Other Subscriber Information	6
8.	Liability and Indemnification	7
9.	Intellectual Property Rights and Indemnification	9
10.	Proprietary and Confidential Information	10
11.	Assignments	11
12.	Resolution of Disputes	11
13.	Taxes	12
14.	Force Majeure	14
15.	Adoption of Agreements	15
16.	Modification of Agreement	15
17.	Non-waiver of Legal Rights	15
18.	Severability	15
19.	Waivers	16
20.	Governing Law	16
21.	Arm’s Length Negotiations	16
22.	Notices	16
23.	Intentionally Left Blank	17
24.	Headings of No Force or Effect	17
25.	Multiple Counterparts	17
26.	Filing of Agreement	17
27.	Compliance with Applicable Law	18
28.	Necessary Approvals	18
30.	Good Faith Performance	18
31.	Nonexclusive Dealings	18
32.	Survival	18
33.	Entire Agreement	18

General Terms and Conditions

SouthEast
07/25/08

AGREEMENT

THIS AGREEMENT is made by and between BellSouth Telecommunications, Inc., d/b/a AT&T Kentucky (“AT&T”) and SouthEast Telephone, Inc., a Kentucky corporation (“SouthEast”), and shall be deemed effective as of the date of the last signature (“Effective Date”). This Agreement may refer to either AT&T or SouthEast or both as a “Party” or “Parties.”

WITNESSETH
WHEREAS, AT&T is a local exchange telecommunications company authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee; and

WHEREAS, SouthEast is a CLEC authorized to provide telecommunications services in the Commonwealth of Kentucky; and

WHEREAS, SouthEast wishes to resell AT&T’s telecommunications services and purchase network elements and other services, and the Parties wish to interconnect their facilities and exchange traffic pursuant to sections 251 and 252 of the Communications Act of 1934, as amended by theTelecommunications Act of 1996; and

NOW THEREFORE, in consideration of the mutual agreements contained herein, AT&T and SouthEast agree as follows:

1.	Definitions

Act is defined as the Communications Act of 1934, as amended (47 U.S.C. §§ 151 et seq.).

Affiliate is defined as a person that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person. For purposes of this paragraph, the term “own” means to own an equity interest (or equivalent thereof) of more than 10 percent.

Commission is defined as the Kentucky Public Service Commission.

Competitive Local Exchange Carrier (CLEC) means a telephone company certificated by the Commission to provide local exchange service within AT&T's franchised area.

End User means the ultimate user of the Telecommunications Service.

FCC means the Federal Communication Commission.

Telecommunications means the transmission, between or among points specified by the user, of information of the user’s choosing, without change in the form or content of the information as sent and received.

General Terms and Conditions

SouthEast
07/25/08

Telecommunications Service means the offering of telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

2.	Term and Availability of the Agreement

2.1	The term of this Agreement shall be five (5) years beginning on the Effective Date and shall apply in the state of Kentucky.

2.2
The Parties agree that by no earlier than two hundred seventy (270) days and no later than one hundred eighty (180) days prior to the expiration of this Agreement, they shall commence negotiations for a new agreement to be effective beginning on the expiration date of this Agreement (“Subsequent Agreement”). If as of the expiration of this Agreement, a Subsequent Agreement has not been executed by the Parties, then except as set forth in Section 2.3.2 below, this Agreement shall continue on a month-to-month basis while a Subsequent Agreement is being negotiated. The Parties’ rights and obligations with respect to this Agreement after expiration shall be as set forth in Section 2.3 below.

2.3
If, within one hundred and thirty-five (135) days of commencing the negotiation referred to in Section 2.2 above, the Parties are unable to negotiate new terms, conditions and prices for a Subsequent Agreement, either Party may petition the Commission to establish   appropriate rates, terms and conditions for the Subsequent Agreement pursuant to 47 U.S.C. § 252.

2.4
In the event that as of the date of expiration of this Agreement, the Parties have not entered into a Subsequent Agreement, then the terms, conditions, and prices provided in this Agreement shall remain in effect on a month-to-month basis.

3.	Operational Support Systems

SouthEast shall pay charges for Operational Support Systems (OSS) as set forth in this Agreement in Attachment 1 and/or in Attachments 2, 3 and 5, as applicable.

4.	Parity

When SouthEast purchases, pursuant to Attachment 1 of this Agreement, telecommunications services from AT&T for the purposes of resale to end users, AT&T shall provide said services so that the services are equal in quality, subject to the same conditions, and provided within the same provisioning time intervals that AT&T provides to its affiliates, subsidiaries and end users. To the extent technically feasible, the quality of a Network Element, as well as the quality of the access to such Network Element provided by AT&T to SouthEast shall be at least equal in quality to that which AT&T provides to itself, its affiliates or any other telecommunications carrier. The quality of the interconnection between the networks of AT&T and the network of SouthEast shall be at a level that is equal to that which AT&T provides itself, a subsidiary, an Affiliate, or any other party. The interconnection facilities shall be designed to meet the same technical criteria and service standards that are used within AT&T’s network and shall extend to a consideration of service quality as perceived by end users and service quality as perceived by SouthEast.

General Terms and Conditions

SouthEast
07/25/08

5.	White Pages Listings

5.1	AT&T shall provide SouthEast and their customers access to white pages directory listings under the following terms:

5.2.
Listings. SouthEast shall provide all new, changed and deleted listings on a timely basis and AT&T or its agent will include SouthEast residential and business customer listings in the appropriate White Pages (residential and business) or alphabetical directories. Directory listings will make no distinction between SouthEast and AT&T subscribers.

5.2.1
Rates. So long as SouthEast provides subscriber listing information to AT&T in accordance with Section 5.3 below, AT&T shall provide to SouthEast one (1) primary White Pages listing per SouthEast subscriber at no charge other than applicable service order charges as set forth in AT&T’s tariffs.

5.3	Procedures for submitting SouthEast Subscriber Information are found in The AT&T Business Rules for Local Ordering.

5.3.1
Notwithstanding any provision(s) to the contrary, SouthEast shall provide to AT&T, and AT&T shall accept, SouthEast’s Subscriber Listing Information (SLI) relating to SouthEast’s customers in the geographic area(s) covered by this Interconnection Agreement. SouthEast authorizes AT&T to release all such SouthEast SLI provided to AT&T by SouthEast to qualifying third parties via either license agreement or AT&T’s Directory Publishers Database Service (DPDS), General Subscriber Services Tariff, Section A38.2, as the same may be amended from time to time. Such SouthEast SLI shall be intermingled with AT&T’s own customer listings and listings of any other CLEC that has authorized a similar release of SLI. Where necessary, AT&T will use good faith efforts to obtain state commission approval of any necessary modifications to Section A38.2 of its tariff to provide for release of third party directory listings, including modifications regarding listings to be released pursuant to such tariff and AT&T’s liability thereunder. AT&T’s obligation pursuant to this Section shall not arise in any particular state until the commission of such state has approved modifications to such tariff.

5.3.2
No compensation shall be paid to SouthEast for AT&T’s receipt of SouthEast SLI, or for the subsequent release to third parties of such SLI. In addition, to the extent AT&T incurs costs to modify its systems to enable the release of SouthEast’s SLI, or costs on an ongoing basis to administer the release of SouthEast SLI, SouthEast shall pay to AT&T its proportionate share of the reasonable costs associated therewith.

5.3.3
AT&T shall not be liable for the content or accuracy of any SLI provided by SouthEast under this Agreement. SouthEast shall indemnify, hold harmless and defend AT&T and its agents from and against any damages, losses, liabilities, demands claims, suits, judgments, costs and expenses (including but not limited to reasonable attorneys’ fees and expenses) arising from AT&T’s tariff obligations or otherwise and resulting from or arising out of any third party’s claim of inaccurate SouthEast listings or use of the SLI provided pursuant to this Agreement. AT&T may forward to SouthEast any complaints received by AT&T relating to the accuracy or quality of SouthEast listings.

General Terms and Conditions

SouthEast
07/25/08

5.3.4	Listings and subsequent updates will be released consistent with AT&T system changes and/or update scheduling requirements.

5.4	Unlisted/Non-Published Subscribers. SouthEast will be required to provide to AT&T the names, addresses and telephone numbers of all SouthEast customers that wish to be omitted from directories.

5.5
Inclusion of SouthEast Customers in Directory Assistance Database. AT&T will include and maintain SouthEast subscriber listings in AT&T’s Directory Assistance databases at no recurring charge and SouthEast shall provide such Directory Assistance listings at no recurring charge. AT&T and SouthEast will formulate appropriate procedures regarding lead-time, timeliness, format and content of listing information.

5.6
Listing Information Confidentiality. AT&T will accord SouthEast’s directory listing information the same level of confidentiality that AT&T accords its own directory listing information, and AT&T shall limit access to SouthEast’s customer proprietary confidential irectory information to those AT&T employees or agents who are involved in the preparation of listings or directories.

5.7	Optional Listings. Additional listings and optional listings will be offered by AT&T at tariffed rates as set forth in the General Subscriber Services Tariff.

5.8	Delivery. AT&T or its agent shall deliver White Pages directories to SouthEast subscribers at no charge or as specified in a separate BAPCO agreement.

6.	Bona Fide Request/New Business Request Process for Further Unbundling

6.1
AT&T shall, upon request of SouthEast, provide to SouthEast access to its network elements at any technically feasible point for the provision of SouthEast's telecommunications service where such access is necessary and failure to provide access would impair the ability of SouthEast to provide services that it seeks to offer. Any request by SouthEast for access to a network element, interconnection option, or for the provisioning of any service or product that is not already available shall be treated as a Bona Fide Request/New Business Request (BFR/NBR), and shall be submitted to AT&T pursuant to the BFR/NBR process.

6.2
SouthEast shall submit any BFR/NBR in writing to SouthEast’s Account Manager. The BFR/NBR shall specifically identify the requested service date, technical requirements, space requirements and/or such specifications that clearly define the request such that AT&T has sufficient information to analyze and prepare a response.

7.	Court Ordered Requests for Call Detail Records and Other Subscriber Information

7.1
Subpoenas Directed to AT&T. Where AT&T provides resold services or local switching for SouthEast, AT&T shall respond to subpoenas and court ordered requests delivered directly to AT&T for the purpose of providing call detail records when the targeted telephone numbers belong to SouthEast end users. Billing for such requests will be generated by AT&T and directed to the law enforcement agency initiating the request. AT&T shall maintain such information for SouthEast end users for the same length of time it maintains such information for its own end users.

General Terms and Conditions

SouthEast
07/25/08

7.2
Subpoenas Directed to SouthEast. Where AT&T is providing to SouthEast telecommunications services for resale, then SouthEast agrees that in those cases where SouthEast receives subpoenas or court ordered requests regarding targeted telephone numbers belonging to SouthEast end users, and where SouthEast does not have the requested information, SouthEast will advise the law enforcement agency initiating the request to redirect the subpoena or court ordered request to AT&T for handling in accordance with 7.1 above.

7.3
In all other instances, where either Party receives a request for information involving the other Party’s end user, the Party receiving the request will advise the law enforcement agency initiating the request to redirect such request to the other Party.

8.	Liability and Indemnification

8.1
Parties' Liability. In the event that SouthEast consists of two (2) or more separate entities as set forth in this Agreement and/or any Amendments hereto, all such entities shall be jointly and severally liable for the obligations of SouthEast under this Agreement.

8.2	Liability for Acts or Omissions of Third Parties. AT&T shall not be liable to SouthEast for any act or omission of another telecommunications company providing services to SouthEast

8.3	Limitation of Liability

8.3.1
Except for any indemnification obligations of the Parties hereunder, each Party’s liability to the other for any loss, cost, claim, injury or liability or expense, including reasonable attorney’s fees relating to or arising out of any negligent act or omission in its performance of this Agreement whether in contract or in tort, shall be limited to a credit for the actual cost of the services or functions not performed or improperly performed.

8.3.2
Limitations in Tariffs.  A Party may, in its sole discretion, provide in its tariffs and contracts with its End Users and third parties that relate to any service, product or function provided or contemplated under this Agreement, that to the maximum extent permitted by Applicable Law, such Party shall not be liable to the End User or third Party for (i) any loss relating to or arising out of this Agreement, whether in contract, tort or otherwise, that exceeds the amount such Party would have charged that applicable person for the service, product or function that gave rise to such loss and (ii) Consequential Damages.  To the extent that a Party elects not to place in its tariffs or contracts such limitations of liability, and the other Party incurs a loss as a result thereof, such Party shall indemnify and reimburse the other Party for that portion of the loss that would have been limited had the first Party included in its tariffs and contracts the limitations of liability that such other Party included in its own tariffs at the time of such loss.

General Terms and Conditions

SouthEast
07/25/08

8.3.2	Intentionally Left Blank

8.3.3
Neither AT&T nor SouthEast shall be liable for damages to the other Party’s terminal location, equipment or End User premises resulting from the furnishing of a service, including, but not limited to, the installation and removal of equipment or associated wiring, except to the extent caused by a Party’s negligence or willful misconduct or by a Party’s failure to ground properly a local loop after disconnection.

8.3.4
Under no circumstance shall a Party be responsible or liable for indirect, incidental, or consequential damages, including, but not limited to, economic loss or lost business or profits, damages arising from the use or performance of equipment or software, or the loss of use of software or equipment, or accessories attached thereto, delay, error, or loss of data. In connection with this limitation of liability, each Party recognizes that the other Party may, from time to time, provide advice, make recommendations, or supply other analyses related to the Services, or facilities described in this Agreement, and, while each Party shall use diligent efforts in this regard, the Parties acknowledge and agree that this limitation of liability shall apply to provision of such advice, recommendations, and analyses.

8.3.5
To the extent any specific provision of this Agreement purports to impose liability, or limitation of liability, on either Party different from or in conflict with the liability or limitation of liability set forth in this Section, then with respect to any facts or circumstances covered by such specific provisions, the liability or limitation of liability contained in such specific provision shall apply.

8.4
Indemnification for Certain Claims. The Party providing services hereunder, its affiliates and its parent company, shall be indemnified, defended and held harmless by the Party receiving services hereunder against any claim, loss or damage arising from the receiving company’s use of the services provided under this Agreement pertaining to (1) claims for libel, slander or invasion of privacy arising from the content of the receiving company’s own communications, or (2) any claim, loss or damage claimed by the End User of the Party receiving services arising from such company’s use or reliance on the providing company’s services, actions, duties, or obligations arising out of this Agreement.

8.5
Disclaimer. EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY  MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY CONCERNING THE SPECIFIC QUALITY OF ANY SERVICES, OR FACILITIES PROVIDED UNDER THIS AGREEMENT. THE PARTIES DISCLAIM, WITHOUT LIMITATION, ANY WARRANTY OR GUARANTEE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR FROM USAGES OF TRADE.

General Terms and Conditions

SouthEast
07/25/08

9.	Intellectual Property Rights and Indemnification

9.1
No License. No patent, copyright, trademark or other proprietary right is licensed, granted or otherwise transferred by this Agreement. Each Party is strictly prohibited from any use, including but not limited to in sales, in marketing or advertising of telecommunications services, of any name, service mark or trademark of the other Party. Notwithstanding the foregoing, SouthEast may use AT&T’s name solely in response to inquiries of customers or potential customers regarding the source of the underlying service or the identity of repair or service technicians under this Agreement.

9.2
Ownership of Intellectual Property. Any intellectual property which originates from or is developed by a Party shall remain the exclusive property of that Party. Except for a limited license to use patents or copyrights to the extent necessary for the Parties to use any facilities or equipment (including software) or to receive any service solely as provided under this Agreement, no license in patent, copyright, trademark or trade secret, or other proprietary or intellectual property right now or hereafter owned, controlled or licensable by a Party, is granted to the other Party or shall be implied or arise by estoppel. It is the responsibility of each Party to ensure at no additional cost to the other Party that it has obtained any necessary licenses in relation to intellectual property of third Parties used in its network that may be required to enable the other Party to use any facilities or equipment (including software), to receive any service, or to perform its respective obligations under this Agreement.

9.3
Indemnification. The Party providing a service pursuant to this Agreement will defend the Party receiving such service or data provided as a result of such service against claims of infringement arising solely from the use by the receiving Party of such service in the manner contemplated under this Agreement and will indemnify the receiving Party for any damages awarded based solely on such claims in accordance with Section 8 of this Agreement.

9.4
Claim of Infringement. In the event that use of any facilities or equipment (including software), becomes, or in the reasonable judgment of the Party who owns the affected network is likely to become, the subject of a claim, action, suit, or proceeding based on intellectual property infringement, then said Party shall promptly and at its sole expense and sole option, but subject to the limitations of liability set forth below:

9.4.1	modify or replace the applicable facilities or equipment (including software) while maintaining form and function, or

9.4.2	obtain a license sufficient to allow such use to continue.

9.4.3
In the event 9.4.1 or 9.4.2 are commercially unreasonable, then said Party may, terminate, upon reasonable notice, this contract with respect to use of, or services provided through use of, the affected facilities or equipment (including software), but solely to the extent required to avoid the infringement claim.

General Terms and Conditions

SouthEast
07/25/08

9.5
Exception to Obligations. Neither Party's obligations under this Section shall apply to the extent the infringement is caused by:  (i) modification of the facilities or equipment (including software) by the indemnitee; (ii) use by the indemnitee of the facilities or equipment (including software) in combination with equipment or facilities (including software) not provided or authorized by the indemnitor, provided the facilities or equipment (including software) would not be infringing if used alone; (iii) conformance to specifications of the indemnitee which would necessarily result in infringement; or (iv) continued use by the indemnitee of the affected facilities or equipment (including software) after being placed on notice to discontinue use as set forth herein.

9.6
Exclusive Remedy. The foregoing shall constitute the Parties' sole and exclusive remedies and obligations with respect to a third party claim of intellectual property infringement arising out of the conduct of business under this Agreement.

10.	Proprietary and Confidential Information

10.1
Proprietary and Confidential Information. It may be necessary for AT&T and SouthEast, each as the “Discloser,” to provide to the other Party, as “Recipient,” certain proprietary and confidential information (including trade secret information) including but not limited to technical, financial, marketing, staffing and business plans and information, strategic information, proposals, request for proposals, specifications, drawings, maps, prices, costs, costing methodologies, procedures, processes, business systems, software programs, techniques, customer account data, call detail records and like information (collectively  the “Information”). All such Information conveyed in writing or other tangible form shall be clearly marked with a confidential or proprietary legend. Information conveyed orally by the Discloser to Recipient shall be designated as proprietary and confidential at the time of such oral conveyance, shall be reduced to writing by the Discloser within forty-five (45) days thereafter, and shall be clearly marked with a confidential or proprietary legend.

10.2
Use and Protection of Information. Recipient agrees to protect such Information of the Discloser provided to Recipient from whatever source from distribution, disclosure or dissemination to anyone except employees of Recipient with a need to know such Information solely in conjunction with Recipient’s analysis of the Information and for no other purpose except as authorized herein or as otherwise authorized in writing by the Discloser. Recipient will not make any copies of the Information inspected by it.

10.3	Exceptions. Recipient will not have an obligation to protect any portion of the Information which:

(a) is made publicly available by the Discloser or lawfully by a nonparty to this Agreement; (b) is lawfully obtained by Recipient from any source other than Discloser; (c) is previously known to Recipient without an obligation to keep it confidential; or (d) is released from the terms of this Agreement by Discloser upon written notice to Recipient.

General Terms and Conditions

SouthEast
07/25/08

10.4
Recipient agrees to use the Information solely for the purposes of negotiations pursuant to 47 U.S.C. 251 or in performing its obligations under this Agreement and for no other entity or purpose, except as may be otherwise agreed to in writing by the Parties. Nothing herein shall prohibit Recipient from providing information requested by the the FCC or the state regulatory agency  with jurisdiction over this matter, or to support a request for arbitration or an allegation of failure to negotiate in good faith.

10.5
Recipient agrees not to publish or use the Information for any advertising, sales promotions, press releases, or publicity matters that refer either directly or indirectly to the Information or to the Discloser or any of its affiliated companies.

10.6	The disclosure of Information neither grants nor implies any license to the Recipient under any trademark, patent, copyright, or application which is now or may hereafter be owned by the Discloser.

10.7
Survival of Confidentiality Obligations. The Parties’ rights and obligations under this Section 10 shall survive and continue in effect until two (2) years after the expiration or termination date of this Agreement with regard to all Information exchanged during the term of this Agreement. Thereafter, the Parties’ rights and obligations hereunder survive and continue in effect with respect to any Information that is a trade secret under applicable law.

11.	Assignments

Any assignment by either Party to any non-affiliated entity of any right, obligation or duty, or of any other interest hereunder, in whole or in part, without the prior written consent of the other Party shall be void. A Party may assign this Agreement or any right, obligation, duty or other interest hereunder to an Affiliate of the Party without the consent of the other Party; provided, however, that the assigning Party shall notify the other Party in writing of such assignment thirty (30) days prior to the Effective Date thereof and, provided further, if the assignee is an assignee of SouthEast, the assignee must provide evidence of Commission CLEC certification. The Parties shall amend this Agreement to reflect such assignments and shall work cooperatively to implement any changes required due to such assignment. All obligations and duties of any Party under this Agreement shall be binding on all successors in interest and assigns of such Party. No assignment or delegation hereof shall relieve the assignor of its obligations under this Agreement in the event that the assignee fails to perform such obligations.

12.	Resolution of Disputes

12.1
Except as otherwise stated in this Agreement, if any dispute arises as to the interpretation of any provision of this Agreement or as to the proper implementation of this Agreement, the aggrieved Party shall petition the Commission for a resolution of the dispute.  For issues over which the Commission does not have authority, the Parties may avail themselves of any available legal remedies in the appropriate forum.  However, each Party reserves any rights it may have to seek judicial review of any ruling made by the Commission concerning this Agreement.  Furthermore, the Parties agree to carry on their respective obligations under this Agreement, while any dispute resolution is pending.

General Terms and Conditions

SouthEast
07/25/08

12.2
If any provision contained in this agreement conflicts with a provision contained in any separate agreement between the parties hereto, the terms of this agreement shall govern as they relate to the products and services purchased under the terms of this agreement.  .

13.	Taxes

13.1	The following definitions apply for purposes of this Section:

13.1.1
Transactional Taxes and Fees.  Transactional  Taxes and Fees shall include but not be limited to federal, state or local sales, use, excise, gross receipts or other taxes or tax-like fees of whatever nature and however designated (including tariff surcharges and any fees, charges or other payments, contractual or otherwise, for the use of public streets or rights of way, whether designated as franchise fees or otherwise) imposed, or sought to be imposed, on or with respect to the services furnished hereunder or measured by the charges or payments therefor, excluding any taxes levied on income.

13.1.2	Taxes and fees imposed on the providing Party, which are not permitted or required to be passed on by the providing Party to its customer, shall be borne and paid by the providing Party.

13.1.3	Taxes and fees imposed on the purchasing Party, which are not required to be collected and/or remitted by the providing Party, shall be borne and paid by the purchasing Party.

13.2	Taxes and Fees Imposed on Purchasing Party But Collected And Remitted By Providing Party.

13.2.1	Taxes and fees imposed on the purchasing Party shall be borne by the purchasing Party, even if the obligation to collect and/or remit such taxes or fees is placed on the providing Party.

13.2.2
To the extent permitted by applicable law, any such taxes and/or fees shall be shown as separate items on applicable billing documents between the Parties. Notwithstanding the foregoing, the purchasing Party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing Party at the time that the respective service is billed.

General Terms and Conditions

SouthEast
07/25/08
13.2.3
If the purchasing Party determines that in its opinion any such taxes or fees are not payable, the providing Party shall not bill such taxes or fees to the purchasing Party if the purchasing Party provides written certification, reasonably satisfactory to the providing Party, stating that it is exempt or otherwise not subject to the tax or fee, setting forth the basis therefor, and satisfying any other requirements under applicable law.  If any authority seeks to collect any such tax or fee that the purchasing Party has determined and certified not to be payable, or any such tax or fee that was not billed by the providing Party, the purchasing Party may contest the same in good faith, at its own expense.  In any such contest, the purchasing Party shall promptly furnish the providing Party with copies of all filings in any proceeding, protest, or legal challenge, all rulings issued in connection therewith, and all correspondence between the purchasing Party and the taxing authority.

13.2.4
In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

13.2.5
If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.

13.2.6
Notwithstanding any provision to the contrary, the purchasing Party shall protect, indemnify and hold harmless (and defend at the purchasing Party’s expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

13.2.7
Each Party shall notify the other Party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

13.3	Taxes and Fees Imposed on Providing Party But Passed On To Purchasing Party.

13.3.1	Taxes and fees imposed on the providing Party, which are permitted or required to be passed on by the providing Party to its customer, shall be borne by the purchasing Party.

13.3.2
To the extent permitted by applicable law, any such taxes and/or fees shall be shown as separate items on applicable billing documents between the Parties.  Notwithstanding the foregoing, the purchasing Party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing Party at the time that the respective service is billed.

13.3.3
If the purchasing Party disagrees with the providing Party’s determination as to the application or basis for any such tax or fee, the Parties shall consult with respect to the imposition and billing of such tax or fee. Notwithstanding the foregoing, the providing Party shall retain ultimate responsibility for determining whether and to what extent any such taxes or fees are applicable, and the purchasing Party shall abide by such determination and pay such taxes or fees to the providing Party.  The providing Party shall further retain ultimate responsibility for determining whether and how to contest the imposition of such taxes and fees; provided, however, that any such contest undertaken at the request of the purchasing Party shall be at the purchasing Party’s expense.

General Terms and Conditions

SouthEast
07/25/08

13.3.4
In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

13.3.5
If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.

13.3.6
Notwithstanding any provision to the contrary, the purchasing Party shall protect indemnify and hold harmless (and defend at the purchasing Party’s expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other reasonable charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

13.4	Franchise Taxes and Fees.

13.4.1
Each Party shall notify the other Party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

13.5
Mutual Cooperation. In any contest of a tax or fee by one Party, the other Party shall cooperate fully by providing records, testimony and such additional information or assistance as may reasonably be necessary to pursue the contest. Further, the other Party shall be reimbursed for any reasonable and necessary out-of-pocket copying and travel expenses incurred in assisting in such contest.

14.	Force Majeure

In the event performance of this Agreement, or any obligation hereunder, is either directly or indirectly prevented, restricted, or interfered with by reason of fire, flood, earthquake or like acts of God, wars, revolution, civil commotion, explosion, acts of public enemy, embargo, acts of the government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing, or boycotts, industry wide unavailability of equipment from vendor, changes requested by SouthEast, or any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected, the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis until the delay, restriction or interference has ceased); provided however, that the Party so affected shall use diligent efforts to avoid or remove such causes of non-performance and both Parties shall proceed whenever such causes are removed or cease.

General Terms and Conditions

SouthEast
07/25/08
15.	Adoption of Agreements

Pursuant to 47 USC § 252(i) and 47 C.F.R. §51.809, AT&T shall make available to Southeast any entire interconnection agreement filed and approved pursuant to 47 USC § 252. The adopted agreement shall apply to the same states as the agreement that was adopted, and the term of the adopted agreement shall expire on the same date as set forth in the agreement which was adopted.

16.	Modification of Agreement

16.1
If either Party changes its name or makes changes to its company structure or identity due to a merger, acquisition, transfer or any other reason, it is the responsibility of that Party to notify the other Party of said change and request that an amendment to this Agreement, if necessary, be executed to reflect said change.

16.2
No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties.

16.3
In the event that any effective legislative, regulatory, judicial or other legal action materially affects any material terms of this Agreement, or the ability of SouthEast or AT&T to perform any material terms of this Agreement, SouthEast or AT&T may, on thirty (30) days’ written notice require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required.  In the event that such new terms are not renegotiated within ninety (90) days after such notice, the Dispute shall be referred to the Dispute Resolution procedure set forth in this Agreement.

16.4	Notwithstanding anything to the contrary in this Agreement, this Agreement shall not be amended or modified after the expiration date hereof as set forth in Section 2 above.

17.	Non-waiver of Legal Rights

Execution of this Agreement by either Party does not confirm or imply that the executing Party agrees with any decision(s) issued pursuant to the Telecommunications Act of 1996 and the consequences of those decisions on specific language in this Agreement.  Neither Party waives its rights to appeal or otherwise challenge any such decision(s) and each Party reserves all of its rights to pursue any and all legal and/or equitable remedies, including appeals of any such decision(s).

18.	Severability

If any provision of this Agreement, or the application of such provision to either Party or circumstance, shall be held invalid, the remainder of the Agreement, or the application of any such provision to the Parties or circumstances other than those to which it is held invalid, shall not be affected thereby, provided that the Parties shall attempt to reformulate such invalid provision to give effect to such portions thereof as may be valid without defeating the intent of such provision.

General Terms and Conditions

SouthEast
07/25/08
19.	Waivers

A failure or delay of either Party to enforce any of the provisions hereof, to exercise any option which is herein provided, or to require performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or options, and each Party, notwithstanding such failure, shall have the right thereafter to insist upon the performance of any and all of the provisions of this Agreement.

20.	Governing Law

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Kentucky, without regard to its conflict of laws principles.

21.	Arm’s Length Negotiations

This Agreement was executed after arm’s length negotiations between the undersigned Parties and reflects the conclusion of the undersigned that this Agreement is in the best interests of all Parties.

22.	Notices

22.1
Every notice, consent, approval, or other communications required or contemplated by this Agreement shall be in writing and shall be delivered by hand, by overnight courier or by US mail postage prepaid, address to:

AT&T Telecommunications, Inc.
Contract Management
ATTN:  Notices Manager
311 S. Akard, 9th Floor
Dallas, TX  75202-5398

and

Business Markets Attorney
Suite 4300
675 W. Peachtree St.
Atlanta, GA 30375

General Terms and Conditions

SouthEast
07/25/08

SouthEast Telephone, Inc.

Darrell Maynard
and
Liz Thacker
and
Beth Bowersock

SouthEast Telephone, Inc.
P.O. Box 1001
Pikeville, KY 41501
(606) 432-3000

or at such other address as the intended recipient previously shall have designated by written notice to the other Party.

22.2
Unless otherwise provided in this Agreement, notice by mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and in the absence of such record of delivery, it shall be presumed to have been delivered the fifth day, or next business day after the fifth day, after it was deposited in the mails.

22.3
Notwithstanding the foregoing, AT&T may provide SouthEast notice via Internet posting of price changes, changes to the terms and conditions of services available for resale per Commission Orders. AT&T will also post changes to business processes and policies, notices of new service offerings, and changes to service offerings not requiring an amendment to this Agreement, notices required to be posted to AT&T’s website, and any other information of general applicability to CLECs.

23.	Intentionally Left Blank

24.	Headings of No Force or Effect

The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

25.	Multiple Counterparts

This Agreement may be executed multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same document.

26.	Filing of Agreement

Upon execution of this Agreement and any amendments hereto, it shall be filed with the Kentucky Public Service Commission pursuant to the requirements of Section 252 of the Act and the Parties shall share equally any filing fees therefore. If the regulatory agency imposes any filing or public interest notice fees regarding the filing or approval of the Agreement, SouthEast shall be responsible for publishing the required notice and the publication and/or notice costs shall be borne by SouthEast.

General Terms and Conditions

SouthEast
07/25/08
27.	Compliance with Applicable Law

Each Party shall comply at its own expense with Applicable Law.

28.	Necessary Approvals

Each Party shall be responsible for obtaining and keeping in effect all approvals from, and rights granted by, governmental authorities, building and property owners, other carriers, and any other persons that may be required in connection with the performance of its obligations under this Agreement. Each Party shall reasonably cooperate with the other Party in obtaining and maintaining any required approvals and rights for which such Party is responsible.

29.	Intentionally Left Blank

30.	Good Faith Performance

The Parties shall act in good faith in their performance of this Agreement. Except as otherwise expressly stated in this Agreement (including, but not limited to, where consent, approval, agreement or a similar action is stated to be within a Party’s sole discretion), where consent, approval, mutual agreement or a similar action is required by any provision of this Agreement, such action shall not be unreasonably withheld, conditioned or delayed.

31.	Nonexclusive Dealings

This Agreement does not prevent either Party from providing or purchasing services to or from any other person nor, except as provided in Section 252(i) of the Act, does it obligate either Party to provide or purchase any services (except insofar as AT&T is obligated to provide access to Interconnection, services and Network Elements to SouthEast as a requesting carrier under the Act).

32.	Survival

The Parties’ obligations under this Agreement that by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

33.	Entire Agreement

This Agreement and its Attachments, incorporated herein by this reference, sets forth the entire understanding and supersedes prior Agreements between the Parties relating to the subject matter contained herein and merges all prior discussions between them. Any orders placed under prior agreements between the Parties shall be governed by the terms of this Agreement. Neither Party shall be bound by any definition, condition, provision, representation, warranty, covenant or promise other than as expressly stated in this Agreement or as is contemporaneously or subsequently set forth in writing and executed by a duly authorized officer or representative of the Party to be bound thereby.

GENERAL TERMS AND CONDITIONS
Signature Page
AT&T/SouthEast
072508

SouthEast Telephone, Inc.		BellSouth Telecommunications, Inc.
d/b/a AT&T Kentucky

By:	/s/ Darrell Maynard	By:	/s/ /Eddie A. Reed, Jr.

Name:	Darrell Maynard	Name:	Eddie A. Reed, Jr.

Title:	President	Title:	Director – Interconnection Agreements

Date:	2/5/09	Date:	2-12-09

	OCN#	ACNA		OCN#	ACNA

ALABAMA			MISSISSIPPI
FLORDIA			NO. CAROLINA
GEORGIA			SO. CAROLINA
KENTUCKY			TENNESSEE
LOUISIANA

Attachment 1- Resale

SouthEast
07/25/08

ATTACHMENT 1

RESALE

1.	Discount Rates	2
2.	Definition of Terms	2
3.	General Provisions	2
4.	AT&T’s Provision of Services to SouthEast	6
5.	Maintenance of Services	7
6.	Establishment of Service	8
7.	Payment And Billing Arrangements	9
8.	Discontinuance of Service	11
9.	Line Information Database (LIDB)	13
10.	RAO Hosting	13
11.	Optional Daily Usage File (ODUF)	13
12.	Enhanced Optional Daily Usage File (EODUF)	13
13.	Applicable Discounts and Charges	14
Attachment 1 / Exhibit A / Resale Discounts and Rates
Attachment 1 / Exhibit B / Exclusions and Limitations on Services Available for Resale
Attachment 1 / Exhibit C / Line Information Data Base (LIDB) Resale Storage Agreement
Attachment 1 / Exhibit D / Optional Daily Usage File
Attachment 1 / Exhibit E / Enhanced Optional Daily Usage File
Attachment 1 / Exhibit F / ODUF/EODUF Rates

Attachment 1- Resale

SouthEast
07/25/08

RESALE

1.	Discount Rates

The discount rates applied to SouthEast purchases of AT&T Telecommunications Services for the purpose of resale shall be as set forth in Exhibit A. Such discounts have been determined by the applicable Commission to reflect the costs avoided by AT&T when selling a service for wholesale purposes.

2.	Definition of Terms

2.1	COMPETITIVE LOCAL EXCHANGE COMPANY (CLEC) means a telephone company authorized by the Commission to provide local exchange service within AT&T's franchised area.

2.2
CUSTOMER OF RECORD means the entity responsible for placing application for service; requesting additions, rearrangements, maintenance or discontinuance of service; payment in full of charges incurred such as non-recurring, monthly recurring, toll, directory assistance, etc.

2.3	DEPOSIT means assurance provided by a customer in the form of cash, surety bond or bank letter of credit to be held by AT&T.

2.4	END USER means the ultimate user of the Telecommunications Service.

2.5	END USER CUSTOMER LOCATION means the physical location of the premises where an End User makes use of the telecommunications services.

2.6
NEW SERVICES means functions, features or capabilities that are not currently offered by AT&T. This includes packaging of existing services or combining a new function, feature or capability with an existing service.

2.7	RESALE means an activity wherein a certificated CLEC, such as SouthEast, subscribes to the telecommunications services of AT&T and then offers those telecommunications services to the public.

3.	General Provisions

3.1
All of the negotiated rates, terms and conditions set forth in this Attachment pertain to the resale of AT&T’s retail telecommunications services and other services specified in this Attachment. Subject to effective and applicable FCC and Commission rules and orders, AT&T shall make available to SouthEast for resale those telecommunications services AT&T makes available, pursuant to its General Subscriber Services Tariff and Private Line Services Tariff, to customers who are not telecommunications carriers. Such services shall be available at AT&T’s tariffed rates less the discount set forth in Exhibit A to this Agreement and subject to the exclusions and limitations set forth in Exhibit B to this Agreement.

Attachment 1- Resale

SouthEast
07/25/08
3.2
SouthEast, as a reseller of Lifeline and Link-Up Services, hereby certifies that it has and will comply with the FCC requirements governing the Lifeline and Link-Up programs as set forth in 47 C.F.R. § 54.417(a) and (b). This includes the requirements set forth in AT&T’s GSST, Sections A3.31 and A.4.7.

3.2.1
SouthEast shall maintain records to document FCC or applicable state eligibility and verification records to document compliance governing the Lifeline/Link-Up programs for the three (3) full preceding calendar years, and SouthEast shall provide such documentation to the FCC or it’s Administrator upon request.

3.3	SouthEast may purchase resale services from AT&T for their own use in operating their business. The resale discount will apply to those services under the following conditions:

3.3.1	SouthEast must resell services to other End Users.

3.3.2
SouthEast must order services through resale interfaces, i.e., the Local Carrier Service Center (LCSC) and/or appropriate Resale Account Teams pursuant to Section 3 of the General Terms and Conditions.

3.3.3	SouthEast cannot be a competitive local exchange telecommunications company for the single purpose of selling to themselves.

3.4	SouthEast will be the customer of record for all services purchased from AT&T. Except as specified herein, AT&T will take orders from, bill and receive payment from SouthEast for said services.

3.5
SouthEast will be AT&T's single point of contact for all services purchased pursuant to this Agreement. AT&T shall have no contact with the End User except to the extent provided for herein. Each Party shall provide to the other a nation wide (50 states) toll-free contact number for purposes of repair and maintenance.

3.6
AT&T will continue to bill the End User for any services that the End User specifies it wishes to receive directly from AT&T. AT&T maintains the right to serve directly any End User within the service area of SouthEast. AT&T will continue to market directly its own telecommunications products and services and in doing so may establish independent relationships with End Users of SouthEast. Neither Party shall interfere with the right of any person or entity to obtain service directly from the other Party.

3.6.1
When a subscriber of SouthEast or AT&T elects to change his/her carrier to the other Party, both Parties agree to release the subscriber’s service to the other Party concurrent with the due date of the service order, which shall be established based on the standard interval for the subscriber’s requested service as set forth in AT&T Product and Services Interval Guide.

3.6.2
AT&T and SouthEast will refrain from contacting subscribers who have placed or whose selected carrier has placed on their behalf an order to change his/her service provider from AT&T or SouthEast to the other Party until such time that the order for service has been completed.

Attachment 1- Resale

SouthEast
07/25/08
3.7
Current telephone numbers may normally be retained by the End User and are assigned to the service furnished. However, neither Party nor the End User has a property right to the telephone number or any other call number designation associated with services furnished by AT&T, and no right to the continuance of service through any particular central office. AT&T reserves the right to change such numbers, or the central office designation associated with such numbers, or both, whenever AT&T deems it necessary to do so in the conduct of its business and in accordance with AT&T practices and procedures on a nondiscriminatory basis.

3.8
For the purpose of the resale of AT&T’s telecommunications services by SouthEast, AT&T will provide SouthEast with on line access to telephone numbers for reservation on a first come first served basis. AT&T shall provide number reservation pursuant to the appropriate FCC rules and regulations. SouthEast acknowledges that there may be instances where there is a shortage of telephone numbers in a particular Common Language Location Identifier Code (CLLIC) and in such instances AT&T may request that SouthEast cancel its reservations of numbers. SouthEast shall comply with such request.

3.9
Further, upon SouthEast’s request, and for the purpose of the resale of AT&T’s telecommunications services by SouthEast, AT&T will reserve up to 100 telephone numbers per CLLIC, for SouthEast’s sole use. AT&T shall provide number reservation pursuant to the appropriate FCC rules and regulations. SouthEast acknowledges that there may be instances where there is a shortage of telephone numbers in a particular CLLIC and in such instances AT&T shall use its best efforts to reserve for a ninety (90) day period a sufficient quantity of SouthEast’s reasonable need in that particular CLLIC.

3.10	Service is furnished subject to the condition that it will not be used for any unlawful purpose.

3.11	Service will be discontinued if any law enforcement agency advises that the service being used is in violation of the law.

3.12	AT&T can refuse service when it has grounds to believe that service will be used in violation of the law.

3.13	AT&T will cooperate with law enforcement agencies with subpoenas and court orders relating to SouthEast's End Users, pursuant to Section 7 of the General Terms and Conditions.

3.14
If SouthEast or its End Users utilize a AT&T resold telecommunications service in a manner other than that for which the service was originally intended as described in AT&T’s retail tariffs, SouthEast has the responsibility to notify AT&T. AT&T will only provision and maintain said service consistent with the terms and conditions of the tariff describing said service.

Attachment 1- Resale

SouthEast
07/25/08
3.15	Facilities and/or equipment utilized by AT&T to provide service to SouthEast remain the property of AT&T.

3.16	White page directory listings for SouthEast End Users will be provided in accordance with Section 5 of the General Terms and Conditions.

3.17
AT&T provides electronic access to customer record information.  Access is provided through SouthEast must order services through resale interfaces, i.e., the Local Exchange Navigation System (LENS) and the Telecommunications Access Gateway (TAG). Customer Record Information includes but is not limited to, customer specific information in CRIS and RSAG. In addition, SouthEast shall provide to AT&T access to customer record information including electronic access where available.  Otherwise,  upon request by AT&T SouthEast shall provide paper copies of customer record information within a reasonable period of time.  Customer Record Information is equivalent to but not limited to the type of customer specific information contained in CRIS and RSAG.  The Parties agree not to view, copy, or otherwise obtain access to the customer record information of any customer without that customer's permission, and further agrees that SouthEast and AT&T will obtain access to customer record information only in strict compliance with applicable laws, rules, or regulations of the State in which the service is provided.

3.18
All costs incurred by AT&T to develop and implement operational interfaces shall be recovered from CLECs who utilize the interfaces. Charges for use of Operational Support Systems (OSS) shall be as set forth in Exhibit A of this Attachment.

3.19	Where available to AT&T’s End Users, AT&T shall provide the following telecommunications services at a discount to allow for voice mail services:

-	Message Waiting Indicator (“MWI”), stutter dialtone and message waiting light feature capabilities

-	Call Forward Busy Line (“CF/B”)

-	Call Forward Don’t Answer (“CF/DA”)

Further, AT&T messaging services set forth in AT&T’s Messaging Service Information Package shall be made available for resale without the wholesale discount.

3.20
AT&T shall provide branding for, or shall unbrand, voice mail services for SouthEast per the Bona Fide Request/New Business Request process as set forth in Section 6 of the General Terms and Conditions.

3.21	AT&T’s Inside Wire Maintenance Service Plan is available for resale at rates, terms and conditions as set forth by AT&T and without the wholesale discount.

Attachment 1- Resale

SouthEast
07/25/08
3.22
In the event SouthEast acquires an end user whose service is provided pursuant to a AT&T Special Assembly, AT&T shall make available to SouthEast that Special Assembly at the wholesale discount at SouthEast’s option. SouthEast shall be responsible for all terms and conditions of such Special Assembly including but not limited to termination liability if applicable.

3.23
AT&T shall provide 911/E911 for SouthEast customers in the same manner that it is provided to AT&T customers. AT&T shall provide and validate SouthEast customer information to the PSAP. AT&T shall use its service order process to update and maintain, on the same schedule that it uses for its customers, the SouthEast customer service information in the ALI/DMS (Automatic Location Identification/Location Information) databases used to support 911/E911 services.

3.24
AT&T shall bill, and SouthEast shall pay, the End User line charge associated with implementing Number Portability as set forth in AT&T's FCC No. 1 tariff. This charge is not  subject to the wholesale discount.

3.25	Pursuant to 47 CFR Section 51.617, AT&T will bill to SouthEast, and SouthEast shall pay, End User common line charges identical to the End User common line charges AT&T bills its End Users.

4.	AT&T’s Provision of Services to SouthEast

4.1	Resale of AT&T services shall be as follows:

4.1.1	The resale of telecommunications services shall be limited to users and uses conforming to the class of service restrictions.

4.1.2
Hotel and Hospital PBX services are the only telecommunications services available for resale to Hotel/Motel and Hospital End Users, respectively. Similarly, Access Line Service for Customer Provided Coin Telephones is the only local service available for resale to Payphone Service Provider (PSP) customers. Shared Tenant Service customers can only be sold those local exchange access services available in AT&T’s Shared Tenant Service Tariff A27 in the Commonwealth of Kentucky.

4.1.3
AT&T reserves the right to periodically audit services purchased by SouthEast to establish authenticity of use. Such audit shall not occur more than once in a calendar year. SouthEast shall make any and all records and data available to AT&T or AT&T’s auditors on a reasonable basis. AT&T shall bear the cost of said audit. Any information provided by SouthEast for purposes of such audit shall be deemed Confidential Information pursuant to the General Terms and Conditions of this Agreement.

Attachment 1- Resale

SouthEast
07/25/08
4.2
Subject to Exhibit B hereto, resold services can only be used in the same manner as specified in AT&T’s Tariffs. AT&T will make available for resale by SouthEast on resold lines AT&T's federally tariffed ADSL service; provided, however, that the wholesale discount shall not apply to such ADSL service. Resold services are subject to the same terms and conditions as are specified for such services when furnished to an individual End User of AT&T in the appropriate section of AT&T’s Tariffs. Specific tariff features (e.g., a usage allowance per month) shall not be aggregated across multiple resold services.

4.3	SouthEast may resell services only within the specific service area as defined in its certificate of operation approved by the Commission.

5.	Maintenance of Services

5.1
SouthEast will adopt and adhere to the standards contained in the current version in effect, as appropriate, and as they are amended from time to time during this Agreement, in the applicable AT&T Operational Understanding regarding maintenance of service.  Changes to the AT&T Operational Understanding impacting either party will require thirty (30) days prior notice.   Further, SouthEast will not be responsible to adhere to any changes made without thirty (30) days notice from AT&T.  The AT&T Operational Understanding can be accessed via the internet @ ttp://www.interconnection.AT&T.com.

5.2	Services resold pursuant to this Attachment and AT&T’s General Subscriber Service Tariff and Private Line Service Tariff and facilities and equipment provided by AT&T shall be maintained by AT&T.

5.3	SouthEast or its End Users may not rearrange, move, disconnect, remove or attempt to repair any facilities owned by AT&T except with the written consent of AT&T.

5.4	SouthEast accepts responsibility to notify AT&T of situations that arise that may result in a service problem.

5.5	SouthEast will contact the appropriate repair centers in accordance with procedures established by AT&T.

5.6	For all repair requests, SouthEast shall adhere to AT&T's prescreening guidelines prior to referring the trouble to AT&T.

5.7
AT&T will bill SouthEast for handling troubles that are found not to be in AT&T's network pursuant to its standard time and material charges. The standard time and material charges will be no more than what AT&T charges to its retail customers for the same services. In order for the charges to be applicable, the trouble would have to be found and resolved in the AT&T network within thirty (30) days of  the original report and the reported trouble must have been previously closed to SouthEast by AT&T as no trouble found in the AT&T network. This paragraph in no way relieves SouthEast of their responsibility to conform with the prescreening responsibilities required of CLECs outlined in the Operational Understanding.

Attachment 1- Resale

SouthEast
07/25/08
5.8
AT&T and SouthEast will work cooperatively to identify and resolve chronic troubles in either party’s network. Both parties agree that any payment of charges resulting from a no trouble found condition as described in paragraph 5.7 will be credited to the paying party if the trouble is ultimately found and cleared in the other party’s network. The parties also recognize that multiple dispatches may have resulted by both parties to resolve the same type of trouble and that payment of charges as outlined in paragraph 5.7 may be billed to the appropriate party. The parties agree to work cooperatively to resolve any disputes resulting from the process described in this paragraph.

5.9	AT&T reserves the right to contact SouthEast’s End Users, if deemed necessary, for maintenance purposes.

6.	Establishment of Service

6.1
After receiving certification as a local exchange company from the appropriate regulatory agency, SouthEast will provide the appropriate AT&T service center the necessary documentation to enable AT&T to establish a master account for SouthEast’s resold services.  Such documentation shall include the Application for Master Account, proof of authority to provide telecommunications services, an Operating Company Number ("OCN") assigned by the National Exchange Carriers Association ("NECA") and a tax exemption certificate, if applicable.  When necessary deposit requirements are met, as described in Section 6.6 below, AT&T will begin taking orders for the resale of service.  Service orders will be in a standard format designated by AT&T.

6.2
SouthEast shall provide to AT&T a blanket letter of authorization ("LOA") certifying that SouthEast will have End User authorization prior to viewing the End User's customer service record or switching the End User's service. AT&T will not require End User confirmation prior to establishing service for SouthEast’s End User customer. SouthEast must, however, be able to demonstrate End User authorization upon request.

6.3
AT&T will accept a request directly from the End User for conversion of the End User's service from SouthEast to AT&T or will accept a request from another CLEC for conversion of the End User's service from SouthEast to such other CLEC. Upon completion of the conversion AT&T will notify SouthEast that such conversion has been completed.

6.4
If AT&T determines that an unauthorized change in local service to SouthEast has occurred, AT&T will reestablish service with the appropriate local service provider and will assess SouthEast as the CLEC initiating the unauthorized change, the unauthorized change charge described in FCC Tariff No. 1, Section 13 or applicable state tariff. Appropriate nonrecurring charges, as set forth in Section A4 of the General Subscriber Service Tariff, will also be assessed to SouthEast. These charges can be adjusted if SouthEast provides satisfactory proof of authorization.

Attachment 1- Resale

SouthEast
07/25/08

6.5	AT&T reserves the right to secure the account with a suitable form of security deposit, unless satisfactory credit has already been established.

6.6.1
Such security deposit shall take the form of cash for cash equivalent, an irrevocable Letter of Credit or other forms of security acceptable to AT&T. Any such security deposit may be held during the continuance of the service as security for the payment of any and all amounts accruing for the service.

6.6.2	If a security deposit is required, such security deposit shall be made prior to the inauguration of service.

6.6.3	Such security deposit shall be two months' estimated billing.

6.6.4
The fact that a security deposit has been made in no way relieves SouthEast from complying with AT&T's regulations as to advance payments and the prompt payment of bills on presentation nor does it constitute a waiver or modification of the regular practices of AT&T providing for the discontinuance of service for non-payment of any sums due AT&T.

6.6.5
AT&T reserves the right to increase the security deposit requirements after a thirty (30) day notice, when, in its reasonable judgment, changes in SouthEast's financial status so warrant and/or gross monthly billing has increased beyond the level initially used to determine the security deposit.

6.6.6.	In the event service to SouthEast is terminated due to SouthEast's default on its account, any security deposits held will be applied to SouthEast's account.

6.6.6.1	Interest on a cash or cash equivalent security deposit shall accrue and be paid in accordance with the terms in the appropriate AT&T tariff.

7.	Payment And Billing Arrangements

7.1
Prior to submitting orders to AT&T for local service, a master account must be established for SouthEast. SouthEast is required to provide the following before a master account is established: proof of PSC/PUC certification, the Application for Master Account, an Operating Company Number (“OCN”) assigned by the National Exchange Carriers Association (“NECA”) and a tax exemption certificate, if applicable.

7.2	AT&T shall bill SouthEast on a current basis all applicable charges and credits.

7.3
Payment of all charges will be the responsibility of SouthEast. SouthEast shall make payment to AT&T for all services billed. AT&T is not responsible for payments not received by SouthEast from SouthEast's End User. AT&T will not become involved in billing disputes that may arise between SouthEast and its End User. Payments made to AT&T as payment on account will be credited to an accounts receivable master account and not to an End User's account.

Attachment 1- Resale

SouthEast
07/25/08
7.3.1	AT&T will render bills each month on established bill days for each of SouthEast's accounts.

7.4
AT&T will bill SouthEast in advance for all services to be provided during the ensuing billing period except charges associated with service usage, which will be billed in arrears. Charges will be calculated on an individual End User account level, including, if applicable, any charge for usage or usage allowances. AT&T will also bill SouthEast, and SouthEast will be responsible for and remit to AT&T, all charges applicable to resold services including but not limited to 911 and E911 charges, End Users common line charges, federal subscriber line charges, telecommunications relay charges (TRS), and franchise fees.

7.5
The payment will be due by the next bill date (i.e., same date in the following month as the bill date) and is payable in immediately available funds. Payment is considered to have been made when received by AT&T.

7.5.1
If the payment due date falls on a Sunday or on a Holiday which is observed on a Monday, the payment due date shall be the first non-Holiday day following such Sunday or Holiday. If the payment due date falls on a Saturday or on a Holiday which is observed on Tuesday, Wednesday, Thursday, or Friday, the payment due date shall be the last non-Holiday day preceding such Saturday or Holiday. If payment is not received by the payment due date, a late payment charge, as set forth in section 7.7 following, shall apply.

7.5.2	If SouthEast requests multiple billing media or additional copies of bills, AT&T will provide these at an appropriate charge to SouthEast.

7.5.3	Billing Disputes

7.5.3.1
Each Party agrees to notify the other Party upon the discovery of a billing dispute. In the event of a billing dispute, the Parties will endeavor to resolve the dispute within sixty (60) calendar days of the Bill Date on which such disputed charges appear.  Resolution of the dispute is expected to occur at the first level of management resulting in a recommendation for settlement of the dispute and closure of a specific billing period.  If the issues are not resolved within the allotted time frame, the following resolution procedure will begin:

7.5.3.2
If the dispute is not resolved within sixty (60) days of the Bill Date, the dispute will be escalated to the second level of management for each of the respective Parties for resolution.  If the dispute is not resolved within ninety (90) days of the Bill Date, the dispute will be escalated to the third level of management for each of the respective Parties for resolution

7.5.3.3
If the dispute is not resolved within one hundred and twenty (120) days of the Bill Date, the dispute will be escalated to the fourth level of management for each of the respective Parties for resolution.

Attachment 1- Resale

SouthEast
07/25/08
7.5.3.4
If a Party disputes a charge and does not pay such charge by the payment due date, such charges shall be subject to late payment charges as set forth in the Late Payment Charges provision of this Attachment.  If a Party disputes charges and the dispute is resolved in favor of such Party, the other Party shall credit the bill of the disputing Party for the amount of the disputed charges along with any late payment charges assessed no later than the second Bill Date after the resolution of the dispute.  Accordingly, if a Party disputes charges and the dispute is resolved in favor of the other Party, the disputing Party shall pay the other Party the amount of the disputed charges and any associated late payment charges assessed no later than the second bill payment due date after the resolution of the dispute. AT&T shall only assess interest on previously assessed late payment charges if it has authority pursuant to its tariffs.

7.6
Upon proof of tax exempt certification from SouthEast, the total amount billed to SouthEast will not include any taxes due from the End User to reflect the tax exempt certification and local tax laws. SouthEast will be solely responsible for the computation, tracking, reporting, and payment of taxes applicable to SouthEast’s End User.

7.7
If any portion of the payment is received by AT&T after the payment due date as set forth preceding, or if any portion of the payment is received by AT&T in funds that are not immediately available to AT&T, then a late payment charge shall be due to AT&T. The late payment charge shall be the portion of the payment not received by the payment due date times a late factor and will be applied on a per bill basis. The late factor shall be as set forth in Section A2 of the General Subscriber Services Tariff or Section B2 of the Private Line Service Tariff, as applicable. SouthEast will be charged a fee for all returned checks as set forth in Section to A2 of the General Subscriber Services Tariff or in applicable state law.

7.8	Any switched access charges associated with interexchange carrier access to the resold local exchange lines will be billed by, and due to, AT&T.

7.9
AT&T will not perform billing and collection services for SouthEast as a result of the execution of this Agreement. All requests for billing services should be referred to the appropriate entity or operational group within AT&T.

7.10
In general, AT&T will not become involved in disputes between SouthEast and SouthEast's End User customers relating to resold services. If a dispute does arise that cannot be settled without the involvement of AT&T, SouthEast shall contact the designated Service Center for resolution. AT&T will assist in the resolution of the dispute and will work with SouthEast to resolve the matter in as timely a manner as possible. SouthEast may be required to submit documentation to substantiate the claim.

8.	Discontinuance of Service

8.1	The procedures for discontinuing service to an End User are as follows:

Attachment 1- Resale

SouthEast
07/25/08
8.1.1
AT&T will deny service to SouthEast's End User on behalf of, and at the request of, SouthEast. Upon restoration of the End User's service, restoral charges will apply and will be the responsibility of SouthEast.

8.1.2	At the request of SouthEast, AT&T will disconnect a SouthEast End User customer.

8.1.3	All requests by SouthEast for denial or disconnection of an End User for nonpayment must be in writing.

8.1.4	SouthEast will be made solely responsible for notifying the End User of the proposed disconnection of the service.

8.1.5
AT&T will continue to process calls made to the Annoyance Call Center and will advise SouthEast when it is determined that annoyance calls are originated from one of its End User's locations. AT&T shall be indemnified, defended and held harmless by SouthEast and/or the End User against any claim, loss or damage arising from providing this information to SouthEast. It is the responsibility of  SouthEast to take the corrective action necessary with its End Users who make annoying calls. (Failure to do so will result in AT&T’s disconnecting the End User’s service.)

8.1.6
AT&T may disconnect and reuse facilities when the facility is in a denied state and AT&T has received an order to establish new service or transfer of service from an End User or an End User’s CLEC at the same address served by the denied facility.

8.2	The procedures for discontinuing service to SouthEast are as follows:

8.2.1
AT&T reserves the right to suspend or terminate service in the event of prohibited, unlawful or improper use of the facilities or service, abuse of the facilities, or any other violation or noncompliance by SouthEast of the rules and regulations of AT&T’s Tariffs.

8.2.2
AT&T reserves the right to suspend or terminate service for nonpayment. If payment of account is not received by the bill day in the month after the original bill day, AT&T may provide written notice to SouthEast, that additional applications for service will be refused and that any pending orders for service will not be completed if payment is not received by the fifteenth day following the date of the notice. In addition AT&T may, at the same time, provide written notice to the person designated by SouthEast to receive notices of noncompliance that AT&T may discontinue the provision of existing services to SouthEast, if payment is not received by the thirtieth day following the date of the notice.

8.2.3	In the case of such discontinuance, all billed charges, as well as applicable termination charges, shall become due.

8.2.4
If AT&T does not discontinue the provision of the services involved on the date specified in the thirty days notice and SouthEast's noncompliance continues, nothing contained herein shall preclude AT&T’s right to discontinue the provision of the services to SouthEast without further notice.

Attachment 1- Resale

SouthEast
07/25/08
8.2.5
Upon discontinuance of service on a SouthEast's account, service to SouthEast's End Users will be denied. AT&T will also reestablish service at the request of the End User or SouthEast upon payment of the appropriate connection fee and subject to AT&T's normal application procedures. SouthEast is solely responsible for notifying the End User of the proposed disconnection of the service.

8.2.6	If within fifteen days after an End User's service has been denied no contact has been made in reference to restoring service, the End User's service will be disconnected.

9.	Line Information Database (LIDB)

9.1	AT&T will store in its Line Information Database (LIDB) records relating to service only in the AT&T region. The LIDB Storage Agreement is included in this Attachment as Exhibit C.

9.2	AT&T will provide LIDB Storage upon written request to SouthEast’s Account Manager stating a requested activation date.

10.	RAO Hosting

10.1	RAO Hosting is not required for resale in the AT&T region.

11.	Optional Daily Usage File (ODUF)

11.1	The Optional Daily Usage File (ODUF) Agreement with terms and conditions is included in this Attachment as Exhibit D. Rates for ODUF are as set forth in Exhibit F of this Attachment.

11.2	AT&T will provide ODUF service upon written request to its Account Manager stating a requested activation date.

12.	Enhanced Optional Daily Usage File (EODUF)

12.1
The Enhanced Optional Daily Usage File (EODUF) service Agreement with terms and conditions is included in this Attachment as Exhibit E. Rates for EODUF are as set forth in Exhibit F of this Attachment.

12.2	AT&T will provide EODUF service upon written request to its Account Manager stating a requested activation date.

Attachment 1- Resale

SouthEast
07/25/08
13.	Applicable Discount and OSS Charges

13.1
The telecommunications services available for purchase by SouthEast for the purposes of resale to SouthEast End Users shall be available at the discount off of the retail rate contained in Exhibit A. If SouthEast cancels an order for telecommunications services for the purpose of resale, any costs incurred by AT&T in conjunction with the provisioning of that order will be recovered in accordance with the applicable sections of the GSST and the PLST.

13.2	If no rate is identified in the contract, the rate for the specific service or function will be as set forth in applicable AT&T tariff or as negotiated by the Parties upon request by either Party.

13.2	In addition to the OSS charges, applicable discounted service order and related discounted charges apply per the tariff.

13.3	Denial/Restoral OSS Charge

13.3.1
In the event SouthEast provides a list of customers to be denied and restored, rather than an LSR, each location on the list will require a separate PON and, therefore will be billed as one LSR per location.

13.4	Cancellation OSS Charge

13.4.1	SouthEast will incur an OSS charge for an accepted LSR that is later canceled by SouthEast. Note: Supplements or clarifications to a previously billed LSR will not incur another OSS charge.

RESALE DISCOUNTS & RATES - Exhibit A													Att: 1 Exh: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge – Manual Svc Order vs. Electronic- Add'l	Incremental Charge – Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge – Manual Svc Order vs. Electronic- Disc Add'l
							Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN

RESALE APPLICABLE DISCOUNTS
	Residence %					16.79
	Business %					15.54
	CSAs %					15.54
OPERATIONS SUPPORT SYSTEMS (OSS)
	OSS - Electronic Service Order Charge, Per Local Service Request (LSR) - Resale Only				SOMEC		3.50	0.00	3.50	0.00
	OSS - Manual Service Order Charge, Per Local Service Request (LSR) - Resale Only				SOMAN		19.99	0.00	19.99	0.00
SELECTIVE CALL ROUTING USING LINE CLASS CODES (SCR-LCC)
	Selective Routing Per Unique Line Class Code Per Request Per Switch						93.53	93.53	15.58	15.58
DIRECTORY ASSISTANCE CUSTOM BRANDING ANNOUNCEMENT via OLNS SOFTWARE
	Recording of DA Custom Branded Announcement						3,000.00	3,000.00
	Loading of DA Custom Branded Anouncement per Switch per OCN						1,170.00	1,170.00
DIRECTORY ASSISTANCE UNBRANDING via OLNS SOFTWARE
	Loading of DA per OCN (1 OCN per Order)						420.00	420.00
	Loading of DA per Switch per OCN						16.00	16.00
OPERATOR ASSISTANCE CUSTOM BRANDING ANNOUNCEMENT via OLNS SOFTWARE
	Recording of Custom Branded OA Announcement						7,000.00	7,000.00
	Loading of Custom Branded OA Announcement per shelf/NAV per OCN						500.00	500.00
	Loading of OA Custom Branded Announcement per Switch per OCN						1,170.00	1,170.00
OPERATOR ASSISTANCE UNBRANDING via OLNS SOFTWARE
	Loading of OA per OCN (Regional)						1,200.00	1,200.00

Attachment 1
Exhibit B

Exclusions and Limitations
On Services Available for Resale

KY
Type of Service		Resale	Discount
1	Grandfathered Services (Note 1)	Yes	Yes

2	Promotions - > 90 Days(Note 2)	Yes	Yes

3	Promotions - < 90 Days (Note 2)	Yes	No

4	Lifeline/Link Up Services	Yes	Note 4

5	911/E911 Services	Yes	Yes

6	N11 Services	No	No

7	MemoryCall®Service	Yes	No

8	Mobile Services	Yes	No

9	Federal Subscriber Line Charges	Yes	No

10	Non-RecurCharges	Yes	Yes

11	End User Line Chg- Number Portability	Yes	No

12	Public Telephone Access Svc(PTAS)	Yes	Yes

13	Inside Wire Maint Service Plan	Yes	No

Applicable Notes:
1.	Grandfathered services can be resold only to existing subscribers of the grandfathered service.
2.	Where available for resale, promotions will be made available only to End Users who would have qualified for the promotion had it been provided by AT&T directly.
3.	Long-term promotions (offered for more than ninety (90) days) may be obtained at one of the following rates:
(a) the stated tariff rate, less the wholesale discount;
(b) the promotional rate (the promotional rate offered by AT&T will not be discounted further by the wholesale discount rate)
4.
Lifeline/Link Up services may be offered only to those subscribers who meet the criteria that AT&T currently applies to subscribers of these services as set forth in Sections A3 and A4 of the AT&T General Subscriber Services Tariff.

5.	Some of AT&T's local exchange and toll telecommunications services are not available in certain central offices and areas.

Attachment 1- Exhibit C

SouthEast
07/25/08

Attachment 1 - Exhibit C

Line Information Data Base (LIDB) Resale Storage Agreement

1.	Definitions (from Addendum)

A.	Billing number – a number used by AT&T for the purpose of identifying an account liable for charges. This number may be a line or a special billing number.

B.	Line number – a ten-digit number assigned by AT&T that identifies a telephone line associated with a resold local exchange service, or with a SPNP arrangement..

C.	Special billing number – a ten-digit number that identifies a billing account established by AT&T in connection with a resold local exchange service, or with a SPNP arrangement..

D.	Calling Card number – a billing number plus PIN number assigned by AT&T.

E.	PIN number – a four-digit security code assigned by AT&T that is added to a billing number to compose a fourteen-digit calling card number.

F.	Toll billing exception indicator – associated with a billing number to indicate that it is considered invalid for billing of collect calls or third number calls or both, but SouthEast.

G.	Billed Number Screening – refers to the query service used to determine whether a toll billing exception indicator is present for a particular number.

H.	Calling Card Validation – refers to the query service used to determine whether a particular calling card number exists as stated or otherwise provided y a caller.

I.	Billing number information – information about billing number or Calling Card number assigned by AT&T and toll billing exception indicator provided to AT&T by SouthEast.

J.
Get-Data – refers to the query service used to determine, at a minimum, the Account Owner and/or Regional Accounting Office for a line number. This query service may be modified to provide additional information in the future.

K.
Originating Line Number Screening ("OLNS") – refers to the query service used to determine the billing, screening and call handling indicators, station type and Account Owner provided to AT&T by SouthEast for originating line numbers.

L.	Account Owner – name of the local exchange telecommunications company that is providing dial tone on a subscriber line.

Attachment 1- Exhibit C

SouthEast
07/25/08

2.	General

A.
This Agreement sets forth the terms and conditions pursuant to which AT&T agrees to store in its LIDB certain information at the request of SouthEast and pursuant to which AT&T, its LIDB customers and SouthEast shall have access to such information. In addition, this Agreement sets forth the terms and conditions for SouthEast's provision of billing number information to AT&T for inclusion in AT&T's LIDB. SouthEast understands that AT&T provides access to information in its LIDB to various telecommunications service providers pursuant to applicable tariffs and agrees that information stored at the request of SouthEast, pursuant to this Agreement, shall be available to those telecommunications service providers. The terms and conditions contained herein shall hereby be made a part of this Resale Agreement upon notice to SouthEast's account team and/or Local Contract Manager to activate this LIDB Storage Agreement. The General Terms and Conditions of the Resale Agreement shall govern this LIDB Storage Agreement. The terms and conditions contained in the attached Addendum are hereby made a part of this LIDB Storage Agreement as if fully incorporated herein.

B.	AT&T will provide responses to on-line, call-by-call queries to billing number information for the following purposes:

3.	Billed Number Screening

AT&T is authorized to use the billing number information to determine whether SouthEast has identified the billing number as the one that should not be billed for collect or third number calls.

4.	Calling Card Validation

AT&T is authorized to validate a 14-Digit calling card number where the first 10 digits are a line number or special billing number assigned by AT&T, and where the last four digits (PIN) are a security code assigned by AT&T.

5.	OLNS

AT&T is authorized to provide originating line screening information for billing services restrictions, station type, call handling indicators, presubscribed interLATA and local carrier and account number on the lines of SouthEast from which a call originates.

6.	GetData

AT&T is authorized to provide, at a minimum, the account owner and/or Regional Accounting Office information on the lines of SouthEast indicating the local service provider and where billing records are to be sent for settlement purposes. This query service may be modified to provide additional information in the future.

7.	Fraud Control

AT&T will provide seven days per week, 24-hours per day, fraud monitoring on Calling Cards, bill-to-third and collect calls made to numbers in AT&T's LIDB, provided that such information is included in the LDIB query. AT&T will establish fraud alert thresholds and will notify SouthEast of fraud alerts so that SouthEast may take action it deems appropriate.

Attachment 1- Exhibit C

SouthEast
07/25/08

8.	Responsibility of the Parties

A.
AT&T will administer all data stored in the LIDB, including the data provided by SouthEast pursuant to this agreement, in the same manner as AT&T's data for AT&T's End User customers. AT&T shall not be responsible to SouthEast for any lost revenue which may result from AT&T's administration of the LIDB pursuant to its established practices and procedures as they exist and as they may be changed by AT&T in its sole discretion from time to time.

B.	Billing and Collection Customers

AT&T currently has in effect numerous billing and collection agreements with various interexchange carriers and billing clearing houses and as such these billing and collection customers ("B&C Customers") query AT&T's LIDB to determine whether to accept various billing options from End Users. Until such time as AT&T implements in its LIDB and its supporting systems the means to differentiate SouthEast's data from AT&T's data, the following shall apply:

(1)
AT&T will identify SouthEast end user originated long distance charges and will return those charges to the interexchange carrier as not covered by the existing B&C agreement. SouthEast is responsible for entering into the appropriate agreement with interexchange carriers for handling of long distance charges by their end users.

(2)
BellSouh shall have no obligation to become involved in any disputes between SouthEast and B&C Customers. AT&T will not issue adjustments for charges billed on behalf os any B&C Customers to SouthEast. It shall be the responsibility of SouthEast and the B&C Customers to negotiate and arrange for any appropriate adjustments.

9.	Fee for Services and Taxes

A.	SouthEast will not be charged a fee for storage services provided by AT&T to SouthEast, as described in this LIDB Resale Storage Agreement.

B.
Sales, use and all other taxes (excluding taxes on AT&T's income) determined by AT&T or any taxing authority to be due to any federal, state, or local taxing jurisdiction with respect to the provision of the service set forth herein will be paid by SouthEast in accordance with the tax provisions set forth in the General Terms and Conditions of this Agreement.

Attachment 1- Resale Exhibit D

SouthEast
07/25/08

Attachment 1 / Exhibit D
Optional Daily Usage File

1.	Upon written request from SouthEast, AT&T will provide the Optional Daily Usage File (ODUF) service to SouthEast pursuant to the terms and conditions set forth in this section.

SouthEast shall furnish all relevant information required by AT&T for the provision of the Optional Daily Usage File.

2.	The Optional Daily Usage Feed will contain billable messages that were carried over the AT&T Network and processed in the AT&T Billing System, but billed to a SouthEast customer.

3.	Charges for delivery of the Optional Daily Usage File will appear on SouthEast’s monthly bills. The charges are as set forth in Exhibit F to this Attachment.

4.	The Optional Daily Usage Feed will contain both rated and unrated messages. All messages will be in the standard Alliance for Telecommunications Industry Solutions (ATIS) EMI record format.

5.
Messages that error in SouthEast’s billing system will be the responsibility of SouthEast. If, however, SouthEast should encounter significant volumes of errored messages that prevent processing by SouthEast within its systems, AT&T will work with the to determine the source of the errors and the appropriate resolution.

6	The following specifications shall apply to the Optional Daily Usage Feed.

7.1	Usage To Be Transmitted

7.1.1	The following messages recorded by AT&T will be transmitted to SouthEast:

-	Message recording for per use/per activation type services (examples: Three Way Calling, Verify, Interrupt, Call Return, etc.)

-	Measured billable Local

-	Directory Assistance messages

-	IntraLATA Toll

-	WATS and 800 Service

-	N11

Attachment 1- Resale Exhibit D

SouthEast
07/25/08

-	Information Service Provider Messages

-	Operator Services Messages

-	Operator Services Message Attempted Calls (UNE only)

-	Credit/Cancel Records

-	Usage for Voice Mail Message Service

7.1.2
Rated Incollects (originated in AT&T and from other companies) can also be on Optional Daily Usage File. Rated Incollects will be intermingled with AT&T recorded rated and unrated usage. Rated Incollects will not be packed separately.

7.1.3	AT&T will perform duplicate record checks on records processed to Optional Daily Usage File. Any duplicate messages detected will be deleted and not sent to SouthEast.

7.1.4	In the event that SouthEast detects a duplicate on Optional Daily Usage File they receive from AT&T, SouthEast will drop the duplicate message (SouthEast will not return the duplicate to AT&T).

7.2	Physical File Characteristics

7.2.1
The Optional Daily Usage File will be distributed to SouthEast via an agreed medium with CONNECT:Direct being the preferred transport method. The Daily Usage Feed will be a variable block format (2476) with an LRECL of 2472. The data on the Daily Usage Feed will be in a non-compacted EMI format (175 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays). Details such as dataset name and delivery schedule will be addressed during negotiations of the distribution medium. There will be a maximum of one dataset per workday per OCN.

7.2.2
Data circuits (private line or dial-up) may be required between AT&T and SouthEast for the purpose of data transmission. Where a dedicated line is required, SouthEast will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with AT&T. SouthEast will also be responsible for any charges associated with this line. Equipment required on the AT&T end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the AT&T data center by AT&T and the associated charges assessed to SouthEast. Additionally, all message toll charges associated with the use of the dial circuit by SouthEast will be the responsibility of SouthEast. Associated equipment on the AT&T end, including a modem, will be negotiated on a case by case basis between the Parties. All equipment, including modems and software, that is required on SouthEast end for the purpose of data transmission will be the responsibility of SouthEast.

Attachment 1- Resale Exhibit D

SouthEast
07/25/08

7.3	Packing Specifications

7.3.1
A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record. One transmission can contain a maximum of 99 packs and a minimum of one pack.

7.3.2
The OCN, From RAO, and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to SouthEast which AT&T RAO is sending the message. AT&T and SouthEast will use the invoice sequencing to control data exchange. AT&T will be notified of sequence failures identified by SouthEast and resend the data as appropriate.

THE DATA WILL BE PACKED USING ATIS EMI RECORDS.

7.4	Pack Rejection

7.4.1
SouthEast will notify AT&T within one business day of rejected packs (via the mutually agreed medium). Packs could be rejected because of pack sequencing discrepancies or a critical edit failure on the Pack Header or Pack Trailer records (i.e. out-of-balance condition on grand totals, invalid data populated). Standard ATIS EMI Error Codes will be used. SouthEast will not be required to return the actual rejected data to AT&T. Rejected packs will be corrected and retransmitted to SouthEast by AT&T.

7.5	Control Data

SouthEast will send one confirmation record per pack that is received from AT&T. This confirmation record will indicate SouthEast received the pack and the acceptance or rejection of the pack. Pack Status Code(s) will be populated using standard ATIS EMI error codes for packs that were rejected by SouthEast for reasons stated in the above section.

7.6	Testing

7.6.1
Upon request from SouthEast, AT&T shall send test files to SouthEast for the Optional Daily Usage File. The Parties agree to review and discuss the file’s content and/or format. For testing of usage results, AT&T shall request that SouthEast set up a production (LIVE) file. The live test may consist of SouthEast’s employees making test calls for the types of services SouthEast requests on the Optional Daily Usage File. These test calls are logged by SouthEast, and the logs are provided to AT&T. These logs will be used to verify the files. Testing will be completed within 30 calendar days from the date on which the initial test file was sent.

Attachment 1- Resale-Exhibit E

SouthEast
07/25/08

Attachment 1 / Exhibit E
Enhanced Optional Daily Usage File

1.
Upon written request from SouthEast, AT&T will provide the Enhanced Optional Daily Usage File (EODUF) service to SouthEast pursuant to the terms and conditions set forth in this section. EODUF will only be sent to existing ODUF subscribers who request the EODUF option.

2.	SouthEast shall furnish all relevant information required by AT&T for the provision of the Enhanced Optional Daily Usage File.

3.	The Enhanced Optional Daily Usage File (EODUF) will provide usage data for local calls originating from resold Flat Rate Business and Residential Lines.

4.	Charges for delivery of the Enhanced Optional Daily Usage File will appear on SouthEast’s monthly bills. The charges are as set forth in Exhibit F to this Attachment.

5.	All messages will be in the standard Alliance for Telecommunications Industry Solutions (ATIS) EMI record format.

6.
Messages that error in the billing system of SouthEast will be the responsibility of SouthEast. If, however, SouthEast should encounter significant volumes of errored messages that prevent processing by SouthEast within its systems, AT&T will work with SouthEast to determine the source of the errors and the appropriate resolution.

7.	The following specifications shall apply to the Optional Daily Usage Feed.

7.1	Usage To Be Transmitted

7.1.1
The following messages recorded by AT&T will be transmitted to SouthEast: Customer usage data for flat rated local call originating from SouthEast’s End User lines (1FB or 1FR). The EODUF record for flat rate messages will include:

Date of Call
From Number
To Number
Connect Time
Conversation Time
Method of Recording
From RAO
Rate Class
Message Type
Billing Indicators
Bill to Number

7.1.2	AT&T will perform duplicate record checks on EODUF records processed to Optional Daily Usage File. Any duplicate messages detected will be deleted and not sent to SouthEast.

Attachment 1- Resale-Exhibit E

SouthEast
07/25/08

7.1.3
In the event that SouthEast detects a duplicate on Enhanced Optional Daily Usage File they receive from AT&T, SouthEast will drop the duplicate message (SouthEast will not return the duplicate to AT&T).

7.2	Physical File Characteristics

7.2.1
The Enhanced Optional Daily Usage Feed will be distributed to SouthEast over their existing Optional Daily Usage File (ODUF) feed. The EODUF messages will be intermingled among SouthEast’s Optional Daily Usage File (ODUF) messages. The EODUF will be a variable block format (2476) with an LRECL of 2472. The data on the EODUF will be in a non-compacted EMI format (175 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays).

7.2.2
Data circuits (private line or dial-up) may be required between AT&T and SouthEast for the purpose of data transmission. Where a dedicated line is required, SouthEast will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with AT&T. SouthEast will also be responsible for any charges associated with this line. Equipment required on the AT&T end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the AT&T data center by AT&T and the associated charges assessed to SouthEast. Additionally, all message toll charges associated with the use of the dial circuit by SouthEast will be the responsibility of SouthEast. Associated equipment on the AT&T end, including a modem, will be negotiated on a case by case basis between the Parties. All equipment, including modems and software, that is required on SouthEast’s end for the purpose of data transmission will be the responsibility of SouthEast.

7.3	Packing Specifications

7.3.1
A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record. One transmission can contain a maximum of 99 packs and a minimum of one pack.

7.3.2
The Operating Company Number (OCN), From Revenue Accounting Office (RAO), and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to SouthEast which AT&T RAO is sending the message. AT&T and SouthEast will use the invoice sequencing to control data exchange. AT&T will be notified of sequence failures identified by SouthEast and resend the data as appropriate.

THE DATA WILL BE PACKED USING ATIS EMI RECORDS.

ODUF/EODUF RATES- EXHIBIT F													Att: 1 Exh: D
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge - Manual Svc Order vs. Electronic- Add'l	Incremental Charge - Manual Svc Order vs. Electronic-Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic-Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN

ODUF/EODUF SERVICES
	OPTIONAL DAILY USAGE FILE (ODUF)
	ODUF: Recording, per message					0.0000136
	ODUF: Message Processing, per message					0.002506
	ODUF: Message Processing, per Magnetic Tape provisioned					35.90
	ODUF: Data Transmission (CONNECT:DIRECT), per message					0.00010372
	ENHANCED OPTIONAL DAILY USAGE FILE (EODUF)
	EODUF: Message Processing, per message					0.235889

		* Volume and term arrangements are also available.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

ATTACHMENT 2

NETWORK ELEMENTS AND OTHER SERVICES

1.	Introduction	2
2.	Unbundled Loops	7
3	Line Splitting	29
4.	Remote Site Line Splitting	30
5.	Unbundled Network Element Combinations	31
6.	Dedicated Transport, Channelization and Dark Fiber	35
7	Reserved	44
8	Reserved	45
9.	Reserved	45
10.	Reserved	45
11.	Reserved	45
12.	Basic 911 and E911	45
13.	Local Voice Platform	48

Exhibit 1 – Rates

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

ACCESS TO NETWORK ELEMENTS AND OTHER SERVICES

1.	Introduction

1.1
This Attachment sets forth the unbundled network elements and combinations of unbundled network elements that BellSouth agrees to offer to SouthEast in accordance with its obligations under Section 251(c)(3) of the Act. Additionally, this Attachment sets forth the rates, terms and conditions for other unbundled network elements and services BellSouth makes available to SouthEast (Other Services). The specific terms and conditions that apply to the unbundled network elements are described below in this Attachment 2. The price for each unbundled network element and combination of unbundled Network Elements are set forth in Exhibit 1 of this Agreement.

1.2
For purposes of this Agreement, “Network Element” is defined to mean a facility or equipment provided by AT&T on an unbundled basis as is used by the CLEC in the provision of a telecommunications service. These unbundled network elements are consistent with the requirements of the FCC 51.319 rule. For purposes of this Agreement, combinations of Network Elements shall be referred to as “Combinations.”

1.2.1
Except as otherwise required by law, AT&T shall not impose limitation restrictions or requirements or request for the use of the network elements or combinations that would impair the ability of SouthEast to offer telecommunications service in the manner SouthEast intends.

1.2.2	Except upon request by SouthEast, AT&T shall not separate requested network elements or services that AT&T currently combines or commingles.

1.2.2.1
Unless otherwise ordered by an appropriate state or federal regulatory agency, currently combined Network Elements are defined as elements that are already combined within AT&T's network to a given location.

1.3
AT&T shall, upon request of SouthEast, and to the extent technically feasible, provide to SouthEast access to its network elements for the provision of SouthEast’s telecommunications service. If no rate is identified in the contract, the rate for the specific service or function will be as set forth in the applicable AT&T tariff or as negotiated by the Parties upon request by either Party.

1.4
SouthEast may purchase network elements and other services from AT&T for the purpose of combining such network elements in any manner SouthEast chooses to provide telecommunication services to its intended users, including recreating existing AT&T services. With the exception of the sub-loop elements located outside of the central office, AT&T shall deliver the network elements purchased by SouthEast for combining to the designated SouthEast collocation space. The network elements shall be provided as set forth in this Attachment.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

1.4.1	Commingling of Services

1.4.1.1
Upon request, AT&T shall provide to SouthEast commingled unbundled network elements with one or more facilities or services that SouthEast obtains from AT&T, including network elements and wholesale services provided pursuant to the obligations set forth in Section 271 of the Act as well as tariffed and non-tariffed special access and private line services. Upon request from SouthEast, AT&T shall perform the functions necessary to commingle an unbundled network element or combination of elements with one or more facilities or services provided by AT&T.

1.4.1.2
Commingling means the connecting, attaching, or otherwise linking of a Network Element, or a Combination, to one or more Telecommunication Services or facilities that SouthEast has obtained at wholesale from AT&T, or the combining of a Network Element or Combination with one or more such wholesale Telecommunication Services or facilities, including those services or facilities available pursuant to Section 271 of the Act. SouthEast must comply with all rates, terms or conditions applicable to such wholesale Telecommunication Services or facilities.

1.4.1.3
Upon request, AT&T shall provide to SouthEast one or more UNEs or UNE combinations commingled with any facility or service that SouthEast obtains at wholesale pursuant to any method other than unbundling under Sections 251(c)(3) or 252 of the Act, including local switching and other elements purchased pursuant to Section 271 of the Act.

1.4.1.4
Unless otherwise agreed to by the Parties, the Network Element portion of a commingled circuit will be billed at the rates set forth in Exhibit 1 of Attachment 2 and the remainder of the circuit or service will be billed in accordance with AT&T’s tariffed rates or rates set forth in a separate agreement between the Parties.

1.4.1.5
When multiplexing equipment is attached to a commingled arrangement, the multiplexing equipment will be billed from the same agreement or the tariff as the higher bandwidth circuit.  Central Office Channel Interfaces (COCI) will be billed from the same agreement or tariff as the lower bandwidth circuit.

1.4.2
Subject to the limitations set forth elsewhere in this Attachment AT&T shall not deny SouthEast access to an unbundled network element or combination of elements on the grounds that one or more of the elements:

1.4.2.1	Is connected to, attached to, linked to, or combined with a facility or service obtained from AT&T; or

1.4.2.2	Shares part of AT&T's network with access services or inputs for mobile wireless services and/or interexchange services.

1.4.3	SouthEast shall not obtain a Network Element for the exclusive provision of mobile wireless services or interexchange services.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

1.4.3.1
Facilities that do not terminate at a demarcation point at an End User premises, including, by way of example, but not limited to, facilities that terminate to another carrier’s switch or premises, a cell site, Mobile Switching Center or base station, do not constitute local Loops under Section 251, except to the extent that SouthEast may require Loops to such locations for the purpose of providing telecommunications services to its personnel at those locations.

1.4.4	Conversion of Wholesale Services to Network Elements or Network Elements to Wholesale Services

1.4.4.1
Upon request, AT&T shall convert a wholesale service, or group of wholesale services, to the equivalent Network Element or Combination that is available to SouthEast pursuant to this Agreement, or convert a Network Element or Combination that is available to SouthEast  under this Agreement to an equivalent wholesale service or group of wholesale services offered by AT&T (collectively “Conversion”).  AT&T shall charge the applicable nonrecurring switch-as-is rates for Conversions to specific Network Elements or Combinations found in Exhibit 1 of Attachment 2.  AT&T shall also charge the same nonrecurring switch-as-is rates when converting from Network Elements or Combinations.  Any rate change resulting from the Conversion will be effective as of the next billing cycle following AT&T’s receipt of a complete and accurate Conversion request from SouthEast.    A Conversion shall be considered termination for purposes of any volume and/or term commitments and/or grandfathered status between SouthEast and AT&T.  Any change from a wholesale service/group of wholesale services to a Network Element/Combination, or from a Network Element/Combination to a wholesale service/group of wholesale services that requires a physical rearrangement will not be considered to be a Conversion for purposes of this Agreement.  AT&T will not require physical rearrangements if the Conversion can be completed through record changes only.  Orders for Conversions will be handled in accordance with the guidelines set forth in the Ordering Guidelines and Processes and CLEC Information Packages.

1.4.4.2	Any outstanding conversions shall be effective on or after the effective date of this Agreement.

1.5
AT&T shall comply with the requirements as set forth in the technical references within Attachment 2 to the extent that they are consistent with the greater of AT&T’s actual performance or applicable industry standards.

1.6	Procedures for Additional Designations of “Non-Impaired” Wire Centers.

1.6.1
If AT&T seeks to designate additional wire centers as “non-impaired” for purposes of the FCC’s Triennial Review Remand Order (TRRO), AT&T shall file with the Commission a proposed list of any new  “non-impaired” wire centers on April 1 of each year (coincident with its filing of ARMIS 43-08 data with the FCC).  The list of additional “non-impaired” wire centers filed by AT&T will reflect the number of Business Lines and fiber-based collocators, as of December 31 of the previous year, in each wire center that AT&T proposes be considered “non-impaired.”

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

1.6.2	Designation by AT&T of additional “non-impaired” wire centers will be based on the following criteria:

a.	The CLLI of the wire center.
b.	The number of switched business lines served by AT&T in that wire center based upon data as reported in ARMIS 43-08 for the previous year.
c.	The sum of all UNE Loops connected to each wire center, including UNE Loops provisioned in combination with other elements.
d.	A completed worksheet that shows, in detail, any conversion of access lines to voice grade equivalents.
e.	The names of any carriers relied upon as fiber-based collocators.

1.6.3	SouthEast shall have until May 1 to file a challenge to any new wire center named by AT&T in any such April 1 filing.

1.6.4	AT&T and SouthEast agree to resolve disputes concerning AT&T’s additional wire center designations in dispute resolution proceedings before the Commission.

1.6.5	Changes to wire center designations shall become effective July 1 following the April 1 filing by AT&T to the extent that such changes are approved by the Commission by that date.

1.6.6
SouthEast shall have 120 days from July 1 to submit spreadsheets to disconnect or convert to other services all noncompliant circuits in such additional unimpaired wire centers.  All such conversions will be subject to applicable disconnect charges set forth in this Agreement for requests to disconnect circuits, or to switch-as-is charges set forth in this Agreement for conversions to equivalent tariffed services.  If SouthEast fails to submit such spreadsheet within the 120 day period, AT&T will identify and convert noncompliant circuits to equivalent tariffed services, and such conversion shall be subject to all applicable disconnect charges as set forth in this Agreement and the full nonrecurring charges for installation of the equivalent tariffed AT&T services as set forth in AT&T’s tariffs.  Recurring charges for such tariffed services shall apply as of July 1.

1.7	SouthEast will adopt and adhere to the standards contained in the applicable AT&T Operational Understanding regarding maintenance of service.

1.8	Standards for Network Elements

1.8.1
AT&T shall comply with the requirements set forth in the technical references, as well as any performance or other requirements identified in this Agreement, to the extent that they are consistent with the greater of AT&T’s actual performance or applicable industry standards.

1.8.2
If one or more of the requirements set forth in this Agreement are in conflict, the Parties shall mutually agree on which requirement shall apply. If the Parties cannot reach agreement, the dispute resolution process set forth in Section 12 of the General Terms and Conditions of this Agreement, incorporated herein by this reference, shall apply.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

1.9	Rates

The prices that SouthEast shall pay to AT&T for Network Elements and Other Services are set forth in Exhibit 1 to this Attachment. If SouthEast purchases a service(s) from a tariff, all terms and conditions and rates as set forth in such tariff shall apply, unless otherwise specified in this Agreement.

1.10	Operational Support Systems (OSS)

The terms, conditions and rates for OSS are as set forth in Section 2.13 of this Attachment.

1.11	For the purposes of this Attachment 2, the following definitions apply:

1.11.1	(i) Business Line

A  “Business Line” is, as defined in 47 C.F.R. § 51.5.

1.11.2	(ii) Fiber-Based Collocation

For purposes of this Amendment, “Fiber-Based Collocator” is, as defined in 47 C.F.R. § 51.5 and the AT&T/AT&T Merger Order.

1.11.3	(iii) Building

A “Building” is defined as a permanent physical structure including, but not limited to, a structure in which people reside, conduct business or work on a daily basis and which has a unique street address assigned to it.  As an example only, a high rise office building with a general telecommunications equipment room through which all telecommunications services to that building’s tenants must pass would be a single “building” for purposes of this Amendment.  With respect to multi-tenant property with a single street address, an individual tenant’s space shall constitute one “building” for purposes of this Amendment (1) if the multi-tenant structure is subject to separate ownership of each tenant’s space, or (2) if the multi-tenant structure is under single ownership and there is no centralized point of entry in the structure through which all telecommunications services must transit.  For instance, a strip mall with individual businesses obtaining telecommunication services from different access points on the building(s) will be considered individual buildings, even though they might share common walls.  A building for purposes of this Amendment does not include convention centers, arenas, exposition halls, and other locations that are routinely used for special events of limited duration.

1.11.4	(iv) Route

For purposes of this Amendment, a “Route” is defined as a transmission path between one of AT&T’s wire centers or switches and another of AT&T’s wire centers or switches. A route between two (2) points may pass through one or more intermediate wire centers or switches.  Transmission paths between identical end points are the same “route”, irrespective of whether they pass through the same intermediate wire centers or switches, if any.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

1.12
Except to the extent expressly provided otherwise in this Attachment, SouthEast may not maintain unbundled network elements or combinations of unbundled network elements that are no longer offered pursuant to this Agreement (collectively “Arrangements”).  In the event AT&T determines that SouthEast has in place any Arrangements after the Effective Date of this Amendment, AT&T shall provide notice to the point of contact set forth in the General Terms and Conditions of this Agreement identifying those Arrangements that are no longer available pursuant to this Agreement.  SouthEast shall have thirty (30) days from the date of such notice to transition all Local Switching and UNE-P arrangements and sixty (60) days to transition all other Arrangements. Those circuits identified by SouthEast within such thirty (30) or sixty (60) day period, as applicable, shall be subject to applicable disconnect or switch-as-is charges pursuant to this Agreement.  If SouthEast fails to submit orders to disconnect or convert such Arrangements within the aforementioned timeframes, AT&T will transition such circuits to the equivalent tariffed AT&T service(s).  The applicable recurring tariff charges shall apply to each circuit as of the Effective Date of this Agreement.

2.	Unbundled Loops, Network Interfaces Device, Unbundled Loop Concentration (ULC) System, and Sub loops

All of the negotiated rates, terms and conditions set forth in this Section pertain to the provision of unbundled loops.

2.1	Unbundled Loops

2.1.1
General. The local loop network element (“Loop(s)”) is defined as a transmission facility between a distribution frame (or its equivalent) in AT&T’s central office and the loop demarcation point at an end-user customer premises. The local loop network element includes all features, functions, and capabilities of the transmission facilities, including the network interface device, and attached electronics (except those used for the provision of advanced services, such as Digital Subscriber Line Access Multiplexers), optronics and intermediate devices (including repeaters and load coils) used to establish the tranmission path to the customer's premises, including inside wire owned or controlled by AT&T. SouthEast shall purchase the entire bandwidth of the Loop and, except as required herein or as otherwise agreed to by the Parties, AT&T shall not subdivide the frequency of the Loop.

2.1.2	The Loop does not include any packet switched features, functions or capabilities.

2.1.3
Fiber to the Home (FTTH) loops are local loops consisting entirely of fiber optic cable, whether dark or lit, serving an End User’s premises or, in the case of predominantly residential multiple dwelling units (MDUs), a fiber optic cable, whether dark or lit, that extends to the MDU minimum point of entry (MPOE).

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.1.3.1
Fiber to the Curb (FTTC) loops are local loops consisting of fiber optic cable connecting to a copper distribution plant that is not more than five hundred (500) feet from the End User’s premises or, in the case of predominantly residential MDUs, not more than five hundred (500) feet from the MDU’s MPOE. The fiber optic cable in a FTTC loop must connect to a copper distribution plant at a serving area interface from which every other copper distribution subloop also is not more than five hundred (500) feet from the respective End User’s premises.

2.1.3.2
In new build (Greenfield) areas, where AT&T has only deployed FTTH/FTTC facilities, AT&T is under no obligation to provide Loops. FTTH facilities include fiber loops deployed to the MPOE of a MDU that is predominantly residential regardless of the ownership of the inside wiring from the MPOE to each End User in the MDU.

2.1.3.3
Overbuild Requirements: In FTTH/FTTC overbuild situations where AT&T also has copper Loops, AT&T will make those copper Loops available to SouthEast on an unbundled basis, until such time as AT&T chooses to retire those copper Loops using the FCC’s network disclosure requirements. In these cases, AT&T will offer a sixty-four (64) kilobits per second (kbps) voice grade channel over its FTTH/FTTC facilities.

2.1.3.4
Furthermore, in FTTH/FTTC overbuild areas where AT&T has not yet retired copper facilities, AT&T is not obligated to ensure that such copper loops in that area are capable of transmitting signals prior to receiving a request for access to such loops by SouthEast. If a request is received by AT&T for a copper loop, and the copper facilities have not yet been retired, AT&T will restore the copper loop to serviceable condition if technically feasible. In these instances of loop orders in an FTTH/FTTC overbuild area, AT&T’s standard loop provisioning interval will not apply, and the order will be handled on a project basis by which the Parties will negotiate the applicable provisioning interval.

2.1.3.
DS1/DS3 Requirements: Nothwithstanding the above, nothing in this Section shall limit AT&T's obligation to offer CLECs unbundled DS1 and DS3 loops (or loop/transport combination), regardless of the Loop medium employed, in any wire center were AT&T is required to provide such loop facilities.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.1.4
Hybrid loops are defined in the federal rules at 47 CFR §51.319(a)(2) as local loops, composed of both fiber optic cable, usually in the feeder plant, and copper twisted wire or cable, usually in the distribution plant. AT&T shall provide SouthEast with nondiscriminatory access to the time division multiplexing features, functions and capabilities of such hybrid loop, including DS1 and DS3 capacity under Section 251 where impairment exists, on an unbundled basis to establish a complete transmission path between AT&T’s central office and an End User’s premises. AT&T is not required to provide access to the packet switched features, functions and capabilities of its hybrid loops.

2.1.4.1
AT&T shall not engineer the transmission capabilities of its network in a manner, or engage in any policy, practice, or procedure, that disrupts or degrades access to a local loop or subloop, including the time division multiplexing-based features, functions, and capabilities of a hybrid loop, for which a requesting telecommunications carrier may obtain or has obtained access pursuant to this Attachment.

2.1.5	DS1 and DS3 Loop Requirements and Transition

2.1.5.1
For purposes of this Section, the Transition Period for the Embedded Base of DS1 and DS3 Loops and for the Excess DS1 and DS3 Loops is the twelve (12) month period beginning March 11, 2005 and ending March 10, 2006.

2.1.5.2
For purposes of this Section, Embedded Base means DS1 and DS3 Loops that were in service for SouthEast as of March 11, 2005 in those wire centers that, as of such date, met the criteria set forth in Section 2.1.5.6.1 and 2.1.5.6.2. Subsequent disconnects or loss of End Users shall be removed from the Embedded Base.

2.1.5.3
Excess DS1 and DS3 Loops are those SouthEast DS1 and DS3 Loops in service as of March 11, 2005, in excess of the caps set forth in Sections 2.1.5.4 and 2.1.5.5 below, respectively. Subsequent disconnects or loss of End Users shall be removed from Excess DS1 and DS3 Loops.

2.1.5.4	SouthEast may obtain a maximum of ten (10) unbundled DS1 Loops to any single building in which such Loops are still subject to unbundling requirements.

2.1.5.5	SouthEast may obtain a maximum of one (1) Unbundled DS3 Loop to any single building in which such Loops are still subject to unbundling requirements.

2.1.5.6
Notwithstanding anything to the contrary in this Agreement, and except as set forth in Section 1.6 above, AT&T shall make available the following DS1 and DS3 Loops only for SouthEast’s Embedded Base during the Transition Period:

2.1.5.6.1	Unbundled DS1 Loops to any Building served by a wire center containing 60,000 or more Business Lines and four (4) or more fiber-based collocators .

2.1.5.6.2	Unbundled DS3 Loops at any Building served by a wire center containing 38,000 or more Business Lines and four (4) or more fiber-based collocators.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.1.5.7	A list of wire centers meeting the criteria set forth in Sections 2.1.5.6.1 and 2.1.5.6.2 above, is set forth in Accessible Letter CLECSE08-015 which is available on the AT&T CLEC Online Web site.

2.1.5.8
Transition Period Pricing. From March 11, 2005, through the expiration of the Transition Period, AT&T shall charge/collect a rate for SouthEast’s Embedded Base and SouthEast’s Excess DS1 and DS3 Loops equal to the higher of:

2.1.5.8.1	115% of the rate paid for that element on June 15, 2004; or

2.1.5.8.2	115% of a new rate the Commission establishes, if any, between June 16, 2004 and March 11, 2005.

2.1.5.8.3	These rates shall be as set forth in Exhibit 1 to Attachment 2 of the Agreement and this Section 2.1.5.8.

2.1.5.9	The Transition Period shall apply only to (1) SouthEast’s Embedded Base and (2) SouthEast’s Excess DS1 and DS3 Loops. SouthEast shall not add new DS1 or DS3 loops pursuant to this Agreement.

2.1.5.10	Once a wire center meets or exceeds both of the thresholds set forth in Section 2.1.5.6.1 above, no future DS1 Loop unbundling will be required in that wire center.

2.1.5.11	Once a wire center meets or exceeds both of the thresholds set forth in Section 2.1.5.6.2 above, no future DS3 Loop unbundling will be required in that wire center.

2.1.5.12
No later than March 10, 2006, SouthEast shall submit spreadsheet(s) identifying all of the Embedded Base of circuits and Excess DS1 and DS3 Loops to be either disconnected or converted to other AT&T services. The Parties shall negotiate a project schedule for the Conversion of the Embedded Base and Excess DS1 and DS3 Loops.

2.1.5.13
If SouthEast failed to submit the spreadsheet(s) for its Embedded Base and Excess DS1 and DS3 Loops on or before March 10, 2006, AT&T will identify SouthEast’s remaining Embedded Base and Excess DS1 and DS3 Loops, if any, and will transition such circuits to the equivalent wholesale services provided by AT&T. Those circuits identified and transitioned by AT&T pursuant to this Section shall be subject to the switch-as-is rates set forth in this Agreement for conversions to equivalent tariffed services.

2.1.5.14
For Embedded Base circuits and Excess DS1 and DS3 Loops converted or transitioned, the applicable recurring tariff charge shall apply to each circuit as of March 11, 2006. The transition of the Embedded Base and Excess DS1 and DS3 Loops should be performed in a manner that avoids, or otherwise minimizes to the extent possible, disruption or degradation to SouthEast’s customers’ service.

2.1.6	Dark Fiber Loop

2.1.6.1
Dark Fiber Loop is an unused optical transmission facility, without attached signal regeneration, multiplexing, aggregation or other electronics, from the demarcation point at an End User’s premises to the End User’s serving wire center. Dark Fiber Loops may be strands of optical fiber existing in aerial or underground structure. AT&T will not provide line terminating elements, regeneration or other electronics necessary for SouthEast to utilize Dark Fiber Loops.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.1.6.2	Transition for Dark Fiber Loop

2.1.6.2.1	For purposes of this Section 2.1.6, the Transition Period for Dark Fiber Loops is the eighteen (18) month period beginning March 11, 2005 and ending September 10, 2006.

2.1.6.2.2
For purposes of this Section 2.1.7 Embedded Base means Dark Fiber Loops that were in service for SouthEast as of March 11, 2005. Subsequent disconnects or loss of End Users shall be removed from the Embedded Base.

2.1.6.2.3	During the Transition Period only, AT&T shall make available for the Embedded Base Dark Fiber Loops for SouthEast at the terms and conditions set forth in this Amendment.

2.1.6.2.4	Transition Period Pricing. From March 11, 2005, through the completion of the Transition Period, AT&T shall charge a rate for SouthEast’s Embedded Base of Dark Fiber Loops equal to the higher of:

2.1.6.2.4.1	115% of the rate paid for that element on June 15, 2004; or

2.1.6.2.4.2	115% of a new rate the Commission establishes, if any, between June 16, 2004 and March 11, 2005.

2.1.6.2.4.3	These rates shall be as set forth in Exhibit 1 to Attachment 2 of the Agreement and this Section 2.1.6.2.

2.1.6.2.4.4	The Transition Period shall apply only to SouthEast’s Embedded Base and SouthEast shall not add new Dark Fiber Loops pursuant to this Agreement.

2.1.6.2.5	Effective September 11, 2006, Dark Fiber Loops shall no longer be made available pursuant to this Agreement.

2.1.6.2.6
SouthEast shall submit spreadsheets to AT&T no later than September 10, 2006, identifying the specific Dark Fiber Loops, to be either disconnected or converted to other AT&T services. SouthEast may transition from Dark Fiber Loops to other available wholesale facilities provided by AT&T, including special access, wholesale facilities obtained from other carriers, or self-provisioned facilities. For Conversions as defined in Section 1.4.4, such spreadsheets shall take the place of an LSR or ASR. The Parties shall negotiate a project schedule for the Conversion of the Embedded Base Dark Fiber Loops. In the case of disconnection, the applicable disconnect charges set forth in this Agreement shall apply.

2.1.6.2.6.1
If SouthEast fails to submit the spreadsheet(s) specified in Section 2.1.6.2.6 above for all of its Embedded Base on or before September 10, 2006, AT&T will identify SouthEast’s remaining Embedded Base, if any, and will transition such circuits to the equivalent tariffed AT&T service(s). Those circuits identified and transitioned by AT&T pursuant to this Section 2.1.6.2.6.1 shall be subject to the switch-as-is rates set forth in this Agreement for conversions to equivalent tariffed services.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.1.6.2.6.2
For Embedded Base circuits converted or transitioned, the applicable recurring tariff charge shall apply to each circuit as of September 11, 2006. The transition of the Embedded Base circuits should be performed in a manner that avoids, or otherwise minimizes to the extent possible, disruption or degradation to SouthEast’s customers’ service.

2.1.7
The provisioning of service to a CLEC’s collocation space will require cross-office cabling and cross-connections within the central office to the CLEC’s Collocation Space. These cross-connects are a separate component, that are not considered a part of the loop, and thus, have a separate charge.

2.1.8	AT&T Order Coordination referenced in Attachment 2 includes two types: “Order Coordination” (OC) and “Order Coordination - Time Specific” (OC-TS).

2.1.8.1
“Order Coordination” refers to standard AT&T service order coordination involving the reuse of facilities where SouthEast is requesting that their loop order be provisioned over an existing circuit that is currently providing service to the end user. Order coordination for physical conversions will be scheduled at AT&T’s discretion during normal working hours on the committed due date and SouthEast will be advised. OC will be provided as a standard item on SL2 voice grade loops and all Unbundled Digital Loops (UDLs). OC will be provided as a chargeable option on SL1 voice grade loops, and all Unbundled Copper Loops.

2.1.8.2
“Order Coordination – Time Specific” refers to service order coordination in which SouthEast requests a specific time for a service order conversion to take place. AT&T will make every effort to accommodate SouthEast’s specific conversion time request. However, AT&T reserves the right to negotiate with SouthEast a conversion time based on load and appointment control when necessary. Loops on a single service order of 14 or more loops will be provisioned on a project basis. This is a chargeable option for any coordinated order and is billed in addition to the OC charge. SouthEast may specify a time between 9:00 a.m. and 4:00 p.m. (location time) Monday through Friday (excluding holidays). If SouthEast specifies a time outside this window, or selects a time or quantity of loops that requires AT&T technicians to work outside normal work hours, overtime charges will apply in addition to the OC and OC-TS charges. Overtime charges will be applied according to actual costs based on type of force group required to perform the work, overtime hours worked and any special circumstances.

If SouthEast requests work to be done for any UNE loop that requires AT&T technicians to work outside normal work hours, overtime charges will be applied according to actual costs based on type of force group required to perform the work, overtime hours worked and any special circumstances.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

	Order Coordination( OC)	Order Coordination – Time Specific (OC-TS)	Test Points	DLR	Charge for Dispatch and Testing if No Trouble Found
SL-1	Chargeable option	Chargeable Option*	Not available	Chargeable Option-ordered as Engineering Information Document	Charged for Dispatch inside & outside Central Office
SL-2	Included	Chargeable Option*	Included	Included	Charged for Dispatch outside Central Office
Unbundled Digital Loop	Included	Chargeable Option* (except on Universal Digital Channel)	Included (where appropriate)	Included	Charged for Dispatch outside Central Office
Unbundled Copper Loop	Chargeable Option	Not available	Included	Included	Charged for Dispatch outside Central Office

*	Order Coordination-Time Specific charge for orders due on same day at same location will be applied on a per LSR basis. For UVL-SL1, SouthEast must order OC when requesting OC-TS.

2.1.9
Where facilities are available, AT&T will install loops in compliance with AT&T’s Interval Guide available at the website at http://www.interconnection.AT&T.com. For orders of 14 or more loops, the installation will be handled on a project basis and the intervals will be set by the AT&T project manager for that order. Some loops require a Service Inquiry (SI) to determine if facilities are available prior to issuing the order. The interval for the SI process is separate from the installation interval. For expedite requests by SouthEast, expedite charges will apply for intervals less than 5 days. The charges outlined in AT&T’s FCC No. 1 Tariff, Section 5, will apply. If SouthEast cancels an order for network elements and other services, any costs incurred by AT&T in conjunction with the provisioning of that order will be recovered in accordance with FCC No. 1 Tariff, Section 5.

2.1.10	If SouthEast modifies an order after being sent a Firm Order Confirmation (FOC) from AT&T, any costs incurred by AT&T to accommodate the modification will be paid by SouthEast.

2.1.11	AT&T will offer Unbundled Voice Loops (UVL) in two different service levels - Service Level One (SL1) and Service Level Two (SL2).

2.1.12
SL1 loops are 2-wire loop start circuits, will be non-designed, and will not have remote access test points. OC will be offered as a chargeable option on SLI loops when reuse of existing facilities has been requested by SouthEast. SouthEast may also order OC-TS when a specified conversion time is requested. OC-TS is a chargeable option for any coordinated order and is billed in addition to the OC charge. An Engineering Information (EI) document can be ordered as chargeable option. The EI document provides loop make up information which is similar to the information normally provided in a Design Layout Record. Upon issuance of a non-coordinated order in the service order system, SL1 loops will be activated on the due date in the same manner and time frames that AT&T normally activates POTS-type loops for its customers

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.1.13
SL2 loops may be 2-wire or 4-wire circuits, shall have remote access test points, and will be designed with a design layout record provided to SouthEast, SL2 circuits can be provisioned with loop start, ground start or reverse batter signaling. OC is provided as a standard feature on SL2 loops. The OC feature will allow SouthEast to coordinate the installation of the loop with the disconnect of an existing customer’s service and/or number portability service. In these cases, AT&T will perform the order conversion with standard order coordination at its discretion during normal work hours.

2.1.14	AT&T will also offer Unbundled Digital Loops (UDL).

2.1.14.1
UDLs are service specific and will be designed, will be provisioned with test points (where appropriate), and will come standard with OC and a DLR. The various UDLs are intended to support a specific digital transmission scheme or service. The UDL loops are as follows:

2.1.14.2
UDC/IDSL. Due to technical limitations associated with certain Digital Loop Carrier (DLC) systems, some ISDN-capable loops that are provisioned using DLC systems may not support Integrated Digital Subscriber Line (IDSL) service. AT&T will not reconfigure its ISDN-capable loop to support IDSL service.

2.1.14.3
Instead, AT&T agrees to offer the Universal Digital Channel (UDC), which may also be referred to as an IDSL-capable loop as part of its UDL offerings. The UDC loop is intended to be compatible with IDSL service and has the same physical characteristics and transmission specifications as AT&T’s ISDN-capable loop. These specifications are listed in AT&T’s TR73600.

2.1.14.4
Like the ISDN-capable loop, the UDC may be provisioned on copper or through a DLC system. However, when UDCs are provisioned using a DLC system, AT&T will ensure that they are only provisioned on time slots that are compatible with data-only services such as IDSL.

2.1.14.5
HDSL-capable. This is a designed loop that is provisioned according to Carrier Serving Area (CSA) criteria and may be up to 12,000 feet long and may have up to 2,500 feet of bridged tap (inclusive of loop length). It may be a 2-wire or 4-wire circuit and will come standard with a test point, Order Coordination, and a DLR.

2.1.14.6
ADSL-capable. This is a designed loop that is provisioned according to Revised Resistance Design (RRD) criteria and may be up to 18kft long and may have up to 6kft of bridged tap (inclusive of loop length). It may be a 2-wire or 4-wire circuit and will come standard with a test point, Order Coordination, and a DLR.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.1.14.7	DS1. This is a designed 4-wire loop that is provisioned according to industry standards for DS1 or Primary Rate ISDN services and will come standard with a test point, Order Coordination, and a DLR.

2.1.14.8
DS0. These are designed 4-wire loops that may be configured as 64kbps, 56kbps, 19kbps, and other sub-rate speeds associated with digital data services and will come standard with a test point, Order Coordination, and a DLR.

2.1.15
As a chargeable option on all loops except the Universal Digital Channel (UDC) and all Unbundled Copper Loops (UCLs), AT&T will offer OC-TS. This will allow SouthEast the ability to specify the time that the coordinated conversion takes place. The OC-TS charge for orders due on the same day at the same location will be applied on a per Local Service Request (LSR) basis.

2.1.16
In addition to the UVLs and UDLs, AT&T shall make available Unbundled Copper Loops (UCLs). The UCL will be a copper twisted pair loop that is unencumbered by any intervening equipment (e.g., filters, load coils, range extenders, digital loop carrier, or repeaters). The UCL will be offered in two versions - Short and Long. A short UCL (18 kft or less) will be provisioned according to Resistance Design parameters, may have up to 6kft of bridged tap and will have up to 1300 ohms of resistance. The long UCL (beyond 18kft) will be any dry copper pair longer than 18kft and may have up to 12kft of bridged tap and up to 2800 ohms of resistance. Unbundled Loop Modifications (ULM) may be used when a CLEC wants to condition copper loops by removing load coils and other intervening equipment. In almost every case, the UCL long will require ULM to remove load coils. AT&T will only ensure electrical continuity and balance relative to tip and ring on UCLs.

2.1.17
The UCL is a designed circuit, is provisioned with a test point and comes standard with a DLR. OC will be offered as a chargeable option on all UCL loops. OC is required on UCLs where a reuse of existing facilities has been requested by SouthEast. Order Coordination – Time Specific (OC-TS) will not be offered on UCLs.

2.1.18
The UCL is a dry copper loop and is not intended to support any particular telecommunications service. SouthEast may use the UCL loop for a variety of services, including xDSL (e.g., ADSL and HDSL) services, by means of appropriate customer terminal equipment of SouthEast’s choosing. SouthEast will determine the type of service that will be provided over the loop.

2.1.19
Because the UCL loop shall be an unbundled loop offering that is separate and distinct from AT&T’s ADSL and HDSL capable loop offerings, SouthEast agrees that AT&T’s UCL loop will not be held to the service level and performance expectations that apply to its ADSL and HDSL unbundled loop offerings. AT&T shall only be obligated to maintain copper continuity and provide balance relative to tip and ring on UCL loops.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.1.20	All UNE loops offered by AT&T shall be provided to SouthEast in accordance with AT&T’s Technical Reference 73600.

2.1.21
SouthEast will be responsible for testing and isolating troubles on the loops. Once SouthEast has isolated a trouble to the AT&T provided loop, SouthEast will issue a trouble to AT&T on the loop. AT&T will take the actions necessary to repair the loop if a trouble actually exists. AT&T will repair these loops in the same time frames that AT&T repairs similarly situated loops to its customers.

2.1.22
If a party reports a trouble on SL1 loops and no trouble actually exists, the parties will charge each other for any dispatching and testing (both inside and outside the CO) required in order to confirm the loop’s working status.

2.1.23
SouthEast must test and isolate trouble to the AT&T portion of the SL2 loop before reporting repair to UNE Center. At the time of the trouble report, SouthEast will be required to provide the results of the SouthEast test which indicate a problem on the AT&T provided loop. If either party reports a trouble on SL2 loops and no trouble actually exists, they may charge the other party for any dispatching and testing, (outside the CO) required in order to confirm the loop’s working status.

2.1.24	Technical Requirements

2.1.24.1
To the extent available within AT&T’s Network at a particular location, AT&T will offer loops capable of supporting telecommunications services such as: POTS, Centrex, basic rate ISDN, analog PBX, voice grade private line, ADSL, HDSL, DS1 and digital data (up to 64 kb/s). If a requested loop type is not available, then the CLEC can use the Special Construction process to request that AT&T place facilities or otherwise modify facilities in order to meet SouthEast’s request.

2.1.24.2
SouthEast will be responsible for providing AT&T with a Service Profile Identifier (SPID) associated with a particular ISDN-capable loop and end user. With the SPID, AT&T will be able to adequately test the circuit and ensure that it properly supports ISDN service.

2.1.24.3
The loop will support the transmission, signaling, performance and interface requirements of the services described in 2.1.2 above. It is recognized that the requirements of different services are different, and that a number of types or grades of loops are required to support these services. Services provided over the loop by SouthEast will be consistent with industry standards and AT&T’s TR73600.

2.1.24.4
SouthEast may utilize the unbundled loops to provide any telecommunication service it wishes. However, AT&T will only provision, maintain and repair the loops to the standards that are consistent with the type of loop ordered. For example, if SouthEast orders an ISDN-capable loop but wants to use the loop for a service other than ISDN, AT&T will only support that the loop is capable of providing ISDN service. For non-service specific loops (e.g. UCL, loops modified by SouthEast using the Special Construction process), AT&T will only support that the loop has copper continuity and balanced tip-and-ring.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.1.24.5
In some instances, SouthEast will require access to a copper twisted pair loop unfettered by any intervening equipment (e.g., filters, load coils, range extenders, etc.), so that SouthEast can use the loop for a variety of services by attaching appropriate terminal equipment at the ends. SouthEast will determine the type of service that will be provided over the loop. In some cases, SouthEast may be required to pay additional charges for the removal of certain types of equipment. AT&T’s Unbundled Loop Modifications (ULM) process will be used to determine the costs and feasibility of these activities.

2.1.24.6
In those cases where SouthEast has requested that AT&T modify a loop so that it no longer meets the technical parameters of the original loop type (e.g., voice grade, ISDN, ADSL, etc.) the resulting modified loop will be ordered and maintained as a UCL.

2.1.24.7	The loop shall be provided to SouthEast in accordance with AT&T’s TR73600 Unbundled Local Loop Technical Specification and applicable industry standard technical references.

2.1.25.10	Unbundled Loop (DS1 and below) Service Rearrangements

2.1.25.10.1
The Unbundled Loop Service Rearrangement processes will allow changes to be made to a working Loop facility assignment within the same end-user serving wire center.  Service Rearrangements will result in service outages to the customer during the time the Loop is being moved.

2.1.25.10.2
An Unbundled Loop Service Rearrangement connecting facility change (CFC) allows SouthEast to change its installed Loop from one working facility assignment to another facility assignment.  CFC includes Connecting Facility Assignment (CFA) and Cable ID & Pair changes within same collocation arrangement or from collocation to collocation.  CFA changes are allowed within the same multiplexer or from one multiplexer to another multiplexer.  For a CFC, the Loop class of service, Loop type and the customer must remain the same.

2.1.25.10.3
An Unbundled Loop Service Rearrangement connecting facility move (CFM) allows SouthEast to move the Loop facility assignment from a collocation arrangement to a multiplexer or from a multiplexer to a collocation arrangement.  CFMs require a change to the Loop basic class of service.  The Loop type and the customer must remain the same.

2.1.25.10.4
For Unbundled Loop Service Rearrangements, AT&T shall charge the applicable “Service Rearrangement change in Loop facility” rate found in Exhibit A. The Unbundled Loop Service Rearrangement process and requirements will be handled in accordance with the guidelines set forth in the Ordering Guidelines and CLEC Information Packages located on AT&T’s CLEC Online website.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.2	Line Conditioning

2.2.1
AT&T shall perform line conditioning in accordance with FCC 47 C.F.R. 51.319 (a)(1)(iii).  Line Conditioning is as defined in FCC 47 C.F.R. 51.319 (a)(1)(iii)(A).  Insofar as it is technically feasible, AT&T shall test and report troubles for all the features, functions, and capabilities of conditioned copper lines, and may not restrict its testing to voice transmission only.

2.2.2
AT&T will remove load coils and bridged tap on copper Loops and Subloops of any length.  AT&T shall not charge SouthEast for removal of load coils and bridged tap on copper loops and subloops shorter than 18,000 feet.  Removal of load coils and bridged tap on copper loops and subloops greater than 18,000 feet shall be billed at TELRIC rates set forth in Exhibit 1 of Attachment 2 of the Agreement.

2.3	Integrated Digital Loop Carriers

2.3.1
Where AT&T uses Integrated Digital Loop Carrier (IDLC) systems to provide the local loop and AT&T has a suitable alternate facility available, AT&T will make arrangements to permit SouthEast to order a contiguous local loop. To the extent it is technically feasible, these arrangements will provide SouthEast with the capability to serve end users at a level that is at parity with the level of service AT&T provides its customers. If no alternate facility is available, AT&T will utilize its Special Construction (SC) process to determine the additional costs required to provision the loop facilities. SouthEast will then have the option of paying the SC rates to place the loop facilities or SouthEast may chose some other method of providing service to the end-user (e.g., Resale, private facilities, etc.).

2.4	Network Interface Device

2.4.1	Definition

The NID is defined as any means of interconnection of end-user customer inside wire to AT&T’s distribution plant, such as a cross-connect device used for that purpose. The NID is a single-line termination device or that portion of a multiple-line termination device required to terminate a single line or circuit at the premises. The NID features two independent chambers or divisions that separate the service provider’s network from the End User’s on-premises wiring. Each chamber or division contains the appropriate connection points or posts to which the service provider and the end user each make their connections. The NID provides a protective ground connection and is capable of terminating cables such as twisted pair cable.

2.4.2	AT&T shall permit SouthEast to connect SouthEast’s loop facilities the end-user’s inside wire through the AT&T NID or at any other technically feasible point.

2.4.3	Access to Network Interface Device (NID)

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.4.3.1
Due to the wide variety of NIDs utilized by AT&T (based on subscriber size and environmental considerations), SouthEast may access the end user’s wire by any of the following means: 1) AT&T shall allow SouthEast to connect its loops directly to AT&T’s multi-line residential NID enclosures that have additional space and are not used by AT&T or any other telecommunications carriers to provide service to the premise. It is the responsibility of SouthEast to leave undisturbed the existing form of electrical protection and to maintain the physical integrity of the NID. 2) Where an adequate length of the end user’s inside wire is present and environmental conditions permit, either Party may remove the  inside wire from the other Party’s NID and connect that wire to that Party’s own NID;  3) Enter the subscriber access chamber or “side” of “dual chamber” NID enclosures for the purpose of extending a connecterized or spliced jumper wire from the inside wiring through a suitable “punch-out” hole of such NID enclosures; or 4) Request AT&T to make other rearrangements to the inside wiring terminations or terminal enclosure on a time and materials cost basis to be charged to the requesting Party (i.e., SouthEast, its agent, the building owner or the subscriber). Such charges will be billed to the requesting Party.

2.4.3.2
In no case shall either Party remove or disconnect the other Party’s loop facilities from either Party’s NIDs, enclosures, or protectors unless the applicable Commission has expressly permitted the same and the disconnecting Party provides prior notice to the other Party. In such cases, it shall be the responsibility of the Party disconnecting loop facilities to leave undisturbed the existing form of electrical protection and to maintain the physical integrity of the NID. It will be the CLEC’s responsibility to ensure there is no safety hazard and will hold AT&T harmless for any liability associated with the removal of the AT&T loop from the AT&T NID. Furthermore, it shall be the responsibility of the disconnecting Party, once the other Party’s loop has been disconnected from the NID, to reconnect the disconnected loop to a nationally- recognized–testing-laboratory-listed station protector, which has been grounded as per Article 800 of the National Electrical Code. If no spare station protector exists in the NID, the disconnected loop must be appropriately cleared, capped and stored. If CLEC does not wish to accept these responsibilities, other options exist in which AT&T installs a NID for the CLEC as a chargeable option.

2.4.3.3	In no case shall either Party remove or disconnect ground wires from AT&T’s NIDs, enclosures, or protectors.

2.4.3.4	In no case shall either Party remove or disconnect NID modules, protectors, or terminals from AT&T’s NID enclosures.

2.4.4	Technical Requirements

2.4.4.1	The NID shall provide an accessible point of interconnection and shall maintain a connection to ground.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.4.4.2
If an existing NID is accessed, it shall be capable of transferring electrical analog or digital signals between the subscriber’s inside wiring and the Distribution Media and/or cross connect to SouthEast’s NID.

2.4.4.3
Where a AT&T NID exists, it is provided in its “as is” condition. SouthEast may request AT&T do additional work to the NID on a time and material basis. When SouthEast deploys its own local loops with respect to multiple-line termination devices, SouthEast shall specify the quantity of NIDs connections that it requires within such device.

2.4.5	Interface Requirements

2.4.5.1	The NID shall be equal to or better than all of the requirements for NIDs set forth in the applicable industry standard technical references.

2.5	Unbundled Loop Concentration (ULC) System

2.5.1
AT&T will provide to SouthEast Unbundled Loop Concentration (ULC). Loop concentration systems in the central office concentrate the signals transmitted over local loops onto a digital loop carrier system. The concentration device is placed inside a AT&T central office. AT&T will offer ULC with a TR008 interface or a TR303 interface.

2.5.2
ULC will be offered in two sizes. System A will allow up to 96 AT&T loops to be concentrated onto multiple DS1s. The high-speed connection from the concentrator will be at the electrical DS1 level and will connect to SouthEast at SouthEast’s collocation site. System B will allow up to 192 AT&T loops to be concentrated onto multiple DS1s. System A may be upgraded to a System B. A minimum of two DS1s is required for each system (i.e., System A requires two DS1s and System B would require an additional two DS1s or four in total). All DS1 interfaces will terminate to the CLEC’s collocation space. ULC service is offered with concentration (2 DS1s for 96 channels) - or without concentration (4 DS1s for 96 channels) and with or without protection. A Line Interface element will be required for each loop that is terminated onto the ULC system. Rates for ULC are as set forth in this Attachment.

2.6	Subloop Elements

2.6.1	Where facilities permit, AT&T shall offer access to its Unbundled Subloop (USL) elements as specified herein.

2.6.2	Unbundled Subloop Distribution (USLD)

2.6.2.1
The USLD facility is a dedicated transmission facility that AT&T provides from an End User’s point of demarcation to an AT&T cross-connect device.  The AT&T cross-connect device may be located within a remote terminal (RT) or a stand-alone cross-box in the field or in the equipment room of a building and at any technically feasible point.   The USLD media is a copper twisted pair that can be provisioned as a 2-wire or 4-wire facility.  AT&T will make available the following subloop distribution offerings where facilities exist:

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

USLD – Voice Grade (USLD-VG)
Unbundled Copper Subloop (UCSL)
USLD – Intrabuilding Network Cable (USLD-INC (aka riser cable))

2.6.2.2	USLD-VG is a copper subloop facility from the cross-box in the field up to and including the point of demarcation at the End User’s premises and may have load coils.

2.6.2.3
UCSL is a copper facility eighteen thousand (18,000) feet or less in length provided from the cross-box in the field up to and including the End User’s point of demarcation.  This facility will not have any intervening equipment such as load coils between the End User and the cross-box.

2.6.2.4
If SouthEast requests a UCSL and it is not available, SouthEast may request the copper Subloop facility be modified pursuant to the ULM process to remove load coils and/or excessive bridged taps.  If load coils and/or excessive bridged taps are removed, the facility will be classified as a UCSL.

2.6.2.5
USLD-INC is the distribution facility owned or controlled by AT&T inside a building or between buildings on the same property that is not separated by a public street or road.  USLD-INC includes the facility from the cross-connect device in the building equipment room up to and including the point of demarcation at the End User’s premises.

2.6.2.6
Upon request for USLD-INC from SouthEast, AT&T will install a cross-connect panel in the building equipment room for the purpose of accessing USLD-INC pairs from a building equipment room.  The cross-connect panel will function as a single point of interconnection (SPOI) for USLD-INC and will be accessible by multiple carriers as space permits.  AT&T will place cross-connect blocks in twenty five (25) pair increments for SouthEast’s use on this cross-connect panel.  SouthEast will be responsible for connecting its facilities to the twenty five (25) pair cross-connect block(s).

2.6.2.7
For access to Voice Grade USLD and UCSL, SouthEast shall install a cable to the AT&T cross-box pursuant to the terms and conditions for physical collocation for remote sites set forth in Attachment 4.  This cable would be connected by an AT&T technician within the AT&T cross-box during the set-up process.  SouthEast’s cable pairs can then be connected to AT&T’s USL within the AT&T cross-box by the AT&T technician.

2.6.2.8
Through the SI process, AT&T will determine whether access to USLs at the location requested by SouthEast is technically feasible and whether sufficient capacity exists in the cross-box.  If existing capacity is sufficient to meet SouthEast’s request, then AT&T will perform the site set-up as described in the CLEC Information Package, located at AT&T Wholesale-Southeast Region Web Site at:  http://wholesale.att.com/.

2.6.2.9
The site set-up must be completed before SouthEast can order Subloop pairs.  For the site set-up in an AT&T cross-connect box in the field, AT&T will perform the necessary work to splice SouthEast’s cable into the cross-connect box.  For the site set-up inside a building equipment room, AT&T will perform the necessary work to install the cross-connect panel and the connecting block(s) that will be used to provide access to the requested USLs.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.6.2.10
Once the site set-up is complete, SouthEast will request Subloop pairs through submission of a LSR form to the LCSC.  OC is required with USL pair provisioning when SouthEast requests reuse of an existing facility, and the OC charge shall be billed in addition to the USL pair rate.  For expedite requests by SouthEast for Subloop pairs, expedite charges will apply for intervals less than five (5) days.

2.6.2.11	USLs will be provided in accordance with AT&T’s TR73600 Unbundled Local Loop Technical Specifications.

2.6.3	Unbundled Network Terminating Wire (UNTW)

2.6.3.1
UNTW is unshielded twisted copper wiring that is used to extend circuits from an intra-building network cable terminal or from a building entrance terminal to an individual End User’s point of demarcation.  It is the final portion of the Loop that in multi-subscriber configurations represents the point at which the network branches out to serve individual subscribers.

2.6.3.1.1
This element will be provided in MDUs and/or Multi-Tenants Units (MTUs) where either Party owns wiring all the way to the End User’s premises.  Neither Party will provide this element in locations where the property owner provides its own wiring to the End User’s premises, where a third party owns the wiring to the End User’s premises.

2.6.3.2	Requirements

2.6.3.2.1
On a multi-unit premises, upon request of the other Party (Requesting Party), the Party owning the network terminating wire (Provisioning Party) will provide access to UNTW pairs on an Access Terminal that is suitable for use by multiple carriers at each Garden Terminal or Wiring Closet.

2.6.3.2.2	The Provisioning Party shall not be required to install new or additional NTW beyond existing NTW to provision the services of the Requesting Party.

2.6.3.2.3
In existing MDUs and/or MTUs in which AT&T does not own or control wiring (INC/NTW) to the End User’s premises, and SouthEast does own or control such wiring, SouthEast will install UNTW Access Terminals for AT&T under the same terms and conditions as AT&T provides UNTW Access Terminals to SouthEast.

2.6.3.2.4	In situations in which AT&T activates a UNTW pair, AT&T will compensate SouthEast for each pair activated commensurate to the price specified in SouthEast’s Agreement

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.6.3.2.5
Upon receipt of the UNTW SI requesting access to the Provisioning Party’s UNTW pairs at a multi-unit premises, representatives of both Parties will participate in a meeting at the site of the requested access.  The purpose of the site visit will include discussion of the procedures for installation and location of the Access Terminals.  By request of the Requesting Party, an Access Terminal will be installed either adjacent to each of the Provisioning Party’s Garden Terminal or inside each Wiring Closet.  The Requesting Party will deliver and connect its central office facilities to the UNTW pairs within the Access Terminal.  The Requesting Party may access any available pair on an Access Terminal.  A pair is available when a pair is not being utilized to provide service or where the End User has requested a change in its local service provider to the Requesting Party.  Prior to connecting the Requesting Party’s service on a pair previously used by the Provisioning Party, the Requesting Party is responsible for ensuring the End User is no longer using the Provisioning Party’s service or another CLEC’s service before accessing UNTW pairs.

2.6.3.2.6	Access Terminal installation intervals will be established on an individual case basis.

2.6.3.2.7
The Requesting Party is responsible for obtaining the property owner’s permission for the Provisioning Party to install an Access Terminal(s) on behalf of the Requesting Party.  The submission of the SI by the Requesting Party will serve as certification by the Requesting Party that such permission has been obtained.  If the property owner objects to Access Terminal installations that are in progress or within thirty (30) days after completion and demands removal of Access Terminals, the Requesting Party will be responsible for costs associated with removing Access Terminals and restoring the property to its original state prior to Access Terminals being installed.

2.6.3.2.8
The Requesting Party shall indemnify and hold harmless the Provisioning Party against any claims of any kind that may arise out of the Requesting Party’s failure to obtain the property owner’s permission.  The Requesting Party will be billed for nonrecurring and recurring charges for accessing UNTW pairs at the time the Requesting Party activates the pair(s).  The Requesting Party will notify the Provisioning Party within five (5) business days of activating UNTW pairs using the LSR form.

2.6.3.2.9
If a trouble exists on a UNTW pair, the Requesting Party may use an alternate spare pair that serves that End User if a spare pair is available.  In such cases, the Requesting Party will re-terminate its existing jumper from the defective pair to the spare pair.  Alternatively, the Requesting Party will isolate and report troubles in the manner specified by the Provisioning Party.  The Requesting Party must tag the UNTW pair that requires repair.  If the Provisioning Party dispatches a technician on a reported trouble call and no UNTW trouble is found, the Provisioning Party will charge Requesting Party for time spent on the dispatch and testing the UNTW pair(s).

2.6.3.2.10
If the Requesting Party initiates the Access Terminal installation and the Requesting Party has not activated at least ten percent (10%) of the capacity of the Access Terminal installed pursuant to the Requesting Party’s request for an Access Terminal within six (6) months of installation of the Access Terminal, the Provisioning Party will bill the Requesting Party a nonrecurring charge equal to the actual cost of provisioning the Access Terminal.

2.6.3.2.11
If the Provisioning Party determines that the Requesting Party is using the UNTW pairs without reporting the activation of the pairs, the Requesting Party will be billed for the use of that pair back to the date the End User began receiving service from the Requesting Party at that location.  Upon request, the Requesting Party will provide copies of its billing record to substantiate such date.  If the Requesting Party fails to provide such records, then the Provisioning Party will bill the Requesting Party back to the date of the Access Terminal installation.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.7	RESERVED

2.8	RESERVED

2.9	RESERVED

2.10	RESERVED

2.11	RESERVED

2.12	Rates

The prices that SouthEast shall pay to AT&T for Network Elements and Other Services are set forth in Exhibit 1 to this Attachment.

2.13	Operational Support Systems (OSS)

2.13.1	AT&T has developed and made available the following electronic interfaces by which SouthEast may submit LSRs electronically.

LENS Local Exchange Navigation System
EDI Electronic Data Interchange
TAG Telecommunications Access Gateway

2.13.2
LSRs submitted by means of one of these electronic interfaces will incur an OSS electronic ordering charge as specified in the table below. An individual LSR will be identified for billing purposes by its Purchase Order Number (PON). LSRs submitted by means other than one of these interactive interfaces (mail, fax, courier, etc.) will incur a manual order charge as specified in the table below:

OPERATIONAL SUPPORT SYSTEMS	KY

OSS LSR charge, per LSR received from the CLEC by one of the OSS interactive interfaces	$3.50 SOMEC

Incremental charge per LSR received from the CLEC by means other than one of the OSS interactive interfaces	$19.99 SOMAN

2.13.3	Denial/Restoral OSS Charge

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.13.3.1
In the event SouthEast provides a list of customers to be denied and restored, rather than an LSR, each location on the list will require a separate PON and, therefore will be billed as one LSR per location.

2.13.4	Cancellation OSS Charge

2.13.4.1	SouthEast will incur an OSS charge for an accepted LSR that is later canceled by SouthEast.

Note:	Supplements or clarifications to a previously billed LSR will not incur another OSS charge.

2.13.5	Network Elements and Other Services Manual Additive

2.13.5.1
The Commissions in some states have ordered per-element manual additive nonrecurring charges (NRC) for Network Elements and Other Services ordered by means other than one of the interactive interfaces. These ordered Network Elements and Other Services manual additive NRCs will apply in these states, rather than the charge per LSR. The per-element charges are listed on the Rate Tables in Exhibit 1.

2.14	Preordering Loop Makeup (LMU)

2.14.1	Description of Service

2.14.1.1
AT&T shall make available to SouthEast loop makeup (LMU) data for loops that are provided pursuant to this Agreement. This section addresses LMU as a preordering transaction, distinct from SouthEast ordering any other service(s). Loop Makeup Service Inquiries (LMUSI) for preordering loop makeup are likewise unique from other preordering functions with associated service inquiries (SI) as described in this Agreement.

2.14.1.2
AT&T will provide SouthEast with loop makeup information consisting of the composition of the loop material (copper/fiber); the existence, location and type of equipment on the loop, including but not limited to digital loop carrier or other remote concentration devises, feeder/distribution interfaces, bridge taps, load coils, pair-gain devices; the loop length; and the wire gauge. The LMUSI may be utilized by SouthEast for the purpose of determining whether the loop requested is capable of supporting DSL service or other advanced data services. The determination shall be made solely by SouthEast and AT&T shall not be liable in any way for the performance of the advanced data services provisioned over said loop.

2.14.1.3
AT&T’s LMU information is provided to SouthEast as it exists either in AT&T's databases or in its hard copy facility records. AT&T does not guarantee accuracy or reliability of the LMU information provided.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.14.1.4
AT&T offers LMU information for the sole purpose of allowing SouthEast to determine whether, in SouthEast’s judgment, AT&T's loops will support the specific services that SouthEast wishes to provide over those loops. SouthEast may choose to use equipment that it deems will enable it to provide a certain type and level of service over a particular AT&T loop; however, such configurations may not match AT&T's or the industry’s standards and specifications for the intended type and level of service. Accordingly, SouthEast shall be responsible for insuring that the specific loop type (ADSL, HDSL, or otherwise) ordered on the LSR matches the LMU of the facility requested. SouthEast bears full responsibility for being knowledgeable of AT&T's technical standards and the specifications of AT&T's loops. SouthEast bears full responsibility for making the appropriate ordering decisions of matching AT&T loops with SouthEast's equipment for accomplishing SouthEast's end goal for the intended service it wishes to provide its end-user(s). SouthEast is fully responsible for any of its service configurations that may differ from AT&T's technical standard for the loop type ordered.

2.14.2	Submitting Loop Makeup Service Inquiries

2.14.2.1
SouthEast will be able to obtain LMU information by submitting a LMUSI mechanically or manually. Mechanized LMUSIs should be submitted through AT&T's Operational Support Systems interfaces. After obtaining the resulting loop data from the mechanized LMUSI process, if SouthEast determines that it needs further loop data information in order to make a determination of loop service capability, SouthEast may initiate a separate manual SI for a separate nonrecurring charge as set forth in Section 2.14.3. Mechanized LMU has been made available for limited deployment to those CLECs that have effective X-Digital Subscriber Line (xDSL) Beta Test Agreements in place with AT&T. CLECs will be notified once a successful Beta Test has been completed, and mechanized LMU shall then be available to SouthEast.

2.14.2.2
Manual LMUSIs shall be submitted on the preordering manual LMUSI form by means of  fax or electronic-mail to AT&T’s Complex Resale Support Group (CRSG)/Account Team utilizing the Preordering Loop Makeup Service Inquiry form. The standard service interval for the return of a Loop Makeup Manual Service Inquiry is seven business days. This service interval is distinct from the interval applied to the subsequent service order. Manual LMUSIs are not subject to expedite requests.

2.14.3	LMUSI Types and Associated Charges

SouthEast may request LMU information by submitting LMUSIs in accordance with the rate elements in Exhibit 1.

2.14.3.1
SouthEast will be assessed a nonrecurring charge for each facility queried as specified in Exhibit 1. Rates for all states are interim and subject to true-up pending approval of final rates by the respective State Commissions. True-ups will be retroactive to the effective date of this Agreement.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.14.3.2
SouthEast may reserve facilities for up to four (4) days in connection with a LMUSI. Reserved facilities for which SouthEast does not plan to place a UNE local service request (LSR) should be cancelled by SouthEast. Should SouthEast wish to cancel a reservation on a spare facility, the cancellation will require a facility reservation number (RESID/FRN).

2.14.3.3
The reservation holding timeframe is a maximum of four days from the time that AT&T's LMU data is returned to SouthEast for the facility queried. During this holding time and prior to SouthEast’s placing an LSR, the reserved facilities are rendered unavailable to other customers, whether for CLEC(s) or for AT&T. Notwithstanding the foregoing, AT&T does not guarantee that a reservation will assure SouthEast’s ability to order the exact facility reserved.

2.14.3.4
If SouthEast does not submit an LSR for a UNE service on a reserved facility within the four-day reservation timeframe, the reservation of that spare facility will become invalid and the facility will be released.

2.14.3.5	Charges for preordering LMUSI are separate from any charges associated with ordering other services from AT&T.

2.14.4	Ordering of Other UNE Services

2.14.4.1
Whenever SouthEast has reserved a facility through AT&T's preordering LMU service, should SouthEast seek to place a subsequent UNE LSR on a reserved facility, SouthEast shall provide AT&T the RESID/FRN of the single spare facility on the appropriate UNE LSR., SouthEast will be billed the appropriate rate element for the specific type UNE loop ordered by SouthEast as set forth in this Attachment. SouthEast will not be billed any additional Loop Makeup charges for the loop so ordered. Should SouthEast choose to place a UNE LSR having previously submitted a request for preordering LMU without a reservation, SouthEast will be billed the appropriate rate element for the specific UNE loop ordered as well as additional Loop Makeup charges as set forth in this Attachment. Rates are provided in Exhibit 1 in this Attachment.

2.14.4.2
Where SouthEast submits an LSR to order facilities reserved during the LMUSI process, AT&T will use its best efforts to assign to SouthEast the facility reserved as indicated on the return of the LMU. Multi-facility reservations per single RESID/FRN as provided with the mechanized LMUSI process are less likely to result in the specific assignment requested by SouthEast. For those occasions when AT&T cannot assign the specific facility reserved by SouthEast during the LMU pre-ordering transaction, due to incomplete or incorrect information provided by SouthEast during the ordering process, AT&T will assign to SouthEast, subject to availability, a facility that meets the AT&T technical standards of the AT&T type loop as ordered by SouthEast. If the ordered loop type is not available, SouthEast may utilize the Unbundled Loop Modification process or the Special Construction process, as applicable, to obtain the loop type ordered.

2.15	Loop Qualification System

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

2.15.1
SouthEast has requested access to the Loop Qualification System (LQS). LQS was originally designed as an internal tool utilized by AT&T and Internet Service Providers (ISPs) selling AT&T ADSL (Assymmetric Digital Subscriber Line) Service to determine if a telephone number(s) at a specific service address qualified for AT&T ADSL Service.

2.15.2	In consideration of the terms and conditions set forth below, AT&T agrees to provide SouthEast with access to LQS and a bulk list of ADSL qualified customers from LQS:

2.15.2.1	AT&T makes no claim as to the accuracy or completeness of either LQS or the bulk list.

2.15.2.2
SouthEast is responsible for acting within the local, state, and federal law governing the use of the bulk list for the purpose of, but not limited to, marketing of service through direct mail or telemarketing. Furthermore, the parties hereby agree to refrain from abusive telemarketing practices.

2.15.2.3
SouthEast agrees that it will use the LQS information and the bulk list and/or any information directly derived from the bulk list for the sole purpose of qualifying and selling its own DSL services (whether by itself or in a package of other offerings).

2.15.2.4	SouthEast will not use the bulk list for the purpose of conducting research, marketing, qualifying, or selling products and/or services other than its own DSL services.

2.15.2.5
SouthEast  will not provide the bulk list, any portion or portions of the bulk list, copies of the bulk list, or any information derived from the bulk list to others without the prior written consent of AT&T.

2.15.2.6
SouthEast acknowledges and agrees to BellSouth’s right to revoke and terminate the use of the bulk list by SouthEast.  AT&T may exercise this right of revocation and/or termination at any time, for any purpose, by oral or written notice to SouthEast.  In such event, SouthEast agrees to immediately destroy or return all copies and/or components of the bulk list.  For purposes of this paragraph, the term “immediately” shall be defined as a period of time not to exceed forty-eight (48) hours.

2.16	Rates

The prices that SouthEast shall pay to AT&T for Network Elements and Other Services are set forth in Exhibit 1 to this Attachment. If SouthEast purchases a service(s) from a tariff, all terms and conditions and rates as set forth in such tariff shall apply.

2.17	Operational Support Systems (OSS)

The terms, conditions and rates for OSS are as set forth in Section 2.13 of this Attachment.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

3.	Line Splitting

3.1
Line splitting shall mean that a provider of data services (a Data LEC) and a provider of voice services (a Voice CLEC) deliver voice and data service to End Users over the same Loop.  The Voice CLEC and Data LEC may be the same or different carriers.

3.2
Line Splitting – UNE-L.   In the event SouthEast provides its own switching or obtains switching from a third party, SouthEast may engage in line splitting arrangements with another CLEC using a splitter, provided by SouthEast, in a Collocation Space at the central office where the Loop terminates into a distribution frame or its equivalent.

3.3
Line Splitting  – Loop and Port.  To the extent SouthEast is using a commingled arrangement that consists of an Unbundled Loop purchased pursuant to this Agreement and Local Switching provided by AT&T pursuant to Section 271, AT&T will permit SouthEast to  utilize Line Splitting.  AT&T shall charge the rates set forth in Exhibit 1 of Attachment 2 for the Loop and splitting functionality.  Rates for Local Switching shall be subject to a separate agreement between the Parties.

3.4
SouthEast shall provide AT&T with a signed LOA between it and the third party CLEC (Data CLEC or Voice CLEC) with which it desires to provision Line Splitting services, where SouthEast will not provide voice and data services.

3.5	Provisioning Line Splitting and Splitter Space – Loop and Port

3.5.1
The Data LEC, Voice CLEC, a third party or AT&T may provide the splitter.  When SouthEast or its authorized agent owns the splitter, Line Splitting requires the following:  a non-designed analog Loop from the serving wire center to the NID at the End User’s location; a collocation cross-connection connecting the Loop to the collocation space; a second collocation cross-connection from the collocation space connected to a voice port; the high frequency spectrum line activation, and a splitter.  Where AT&T owns the splitter, AT&T shall provide the splitter functionality upon request and consistent with the FCC’s rules, and shall establish the necessary processes in its OSS to facilitate SouthEast’s ability to engage in line splitting arrangements.

3.5.2	An unloaded 2-wire copper Loop must serve the End User. The meet point for the Voice CLEC and the Data CLEC is the point of termination on the MDF for the Data CLEC’s cable and pairs.

3.5.3	The foregoing procedures are applicable to a commingled arrangement of a Loop purchased pursuant to this Agreement and Local Switching pursuant to Section 271 purchased under a separate agreement.

3.6	Provisioning Line Splitting and Splitter Space – UNE-L

3.6.1
SouthEast provides the splitter when providing Line Splitting with UNE-L.  When SouthEast or its authorized agent owns the splitter, Line Splitting requires the following: a loop from NID at the End User’s location to the serving wire center and terminating into a distribution frame or its equivalent.

3.7	CLEC Provided Splitter – Line Splitting

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

3.7.1	To order High Frequency Spectrum on a particular Loop, SouthEast must have a DSLAM collocated in the central office that serves the End User of such Loop.

3.7.2	CLEC must provide its own splitters in a central office and have installed its DSLAM in that central office.

3.7.3
SouthEast may purchase, install and maintain central office POTS splitters in its collocation arrangements.  SouthEast may use such splitters for access to its end users and to provide digital line subscriber services to its end users using the High Frequency Spectrum.  Existing Collocation rules and procedures and the terms and conditions relating to Collocation set forth in Attachment 4-Physical Collocation shall apply.

3.7.4
Any splitters installed by SouthEast in its collocation arrangement shall comply with ANSI T1.413, Annex E, or any future ANSI splitter Standards.  SouthEast may install any splitters that AT&T deploys or permits to be deployed for itself or any AT&T affiliate.

3.8	Maintenance – Line Splitting – UNE-L

3.8.1	AT&T will be responsible for repairing voice troubles and the troubles with the physical loop between the NID at the End User’s premises and the termination point.

3.8.2
AT&T must make all necessary network modifications, including providing nondiscriminatory access to operations support systems necessary for pre-ordering, ordering, provisioning, maintenance and repair, and billing for loops used in line splitting arrangements.

3.9	Indemnification

3.9.1
SouthEast shall indemnify, defend and hold harmless AT&T from and against any claims, losses, actions, causes of action, suits, demands, damages, injury and costs including reasonable attorney fees, which arise out of actions related to the other service provider (i.e. CLEC party to the line splitting arrangement who is not SouthEast), except to the extent caused by AT&T’s gross negligence or willful misconduct.

4.	Routine Network Modifications`

4.1
AT&T will perform Routine Network Modifications (RNM) in accordance with FCC 47 CFR 51.319 (a)(7) and (e)(4) for Loops and Dedicated Transport provided under this Attachment.   AT&T shall make all routine network modifications to unbundled loop and transport facilities used by SouthEast at SouthEast’s request where the requested loop and/or transport facility has already been constructed.  AT&T shall perform these routine network modifications to facilities in a non-discriminatory fashion, without regard to whether the loop or transport facility being accessed was constructed on behalf, or in accordance with the specifications, of any carrier.  A routine network modification is an activity that AT&T regularly undertakes for its own customers.  Routine network modifications include, but are not limited to, rearranging or splicing of cable; adding an equipment case; adding a doubler or repeater; adding a smart jack; installing a repeater shelf; adding a line card; deploying a new multiplexer or reconfiguring an existing multiplexer; attaching electronic and other equipment that AT&T ordinarily attaches to a loop or transport facility to serve its own customers.  Routine network modifications may entail activities such as accessing manholes, deploying bucket trucks to reach aerial cable, and installing equipment casings.  Routine network modifications do not include the construction of a new loop, or the installation of new aerial or buried cable for SouthEast.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

4.2
AT&T shall perform routine network modifications pursuant to the existing non-recurring charges and recurring rates ordered by the Commission for the loop and transport facilities set forth in Exhibit 1 of Attachment 2 of the Agreement and not at an additional charge.  RNM shall be performed within the intervals established for the Network Element and subject to the performance measurements and associated remedies set forth in Attachment 9 of this Agreement except to the extent AT&T demonstrates that such RNM were not anticipated in the setting of such intervals.  If AT&T believes that it has not anticipated a requested network modification as being a RNM and has not recovered the costs of such RNM in the rates set forth in Exhibit 1 of Attachment 2 of the Agreement, AT&T can seek resolution from the Commission.  However, in the interim, AT&T will perform the RNM at the existing recurring and non-recurring rates associated with the provision of the loop or transport facility.  There may not be any double recovery or retroactive recovery of these costs.

5.	Unbundled Network Element Combinations

5.1.	Unbundled Network Element Combinations shall include: 1) Enhanced Extended Links (EELs); 2) UNE Loops/Special Access Combinations; and 3) Transport Combinations.

5.1.1.
For purposes of this Section, references to “Currently Combined” network elements shall mean that such network elements are in fact already combined by AT&T in the AT&T network. References to “Ordinarily Combined” Network Elements shall mean that the particular Network Elements requested by SouthEast are not already combined by AT&T in the location requested by SouthEast but are elements that are typically combined in AT&T’s network. References to “Not Typically Combined” Network Elements shall mean that the particular Network Elements requested by SouthEast are not elements that AT&T combines for its use in its network. For purposes of this section, the terms “combine,” “combined,” and “combination” shall include commingling, and “combinations” of network elements shall include network elements that are “commingled” with other tariffed or nontariffed services, facilities, or network elements.

5.1.2
Except as otherwise set forth in this Agreement, upon request, AT&T shall perform the functions necessary to combine Network Elements that AT&T is required to provide under this Agreement in any manner, even if those elements are not ordinarily combined in AT&T’s network, provided that such Combination is technically feasible and will not undermine the ability of other carriers to obtain access to Network Elements or to interconnect with AT&T’s network.

5.1.3
To the extent SouthEast requests a Combination for which AT&T does not have methods and procedures in place to provide such Combination, methods or procedures for such Combination will be developed pursuant to the BFR process.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

5.3.	Enhanced Extended Links (EELs)

5.3.1
EELs are combinations of Loops and Dedicated Transport as defined in this Attachment, together with any facilities, equipment, or functions necessary to combine those Network Elements. AT&T shall provide SouthEast with EELs combinations as set forth below, where the underlying Network Element are available and are required to be provided pursuant to this Agreement and in all  instances where the requesting carrier meets the eligibility requirements, if applicable.

5.3.1.1	EEL Combinations

5.3.1.1.1	DS1 Interoffice Channel + DS1 Channelization + 2-wire VG Local Loop

5.3.1.1.2	DS1 Interoffice Channel + DS1 Channelization + 4-wire VG Local Loop

5.3.1.1.3	DS1 Interoffice Channel + DS1 Channelization + 2-wire ISDN Local Loop

5.3.1.1.4	DS1 Interoffice Channel + DS1 Channelization + 4-wire 56 kbps Local Loop

5.3.1.1.5	DS1 Interoffice Channel + DS1 Channelization + 4-wire 64 kbps Local Loop

5.3.1.1.6	DS1 Interoffice Channel + DS1 Local Loop

5.3.1.1.7	DS3 Interoffice Channel + DS3 Local Loop

5.3.1.1.8	STS-1 Interoffice Channel + STS-1 Local Loop

5.3.1.1.9	DS3 Interoffice Channel + DS3 Channelization + DS1 Local Loop

5.3.1.1.10	STS-1 Interoffice Channel + DS3 Channelization + DS1 Local Loop

5.3.1.1.11	2-wire VG Interoffice Channel + 2-wire VG Local Loop

5.3.1.1.12	4wire VG Interoffice Channel + 4-wire VG Local Loop

5.3.1.1.13	4-wire 56 kbps Interoffice Channel + 4-wire 56 kbps Local Loop

5.3.1.1.14	4-wire 64 kbps Interoffice Channel + 4-wire 64 kbps Local Loop

5.3.2
High-capacity EELs are (1) combinations of Loop and Dedicated Transport, (2) Dedicated Transport commingled with a wholesale loop, or (3) a loop commingled with wholesale transport at the DS1 and/or DS3 level as described in 47 C.F.R. § 51.318(b).

5.3.3
By placing an order for a high-capacity EEL, SouthEast thereby certifies that the service eligibility criteria set forth herein are met for access to a converted high-capacity EEL, a new high-capacity EEL, or part of a high-capacity commingled EEL as a Network Element. AT&T shall have the right to audit SouthEast's high-capacity EELs as specified below.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

5.3.4	Service Eligibility Criteria

5.3.4.1	High capacity EELs must comply with the following service eligibility requirements. SouthEast must certify for each high-capacity EEL that all of the following service eligibility criteria are met:

5.3.4.1.1	SouthEast has received state certification to provide local voice service in the area being served;

5.3.4.2	For each combined circuit, including each DS1 circuit, each DS1 EEL, and each DS1-equivalent circuit on a DS3 EEL:

5.3.4.2.1 1)	Each circuit to be provided to each customer will be assigned a local number prior to the provision of service over that circuit;

5.3.4.2.2 2)	Each DS1-equivalent circuit on a DS3 EEL must have its own local number assignment so that each DS3 must have at least twenty-eight (28) local voice numbers assigned to it;

5.3.4.2.3 3)	Each circuit to be provided to each customer will have 911 or E911 capability prior to provision of service over that circuit;

5.3.4.2.4 4)	Each circuit to be provided to each customer will terminate in a collocation arrangement that meets the requirements of 47 C.F.R. § 51.318(c);

5.3.4.2.5 5)	Each circuit to be provided to each customer will be served by an interconnection trunk over which SouthEast will transmit the calling party’s number in connection with calls exchanged over the trunk;

5.3.4.2.6 6)
For each twenty-four (24) DS1 EELs or other facilities having equivalent capacity, SouthEast will have at least one (1) active DS1 local service interconnection trunk over which SouthEast will transmit the calling party’s number in connection with calls exchanged over the trunk; and

5.3.4.2.7 7)	Each circuit to be provided to each customer will be served by a switch capable of switching local voice traffic.

5.3.4.2.7 8)	In the event SouthEast converts special access services to Network Elements, SouthEast shall be subject to the termination liability provisions in the applicable special access tariffs, if any.

5.3.5	EELs Audit provisions

5.3.5.1
After June 29, 2010, AT&T may, on an annual basis audit SouthEast’s records based on cause, in order to verify compliance with the high capacity EEL eligibility criteria. To invoke its limited right to audit, AT&T shall send a written Notice of Audit to SouthEast stating its concern that SouthEast is not complying with the service eligibility requirements. Such Notice of Audit will be delivered to SouthEast no less than thirty (30) calendar days prior to the date upon which AT&T seeks to commence an audit and shall include a listing of the circuits for which AT&T alleges noncompliance, including all supporting documentation and a list of three auditors from which SouthEast may choose one to conduct the audit.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

5.3.5.2
The auditor selected shall be an independent third party retained and paid for by AT&T.  The audit must be performed in accordance with the standards established by the American Institute for Certified Public Accountants (AICPA) which will require the auditor to perform an “examination engagement” and issue an opinion regarding SouthEast’s compliance with the high capacity EEL eligibility criteria.  AICPA standards and other AICPA requirements will be used to determine the independence of an auditor. The independent auditor’s report will conclude whether SouthEast complied in all material respects with the applicable service eligibility criteria.  Consistent with standard auditing practices, such audits require compliance testing designed by the independent auditor.

5.3.5.3
To the extent the independent auditor’s report concludes that SouthEast failed to comply with the service eligibility criteria, SouthEast must true-up any difference in payments, convert all noncompliant circuits to the appropriate service, and make the correct payments on a going forward basis.

5.3.5.4
To the extent the independent auditor’s report concludes that SouthEast failed to comply in all material respects with the service eligibility criteria, SouthEast shall reimburse AT&T for the cost of the independent auditor.  To the extent the independent auditor’s report concludes that SouthEast did comply in all material respects with the service eligibility criteria, AT&T will reimburse SouthEast for its reasonable and demonstrable costs associated with the audit.  SouthEast will maintain appropriate documentation to support its certifications.

5.3.6	Rates

5.3.6.1
The rates for the Currently Combined Network Elements specifically set forth in Exhibit 1 shall be the rates associated with such Combinations. Where a Currently Combined Combination is not specifically set forth in Exhibit 1, the rate for such Currently Combined Combination shall be the sum of the recurring rates for those individual Network Elements as set forth in Exhibit 1 and/or in addition to the applicable nonrecurring switch-as-is charge set forth in Exhibit 1.

5.3.6.2
The rates for the Ordinarily Combined Network Elements specifically set forth in Exhibit 1 shall be the nonrecurring and recurring charges for those Combinations. Where an Ordinarily Combined Combination is not specifically set forth in Exhibit 1, the rate for such Ordinarily Combined Combination shall be the sum of the recurring rates for those individual Network Elements as set forth in Exhibit 1 for those individual Network Elements as set forth in Exhibit 1.

5.3.6.3	The rates for Not Typically Combined Combinations shall be developed pursuant to the BFR process upon request of SouthEast.

5.3.7.4	Multiplexing

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

5.3.7.4.1	Where multiplexing functionality is required in connection with loop and transport combinations, such multiplexing will be provided at the rates and on the terms set forth in this Agreement.

5.4	Reserved.

5.5	UNE/Special Access Combinations

5.5.1
Additionally, AT&T shall make available to SouthEast a combination of an unbundled loop and tariffed special access interoffice facilities. To the extent SouthEast will require multiplexing functionality in connection with such combination, AT&T will provide access to multiplexing within the central office pursuant to the terms, conditions and rates set forth in its Access Services Tariffs.

5.5.2	Rates

5.5.2.1
The non-recurring and recurring rates for UNE/Special Access Combinations will be the sum of the unbundled loop rates as set forth in Exhibit 1 and the interoffice transport rates and multiplexing rates as set forth in the Access Services Tariff.

6.	Dedicated Transport and Dark Fiber Transport

6.1
Dedicated Transport.  Dedicated Transport is defined as AT&T’s transmission facilities between wire centers or switches owned by AT&T, or between wire centers or switches owned by AT&T and switches owned by SouthEast, including but not limited to DS1, DS3 and OCn level services, as well as dark fiber, dedicated to SouthEast.  AT&T shall not be required to provide access to OCn level Dedicated Transport under any circumstances pursuant to this Agreement.  In addition, except as set forth in Section 6.2 below, AT&T shall not be required to provide to SouthEast unbundled access to interoffice transmission facilities that do not connect a pair of wire centers or switches owned by AT&T (“Entrance Facilities”).

6.2	Transition for DS1 and DS3 Dedicated Transport Including DS1 and DS3 Entrance Facilities

6.2.1
For purposes of this Section 6.2, the Transition Period for the Embedded Base of DS1 and DS3 Dedicated Transport, Embedded Base Entrance Facilities and for Excess DS1 and DS3 Dedicated Transport, is the twelve (12) month period beginning March 11, 2005 and ending March 10, 2006.

6.2.2
For purposes of this Section 6.2, Embedded Base means DS1 and DS3 Dedicated Transport that were in service for SouthEast as of March 11, 2005 in those wire centers that, as of such date, met the criteria set forth in Sections 6.2.6.1 or 6.2.6.2 below.  Subsequent disconnects or loss of End Users shall be removed from the Embedded Base.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

6.2.3
For purposes of this Section 6.2, Embedded Base Entrance Facilities means Entrance Facilities that were in service for SouthEast as of March 11, 2005.  Subsequent disconnects or loss of customers shall be removed from the Embedded Base.

6.2.4
For purposes of this Section 6.2, Excess DS1 and DS3 Dedicated Transport means those SouthEast DS1 and DS3 Dedicated Transport facilities in service as of March 11, 2005, in excess of the caps set forth in Section 6.2.6.3.    Subsequent disconnects and loss of End Users shall be removed from Excess DS1 and DS3 Loops.

6.2.5	For purposes of this Section 6.2, a Business Line is as defined in 47 C.F.R. §51.5.

6.2.6
Notwithstanding anything to the contrary in this Agreement, AT&T shall make available the following Dedicated Transport as described in this Section 6.2 only for SouthEast’s Embedded Base and Excess Dedicated Transport during the Transition Period:

6.2.6.1	DS1 Transport where both wire centers at the end points of the route contain at least four (4) fiber-based collocators or at least 38,000 Business access lines.

6.2.6.2	DS3 Transport where both wire centers at the end points of the route contain at least three (3) fiber-based collocators or at least 24,000 Business access lines.

6.2.6.3
SouthEast may obtain a maximum of twelve (12) unbundled DS3 Dedicated Transport circuits on each route where DS3 Dedicated Transport is available as a Network Element, and a maximum of ten (10) unbundled DS1 Dedicated Transport circuits on each Route where there is no 251(c)(3) unbundling obligation for DS3 Dedicated Transport but for which impairment exists for DS1 Dedicated Transport.

6.2.7
The Initial Unimpaired Wire Center List setting forth the wire centers meeting the criteria set forth in Sections 6.2.6.1 and 6.2.6.2 above is set forth in Accessible Letter CLECSE08-01, which is available on AT&T’s CLEC Online Web site.

6.2.8	Notwithstanding anything to the contrary in this Agreement, AT&T shall make available Entrance Facilities only for SouthEast’s Embedded Base Entrance Facilities and only during the Transition Period.

6.2.9
Transition Period Pricing.  From March 11, 2005, through the completion of the Transition Period, AT&T shall charge/collect a rate for SouthEast’s Embedded Base of DS1 and DS3 Dedicated Transport and for SouthEast’s Excess DS1 and DS3 Dedicated Transport, as described in this Section 6.2, equal to the higher of:

6.2.9.1	115% of the rate paid for that element on June 15, 2004; or

6.2.9.2	115% of a new rate the Commission establishes, if any, between June 16, 2004 and March 11, 2005.

6.2.9.3	These rates shall be as set forth in Exhibit 1 to Attachment 2 of the Agreement and this Section 6.2.9.

6.2.9.4
From March 11, 2005, through the completion of the Transition Period, AT&T shall charge/collect a rate for SouthEast’s Embedded Base Entrance Facilities as set forth in Exhibit 1 to Attachment 2 of the Agreement and this Section 6.2.9.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

6.2.10
The Transition Period shall apply only to (1) SouthEast’s Embedded Base and Embedded Base Entrance Facilities; and (2) SouthEast’s Excess DS1 and DS3 Dedicated Transport.  SouthEast shall not add new Entrance Facilities pursuant to this Agreement.  Further, SouthEast shall not add new DS1 or DS3 Dedicated Transport as described in this Section 6.2 pursuant to this Agreement.

6.2.11	Once a wire center exceeds either of the thresholds set forth in Section 6.2.6.1 above, no future DS1 Dedicated Transport unbundling will be required in that wire center.

6.2.12	Once a wire center exceeds either of the thresholds set forth in Section 6.2.6.2 above, no future DS3 Dedicated Transport will be required in that wire center.

6.2.13
No later than March 11, 2006 or some other mutually agreed upon date, SouthEast shall submit spreadsheet(s) identifying all of the Embedded Base of circuits, Embedded Base Entrance Facilities, and Excess DS1 and DS3 Dedicated Transport to be either disconnected or converted to other AT&T services pursuant to Section 1.4.4 above.  The Parties shall negotiate a project schedule for the Conversion of the Embedded Base, Embedded Base Entrance Facilities and Excess DS1 and DS3 Dedicated Transport.  In the case of disconnection, the applicable disconnect charges set forth in this Agreement shall apply.

6.2.14
If SouthEast failed to submit the spreadsheet(s) identifying its Embedded Base DS1 and DS3 Dedicated Transport circuits, Embedded Base Entrance Facilities and Excess DS1 and DS3 Dedicated Transport on or before March 10, 2006, AT&T will identify SouthEast’s remaining Embedded Base DS1 and DS3 Dedicated Transport circuits, Embedded Base Entrance Facilities and Excess DS1 and DS3 Dedicated Transport, if any, and will transition such circuits to the equivalent tariffed AT&T service(s).  Those circuits identified and transitioned by AT&T pursuant to this Section shall be subject to the switch-as-is rates set forth in this Agreement for conversions to equivalent tariffed services.

6.2.15
For Embedded Base DS1 and DS3 Dedicated Transport circuits, Embedded Base Entrance Facilities and Excess DS1 and DS3 Dedicated Transport converted or transitioned, the applicable recurring tariff charge shall apply to each circuit as of March 11, 2006.  The transition of the Embedded Base DS1 and DS3 Dedicated Transport, Embedded Base Entrance Facilities and Excess DS1 and DS3 Dedicated Transport should be performed in a manner that avoids, or otherwise, minimizes to the extent possible, disruption or degradation to SouthEast’s customers’ service.

6.3
Dark Fiber Transport.  Dark Fiber Transport is defined as Dedicated Transport that consists of inactivated optical interoffice transmission facilities without attached signal regeneration, multiplexing, aggregation or other electronics.  Except as set forth in Section 6.3.1 below, AT&T shall not be required to provide access to Dark Fiber Transport Entrance Facilities pursuant to this Agreement.

6.3.1	Transition for Dark Fiber Transport and Dark Fiber Transport Entrance Facilities

6.3.2
For purposes of this Section 6.3, the Transition Period for the Embedded Base Dark Fiber Transport and Embedded Base Dark Fiber Entrance Facilities is the eighteen (18) month period beginning March 11, 2005 and ending September 10, 2006.

6.3.2
For purposes of this Section 6.3, Embedded Base means Dark Fiber Transport that was in service for SouthEast as of March 11, 2005 in those wire centers that, as of such date, met the criteria set forth in 6.3.5 below.  Subsequent disconnects or loss of End Users shall be removed from the Embedded Base.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

6.3.4
Notwithstanding anything to the contrary in this Agreement, AT&T shall make available the following Dark Fiber Transport as described in this Section 6.3.1 only for SouthEast’s Embedded Base during the Transition Period:

6.3.5	Dark Fiber Transport where both wire centers at the end points of the route contain twenty-four thousand (24,000) or more Business Lines or three (3) or more fiber-based collocators.

6.3.6
The Initial Unimpaired Wire Center List setting forth the wire centers meeting the criteria set forth in Section 6.3.5 above is set forth in Accessible Letter CLECSE08-015, which is available on AT&T’s CLEC Online Web site.

6.3.7
Transition Period Pricing.  From March 11, 2005, through the completion of the Transition Period, AT&T shall charge/collect a rate for SouthEast’s Embedded Base of Dark Fiber and Embedded Base Dark Fiber Transport Entrance Facilities equal to the higher of:

6.3.7.1	115% of the rate paid for that element on June 15, 2004; or

6.3.7.2	115% of a new rate the Commission establishes, it any, between June 16, 2004 and March 11, 2005.

6.3.7.3	These rates shall be as set forth in Exhibit 1 to Attachment 2 of the Agreement and this Section 6.3.7.

6.3.8
The Transition Period shall apply only to SouthEast’s Embedded Base of Dark Fiber Transport and Dark Fiber Entrance Facilities.  SouthEast shall not add new Dark Fiber Transport as described in this Section 6.3.  SouthEast shall not add new Dark Fiber Entrance Facilities pursuant to this Agreement.

6.3.9	Once a wire center exceeds either of the thresholds set forth in Section 6.3.5 above, no future Dark Fiber Transport unbundling will be required in that wire center.

6.3.10
No later than September 10, 2006 SouthEast shall submit spreadsheet(s) identifying all of the Embedded Base of Dark Fiber Transport and Dark Fiber Entrance Facilities to be either disconnected or converted to other AT&T services as Conversions pursuant to Section 1.4.4.  The Parties shall negotiate a project schedule for the Conversion of the Embedded Base of Dark Fiber Transport and Dark Fiber Entrance Facilities.

6.3.11
If SouthEast fails to submit the spreadsheet(s) for all of its Embedded Base of Dark Fiber Transport and Dark Fiber Entrance Facilities prior to September 10, 2006, AT&T will identify SouthEast’s remaining Embedded Base of Dark Fiber Transport and Dark Fiber Entrance Facilities, if any, and will transition such circuits to the equivalent tariffed AT&T service(s).  Those circuits identified and transitioned by AT&T pursuant to this Section shall be subject to the switch-as-is rates set forth in this Agreement for conversions to equivalent tariffed services.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

6.3.12
For Embedded Base of Dark Fiber Transport and Embedded Base Dark Fiber Entrance Facilities converted or transitioned, the applicable recurring tariff charge shall apply to each circuit as of September 11, 2006.

6.4
Prior to submitting an order pursuant to this Agreement for high capacity (DS1 or above) Dedicated Transport or high capacity Loops, SouthEast shall undertake a reasonably diligent inquiry to determine whether SouthEast is entitled to unbundled access to such Network Elements in accordance with the terms of this Agreement.  By submitting any such order, SouthEast self-certifies that to the best of SouthEast’s knowledge, the high capacity Dedicated Transport or high capacity Loop requested is available as a Network Element pursuant to this Agreement.  Upon receiving such order, AT&T shall process the request in reliance upon SouthEast’s self-certification.  To the extent AT&T believes that such request does not comply with the terms of this Agreement, AT&T shall seek dispute resolution in accordance with the General Terms and Conditions of this Agreement.  If AT&T prevails in such dispute resolution proceeding, SouthEast shall be liable to AT&T for the difference between the rate for the equivalent AT&T alternative arrangement and the self certified UNE, plus interest, on such rate differential.

6.4.1
In the event that (1) AT&T designates a wire center as non-impaired, (2) SouthEast converts existing UNEs to other services or orders new services as services other than UNEs, (3) SouthEast otherwise would have been entitled to UNEs in such wire center at the time alternative services provisioned, and (4) AT&T acknowledges or a state or federal agency regulatory body with authority determines that, at the time AT&T designated such wire center as non-impaired, such wire center did not meet the FCC’s non-impairment criteria, then upon request of SouthEast, AT&T shall transition to UNEs any alternative services in such wire center that were established after such wire center was designated as non-impaired.  In such instances, AT&T shall refund SouthEast the difference between the rate paid by SouthEast for such services and the applicable UNE rate, including but not limited to any charges associated with the unnecessary conversion from UNE to other wholesale services.

6.5	AT&T will not accept UNE orders for de-listed high capacity Loops or Dedicated Transport elements, as applicable, in the wire centers set forth on the Initial Unimpaired Wire Center List

6.6	AT&T shall:

SouthEast may obtain a maximum of twelve (12) unbundled DS3 Dedicated Transport circuits on each Route where DS3 Dedicated Transport is available as a Network Element, and a maximum of ten (10) unbundled DS1 Dedicated Transport circuits on each Route where there is no 251(c)(3) unbundling obligation for DS3 Dedicated Transport, but for which impairment exists for DS1 Dedicated Transport. For purposes of this Section 6, a “Route” is defined in 47 C.F.R. § 51.319 (e) as a transmission path between one of an incumbent LEC’s wire centers or switches and another of the incumbent LECs wire centers or switches. A route between two (2) points (e.g. wire center or switch “A” and wire center or switch “Z”) may pass through one or more intermediate wire centers or switches (e.g. wire center or switch “X”). Transmission paths between the same end points (e.g. wire center or switch “A” and wire center or switch “Z”) are the same “route”, irrespective of whether they pass through the same intermediate wire centers or switches, if any.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

6.6.1	Provide SouthEast exclusive use of interoffice transmission facilities dedicated to a particular customer;

6.6.2	Provide all technically feasible transmission facilities, features, functions, and capabilities that SouthEast could use to provide telecommunications services;

6.6.3	Permit, to the extent technically feasible, SouthEast to connect such interoffice facilities to equipment designated by SouthEast, including but not limited to, SouthEast’s collocated facilities; and

6.6.4
Permit, to the extent technically feasible, SouthEast to obtain the functionality provided by AT&T’s digital cross-connect systems in the same manner that AT&T provides such functionality to interexchange carriers.

6.7.1	AT&T shall offer Dedicated Transport in each of the following ways:

6.7.1.1	As capacity on a shared UNE facility.

6.7.1.2	As a circuit (e.g., DS0, DS1, DS3) dedicated to SouthEast.

6.8	When Dedicated Transport is provided it shall include:

6.8.1	Transmission equipment such as, line terminating equipment, amplifiers, and regenerators;

6.8.2	Inter-office transmission facilities such as optical fiber, copper twisted pair, and coaxial cable.

6.9	Rates for Dedicated Transport are listed in Exhibit 1.

6.10	Technical Requirements

6.10.1	When AT&T provides Dedicated Transport, the entire designated transmission service (e.g., DS0, DS1, DS3) shall be dedicated to SouthEast designated traffic.

6.10.2	AT&T shall offer Dedicated Transport in all technologies that become available including, but not limited to, DS0, DS1 and DS3 transport services.

6.10.3
For DS1 or VT1.5 circuits, Dedicated Transport shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for Customer Interface to Central Office (“CI to CO”) connections in the appropriate industry standards.

6.10.4
Where applicable, for DS3, Dedicated Transport shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for CI to CO connections in the appropriate industry standards.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

6.0.5	AT&T shall offer the following interface transmission rates for Dedicated Transport:

6.10.5.1	DS0 Equivalent;

6.10.5.2	DS1;

6.10.5.3	DS3;

6.10.5.4	STS-1; and

6.10.5.5
SDH (Synchronous Digital Hierarchy) Standard interface rates in accordance with International Telecommunications Union (ITU) Recommendation G.707 and Plesiochronous Digital Hierarchy (PDH) rates per ITU Recommendation G.704.

6.10.6	AT&T shall design Dedicated Transport according to its network infrastructure to allow for the termination points specified by SouthEast.

6.10.7	At a minimum, Dedicated Transport shall meet each of the requirements set forth in the applicable industry technical references.

6.10.8	AT&T Technical References:

6.10.8.1	TR-TSY-000191 Alarm Indication Signals Requirements and Objectives, Issue 1, May 1986.

6.10.8.2	TR 73501 LightGate®Service Interface and Performance Specifications, Issue D, June 1995.

6.10.8.3	TR 73525 MegaLink®Service, MegaLink Channel Service and MegaLink Plus Service Interface and Performance Specifications, Issue C, May 1996.

6.11	Unbundled Channelization

6.11.1
AT&T agrees to offer access to Unbundled Channelization when available pursuant to following terms and conditions and at the rates set forth in the Attachment. Channelization will be offered with both the high and the low speed sides to be connected to collocation.

6.11.2	Definition

6.11.2.1
Unbundled Channelization (UC) provides the multiplexing capability that will allow a DS1 (1.544 Mbps) or DS3 (44.736 Mbps) or STS-1 Unbundled Network Element (UNE) or collocation cross-connect to be multiplexed or channelized at a AT&T central office. This can be accomplished through the use of a standalone multiplexer or a digital cross-connect system at the discretion of AT&T. Once UC has been installed, SouthEast can have channels activated on an as-needed basis by having AT&T connect lower level UNEs via Central Office Channel Interfaces (COCIs). The COCI must be compatible with the lower capacity facility and ordered with the lower capacity facility. This service is available as defined in NECA 4.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

6.11.3	Channelization capabilities will be as follows:

6.11.3.1	DS3 Channelization System: An element that channelizes a DS3 signal into 28 DS1s/STS-1s.

6.11.3.2	DS1 Channelization System: An element that channelizes a DS1 signal into 24 DS0s.

6.11.3.3	Central Office Channel Interfaces (COCI): Elements that can be activated on a channelization system.

6.11.4	DS1 Central Office Channel Interface elements can be activated on a DS3 Channelization System.

6.11.5	Voice Grade and Digital Data Central Office Channel Interfaces can be activated on a DS1 Channelization System.

6.11.6	AMI and B8ZS line coding with either Super Frame (SF) and Extended Super Frame (ESF) framing formats will be supported as options.

6.11.7	COCI will be billed on the lower level UNE order that is interfacing with the UC arrangement and will have to be compatible with those UNEs.

6.11.8	Technical Requirements

6.11.8.1
In order to assure proper operation with AT&T provided central office multiplexing functionality, the customer's channelization equipment must adhere strictly to form and protocol standards. Separate standards exist for the multiplex channel bank, for voice frequency encoding, for various signaling schemes, and for subrate digital access.

6.11.8.2	DS0 to DS1 Channelization

6.11.8.2.1
The DS1 signal must be framed utilizing the framing structure defined in ANSI T1.107, Digital Hierarchy Formats Specifications and ANSI T1.403.02, DS1 Robbed-bit Signaling State Definitions. DS0 to DS1 Channelization requirements are essential the same as defined in AT&T Technical Reference 73525, MegaLink® Service, MegaLink® Channel Service, MegaLink® Plus Service, and MegaLink® Light Service Interface and Performance Specification.

6.11.8.3	DS1 to DS3 Channelization

6.11.8.3.1
The DS3 signal must be framed utilizing the framing structure define in ANSI T1.107, Digital Hierarchy Formats Specifications. DS1 to DS3 Channelization requirements are essentially the same as defined in AT&T Technical Reference 73501, LightGate® Service Interface and Performance Specifications. The asynchronous M13 multiplex format (combination of M12 and M23 formats) is specified for terminal equipment that multiplexes 28 DS1s into a DS3.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

6.11.8.4	DS1 to STS Channelization

6.11.8.4.1
The STS-1 signal must be framed utilizing the framing structure define in ANSI T1.105, Synchronous Optical Network (SONET) – Basic Description Including Multiplex Structure, Rates and Formats and T1.105.02, Synchronous Optical Network (SONET) – Payload Mappings. DS1 to STS Channelization requirements are essentially the same as defined in AT&T Technical Reference TR 73501, LightGate® Service Interface and Performance Specifications.

6.12	Rates

6.12.1
The prices that SouthEast shall pay to AT&T for Network Elements and Other Services are set forth in Exhibit 1 to this Attachment. If SouthEast purchases a service(s) from a tariff, all terms and conditions and rates as set forth in such tariff shall apply.

6.13	Operational Support Systems (OSS)

The terms, conditions and rates for OSS are as set forth in Section 2.13 of this Attachment.

6.14	Rearrangements

6.14.1
A request to move a working SouthEast Dedicated Transport circuit or a Combination including Dedicated Transport from one connecting facility assignment (CFA) to another  CFA in the same AT&T Central Office (Change in CFA), shall not constitute the establishment of new service. The applicable Rearrangement rates for the Change in CFA are set forth in Exhibit A.

6.14.2
A request to reterminate one end of a Dedicated Transport facility that is not a Change in CFA and thus results in retermination in a different AT&T Central Office (Retermination) shall constitute disconnection of existing service and the establishment of new service.  Disconnect charges and full nonrecurring charges for establishment of service, as set forth in Exhibit A, shall apply.

6.14.3
Upon request of SouthEast, AT&T shall project manage the Change in CFA  or Retermination of Dedicated Transport and Combinations that include Dedicated Transport as described in Sections 6.14.1 and 6.14.2 above and SouthEast may request OC-TS for such orders.

6.14.4
AT&T shall accept a LOA between SouthEast and another carrier that will allow SouthEast, in connection with a Change in CFA or Retermination, to connect Dedicated Transport or a Combination that includes Dedicated Transport, via a CFA, to the other carrier’s collocation space or to another carrier’s Multiplexer.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

7.	Call Related Databases and Signaling

7.1
Except for 911 and E911, AT&T is not required to provide unbundled access to call related databases pursuant to Section 251.  Access to other call related databases is available pursuant to a separately negotiated agreement.

7.2	911 and E911 Databases

7.2.1	AT&T shall provide SouthEast with nondiscriminatory access to 911 and E911 databases on an unbundled basis, in accordance with 47 C.F.R. § 51.319 (f).

7.2.2
The ALI/DMS database contains End User information (including name, address, telephone information, and sometimes special information from the local service provider or End User) used to determine to which PSAP to route the call.  The ALI/DMS database is used to provide enhanced routing flexibility for E911.  SouthEast will be required to provide the AT&T 911 database vendor daily service order updates to E911 database in accordance with Section  7.3. below.

7.3	Technical Requirements

7.3.1
AT&T’s 911 database vendor shall provide SouthEast the capability of providing updates to the ALI/DMS database through a specified electronic interface.  SouthEast shall contact AT&T’s 911 database vendor directly to request interface.  SouthEast shall provide updates directly to AT&T’s 911 database vendor on a daily basis.  Updates shall be the responsibility of SouthEast and AT&T shall not be liable for the transactions between SouthEast and AT&T’s 911 database vendor.

7.3.2
It is SouthEast’s responsibility to retrieve and confirm statistical data and to correct errors obtained from AT&T’s 911 database vendor on a daily basis.  All errors will be assigned a unique error code and the description of the error and the corrective action is described in the CLEC Users Guide for Facility Based Providers that is found on the AT&T Wholesale-Southeast Region Web site: http://wholesale.att.com/wholesale_markets/local/.

7.3.3
SouthEast shall conform to the AT&T standards as described in the CLEC Users Guide to E911 for Facilities Based Providers that is located on the AT&T Wholesale-Southeast Region Web site: http://wholesale.att.com/wholesale_markets/local/.

7.3.4
Stranded Unlocks are defined as End User records in AT&T’s ALI/DMS database that have not been migrated for over ninety (90) days to SouthEast, as a new provider of local service to the End User.  Stranded Unlocks are those End User records that have been “unlocked” by the previous local exchange carrier that provided service to the End User and are  open for SouthEast to assume responsibility for such records.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

7.3.5
Based upon End User record ownership information available in the NPAC database, AT&T shall provide a Stranded Unlock annual report to SouthEast that reflects all Stranded Unlocks that remain in the ALI/DMS database for over ninety (90) days.  SouthEast shall review the Stranded Unlock report, identify its Customer records and request to either delete such records or migrate the records to SouthEast within two (2) months following the date of the Stranded Unlock report provided by AT&T.  SouthEast shall reimburse AT&T for any charges AT&T’s database vendor imposes on AT&T for the deletion of SouthEast’s records.

8.	Reserved

9.	Reserved

10.	Reserved

11.	Reserved

12.	Basic 911 and E911

12.1	All of the negotiated terms and conditions set forth in this Section pertain to the provision of Basic 911 and E911.

12.2
If SouthEast orders network elements and other services, then SouthEast is also responsible for providing E911 to its end users. AT&T agrees to offer access to the 911/E911 network pursuant to the following terms and conditions set forth in this Attachment.

12.3	Definition

12.4	Basic 911 and E911 is an additional requirement that provides a caller access to the applicable emergency service bureau by dialing a 3-digit universal telephone number (911).

12.5	Requirements

12.5.1
Basic 911 Service Provisioning. For Basic 911 service, AT&T will provide to SouthEast a list consisting of each municipality that subscribes to Basic 911 service. The list will also provide, if known, the E911 conversion date for each municipality and, for network routing purposes, a ten-digit directory number representing the appropriate emergency answering position for each municipality subscribing to 911. SouthEast will be required to arrange to accept 911 calls from its end users in municipalities that subscribe to Basic 911 service and translate the 911 call to the appropriate 10-digit directory number as stated on the list provided by AT&T. SouthEast will be required to route that call to AT&T at the appropriate tandem or end office. When a municipality converts to E911 service, SouthEast will be required to discontinue the Basic 911 procedures and being using E911 procedures.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

12.5.2
E911 Service Provisioning. For E911 service, SouthEast will be required to install a minimum of two dedicated trunks originating from the SouthEast serving wire center and terminating to the appropriate E911 tandem. The dedicated trunks shall be, at a minimum, DS-0 level trunks configured either as a 2-wire analog interface or as part of a digital (1.544 Mb/s) interface. Either configuration shall use CAMA-type signaling with multifrequency (“MF”) pulsing that will deliver automatic number identification (“ANI”) with the voice portion of the call. If the user interface is digital, MF pulses, as well as other AC signals shall be encoded per the u-255 Law convention. SouthEast will be required to provide AT&T daily updates to the E911 database. SouthEast will be required to forward 911 calls to the appropriate E911 tandem, along with ANI, based upon the current E911 end office to tandem homing arrangement as provided by AT&T. If the E911 tandem trunks are not available, SouthEast will be required to route the call to a designated 7-digit local number residing in the appropriate Public Service Answering Point (“PSAP”). This call will be transported over AT&T’s interoffice network and will not carry the ANI of the calling party. SouthEast shall be responsible for providing AT&T with complete and accurate data for submission to the 911/E911 database for the purpose of providing 911/E911 to its end users.

12.5.3	Rates. Charges for 911/E911 service are borne by the municipality purchasing the service. AT&T will impose no charge on SouthEast beyond applicable charges for AT&T trunking arrangements.

12.5.4	Basic 911 and E911 functions provided to SouthEast shall be at least at parity with the support and services that AT&T provides to its end users for such similar functionality.

Detailed Practices and Procedures. The detailed practices and procedures contained in the E911 Local Exchange Carrier Guide For Facility-Based Providers as amended from time to time during the term of this Agreement will determine the appropriate practices and procedures for AT&T and SouthEast to follow in providing 911/E911 services.

12.6	911 PBX Locate Service☐. 911 PBX Locate Service is comprised of a database capability and a separate transport component.

12.6.1	Description of Product. The transport component provides a dedicated trunk path from a Private Branch Exchange (PBX) switch to the appropriate AT&T 911 tandem.

12.6.1.1
The database capability allows SouthEast to offer an E911 service to its PBX end users that identifies to the PSAP the physical location of the SouthEast PBX 911 end user station telephone number for the 911 call that is placed by the end user.

12.6.2	SouthEast may order either the database capability or the transport component as desired or SouthEast may order both components of the service.

12.6.3
911 PBX Locate Database Capability.  SouthEast’s end user or SouthEast’s end user’s database  management  agent (DMA) must provide the end user PBX station telephone numbers and corresponding address and location data to AT&T’s 911 database vendor.  The data will be loaded and maintained in AT&T’s ALI database.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

12.6.4
Ordering, provisioning, testing and maintenance shall be provided by SouthEast pursuant to the 911 PBX Locate Marketing Service Description (MSD) that is located on the AT&T Wholesale -Southeast Region Web site.

12.6.5
SouthEast’s end user, or SouthEast’s end user DMA must provide ongoing updates to AT&T’s 911 database vendor within a commercially reasonable timeframe of all PBX station telephone number adds, moves and deletions.  It will be the responsibility of SouthEast to ensure that the end user or DMA maintain the data pertaining to each end user’s extension managed by the 911 PBX Locate Service product.  SouthEast should not submit telephone number updates for specific PBX station telephone numbers that are submitted by SouthEast’s end user, or SouthEast’s end user DMA under the terms of 911 PBX Locate product.

12.6.5.1	SouthEast must provision all PBX station numbers in the same LATA as the E911 tandem.

12.6.6
SouthEast agrees to release, indemnify, defend and hold harmless AT&T from any and all loss, claims, demands, suits, or other action, or any liability whatsoever, whether suffered, made, instituted or asserted by SouthEast’s end user or by any other party or person, for any personal injury to or death of any person or persons, or for any loss, damage or destruction of any property, whether owned by SouthEast or others, or for any infringement or invasion of the right of privacy of any person or persons, caused or claimed to have been caused, directly or indirectly, by the installation, operation, failure to operate, maintenance, removal, presence, condition, location or use of PBX Locate Service features or by any services which are or may be furnished by AT&T in connection therewith, including but not limited to the identification of the telephone number, address or name associated with the telephone used by the party or parties accessing 911 services using 911 PBX Locate Service hereunder, except to the extent caused by AT&T’s gross negligence or wilful misconduct. SouthEast is responsible for assuring that its authorized end users comply with the provisions of these terms and that unauthorized persons do not gain access to or use the 911 PBX Locate Service through user names, passwords, or other identifiers assigned to SouthEast’s end user or DMA pursuant to these terms.  Specifically, SouthEast’s end user or DMA must keep and protect from use by any unauthorized individual identifiers, passwords, and any other security token(s) and devices that are provided for access to this product.

12.6.7
SouthEast may only use AT&T PBX Locate Service solely for the purpose of validating and correcting 911 related data for SouthEast’s end users’ telephone numbers for which it has direct management authority.

12.6.8
911 PBX Locate Transport Component.  The 911 PBX Locate Service transport component requires SouthEast to order a CAMA type dedicated trunk from SouthEast’s end user premise to the appropriate AT&T 911 tandem pursuant to the following provisions.

12.6.8.1
Except as otherwise set forth below, a minimum of two (2) end user specific, dedicated 911 trunks are required between the SouthEast’s end user premise and the AT&T 911 tandem as described in AT&T’s TR 73576 and in accordance with the 911 PBX Locate Marketing Service Description located on the AT&T Wholesale – Southeast Region Web site.  SouthEast is responsible for connectivity between the end user’s PBX and SouthEast’s switch or POP location.  SouthEast will then order 911 trunks from their switch or POP location to the AT&T 911 tandem.  The dedicated trunks shall be, at a minimum, DS0 level trunks configured as part of a digital interface (delivered over a SouthEast purchased DS1 facility that hands off at a DS1 or higher level digital or optical interface).  SouthEast is responsible for ensuring that the PBX switch is capable of sending the calling station’s Direct Inward Dial (DID) telephone number to the AT&T 911 tandem in a specified Multi-frequency (MF) Address Signaling Protocol.  If the PBX switch supports Primary Rate ISDN (PRI) and the calling stations are DID numbers, then the 911 call can be transmitted using PRI, and there will be no requirement for the PBX Locate Transport component.

Attachment 2 –Network Elements and Other Services

SouthEast
07/25/08

12.6.9
Ordering and Provisioning.  SouthEast will submit an Access Service Request (ASR) to AT&T to order a minimum of two (2) end user specific 911 trunks from its switch or POP location to the AT&T 911 tandem.

12.6.9.1	Testing and maintenance shall be provided by SouthEast pursuant to the 911 PBX Locate Marketing Service description that is located on the AT&T Wholesale – Southeast Region Web site.

12.6.10
Rates.  Rates for the 911 PBX Locate Service database component are set forth in Exhibit 1.  Trunks and facilities for 911 PBX Locate transport component may be ordered by SouthEast pursuant to the terms and conditions set forth in Attachment 3.

13.	Local Switching

13.1	Local Switching is not available pursuant to this Agreement.

UNBUNDLED NETWORK ELEMENTS – Kentucky													Att: 2 Exh: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually Per LSR	Incremental Charge – Manual Svc Order vs. Electronic- 1st	Incremental Charge – Manual Svc Order vs. Electronic- Add'l	Incremental Charge – Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge – Manual Svc Order vs. Electronic- Disc Add'l
							Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN

The "Zone" shown in the sections for stand-alone loops or loops as part of a combination refers to Geographically Deaveraged UNE Zones. To view Geographically Deaveraged UNE Zone Designations by Central Office, refer to internet Website: http://wholesale.att.com/

OPERATIONS SUPPORT SYSTEMS (OSS) - "REGIONAL RATES"
NOTE: (1) CLEC should contact its contract negotiator if it prefers the "state specific" OSS charges as ordered by the State Commissions. The OSS charges currently contained in this rate exhibit are the AT&T "regional" service ordering charges. CLEC may elect either the state specific Commission ordered rates for the service ordering charges, or CLEC may elect the regional service ordering charge, however, CLEC can not obtain a mixture of the two regardless if CLEC has a interconnection contract established in each of the 9 states.

NOTE: (2) Any element that can be ordered electronically will be billed according to the SOMEC rate listed in this category. Please refer to AT&T's Local Ordering Handbook (LOH) to determine if a product can be ordered electronically. For those elements that cannot be ordered electronically at present per the LOH, the listed SOMEC rate in this category reflects the charge that would be billed to a CLEC once electronic ordering capabilities come on-line for that element. Otherwise, the manual ordering charge, SOMAN, will be applied to a CLECs bill when it submits an LSR to AT&T.

	OSS - Electronic Service Order Charge, Per Local Service Request (LSR) - UNE Only				SOMEC		3.50	0.00	3.50	0.00
	OSS - Manual Service Order Charge, Per Local Service Request (LSR) - UNE Only				SOMAN		7.86	0.00	0.99	0.00
UNE SERVICE DATE ADVANCEMENT CHARGE
NOTE: The Expedite charge will be maintained commensurate with BellSouth's FCC No.1 Tariff, Section 5 as applicable.
	UNE Expedite Charge per Circuit or Line Assignable USOC, per Day			UAL, UEANL, UCL, UEF, UDF, UEQ, UDL, UENTW, UDN, UEA, UHL, ULC, USL, U1T12, U1T48, U1TD1, U1TD3, U1TDX, U1TO3, U1TS1, U1TVX, UC1BC, UC1BL, UC1CC, UC1CL, UC1DC, UC1DL, UC1EC, UC1EL, UC1FC, UC1FL, UC1GC, UC1GL, UC1HC, UC1HL, UDL12, UDL48, UDLO3, UDLSX, UE3, ULD12, ULD48, ULDD1, ULDD3, ULDDX, ULDO3, ULDS1, ULDVX, UNC1X, UNC3X, UNCDX, UNCNX, UNCSX, UNCVX, UNLD1, UNLD3, UXTD1, UXTD3, UXTS1, U1TUC, U1TUD, U1TUB, U1TUA,NTCVG, NTCUD, NTCD1	SDASP		200.00
ORDER MODIFICATION CHARGE
	Order Modification Charge (OMC)						33.37	0.00	0.00	0.00
	Order Modification Additional Dispatch Charge (OMCAD)						150.00	0.00	0.00	0.00
UNBUNDLED EXCHANGE ACCESS LOOP
2-WIRE ANALOG VOICE GRADE LOOP
	2-Wire Analog Voice Grade Loop - Service Level 1- Zone 1		1	UEANL	UEAL2	10.56	46.66	22.57	26.65	7.65
	2-Wire Analog Voice Grade Loop - Service Level 1- Zone 2		2	UEANL	UEAL2	15.34	46.66	22.57	26.65	7.65
	2-Wire Analog Voice Grade Loop - Service Level 1- Zone 3		3	UEANL	UEAL2	31.11	46.66	22.57	26.65	7.65
	2-Wire Analog Voice Grade Loop - Service Level 1- Zone 1		1	UEANL	UEASL	10.56	46.66	22.57	26.65	7.65
	2-Wire Analog Voice Grade Loop - Service Level 1- Zone 2		2	UEANL	UEASL	15.34	46.66	22.57	26.65	7.65
	2-Wire Analog Voice Grade Loop - Service Level 1- Zone 3		3	UEANL	UEASL	31.11	46.66	22.57	26.65	7.65
	Tag Loop at End User Premise			UEANL	URETL		8.93	0.88
	Loop Testing - Basic 1st Half Hour			UEANL	URET1		46.88	0.00
	Loop Testing - Basic Additional Half Hour			UEANL	URETA		24.16	24.16
	Manual Order Coordination for UVL-SL1s (per loop)			UEANL	UEAMC		9.00	9.00
	Order Coordination for Specified Conversion Time for UVL-SL1 (per LSR)			UEANL	OCOSL		23.01	23.01
	Unbundled Non-Design Voice Loop, billing for AT&T providing make-up (Engineering Information - E.I.)			UEANL	UEANM		13.49	13.49
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UEANL	UREWO		15.78	8.94	26.65	7.65
	Bulk Migration, per 2 Wire Voice Loop-SL1			UEANL	UREPN		46.66	22.57	26.65	7.65
	Bulk Migration Order Coordination, per 2 Wire Voice Loop-SL1			UEANL	UREPM		9.00	9.00

Version: 1Q08 GENERIC INTERCONNECTION AGREEMENT 03/18/08

UNBUNDLED NETWORK ELEMENTS - Kentucky													Att: 2 Exh: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually Per LSR	Incremental Charge – Manual Svc Order vs. Electronic- 1st	Incremental Charge – Manual Svc Order vs. Electronic- Add'l	Incremental Charge – Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge – Manual Svc Order vs. Electronic- Disc Add'l
							Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
2-WIRE Unbundled COPPER LOOP
	2-Wire Unbundled Copper Loop - Non-Designed Zone 1		1	UEQ	UEQ2X	10.58	44.97	20.89	25.64	6.65
	2 Wire Unbundled Copper Loop - Non-Designed - Zone 2		2	UEQ	UEQ2X	11.51	44.97	20.89	25.64	6.65
	2 Wire Unbundled Copper Loop - Non-Designed - Zone 3		3	UEQ	UEQ2X	13.19	44.97	20.89	25.64	6.65
	Tag Loop at End User Premise			UEQ	URETL		8.93	0.88
	Loop Testing - Basic 1st Half Hour			UEQ	URET1		46.88	0.00
	Loop Testing - Basic Additional Half Hour			UEQ	URETA		24.16	24.16
	Manual Order Coordination 2 Wire Unbundled Copper Loop - Non-Designed (per loop)			UEQ	USBMC		9.00	9.00
	Unbundled Copper Loop - Non-Design, billing for AT&T providing make-up (Engineering Information - E.I.)			UEQ	UEQMU		13.49	13.49
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UEQ	UREWO		14.27	7.43	25.64	6.65
	Bulk Migration, per 2 Wire UCL-ND			UEQ	UREPN		44.97	20.89	25.64	6.65
	Bulk Migration Order Coordination, per 2 Wire UCL-ND			UEQ	UREPM		9.00	9.00
UNBUNDLED EXCHANGE ACCESS LOOP
2-WIRE ANALOG VOICE GRADE LOOP
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Loop or Ground Start Signaling - Zone 1		1	UEA	UEAL2	12.67	134.89	81.87	73.65	14.88
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Loop or Ground Start Signaling - Zone 2		2	UEA	UEAL2	17.45	134.89	81.87	73.65	14.88
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Loop or Ground Start Signaling - Zone 3		3	UEA	UEAL2	33.22	134.89	81.87	73.65	14.88
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Reverse Battery Signaling - Zone 1		1	UEA	UEAR2	12.67	134.89	81.87	73.65	14.88
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Reverse Battery Signaling - Zone 2		2	UEA	UEAR2	17.45	134.89	81.87	73.65	14.88
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Reverse Battery Signaling - Zone 3		3	UEA	UEAR2	33.22	134.89	81.87	73.65	14.88
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS0)			UEA	URESL		24.96	3.52
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS0)			UEA	URESP		26.44	5.01
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UEA	UREWO		87.72	36.36
	Loop Tagging - Service Level 2 (SL2)			UEA	URETL		11.21	1.10
	Bulk Migration, per 2 Wire Voice Loop-SL2			UEA	UREPN		134.89	81.87
	Bulk Migration Order Coordination, per 2 Wire Voice Loop-SL2			UEA	UREPM		0.00	0.00
4-WIRE ANALOG VOICE GRADE LOOP
	4-Wire Analog Voice Grade Loop - Zone 1		1	UEA	UEAL4	29.26	164.11	112.36	78.91	18.66
	4-Wire Analog Voice Grade Loop - Zone 2		2	UEA	UEAL4	34.25	164.11	112.36	78.91	18.66
	4-Wire Analog Voice Grade Loop - Zone 3		3	UEA	UEAL4	85.06	164.11	112.36	78.91	18.66
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS0)			UEA	URESL		24.96	3.52
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS0)			UEA	URESP		26.44	5.01
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UEA	UREWO		87.72	36.36
2-WIRE ISDN DIGITAL GRADE LOOP
	2-Wire ISDN Digital Grade Loop - Zone 1		1	UDN	U1L2X	18.44	146.77	95.02	71.38	13.83
	2-Wire ISDN Digital Grade Loop - Zone 2		2	UDN	U1L2X	25.08	146.77	95.02	71.38	13.83
	2-Wire ISDN Digital Grade Loop - Zone 3		3	UDN	U1L2X	42.87	146.77	95.02	71.38	13.83
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UDN	UREWO		91.63	44.16
2-WIRE ASYMMETRICAL DIGITAL SUBSCRIBER LINE (ADSL) COMPATIBLE LOOP
	2 Wire Unbundled ADSL Loop including manual service inquiry & facility reservation - Zone 1		1	UAL	UAL2X	10.82	141.98	79.73	69.02	11.47
	2 Wire Unbundled ADSL Loop including manual service inquiry & facility reservation - Zone 2		2	UAL	UAL2X	11.79	141.98	79.73	69.02	11.47
	2 Wire Unbundled ADSL Loop including manual service inquiry & facility reservation - Zone 3		3	UAL	UAL2X	12.87	141.98	79.73	69.02	11.47
	2 Wire Unbundled ADSL Loop without manual service inquiry & facility reservaton - Zone 1		1	UAL	UAL2W	10.82	121.18	69.00	69.09	11.54
	2 Wire Unbundled ADSL Loop without manual service inquiry & facility reservaton - Zone 2		2	UAL	UAL2W	11.79	121.18	69.00	69.09	11.54
	2 Wire Unbundled ADSL Loop without manual service inquiry & facility reservaton - Zone 3		3	UAL	UAL2W	12.87	121.18	69.00	69.09	11.54
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UAL	UREWO		86.20	40.40
2-WIRE HIGH BIT RATE DIGITAL SUBSCRIBER LINE (HDSL) COMPATIBLE LOOP

Version: 1Q08 GENERIC INTERCONNECTION AGREEMENT 03/18/08

UNBUNDLED NETWORK ELEMENTS – Kentucky													Att: 2 Exh: A
													Incremental	Incremental	Incremental	Incremental
													Charge -	Charge -	Charge -	Charge -
											Svc Order	Svc Order	Manual Svc	Manual Svc	Manual Svc	Manual Svc
											Submitted	Submitted	Order vs.	Order vs.	Order vs.	Order vs.
											Elec	Manually	Electronic-	Electronic-	Electronic-	Electronic-
						RATES($)					per LSR	per LSR	1st	Add'l	Disc 1st	Disc Add'l
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2 Wire Unbundled HDSL Loop including manual service inquiry &
	facility reservation - Zone 1		1	UHL	UHL2X	8.75	151.54	89.29	69.09	11.54
	2 Wire Unbundled HDSL Loop including manual service inquiry &
	facility reservation - Zone 2		2	UHL	UHL2X	9.56	151.54	89.29	69.09	11.54
	2 Wire Unbundled HDSL Loop including manual service inquiry &
	facility reservation - Zone 3		3	UHL	UHL2X	10.61	151.54	89.29	69.09	11.54
	2 Wire Unbundled HDSL Loop without manual service inquiry and
	facility reservation - Zone 1		1	UHL	UHL2W	8.75	130.74	78.56	69.09	11.54
	2 Wire Unbundled HDSL Loop without manual service inquiry and
	facility reservation - Zone 2		2	UHL	UHL2W	9.56	130.74	78.56	69.09	11.54
	2 Wire Unbundled HDSL Loop without manual service inquiry and
	facility reservation - Zone 3		3	UHL	UHL2W	10.61	130.74	78.56	69.09	11.54
	Unbundled Loop Service Rearrangement, change in loop facility,
	per circuit			UHL	UREWO		86.14	40.40
4-WIRE HIGH BIT RATE DIGITAL SUBSCRIBER LINE (HDSL) COMPATIBLE LOOP
	4 Wire Unbundled HDSL Loop including manual service inquiry and
	facility reservation - Zone 1		1	UHL	UHL4X	13.95	185.75	123.50	74.95	14.69
	4-Wire Unbundled HDSL Loop including manual service inquiry
	and facility reservation - Zone 2		2	UHL	UHL4X	15.68	185.75	123.50	74.95	14.69
	4-Wire Unbundled HDSL Loop including manual service inquiry
	and facility reservation - Zone 3		3	UHL	UHL4X	16.98	185.75	123.50	74.95	14.69
	4-Wire Unbundled HDSL Loop without manual service inquiry and
	facility reservation - Zone 1		1	UHL	UHL4W	13.95	164.95	114.04	77.32	15.80
	4-Wire Unbundled HDSL Loop without manual service inquiry and
	facility reservation - Zone 2		2	UHL	UHL4W	15.68	164.95	114.04	77.32	15.80
	4-Wire Unbundled HDSL Loop without manual service inquiry and
	facility reservation - Zone 3		3	UHL	UHL4W	16.98	164.95	114.04	77.32	15.80
	Unbundled Loop Service Rearrangement, change in loop facility,
	per circuit			UHL	UREWO		86.14	40.40
4-WIRE DS1 DIGITAL LOOP
	4-Wire DS1 Digital Loop - Zone 1		1	USL	USLXX	86.47	306.69	174.44	65.83	14.55
	4-Wire DS1 Digital Loop - Zone 2		2	USL	USLXX	114.10	306.69	174.44	65.83	14.55
	4-Wire DS1 Digital Loop - Zone 3		3	USL	USLXX	297.76	306.69	174.44	65.83	14.55
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS1)			USL	URESL		24.96	3.52
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS1)			USL	URESP		26.44	5.01
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			USL	UREWO		101.09	43.04
4-WIRE 19.2, 56 OR 64 KBPS DIGITAL GRADE LOOP
	4 Wire Unbundled Digital Loop 2.4 Kbps - Zone 1		1	UDL	UDL2X	27.59	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 2.4 Kbps - Zone 2		2	UDL	UDL2X	32.48	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 2.4 Kbps - Zone 3		3	UDL	UDL2X	36.37	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 4.8 Kbps - Zone 1		1	UDL	UDL4X	27.59	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 4.8 Kbps - Zone 2		2	UDL	UDL4X	32.48	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 4.8 Kbps - Zone 3		3	UDL	UDL4X	36.37	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 9.6 Kbps - Zone 1		1	UDL	UDL9X	27.59	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 9.6 Kbps - Zone 2		2	UDL	UDL9X	32.48	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 9.6 Kbps - Zone 3		3	UDL	UDL9X	36.37	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital 19.2 Kbps - Zone 1		1	UDL	UDL19	27.59	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital 19.2 Kbps - Zone 2		2	UDL	UDL19	32.48	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital 19.2 Kbps - Zone 3		3	UDL	UDL19	36.37	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 56 Kbps - Zone 1		1	UDL	UDL56	27.59	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 56 Kbps - Zone 2		2	UDL	UDL56	32.48	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 56 Kbps - Zone 3		3	UDL	UDL56	36.37	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 64 Kbps - Zone 1		1	UDL	UDL64	27.59	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 64 Kbps - Zone 2		2	UDL	UDL64	32.48	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 64 Kbps - Zone 3		3	UDL	UDL64	36.37	157.81	106.06	78.91	18.66
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS0)			UDL	URESL		24.96	3.52
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS0)			UDL	URESP		26.44	5.01
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			UDL	UREWO		102.13	49.75
2-WIRE Unbundled COPPER LOOP
	2-Wire Unbundled Copper Loop-Designed including manual service inquiry & facility reservation - Zone 1		1	UCL	UCLPB	10.82	140.95	78.70	69.09	11.54
	2-Wire Unbundled Copper Loop-Designed including manual service inquiry & facility reservation - Zone 2		2	UCL	UCLPB	11.79	140.95	78.70	69.09	11.54

Version: 1Q08 GENERIC INTERCONNECTION AGREEMENT 03/18/08

UNBUNDLED NETWORK ELEMENTS - Kentucky													Att: 2 Exh: A
													Incremental	Incremental	Incremental	Incremental
													Charge -	Charge -	Charge -	Charge -
											Svc Order	Svc Order	Manual Svc	Manual Svc	Manual Svc	Manual Svc
											Submitted	Submitted	Order vs.	Order vs.	Order vs.	Order vs.
											Elec	Manually	Electronic-	Electronic-	Electronic-	Electronic-
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		RATES($)				per LSR	per LSR	1st	Add'l	Disc 1st	Disc Add'l
							Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	2 Wire Unbundled Copper Loop-Designed including manual
	service inquiry & facility reservation - Zone 3		3	UCL	UCLPB	12.87	140.95	78.70	69.09	11.54
	2-Wire Unbundled Copper Loop-Designed without manual service
	inquiry and facility reservation - Zone 1		1	UCL	UCLPW	10.82	120.15	67.97	69.09	11.54
	2-Wire Unbundled Copper Loop-Designed without manual service
	inquiry and facility reservation - Zone 2		2	UCL	UCLPW	11.79	120.15	67.97	69.09	11.54
	2-Wire Unbundled Copper Loop-Designed without manual service
	inquiry and facility reservation - Zone 3		3	UCL	UCLPW	12.87	120.15	67.97	69.09	11.54
	Order Coordination for Unbundled Copper Loops (per loop)			UCL	UCLMC		9.00	9.00
	Unbundled Loop Service Rearrangement, change in loop facility,
	per circuit			UCL	UREWO		97.23	42.48
4-WIRE COPPER LOOP
	4-Wire Copper Loop-Designed including manual service inquiry
	and facility reservation - Zone 1		1	UCL	UCL4S	16.92	170.31	108.06	74.95	14.69
	4-Wire Copper Loop-Designed including manual service inquiry
	and facility reservation - Zone 2		2	UCL	UCL4S	17.36	170.31	108.06	74.95	14.69
	4-Wire Copper Loop-Designed including manual service inquiry
	and facility reservation - Zone 3		3	UCL	UCL4S	28.10	170.31	108.06	74.95	14.69
	4-Wire Copper Loop-Designed without manual service inquiry and
	facility reservation - Zone 1		1	UCL	UCL4W	16.92	149.52	97.33	74.95	14.69
	4-Wire Copper Loop-Designed without manual service inquiry and
	facility reservation - Zone 2		2	UCL	UCL4W	17.36	149.52	97.33	74.95	14.69
	4-Wire Copper Loop-Designed without manual service inquiry and
	facility reservation - Zone 3		3	UCL	UCL4W	28.10	149.52	97.33	74.95	14.69
	Order Coordination for Unbundled Copper Loops (per loop)			UCL	UCLMC		9.00	9.00
	Unbundled Loop Service Rearrangement, change in loop facility,
	per circuit			UCL	UREWO		97.23	42.48
				UEA, UDN, UAL,
	Order Coordination for Specified Conversion Time (per LSR)			UHL, UDL, USL	OCOSL		23.01
Rearrangements
	EEL to UNE-L Retermination, per 2 Wire Unbundled Voice Loop- SL2			UEA	UREEL		87.72	36.36
	EEL to UNE-L Retermination, per 4 Wire Unbundled Voice Loop			UEA	UREEL		87.72	36.36
	EEL to UNE-L Retermination, per 2 Wire ISDN Loop			UDN	UREEL		91.63	44.16
	EEL to UNE-L Retermination, per 4 Wire Unbundled Digital Loop			UDL	UREEL		102.13	49.75
	EEL to UNE-L Retermination, per 4 Wire Unbundled DS1 Loop			USL	UREEL		101.09	43.04
UNE LOOP COMMINGLING
2-WIRE ANALOG VOICE GRADE LOOP - COMMINGLING
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Loop or Ground Start Signaling - Zone 1		1	NTCVG	UEAL2	12.67	134.89	81.87	73.65	14.88
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Loop or Ground Start Signaling - Zone 2		2	NTCVG	UEAL2	17.45	134.89	81.87	73.65	14.88
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Loop or Ground Start Signaling - Zone 3		3	NTCVG	UEAL2	33.22	134.89	81.87	73.65	14.88
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Reverse Battery Signaling - Zone 1		1	NTCVG	UEAR2	12.67	134.89	81.87	73.65	14.88
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Reverse Battery Signaling - Zone 2		2	NTCVG	UEAR2	17.45	134.89	81.87	73.65	14.88
	2-Wire Analog Voice Grade Loop - Service Level 2 w/Reverse Battery Signaling - Zone 3		3	NTCVG	UEAR2	33.22	134.89	81.87	73.65	14.88
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS0)			NTCVG	URESL		24.96	3.52
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS0)			NTCVG	URESP		26.44	5.01
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			NTCVG	UREWO		87.72	36.36
	Loop Tagging - Service Level 2 (SL2)			NTCVG	URETL		11.21	1.10
4-WIRE ANALOG VOICE GRADE LOOP - COMMINGLING
	4-Wire Analog Voice Grade Loop - Zone 1		1	NTCVG	UEAL4	29.26	164.11	112.36	78.91	18.66
	4-Wire Analog Voice Grade Loop - Zone 2		2	NTCVG	UEAL4	34.25	164.11	112.36	78.91	18.66
	4-Wire Analog Voice Grade Loop - Zone 3		3	NTCVG	UEAL4	85.06	164.11	112.36	78.91	18.66
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS0)			NTCVG	URESL		24.96	3.52
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS0)			NTCVG	URESP		26.44	5.01
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			NTCVG	UREWO		87.72	36.36

Version: 1Q08 GENERIC INTERCONNECTION AGREEMENT 03/18/08

UNBUNDLED NETWORK ELEMENTS - Kentucky													Att: 2 Exh: A
													Incremental	Incremental	Incremental	Incremental
													Charge -	Charge -	Charge -	Charge -
											Svc Order	Svc Order	Manual Svc	Manual Svc	Manual Svc	Manual Svc
											Submitted	Submitted	Order vs.	Order vs.	Order vs.	Order vs.
											Elec	Manually	Electronic-	Electronic-	Electronic-	Electronic-
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		RATES($)				per LSR	per LSR	1st	Add'l	Disc 1st	Disc Add'l
							Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	4-WIRE DS1 DIGITAL LOOP - COMMINGLING
	4-Wire DS1 Digital Loop - Zone 1		1	NTCD1	USLXX	86.47	306.69	174.44	65.83	14.55
	4-Wire DS1 Digital Loop - Zone 2		2	NTCD1	USLXX	114.10	306.69	174.44	65.83	14.55
	4-Wire DS1 Digital Loop - Zone 3		3	NTCD1	USLXX	297.76	306.69	174.44	65.83	14.55
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS1)			NTCD1	URESL		24.96	3.52
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS1)			NTCD1	URESP		26.44	5.01
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			NTCD1	UREWO		101.09	43.04
4-WIRE 19.2, 56 OR 64 KBPS DIGITAL GRADE LOOP - COMMINGLING
	4 Wire Unbundled Digital Loop 2.4 Kbps - Zone 1		1	NTCUD	UDL2X	27.59	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 2.4 Kbps - Zone 2		2	NTCUD	UDL2X	32.48	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 2.4 Kbps - Zone 3		3	NTCUD	UDL2X	36.37	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 4.8 Kbps - Zone 1		1	NTCUD	UDL4X	27.59	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 4.8 Kbps - Zone 2		2	NTCUD	UDL4X	32.48	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 4.8 Kbps - Zone 3		3	NTCUD	UDL4X	36.37	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 9.6 Kbps - Zone 1		1	NTCUD	UDL9X	27.59	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 9.6 Kbps - Zone 2		2	NTCUD	UDL9X	32.48	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 9.6 Kbps - Zone 3		3	NTCUD	UDL9X	36.37	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital 19.2 Kbps - Zone 1		1	NTCUD	UDL19	27.59	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital 19.2 Kbps - Zone 2		2	NTCUD	UDL19	32.48	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital 19.2 Kbps - Zone 3		3	NTCUD	UDL19	36.37	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 56 Kbps - Zone 1		1	NTCUD	UDL56	27.59	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 56 Kbps - Zone 2		2	NTCUD	UDL56	32.48	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 56 Kbps - Zone 3		3	NTCUD	UDL56	36.37	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 64 Kbps - Zone 1		1	NTCUD	UDL64	27.59	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 64 Kbps - Zone 2		2	NTCUD	UDL64	32.48	157.81	106.06	78.91	18.66
	4 Wire Unbundled Digital Loop 64 Kbps - Zone 3		3	NTCUD	UDL64	36.37	157.81	106.06	78.91	18.66
	Switch-As-Is Conversion rate per UNE Loop, Single LSR, (per DS0)			NTCUD	URESL		24.96	3.52
	Switch-As-Is Conversion rate per UNE Loop, Spreadsheet, (per DS0)			NTCUD	URESP		26.44	5.01
	Unbundled Loop Service Rearrangement, change in loop facility, per circuit			NTCUD	UREWO		102.13	49.75
				NTCVG, NTCUD,
	Order Coordination for Specified Conversion Time (per LSR)			NTCD1	OCOSL		23.01
MAINTENANCE OF SERVICE
				UDC, UEA, UDL,
				UDN, USL, UAL,
				UHL, UCL, NTCVG,
				NTCUD, NTCD1,
				U1TD1, U1TD3,
				U1TDX, U1TS1,
				U1TVX, UDF,
				UDFCX, UDLSX,
				UE3, ULDD1,
				ULDD3, ULDDX,
				ULDS1, ULDVX,
				UNC1X, UNC3X,
				UNCDX, UNCSX,
	Maintenance of Service Charge, Basic Time, per half hour			UNCVX, ULS	MVVBT		80.00	55.00
				UDC, UEA, UDL,
				UDN, USL, UAL,
				UHL, UCL, NTCVG,
				NTCUD, NTCD1,
				U1TD1, U1TD3,
				U1TDX, U1TS1,
				U1TVX, UDF,
				UDFCX, UDLSX,
				UE3, ULDD1,
				ULDD3, ULDDX,
				ULDS1, ULDVX,
				UNC1X, UNC3X,
				UNCDX, UNCSX,
	Maintenance of Service Charge, Overtime, per half hour			UNCVX, ULS	MVVOT		90.00	65.00

Version: 1Q08 GENERIC INTERCONNECTION AGREEMENT 03/18/08

UNBUNDLED NETWORK ELEMENTS - Kentucky													Att: 2 Exh: A
													Incremental	Incremental	Incremental	Incremental
													Charge -	Charge -	Charge -	Charge -
											Svc Order	Svc Order	Manual Svc	Manual Svc	Manual Svc	Manual Svc
											Submitted	Submitted	Order vs.	Order vs.	Order vs.	Order vs.
											Elec	Manually	Electronic-	Electronic-	Electronic-	Electronic-
											per LSR	per LSR	1st	Add'l	Disc 1st	Disc Add'l
							RATES($)
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
				UDC, UEA, UDL,
				UDN, USL, UAL,
				UHL, UCL, NTCVG,
				NTCUD, NTCD1,
				U1TD1, U1TD3,
				U1TDX, U1TS1,
				U1TVX, UDF,
				UDFCX, UDLSX,
				UE3, ULDD1,
				ULDD3, ULDDX,
				ULDS1, ULDVX,
				UNC1X, UNC3X,
				UNCDX, UNCSX,
	Maintenance of Service Charge, Premium, per half hour			UNCVX, ULS	MVVPT		100.00	75.00
LOOP MODIFICATION
	Unbundled Loop Modification, Removal of Load Coils - 2 wire greater than 18k ft			UCL, ULS, UEQ	ULM2G		342.24	342.24
	Unbundled Loop Modification Removal of Load Coils - 4 Wire pair greater than 18k ft			UCL	ULM4G		342.24	342.24
				UAL, UHL, UCL,
	Unbundled Loop			UEQ, ULS, UEA,
	Modification Removal of Bridged Tap Removal,			UEANL, UEPSR,
	per unbundled loop			UEPSB	ULMBT		10.47	10.47
SUB-LOOPS
Sub-Loop Distribution
	Sub-Loop - Per Cross Box Location - CLEC Feeder Facility Set-Up			UEANL, UEF	USBSA		207.91	207.91
	Sub-Loop - Per Cross Box Location - Per 25 Pair Panel Set-Up			UEANL, UEF	USBSB		12.50	12.50
	Sub-Loop - Per Building Equipment Room - CLEC Feeder Facility Set-Up			UEANL	USBSC		80.87	80.87
	Sub-Loop - Per Building Equipment Room - Per 25 Pair Panel Set- Up			UEANL	USBSD		45.04	45.04
	Sub-Loop Distribution Per 2-Wire Analog Voice Grade Loop - Zone 1		1	UEANL	USBN2	6.34	85.03	39.05	59.81	7.90
	Sub-Loop Distribution Per 2-Wire Analog Voice Grade Loop - Zone 2		2	UEANL	USBN2	9.06	85.03	39.05	59.81	7.90
	Sub-Loop Distribution Per 2-Wire Analog Voice Grade Loop - Zone 3		3	UEANL	USBN2	14.82	85.03	39.05	59.81	7.90
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEANL	USBMC		9.00	9.00
	Sub-Loop Distribution Per 4-Wire Analog Voice Grade Loop - Zone 1		1	UEANL	USBN4	8.14	102.31	56.32	65.24	10.88
	Sub-Loop Distribution Per 4-Wire Analog Voice Grade Loop - Zone 2		2	UEANL	USBN4	8.63	102.31	56.32	65.24	10.88
	Sub-Loop Distribution Per 4-Wire Analog Voice Grade Loop - Zone 3		3	UEANL	USBN4	25.60	102.31	56.32	65.24	10.88
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEANL	USBMC		9.00	9.00
	Sub-Loop 2-Wire Intrabuilding Network Cable (INC)			UEANL	USBR2	2.57	68.35	22.36	59.81	7.90
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEANL	USBMC		9.00	9.00
	Sub-Loop 4-Wire Intrabuilding Network Cable (INC)			UEANL	USBR4	4.98	76.49	30.51	65.24	10.88
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEANL	USBMC		9.00	9.00
	Loop Testing - Basic 1st Half Hour			UEANL	URET1		46.88	0.00
	Loop Testing - Basic Additional Half Hour			UEANL	URETA		24.16	24.16
	2 Wire Copper Unbundled Sub-Loop Distribution - Zone 1		1	UEF	UCS2X	5.45	85.03	39.05	59.81	7.90
	2 Wire Copper Unbundled Sub-Loop Distribution - Zone 2		2	UEF	UCS2X	7.06	85.03	39.05	59.81	7.90
	2 Wire Copper Unbundled Sub-Loop Distribution - Zone 3		3	UEF	UCS2X	9.67	85.03	39.05	59.81	7.90
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEF	USBMC		9.00	9.00
	4 Wire Copper Unbundled Sub-Loop Distribution - Zone 1		1	UEF	UCS4X	7.09	102.31	56.32	65.24	10.88
	4 Wire Copper Unbundled Sub-Loop Distribution - Zone 2		2	UEF	UCS4X	8.66	102.31	56.32	65.24	10.88
	4 Wire Copper Unbundled Sub-Loop Distribution - Zone 3		3	UEF	UCS4X	19.40	102.31	56.32	65.24	10.88
	Order Coordination for Unbundled Sub-Loops, per sub-loop pair			UEF	USBMC		9.00	9.00
	Loop Tagging Service Level 1, Unbundled Copper Loop, Non-
	Designed and Distribution Subloops			UEF, UEANL	URETL		8.93	0.88
	Loop Testing - Basic 1st Half Hour			UEF	URET1		46.88	0.00

Version: 1Q08 GENERIC INTERCONNECTION AGREEMENT 03/18/08

UNBUNDLED NETWORK ELEMENTS - Kentucky													Att: 2 Exh: A
													Incremental	Incremental	Incremental	Incremental
													Charge -	Charge -	Charge -	Charge -
											Svc Order	Svc Order	Manual Svc	Manual Svc	Manual Svc	Manual Svc
											Submitted	Submitted	Order vs.	Order vs.	Order vs.	Order vs.
											Elec	Manually	Electronic-	Electronic-	Electronic-	Electronic-
							RATES($)				per LSR	per LSR	1st	Add'l	Disc 1st	Disc Add'l
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Loop Testing - Basic Additional Half Hour			UEF	URETA		24.16	24.16
	Unbundled Sub-Loop Modification
	Unbundled Sub-Loop Modification - 2-W Copper Dist Load Coil/Equip Removal per 2-W PR			UEF	ULM2X		5.23	5.23
	Unbundled Sub-loop Modification - 4-W Copper Dist Load Coil/Equip Removal per 4-W PR			UEF	ULM4X		5.23	5.23
	Unbundled Loop Modification, Removal of Bridge Tap, per unbundled loop			UEF	ULMBT		7.97	7.97
Unbundled Network Terminating Wire (UNTW)
	Unbundled Network Terminating Wire (UNTW) per Pair			UENTW	UENPP	0.53	23.51	23.51
	Network Interface Device (NID)
	Network Interface Device (NID) - 1-2 lines			UENTW	UND12		73.53	49.47
	Network Interface Device (NID) - 1-6 lines			UENTW	UND16		115.96	91.91
	Network Interface Device Cross Connect - 2 W			UENTW	UNDC2		8.56	8.56
	Network Interface Device Cross Connect - 4W			UENTW	UNDC4		8.56	8.56
	UNE OTHER, PROVISIONING ONLY - NO RATE
				UAL, UCL, UDC,
				UDL, UDN, UEA,
				UHL, UEANL, UEF,
				UEQ, UENTW,
				NTCVG, NTCUD,
	Unbundled Contact Name, Provisioning Only - no rate			NTCD1, USL	UNECN	0.00	0.00
	Unbundled DS1 Loop - Superframe Format Option - no rate			USL, NTCD1	CCOSF		0.00
	Unbundled DS1 Loop - Expanded Superframe Format option - no rate			USL, NTCD1	CCOEF		0.00
	NID - Dispatch and Service Order for NID installation			UENTW	UNDBX	0.00	0.00
	UNTW Circuit Establishment, Provisioning Only - No Rate			UENTW	UENCE	0.00	0.00
	LOOP MAKE-UP
	Loop Makeup - Preordering Without Reservation, per working or spare facility queried (Manual).			UMK	UMKLW		23.40	23.40
	Loop Makeup - Preordering With Reservation, per spare facility queried (Manual).			UMK	UMKLP		24.85	24.85
	Loop Makeup--With or Without Reservation, per working or spare facility queried (Mechanized)			UMK	UMKMQ		0.67	0.67
	LINE SPLITTING
	END USER ORDERING-CENTRAL OFFICE BASED
	Line Splitting - per line activation DLEC owned splitter			UEPSR UEPSB	UREOS	0.61
	Line Splitting - per line activation AT&T owned - physical			UEPSR UEPSB	UREBP	0.61	37.02	21.20	21.10	9.87
	Line Splitting - per line activation AT&T owned - virtual			UEPSR UEPSB	UREBV	0.61	37.02	21.20	21.10	9.87
	END USER ORDERING - REMOTE SITE LINE SPLITTING
	Remote Site Shared Loop Line Activation for End Users - CLEC Owned Splitter			UEPSR UEPSB	URERS	0.61	56.73	22.96	7.20	7.20
	Remote Site Shared Loop - Subsequent Activity - CLEC Owned Splitter			UEPSR UEPSB	URERA		53.73	21.31
	UNBUNDLED EXCHANGE ACCESS LOOP
	2-WIRE ANALOG VOICE GRADE LOOP
	2 Wire Analog Voice Grade Loop-Service Level 1-Line Splitting-Zone 1		1	UEPSR UEPSB	UEALS	10.56	46.66	22.57	26.65	7.65
	2 Wire Analog Voice Grade Loop-Service Level 1-Line Splitting- Zone 1		1	UEPSR UEPSB	UEABS	10.56	46.66	22.57	26.65	7.65
	2 Wire Analog Voice Grade Loop- Service Level 1-Line Splitting- Zone 2		2	UEPSR UEPSB	UEALS	15.34	46.66	22.57	26.65	7.65
	2 Wire Analog Voice Grade Loop- Service Level 1-Line Splitting- Zone 2		2	UEPSR UEPSB	UEABS	15.34	46.66	22.57	26.65	7.65
	2 Wire Analog Voice Grade Loop-Service Level 1-Line Splitting- Zone 3		3	UEPSR UEPSB	UEALS	31.11	46.66	22.57	26.65	7.65
	2 Wire Analog Voice Grade Loop-Service Level 1-Line Splitting- Zone 3		3	UEPSR UEPSB	UEABS	31.11	46.66	22.57	26.65	7.65
	Remote Site 2 Wire Analog Voice Grade Loop -Service Level 1- Line Splitting - CLEC Owned Splitter - Zone 1		1	UEPSR UEPSB	UEARS	6.34	85.03	39.05	59.81	7.90
	Remote Site 2 Wire Analog Voice Grade Loop -Service Level 1- Line Splitting - CLEC Owned Splitter - Zone 2		2	UEPSR UEPSB	UEARS	9.06	85.03	39.05	59.81	7.90
	Remote Site 2 Wire Analog Voice Grade Loop -Service Level 1- Line Splitting - CLEC Owned Splitter - Zone 3		3	UEPSR UEPSB	UEARS	14.82	85.03	39.05	59.81	7.90
	PHYSICAL COLLOCATION
	Physical Collocation-2 Wire Cross Connects (Loop) for Line Splitting			UEPSR UEPSB	PE1LS	0.0333	24.68	23.68	12.14	10.95
	VIRTUAL COLLOCATION
	Virtual Collocation-2 Wire Cross Connects (Loop) for Line Splitting			UEPSR UEPSB	VE1LS	0.0309	24.68	23.68	12.14	10.95

Version: 1Q08 GENERIC INTERCONNECTION AGREEMENT 03/18/08

UNBUNDLED NETWORK ELEMENTS - Kentucky													Att: 2 Exh: A
													Incremental	Incremental	Incremental	Incremental
													Charge -	Charge -	Charge -	Charge -
											Svc Order	Svc Order	Manual Svc	Manual Svc	Manual Svc	Manual Svc
											Submitted	Submitted	Order vs.	Order vs.	Order vs.	Order vs.
											Elec	Manually	Electronic-	Electronic-	Electronic-	Electronic-
							RATES($)				per LSR	per LSR	1st	Add'l	Disc 1st	Disc Add'l
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
UNBUNDLED DEDICATED TRANSPORT
INTEROFFICE CHANNEL - DEDICATED TRANSPORT
	Interoffice Channel - 2-Wire Voice Grade - per mile			U1TVX	1L5XX	0.01
	Interoffice Channel - 2-Wire Voice Grade - Facility Termination			U1TVX	U1TV2	29.11	47.34	31.78	22.77	8.75
	Interoffice Channel - 2-Wire Voice Grade Rev Bat. - per mile			U1TVX	1L5XX	0.01
	Interoffice Channel - 2-Wire VG Rev Bat. - Facility Termination			U1TVX	U1TR2	29.11	47.34	31.78	22.77	8.75
	Interoffice Channel - 4-Wire Voice Grade - per mile			U1TVX	1L5XX	0.01
	Interoffice Channel - 4- Wire Voice Grade - Facility Termination			U1TVX	U1TV4	25.86	47.34	31.78	22.77	8.75
	Interoffice Channel - 56 kbps - per mile			U1TDX	1L5XX	0.0115
	Interoffice Channel - 56 kbps - Facility Termination			U1TDX	U1TD5	20.97	47.34	31.78	22.77	8.75
	Interoffice Channel - 64 kbps - per mile			U1TDX	1L5XX	0.0115
	Interoffice Channel - 64 kbps - Facility Termination			U1TDX	U1TD6	20.97	47.34	31.78	22.77	8.75
	Interoffice Channel - DS1 - per mile			U1TD1	1L5XX	0.23
	Interoffice Channel - DS1 - Facility Termination			U1TD1	U1TF1	96.04	105.52	98.46	23.09	20.49
	Interoffice Channel - DS3 - per mile			U1TD3	1L5XX	4.97
	Interoffice Channel - DS3 - Facility Termination			U1TD3	U1TF3	1,175.15	335.40	219.24	89.57	87.75
	Interoffice Channel - STS-1 - per mile			U1TS1	1L5XX	4.97
	Interoffice Channel - STS-1 - Facility Termination			U1TS1	U1TFS	1,149.51	335.40	219.24	89.57	87.75
HIGH CAPACITY UNBUNDLED LOCAL LOOP
DS-3/STS-1 UNBUNDLED LOCAL LOOP - Stand Alone
	DS3 Unbundled Local Loop - per mile			UE3	1L5ND	9.25
	DS3 Unbundled Local Loop - Facility Termination			UE3	UE3PX	308.31	551.38	338.08	173.00	120.42
	STS-1Unbundled Local Loop - per mile			UDLSX	1L5ND	9.25
	STS-1 Unbundled Local Loop - Facility Termination			UDLSX	UDLS1	320.51	551.38	338.08	173.00	120.42
ENHANCED EXTENDED LINK (EELs)
Network Elements Used in Combinations
	2-Wire VG Loop (SL2) in Combination - Zone 1		1	UNCVX	UEAL2	12.67	125.22	60.48	59.69	7.84
	2-Wire VG Loop (SL2) in Combination - Zone 2		2	UNCVX	UEAL2	17.45	125.22	60.48	59.69	7.84
	2-Wire VG Loop (SL2) in Combination - Zone 3		3	UNCVX	UEAL2	33.22	125.22	60.48	59.69	7.84
	4-Wire Analog Voice Grade Loop in Combination - Zone 1		1	UNCVX	UEAL4	29.26	125.22	60.48	59.69	7.84
	4-Wire Analog Voice Grade Loop in Combination - Zone 2		2	UNCVX	UEAL4	34.25	125.22	60.48	59.69	7.84
	4-Wire Analog Voice Grade Loop in Combination - Zone 3		3	UNCVX	UEAL4	85.06	125.22	60.48	59.69	7.84
	2-Wire ISDN Loop in Combination - Zone 1		1	UNCNX	U1L2X	18.44	125.22	60.48	59.69	7.84
	2-Wire ISDN Loop in Combination - Zone 2		2	UNCNX	U1L2X	25.08	125.22	60.48	59.69	7.84
	2-Wire ISDN Loop in Combination - Zone 3		3	UNCNX	U1L2X	42.87	125.22	60.48	59.69	7.84
	4-Wire 56Kbps Digital Grade Loop in Combination - Zone 1		1	UNCDX	UDL56	27.59	125.22	60.48	59.69	7.84
	4-Wire 56Kbps Digital Grade Loop in Combination - Zone 2		2	UNCDX	UDL56	32.48	125.22	60.48	59.69	7.84
	4-Wire 56Kbps Digital Grade Loop in Combination - Zone 3		3	UNCDX	UDL56	36.37	125.22	60.48	59.69	7.84
	4-Wire 64Kbps Digital Grade Loop in Combination - Zone 1		1	UNCDX	UDL64	27.59	125.22	60.48	59.69	7.84
	4-Wire 64Kbps Digital Grade Loop in Combination - Zone 2		2	UNCDX	UDL64	32.48	125.22	60.48	59.69	7.84
	4-Wire 64Kbps Digital Grade Loop in Combination - Zone 3		3	UNCDX	UDL64	36.37	125.22	60.48	59.69	7.84
	4-Wire DS1 Digital Loop in Combination - Zone 1		1	UNC1X	USLXX	86.47	210.70	114.60	63.96	17.97
	4-Wire DS1 Digital Loop in Combination - Zone 2		2	UNC1X	USLXX	114.10	210.70	114.60	63.96	17.97
	4-Wire DS1 Digital Loop in Combination - Zone 3		3	UNC1X	USLXX	297.76	210.70	114.60	63.96	17.97
	DS3 Local Loop in combination - per mile			UNC3X	1L5ND	9.25
	DS3 Local Loop in combination - Facility Termination			UNC3X	UE3PX	308.31	237.36	147.69	83.43	32.67
	STS-1 Local Loop in combination - per mile			UNCSX	1L5ND	9.25
	STS-1 Local Loop in combination - Facility Termination			UNCSX	UDLS1	320.51	237.36	147.69	83.43	32.67
	Interoffice Channel in combination - 2-wire VG - per mile			UNCVX	1L5XX	0.01
	Interoffice Channel in combination - 2-wire VG - Facility Termination			UNCVX	U1TV2	23.95	98.09	53.67	56.31	22.42
	Interoffice Channel in combination - 4-wire VG - per mile			UNCVX	1L5XX	0.01
	Interoffice Channel in combination - 4-wire VG - Facility Termination			UNCVX	U1TV4	21.28	98.09	53.67	56.31	22.42
	Interoffice Channel in combination - 4-wire 56 kbps - per mile			UNCDX	1L5XX	0.01
	Interoffice Channel in combination - 4-wire 56 kbps - Facility Termination			UNCDX	U1TD5	17.25	98.09	53.67	56.31	22.42
	Interoffice Channel in combination - 4-wire 64 kbps - per mile			UNCDX	1L5XX	0.01
	Interoffice Channel in combination - 4-wire 64 kbps - Facility Termination			UNCDX	U1TD6	17.25	98.09	53.67	56.31	22.42
	Interoffice Channel in combination - DS1 - per mile			UNC1X	1L5XX	0.19
	Interoffice Channel in combination - DS1 Facility Termination			UNC1X	U1TF1	79.02	181.24	123.53	56.72	22.32
	Interoffice Channel in combination - DS3 - per mile			UNC3X	1L5XX	4.09
	Interoffice Channel in combination - DS3 - Facility Termination			UNC3X	U1TF3	966.89	350.56	141.58	48.00	23.39
	Interoffice Channel in combination - STS-1 - per mile			UNCSX	1L5XX	4.09
	Interoffice Channel in combination - STS-1 Facility Termination			UNCSX	U1TFS	945.79	350.56	141.58	48.00	23.39
ADDITIONAL NETWORK ELEMENTS
Optional Features & Functions:

Version: 1Q08 GENERIC INTERCONNECTION AGREEMENT 03/18/08

UNBUNDLED NETWORK ELEMENTS - Kentucky													Att: 2 Exh: A
													Incremental	Incremental	Incremental	Incremental
													Charge -	Charge -	Charge -	Charge -
											Svc Order	Svc Order	Manual Svc	Manual Svc	Manual Svc	Manual Svc
											Submitted	Submitted	Order vs.	Order vs.	Order vs.	Order vs.
											Elec	Manually	Electronic-	Electronic-	Electronic-	Electronic-
							RATES($)				per LSR	per LSR	1st	Add'l	Disc 1st	Disc Add'l
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
				U1TD1,
	Clear Channel Capability Extended Frame Option - per DS1	I		ULDD1,UNC1X	CCOEF		0.00	0.00	0.00	0.00
				U1TD1,
	Clear Channel Capability Super FrameOption - per DS1	I		ULDD1,UNC1X	CCOSF		0.00	0.00	0.00	0.00
	Clear Channel Capability (SF/ESF) Option - Subsequent Activity -			ULDD1, U1TD1,
	per DS1	I		UNC1X, USL	NRCCC		184.91	23.82	1.99	0.78
				U1TD3, ULDD3,
	C-bit Parity Option - Subsequent Activity - per DS3	i		UE3, UNC3X	NRCC3		205.70	7.20	0.6924	0.00
	DS1/DS0 Channel System			UNC1X	MQ1	113.33	57.26	14.74	1.86	1.67
	DS3/DS1Channel System			UNC3X, UNCSX	MQ3	158.20	115.48	56.53	15.12	5.30
	Voice Grade COCI in combination			UNCVX	1D1VG	0.6228	6.71	4.84
	Voice Grade COCI - for 2W-SL2 & 4W Voice Grade Local Loop			UEA	1D1VG	0.6228	6.71	4.84
	Voice Grade COCI - for connection to a channelized DS1 Local
	Channel in the same SWC as collocation			U1TUC	1D1VG	0.6228	6.71	4.84
	OCU-DP COCI (2.4-64kbs) in combination			UNCDX	1D1DD	1.32	6.71	4.84
	OCU-DP COCI (2.4-64kbs) - for Unbundled Digital Loop			UDL	1D1DD	1.32	6.71	4.84
	OCU-DP COCI (2.4-64kbs) - for connection to a channelized DS1
	Local Channel in the same SWC as collocation			U1TUD	1D1DD	1.32	6.71	4.84
	2-wire ISDN COCI (BRITE) in combination			UNCNX	UC1CA	2.84	6.71	4.84
	2-wire ISDN COCI (BRITE) - for a Local Loop			UDN	UC1CA	2.84	6.71	4.84
	2-wire ISDN COCI (BRITE) - for connection to a channelized DS1
	Local Channel in the same SWC as collocation			U1TUB	UC1CA	2.84	6.71	4.84
	DS1 COCI in combination			UNC1X	UC1D1	11.80	6.71	4.84
	DS1 COCI - for Stand Alone Local Channel			ULDD1	UC1D1	11.80	6.71	4.84
	DS1 COCI - for Stand Alone Interoffice Channel			U1TD1	UC1D1	11.80	6.71	4.84
	DS1 COCI - for DS1 Local Loop			USL, NTCD1	UC1D1	11.80	6.71	4.84
	DS1 COCI - for connection to a channelized DS1 Local Channel in
	the same SWC as collocation			U1TUA	UC1D1	11.80	6.71	4.84
				UNCVX, UNCDX,
				UNC1X, UNC3X,
				UNCSX, UDFCX,
				XDH1X, HFQC6,
				XDD2X, XDV6X,
				XDDFX, XDD4X,
	Wholesale - UNE, Switch-As-Is Conversion Charge			HFRST, UNCNX	UNCCC		8.98	8.98
				U1TVX, U1TDX, U1TD1,
	Unbundled Misc Rate Element, SNE SAI, Single Network Element -			U1TD3, U1TS1,
	Switch As Is Non-recurring Charge, per circuit (LSR)	i		UDF, UE3	URESL		36.80	16.10
	Unbundled Misc Rate Element, SNE SAI, Single Network Element -			U1TVX, U1TDX,
	Switch As Is Non-recurring Charge, incremental charge per circuit			U1TD1, U1TD3,
	on a spreadsheet	i		U1TS1, UDF, UE3	URESP		1.49	1.49
Access to DCS - Customer Reconfiguration (FlexServ)
	Customer Reconfiguration Establishment						1.63		2.03
	DS1 DCS Termination with DS0 Switching					25.69	32.88	23.58	21.09	15.88
	DS1 DCS Termination with DS1 Switching					12.41	25.07	15.76	16.23	11.02
	DS3 DCS Termination with DS1 Switching					154.20	32.88	23.58	21.09	15.88
Node (SynchroNet)
	Node per month			UNCDX	UNCNT	17.69
Service Rearrangements
				U1TVX, U1TDX,
				U1TUC, U1TUD,
				U1TUB, ULDVX,
	NRC - Change in Facility Assignment per circuit Service			ULDDX, UNCVX,
	Rearrangement	I		UNCDX, UNC1X	URETD		101.09	43.04
				U1TVX, U1TDX,
				U1TUC, U1TUD,
				U1TUB, ULDVX,
	NRC - Change in Facility Assignment per circuit Project			ULDDX, UNCVX,
	Management (added to CFA per circuit if project managed)	I		UNCDX, UNC1X	URETB		3.67	3.67
	NRC - Order Coordination Specific Time - Dedicated Transport	I		UNC1X, UNC3X	OCOSR		18.87	18.87
COMMINGLING

Version: 1Q08 GENERIC INTERCONNECTION AGREEMENT 03/18/08

UNBUNDLED NETWORK ELEMENTS - Kentucky													Att: 2 Exh: A
													Incremental	Incremental	Incremental	Incremental
													Charge -	Charge -	Charge -	Charge -
											Svc Order	Svc Order	Manual Svc	Manual Svc	Manual Svc	Manual Svc
											Submitted	Submitted	Order vs.	Order vs.	Order vs.	Order vs.
											Elec	Manually	Electronic-	Electronic-	Electronic-	Electronic-
							RATES($)				per LSR	per LSR	1st	Add'l	Disc 1st	Disc Add'l
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN

				UNCVX, UNCDX,
				UNC1X, UNC3X,
				UNCSX, U1TD1,
				U1TD3, U1TS1, UE3,
				UDLSX, U1TVX,
				U1TDX, U1TUB,
				ULDVX, ULDD1,
	Commingling Authorization			ULDD3, ULDS1	CMGAU	0.00	0.00	0.00	0.00	0.00
	Commingled (UNE part of single bandwidth circuit)
	Commingled VG COCI			XDV2X	1D1VG	0.6228	10.07	7.08
	Commingled Digital COCI			XDV6X	1D1DD	1.32	10.07	7.08
	Commingled ISDN COCI			XDD4X	UC1CA	2.84	10.07	7.08
	Commingled 2-wire VG Interoffice Channel			XDV2X	U1TV2	29.11	47.34	31.78	22.77	8.75
	Commingled 4-wire VG Interoffice Channel			XDV6X	U1TV4	25.86	47.34	31.78	22.77	8.75
	Commingled 56kbps Interoffice Channel			XDD4X	U1TD5	20.97	47.35	31.78	22.77	8.75
	Commingled 64kbps Interoffice Channel			XDD4X	U1TD6	20.97	47.35	31.78	22.77	8.75
				XDV2X, XDV6X,
	Commingled VG/DS0 Interoffice Channel Mileage			XDD4X	1L5XX	0.0115
	Commingled 2-wire Local Loop Zone 1		1	XDV2X	UEAL2	12.67	134.89	81.87	73.65	14.88
	Commingled 2-wire Local Loop Zone 2		2	XDV2X	UEAL2	17.45	134.89	81.87	73.65	14.88
	Commingled 2-wire Local Loop Zone 3		3	XDV2X	UEAL2	33.22	134.89	81.87	73.65	14.88
	Commingled 4-wire Local Loop Zone 1		1	XDV6X	UEAL4	29.26	164.11	122.36	78.91	18.66
	Commingled 4-wire Local Loop Zone 2		2	XDV6X	UEAL4	34.25	164.11	112.36	78.91	18.66
	Commingled 4-wire Local Loop Zone 3		3	XDV6X	UEAL4	85.06	164.11	112.36	78.91	18.66
	Commingled 56kbps Local Loop Zone 1		1	XDD4X	UDL56	27.59	157.81	106.06	78.91	18.66
	Commingled 56kbps Local Loop Zone 2		2	XDD4X	UDL56	32.48	157.81	106.06	78.91	18.66
	Commingled 56kbps Local Loop Zone 3		3	XDD4X	UDL56	36.37	157.81	106.06	78.91	18.66
	Commingled 64kbps Local Loop Zone 1		1	XDD4X	UDL64	27.59	157.81	106.06	78.91	18.66
	Commingled 64kbps Local Loop Zone 2		2	XDD4X	UDL64	32.48	157.81	106.06	78.91	18.66
	Commingled 64kbps Local Loop Zone 3		3	XDD4X	UDL64	36.37	157.81	106.06	78.91	18.66
	Commingled ISDN Local Loop Zone 1		1	XDD4X	U1L2X	18.44	146.77	95.02	71.38	13.83
	Commingled ISDN Local Loop Zone 2		2	XDD4X	U1L2X	25.08	146.77	95.02	71.38	13.83
	Commingled ISDN Local Loop Zone 3		3	XDD4X	U1L2X	42.87	146.77	95.02	71.38	13.83
	Commingled DS1 COCI			XDH1X	UC1D1	11.80	10.07	7.08
	Commingled DS1 Interoffice Channel			XDH1X	U1TF1	96.04	105.52	98.46	23.09	20.49
	Commingled DS1 Interoffice Channel Mileage			XDH1X	1L5XX	0.23
	Commingled DS1/DS0 Channel System			XDH1X	MQ1	113.33	101.40	71.60	13.79	13.04
	Commingled DS1 Local Loop Zone 1		1	XDH1X	USLXX	86.47	306.69	174.44	65.83	14.55
	Commingled DS1 Local Loop Zone 2		2	XDH1X	USLXX	114.10	306.69	174.44	65.83	14.55
	Commingled DS1 Local Loop Zone 3		3	XDH1X	USLXX	297.76	306.69	174.44	65.83	14.55
	Commingled DS3 Local Loop			HFQC6	UE3PX	308.31	551.38	338.08	173.00	120.42
	Commingled DS3/STS-1 Local Loop Mileage			HFQC6, HFRST	1L5ND	9.25
	Commingled STS-1 Local Loop			HFRST	UDLS1	320.51	551.38	338.08	173.00	120.42
	Commingled DS3/DS1 Channel System			HFQC6	MQ3	158.20	199.23	118.62	50.16	48.59
	Commingled DS3 Interoffice Channel			HFQC6	U1TF3	1,175.15	335.40	219.24	89.57	87.75
	Commingled DS3 Interoffice Channel Mileage			HFQC6	1L5XX	4.97
	Commingled STS-1Interoffice Channel			HFRST	U1TFS	1,149.51	350.40	219.24	89.57	87.75
	Commingled STS-1Interoffice Channel Mileage			HFRST	1L5XX	4.97
	Commingled Dark Fiber - Interoffice Transport, Per Four Fiber
	Strands, Per Route Mile Or Fraction Thereof			HEQDL	1L5DF	30.74
	Commingled Dark Fiber - Interoffice Transport, Per Four Fiber
	Strands, Per Route Mile Or Fraction Thereof			HEQDL	UDF14		732.53	192.67	377.27	241.67
	UNE to Commingled Conversion Tracking			XDH1X, HFQC6	CMGUN	0.00	0.00	0.00	0.00	0.00
	SPA to Commingled Conversion Tracking			XDH1X, HFQC6	CMGSP	0.00	0.00	0.00	0.00	0.00
	LNP Query Service
	LNP Charge Per query					0.0008695
	LNP Service Establishment Manual						13.82	13.82	12.71	12.71
	LNP Service Provisioning with Point Code Establishment						953.27	487.00	431.95	317.61
	911 PBX LOCATE
	911 PBX LOCATE DATABASE CAPABILITY
	Service Establishment per CLEC per End User Account			9PBDC	9PBEU		1,814.00
	Changes to TN Range or Customer Profile			9PBDC	9PBTN		181.57
	Per Telephone Number (Monthly)			9PBDC	9PBMM	0.07
	Change Company (Service Provider) ID			9PBDC	9PBPC		533.00
	PBX Locate Service Support per CLEC (Monthlt)			9PBDC	9PBMR	179.88
	Service Order Charge			9PBDC	9PBSC		7.86
	911 PBX LOCATE TRANSPORT COMPONENT
	See Att 3

Version: 1Q08 GENERIC INTERCONNECTION AGREEMENT 03/18/08

UNBUNDLED NETWORK ELEMENTS - Kentucky													Att: 2 Exh: A
													Incremental	Incremental	Incremental	Incremental
													Charge -	Charge -	Charge -	Charge -
											Svc Order	Svc Order	Manual Svc	Manual Svc	Manual Svc	Manual Svc
											Submitted	Submitted	Order vs.	Order vs.	Order vs.	Order vs.
											Elec	Manually	Electronic-	Electronic-	Electronic-	Electronic-
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		RATES($)				per LSR	per LSR	1st	Add'l	Disc 1st	Disc Add'l
							Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
Note: Rates displaying an "I" in Interim column are interim as a result of a Commission order.

Version: 1Q08 GENERIC INTERCONNECTION AGREEMENT 03/18/08

Attachment 3 – Network Interconnection

SouthEast
07/25/08

ATTACHMENT 3

NETWORK INTERCONNECTION

1	Network Interconnection	2
2	Interconnection Trunk Group Architectures	4
3	Network Design and Management For Interconnection	11
4	Local Dialing Parity	14
5	Interconnection Compensation	15
6	Frame Relay Service Interconnection	19
7	Operational Support Systems (OSS)	21

Attachment 3 – Network Interconnection

SouthEast
07/25/08

The Parties shall provide interconnection with each other’s networks for the transmission and routing of telephone exchange service (local) and exchange access (intraLATA toll and switched access) on the following terms:

1	Network Interconnection

All negotiated rates, terms and conditions set forth in this Attachment pertain only to the provision of network interconnection where SouthEast owns and provides its switch(s).

1.1
Network Interconnection for Call Transport and Termination may be provided by the Parties at any technically feasible point. Requests to AT&T for interconnection at points other than as set forth in this Agreement may be made through the Bona Fide Request/New Business Request process set out in General Terms and Conditions.

1.1.1
The Interconnection Point is the point at which the originating Party delivers its originated traffic to the terminating Party’s first point of switching on the terminating Party’s common (shared) network for call transport and termination. Interconnection Points are available at either Access Tandems, Local Tandems, or End Offices as described in this Attachment. SouthEast’s requested Interconnection Point also will be used for the receipt and delivery of transit traffic at AT&T Access and Local Tandems. Interconnection Points established at the AT&T Local Tandem apply only to local, ISP-bound, and local originating and terminating transit traffic.

1.1.2
The Parties shall make available to each other one-way and two-way trunks for the reciprocal exchange of combined Local, ISP-bound and intraLATA Toll Traffic. A minimum of one Interconnection Point shall be established in each LATA in which SouthEast originates or terminates Local Traffic or delivers ISP-bound Traffic and interconnects with AT&T. Each Party has the right to designate the Interconnection Point for its originated traffic.

1.1.3
The Parties shall institute a bill and keep compensation plan under which neither Party will charge the other Party recurring and nonrecurring charges associated with the termination of trunks and facilities for the exchange of traffic other than Transit Traffic. The Parties, where appropriate, will be paid recurring and nonrecurring charges for trunks and facilities ordered for the purpose of interconnection. Notwithstanding the foregoing, compensation will be paid for the delivery of Local and ISP-bound Traffic in accordance with the terms of Section 5.1.

1.1.4	Both Parties, as appropriate, shall be compensated for the ordering of trunks and facilities for the exchange of Transit Traffic.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

1.2	Interconnection via Dedicated Transport Facilities

1.2.1
As part of Local Interconnection Call Transport and Termination Service, the originating Party may obtain Local Channel facilities (i.e., entrance facilities) from the terminating Party from the originating Party’s specified Interconnection Point to its Serving Wire Center. The portion of Local Channel facilities utilized for Local Traffic shall be determined based upon the application of the Percent Local Facility (PLF) Factor as defined in this Attachment. Additionally, the charges applied to the portion of the Local Channel used for Local Traffic as determined by the PLF are as set forth in Exhibit A to this Attachment. This factor shall be reported in addition to the switched dedicated transport jurisdictional factors specified in the AT&T intrastate and interstate switched access tariffs.

1.2.2
Additionally, either Party may obtain Dedicated Interoffice Transport facilities from its designated Serving Wire Center to the other Party’s first point of switching. The portion of Dedicated Interoffice Transport facilities utilized for Local Traffic shall be determined based upon the application of the Percent Local Facility (PLF) Factor as defined in this Attachment. Additionally, the charges applied to the portion of the Dedicated Interoffice Transport used for Local Traffic as determined by the PLF are as set forth in Exhibit A to this Attachment. This factor shall be reported in addition to the switched dedicated transport jurisdictional factors specified in the AT&T intrastate and interstate switched access tariffs.

1.2.3	For the purposes of this Attachment, Local Channel (i.e., entrance facility) is defined as a switch transport facility between a Party’s Interconnection Point and its Serving Wire Center.

1.2.4	For the purposes of this Attachment, Serving Wire Center is defined as the wire center owned by one Party from which the other Party would normally obtain dial tone for its Interconnection Point.

1.2.5
For the purposes of this Attachment, Dedicated Interoffice Transport is defined as a switch transport facility between a Party’s Serving Wire Center and the first point of switching on the other Party’s common (shared) network.

1.3	Fiber Meet

1.3.1
Fiber Meet is an interconnection arrangement whereby the Parties physically interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at which one Party's facilities, provisioning, and maintenance responsibility begins and the other Party's responsibility ends (i.e. Interconnection Point).

Attachment 3 – Network Interconnection

SouthEast
07/25/08

1.3.2
If SouthEast elects to interconnect with AT&T pursuant to a Fiber Meet, SouthEast and AT&T shall jointly engineer and operate a Synchronous Optical Network ("SONET") transmission system by which they shall interconnect their transmission and routing of Local Traffic via a Local Channel facility at either the DS0, DS1, or DS3 level. The Parties shall work jointly to determine the specific transmission system. However, SouthEast’s SONET transmission must be compatible with AT&T’s equipment in the AT&T Interconnection Wire Center (BIWC). The same vendor’s equipment and software version must be used, and the Data Communications Channel (DCC) must be turned off.

1.3.3	AT&T shall, wholly at its own expense, procure, install and maintain the agreed upon SONET equipment in the BIWC.

1.3.4	SouthEast shall, wholly at its own expense, procure, install and maintain the agreed upon SONET equipment in the SouthEast Interconnection Wire Center ("SouthEast Wire Center").

1.3.5
AT&T shall designate an Interconnection Point outside the BIWC as a Fiber Meet point, and shall make all necessary preparations to receive, and to allow and enable SouthEast to deliver, fiber optic facilities into the Interconnection Point with sufficient spare length to reach the fusion splice point at the Interconnection Point. AT&T shall, wholly at its own expense, procure, install, and maintain the fusion splicing point in the Interconnection Point. A Common Language Location Identification ("CLLI") code will be established for each Interconnection Point. The code established must be a building type code. All orders shall originate from the Interconnection Point (i.e., Interconnection Point to SouthEast, Interconnection Point to AT&T).

1.3.6
SouthEast shall deliver and maintain such strands wholly at its own expense. Upon verbal request by SouthEast, AT&T shall allow SouthEast access to the Fiber Meet entry point for maintenance purposes as promptly as possible.

1.3.7	The Parties shall jointly coordinate and undertake maintenance of the SONET transmission system. Each Party shall be responsible for maintaining the components of their own SONET transmission system.

1.3.8	Each Party will be responsible for (i) providing its own transport facilities to the Fiber Meet, and (ii) the cost to build-out its facilities to such Fiber Meet.

1.3.9
Neither Party shall charge the other for its portion of the Fiber Meet facility used exclusively for non-transit Local Traffic (i.e. the Local Channel). Charges incurred for other services including dedicated transport facilities will apply. Charges for Switched and Special Access Services shall be billed in accordance with the applicable Access Service tariff (i.e. the AT&T Interstate or Intrastate Access Services Tariff).

2	Interconnection Trunk Group Architectures

2.1
AT&T and SouthEast shall establish interconnecting trunk groups and trunk group configurations between networks including the establishment of one-way or two-way trunks in accordance with the following provisions set forth in this Agreement. For trunking purposes, traffic will be routed based on the digits dialed by the originating end user and in accordance with the Local Exchange Routing Guide (LERG).

Attachment 3 – Network Interconnection

SouthEast
07/25/08

2.2
SouthEast shall establish an interconnection trunk group(s) to at least one AT&T access tandem within the LATA for the delivery of SouthEast’s originated local and intraLATA toll traffic and for the receipt and delivery of Transit Traffic. To the extent SouthEast desires to terminate local and intraLATA toll traffic to AT&T and Transit Traffic to third parties subtending other AT&T access tandems within the LATA, other than the one SouthEast has established interconnection trunk groups to, SouthEast shall order Multiple Tandem Access, as described in this Attachment, to such other AT&T access tandems or order interconnection trunk groups to such other AT&T access tandems.

2.2.1
Notwithstanding the forgoing, SouthEast shall establish an interconnection trunk group(s) to all AT&T access and local tandems in the LATA where SouthEast has homed (i.e. assigned) its NPA/NXXs. SouthEast shall home its NPA/NXXs on the AT&T tandems that serve the Exchange Rate Center Areas to which the NPA/NXXs are assigned. The specified association between AT&T tandems and Exchange Rate Centers is defined in the national Local Exchange Routing Guide (LERG). SouthEast shall enter its NPA/NXX access and/or local tandem homing arrangement into the LERG.

2.3	Switched Access traffic will be delivered to and by Interexchange Carriers (IXCs) based on SouthEast’s NXX Access Tandem homing arrangement as specified by SouthEast in the LERG.

2.4
Any SouthEast interconnection request that deviates from the interconnection trunk group architectures as described in this Agreement that affects traffic delivered to SouthEast from a AT&T switch that requires special AT&T switch translations and other network modifications will require SouthEast to submit a Bona Fide Request/New Business Request (BFR/NBR) via the BFR/NBR Process set forth in General Terms and Conditions.

2.5
Charges, both non-recurring and recurring, associated with interconnecting trunk groups between AT&T and SouthEast are set forth in Exhibit A. To the extent a rate associated with the interconnecting trunk group is not set forth in Exhibit A, the interim rate shall be as set forth in the appropriate AT&T tariff for Switched Access services. Once a cost based rate is established by AT&T, the interim tariff rate shall be trued up and the cost based rate will be applied retroactively to the effective date of this agreement.

2.6
For two-way trunk groups that carry both Parties’ local and IntraLATA Toll traffic only, excluding trunk groups that carry Transit Traffic, the Parties shall be compensated for the nonrecurring and recurring charges for dedicated transport trunks and facilities at 50% of the applicable contractual or tariff rates for the services provided by each Party. SouthEast shall be responsible for ordering and paying for any two-way trunks carrying Transit Traffic.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

2.7	All trunk groups will be provisioned as Signaling System 7 (SS7) capable where technically feasible. If SS7 is not technically feasible multi-frequency (MF) protocol signaling shall be used.

2.8	In cases where SouthEast is also an IXC, the IXC’s Feature Group D (FG D) trunk group(s) must remain separate from the local interconnection trunk group(s).

2.9
Unless in response to a blocking situation or for a project, when either Party orders interconnection trunk group augmentations, a Firm Order Confirmation (FOC) shall be returned to the ordering Party within four (4) business days from receipt of a valid, error free ASR. A project is defined as a new trunk group or the request of 96 or more trunks on a single or multiple trunk group(s) in a given local calling area. Blocking situations and projects shall be managed through the AT&T Interconnection Trunking Project Management group and SouthEast’s equivalent trunking group.

2.10	Interconnection Trunk Groups for Exchange of Local, IntraLATA Toll and Transit Traffic

2.10.1
If the Parties’ originated local and/or intraLATA toll traffic is utilizing the same two-way trunk group, the Parties shall mutually agree to use this type of two-way interconnection trunk group with the quantity of trunks being mutually determined and the provisioning being jointly coordinated. Furthermore, the Interconnection Point(s) for two-way interconnection trunk groups transporting both Parties' local and/or intraLATA toll shall be mutually agreed upon. SouthEast shall order such two-way trunks via the Access Service Request (ASR) process in place for Local Interconnection upon determination by the Parties, in a joint planning meeting, that such trunk groups shall be utilized. AT&T will use the Trunk Group Service Request (TGSR) to request changes in trunking. Both Parties reserve the right to issue ASRs, if so required, in the normal course of business. Furthermore, the Parties shall jointly review such trunk performance and forecasts on a periodic basis. The Parties use of two-way interconnection trunk groups for the transport of local and/or intraLATA toll traffic between the Parties does not preclude either Party from establishing additional one-way interconnection trunks for the delivery of its originated local and/or intraLATA toll traffic to the other Party.

2.11	AT&T Access Tandem Interconnection Architectures

2.11.1
AT&T Access Tandem Interconnection provides intratandem access to subtending end offices. AT&T Multiple Tandem Access (MTA), described later in this Agreement, may be ordered using any of the following access tandem architectures.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

2.12	Basic Architecture

2.12.1
In this architecture, SouthEast’s originating Local and IntraLATA Toll and originating and terminating Transit Traffic is transported on a single two-way trunk group between SouthEast and AT&T access tandem(s) within a LATA. This group carries intratandem Transit Traffic between SouthEast and Independent Companies, Interexchange Carriers, other CLECs and other network providers with which SouthEast desires interconnection and has the proper contractual arrangements. This group also carries SouthEast originated intertandem traffic transiting a single AT&T access tandem destined to third party tandems such as an Independent Company tandem or other CLEC tandem. AT&T originated Local and IntraLATA Toll traffic is transported on a single one-way trunk group terminating to SouthEast. Other trunk groups for operator services, directory assistance, emergency services and intercept may be established if required. The LERG should be referenced for current routing and tandem serving arrangements. The Basic Architecture is illustrated in Exhibit B.

2.13	One-Way Trunk Group Architecture

2.13.1
In this architecture, the Parties interconnect using two one-way trunk groups. One one-way trunk group carries SouthEast-originated local and intraLATA toll traffic destined for AT&T end-users. The other one-way trunk group carries AT&T-originated local and intraLATA toll traffic destined for SouthEast end-users. A third two-way trunk group is established for SouthEast’s originating and terminating Transit Traffic. This group carries intratandem Transit Traffic between SouthEast and Independent Companies, Interexchange Carriers, other CLECs and other network providers with which SouthEast desires interconnection and has the proper contractual arrangements. This group also carries SouthEast originated intertandem traffic transiting a single AT&T access tandem destined to third party tandems such as an Independent Company tandem or other CLEC tandem. Other trunk groups for operator services, directory assistance, emergency services and intercept may be established if required. The LERG should be referenced for current routing and tandem serving arrangements. The One-Way Trunk Group Architecture is illustrated in Exhibit C.

2.14	Two-Way Trunk Group Architecture

2.14.1
The Two-Way Trunk Group Architecture establishes one two-way trunk group to carry local and intraLATA toll traffic between SouthEast and AT&T. In addition, a two-way transit trunk group must be established for SouthEast’s originating and terminating Transit Traffic. This group carries intratandem Transit Traffic between SouthEast and Independent Companies, Interexchange Carriers, other CLECs and other network providers with which SouthEast desires interconnection and has the proper contractual arrangements. This group also carries SouthEast originated intertandem traffic transiting a single AT&T access tandem destined to third party tandems such as an Independent Company tandem or other CLEC tandem. Other trunk groups for operator services, directory assistance, emergency services and intercept may be established if required. The LERG should be referenced for current routing and tandem serving arrangements. The Two-Way Trunk Group Architecture is illustrated in Exhibit D.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

2.15	Supergroup Architecture

2.15.1
In the Supergroup Architecture, the Parties’ Local and IntraLATA Toll and SouthEast’s Transit Traffic are exchanged on a single two-way trunk group between SouthEast and AT&T. This group carries intratandem Transit Traffic between SouthEast and Independent Companies, Interexchange Carriers, other CLECs and other network providers with which SouthEast desires interconnection and has the proper contractual arrangements. This group also carries SouthEast originated intertandem traffic transiting a single AT&T access tandem destined to third party tandems such as an Independent Company tandem or other CLEC tandem. Other trunk groups for operator services, directory assistance, emergency services and intercept may be established if required. The LERG should be referenced for current routing and tandem serving arrangements. The Supergroup Architecture is illustrated in Exhibit E.

2.16	Multiple Access Tandem Service

2.16.1
Upon request, AT&T will provide SouthEast with Multiple Tandem Access (MTA), which provides for LATA wide AT&T transport and termination of SouthEast-originated Local Traffic and AT&T transported intraLATA toll traffic, by establishing an Interconnection Point at a AT&T access tandem with routing through multiple AT&T access tandems as required. However, SouthEast must still establish Interconnection Points at all AT&T access tandems where SouthEast NXXs are “homed”. If SouthEast does not have NXXs homed at a AT&T access tandem within a LATA and elects not to establish  Interconnection Points at such AT&T access tandem, SouthEast can order MTA in each AT&T access tandem within the LATA where it does have an Interconnection Point and AT&T will terminate traffic to end-users served through those AT&T access tandems where SouthEast does not have an Interconnection Point. MTA shall be provisioned in accordance with AT&T’s Ordering Guidelines.

2.16.2
MTA does not include switched access traffic that transits the AT&T network to an Interexchange Carrier (IXC). Switched Access traffic will be delivered to and by IXCs based on SouthEast’s NXX Access Tandem homing arrangement as specified by SouthEast in the national Local Exchange Routing Guide (LERG).

2.16.3
For SouthEast-originated local and intraLATA toll traffic that AT&T transports but is destined for termination by a third Party network (Transit Traffic), AT&T MTA is required if multiple AT&T access tandems are necessary to deliver the call to the third Party network.

2.16.4
With MTA, for the delivery of  SouthEast’s Local and ISP-bound Traffic, SouthEast will be assessed charges as specified in the pricing exhibit to this Agreement for the additional transport and tandem switching on an elemental basis in addition to the reciprocal compensation rate to which the parties have agreed in Section 5.1.2. Notwithstanding the foregoing, in the situation of tandem exhaust at any particular tandem, where the Parties choose MTA as an alternative routing plan, the Parties will negotiate appropriate rates, terms, and conditions for MTA.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

2.16.5
To the extent SouthEast does not purchase MTA in a calling area that has multiple access tandems serving the calling area as defined by AT&T, SouthEast must establish an Interconnection Point to every access tandem in the calling area in order to serve the entire calling area. To the extent SouthEast does not purchase MTA and provides intraLATA toll service to its customers, it may be necessary for it to establish an Interconnection Point to additional AT&T access tandems that serve end offices outside the local calling area. To the extent SouthEast routes its traffic in such a way that utilizes AT&T’s MTA service without properly ordering MTA service, SouthEast agrees to pay AT&T the associated transport and termination charges.

2.17	Local Tandem Interconnection

2.17.1
Local Tandem Interconnection arrangement allows SouthEast to establish an interconnection trunk group(s) at AT&T local tandems for: (1) the delivery of SouthEast-originated Local Traffic transported and terminated by AT&T to AT&T end offices within the local calling area as defined in AT&T’s General Subscriber Services Tariff (GSST), section A3 served by those AT&T local tandems, and (2) for local Transit Traffic transported by AT&T for third party network providers who have also established an interconnection trunk group(s) at those AT&T local tandems.

2.17.2
When a specified local calling area is served by more than one AT&T local tandem, SouthEast must designate a “home” local tandem for each of its assigned NPA/NXXs and establish trunk connections to such local tandems. Additionally, SouthEast may choose to establish an interconnection trunk group(s) at the AT&T local tandems where it has no codes homing but is not required to do so. SouthEast may deliver Local Traffic to a “home” AT&T local tandem that is destined for other AT&T or third party network provider end offices subtending other AT&T local tandems in the same local calling area where SouthEast does not choose to establish an interconnection trunk group(s). It is SouthEast’s responsibility to enter its own NPA/NXX local tandem homing arrangements into the LERG either directly or via a vendor in order for other third party network providers to determine appropriate traffic routing to SouthEast’s codes. Likewise, SouthEast shall obtain its routing information from the LERG.

2.17.3
Notwithstanding establishing an interconnection trunk group(s) to AT&T’s local tandems, SouthEast must also establish an interconnection trunk group(s) to AT&T access tandems within the LATA on which SouthEast has NPA/NXXs homed for the delivery of Interexchange Carrier Switched Access (SWA) and toll traffic, and traffic to Type 2A CMRS connections located at the access tandems. AT&T shall not switch SWA traffic through more than one AT&T access tandem. SWA, Type 2A CMRS or toll traffic routed to the local tandem in error will not be backhauled to the AT&T access tandem for completion. (Type 2A CMRS interconnection is defined in AT&T’s A35 General Subscriber Services Tariff).

Attachment 3 – Network Interconnection

SouthEast
07/25/08

2.17.4
AT&T’s provisioning of local tandem interconnection assumes that SouthEast has executed the necessary local interconnection agreements with the other third party network providers subtending those local tandems as required by the Act.

2.18	Direct End Office-to-End Office Interconnection

2.18.1
Direct End Office-to-End Office one-way or two-way interconnection trunk groups allow for the delivery of a Party’s originating local or intraLATA toll traffic to the terminating Party on a direct end office-to-end office basis.

2.18.2	The Parties shall utilize direct end office-to-end office trunk groups under the following conditions:

2.18.3
Tandem Exhaust - If a tandem through which the Parties are interconnected is unable to, or is forecasted to be unable to support additional traffic loads for any period of time, the Parties will mutually agree on an end office trunking plan that will alleviate the tandem capacity shortage and ensure completion of traffic between SouthEast and AT&T’s subscribers.

2.18.4
Traffic Volume –To the extent either Party has the capability to measure the amount of traffic between a SouthEast switching center and a AT&T end office, either Party shall install and retain direct end office trunking sufficient to handle actual or reasonably forecasted traffic volumes, whichever is greater, between a SouthEast switching center and a AT&T end office where the traffic exceeds or is forecasted to exceed a single DS1 of traffic per month. Either Party will install additional capacity between such points when overflow traffic between SouthEast’s switching center and AT&T’s end office exceeds or is forecasted to exceed a single DS1 of traffic per month. In the case of one way trunking, additional trunking shall only be required by the Party whose trunking has achieved the preceding usage threshold.

2.18.5	Mutual Agreement - The Parties may install direct end office trunking upon mutual agreement in the absence of conditions (1) or (2) above, and agreement will not unreasonably be withheld.

2.19	Transit Traffic Trunk Group

2.19.1
Transit Traffic trunks can either be two-way trunks or two one-way trunks ordered by SouthEast to deliver and receive local and intraLATA toll Transit Traffic from third parties, such as Independent Companies and other CLECs, via AT&T access tandems (or AT&T local tandems for Local Traffic), and Switched Access traffic to and from Interexchange Carriers via AT&T access tandems pursuant to the Transit Traffic section of this Attachment. Establishing Transit Traffic trunks at AT&T access and local tandems provides intratandem access to the third parties also interconnected at those tandems.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

2.20	Toll Free Traffic

2.20.1	If SouthEast chooses AT&T to handle Toll Free database queries from its switches, all SouthEast originating Toll Free traffic will be routed over the Transit Traffic Trunk Group.

2.20.2
All originating Toll Free Service (Toll Free) calls for which SouthEast requests that AT&T perform the Service Switching Point (“SSP”) function (i.e., perform the database query) shall be delivered using GR-394 format over the Transit Traffic Trunk Group. Carrier Code “0110” and Circuit Code (to be determined for each LATA) shall be used for all such calls.

2.20.3
SouthEast may handle its own Toll Free database queries from its switch. If so, SouthEast will determine the nature (local/intraLATA/interLATA) of the Toll Free call based on the response from the database. If the query determines that the call is a AT&T local or intraLATA Toll Free number, SouthEast will route the post-query local or IntraLATA converted ten-digit local number to AT&T over the local or intraLATA trunk group. If the query determines that the call is a third party (ICO or other CLEC) local or intraLATA Toll Free number, SouthEast will route the post-query local or intraLATA converted ten-digit local number to AT&T over the Transit Traffic Trunk Group. In such case, SouthEast is to provide a Toll Free billing record when appropriate. If the query reveals the call is an interLATA Toll Free number, SouthEast will route the post-query interLATA call (Toll Free number) directly from its switch for carriers interconnected with its network or over the Transit Traffic Trunk Group to carriers not directly connected to its network but are connected to AT&T’s access tandem. Calls will be routed to AT&T over the local/intraLATA and Transit Traffic Trunk Groups within the LATA in which the calls originate.

2.20.4
All post-query Toll Free Service (Toll Free) calls for which SouthEast performs the SSP function, if delivered to AT&T, shall be delivered using GR-394 format for calls destined to IXCs, and GR-317 format for calls destined to end offices that directly subtend the AT&T access tandem.

3	Network Design And Management For Interconnection

3.1
Network Management and Changes. Both Parties will work cooperatively with each other to install and maintain the most effective and reliable interconnected telecommunications networks, including but not limited to, the exchange of toll-free maintenance contact numbers and escalation procedures. Both Parties agree to provide public notice of changes in the information necessary for the transmission and routing of services using its local exchange facilities or networks, as well as of any other changes that would affect the interoperability of those facilities and networks.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

3.2
Interconnection Technical Standards. The interconnection of all networks will be based upon accepted industry/national guidelines for transmission standards and traffic blocking criteria. Interconnecting facilities shall conform, at a minimum, to the telecommunications industry standard of DS-1 pursuant to Bellcore Standard No. TR-NWT-00499. Signal transfer point, Signaling System 7 (“SS7”) connectivity is required at each interconnection point. AT&T will provide out-of-band signaling using Common Channel Signaling Access Capability where technically and economically feasible, in accordance with the technical specifications set forth in the AT&T Guidelines to Technical Publication, TRTSV-000905. Facilities of each Party shall provide the necessary on-hook, off-hook answer and disconnect supervision and shall hand off calling number ID (Calling Party Number) when technically feasible.

3.3
Quality of Interconnection. The local interconnection for the transmission and routing of telephone exchange service and exchange access that each Party provides to each other will be at least equal in quality to what it provides to itself and any subsidiary or affiliate, where technically feasible, or to any other Party to which each Party provides local interconnection.

3.4
Network Management Controls. Both Parties will work cooperatively with each other to apply sound network management principles by invoking appropriate network management controls (e.g., call gapping) to alleviate or prevent network congestion.

3.5
Common Channel Signaling. Both Parties will provide LEC-to-LEC Common Channel Signaling (“CCS”) to each other, where available, in conjunction with all traffic in order to enable full interoperability of CLASS features and functions except for call return. All CCS signaling parameters will be provided, including automatic number identification (“ANI”), originating line information (“OLI”) calling company category, charge number, etc. All privacy indicators will be honored, and each Party will cooperate with each other on the exchange of Transactional Capabilities Application Part (“TCAP”) messages to facilitate full interoperability of CCS-based features between the respective networks. Neither Party shall alter the CCS parameters, or be a party to altering such parameters, or knowingly pass CCS parameters that have been altered in order to circumvent appropriate interconnection charges.

3.6
Signaling Call Information. AT&T and SouthEast will send and receive 10 digits for Local Traffic. Additionally, AT&T and SouthEast will exchange the proper call information, i.e. originated call company number and destination call company number, CIC, and OZZ, including all proper translations for routing between networks and any information necessary for billing.

3.7	Forecasting For Trunk Provisioning

3.7.1
Within six (6) months after execution of this agreement, SouthEast shall provide an initial interconnection trunk group forecast for each LATA that it shall provide service within AT&T’s region. Upon receipt of SouthEast’s forecast, the Parties shall schedule and participate in a joint planning meeting to develop a joint interconnection trunk group forecast. Each forecast provided under this Section shall be deemed “Confidential Information” under the General Terms and Conditions of this Agreement.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

3.7.2
At a minimum, the forecast shall include the projected quantity of Transit Trunks, SouthEast-to-AT&T one-way trunks (“SouthEast Trunks”), AT&T-to-SouthEast one-way trunks (“Reciprocal Trunks”) and/or two-way interconnection trunks, if the Parties have agreed to interconnect using two-way trunking to transport the Parties’ local and intraLATA toll. The quantities shall be projected for a minimum of six months in advance and shall include the current year plus next two years total forecasted quantities. Considering SouthEast’s provided forecast, the Parties shall mutually develop Reciprocal Trunk and/or two-way interconnection trunk forecast quantities for the time periods listed and to be included within the initial forecast.

3.7.3
Additionally all forecasts shall include, at a minimum, Access Carrier Terminal Location (“ACTL”), trunk group type (local/intraLATA toll, Transit, Operator Services, 911, etc.), A location/Z location (CLLI codes for SouthEast location and AT&T location where the trunks shall terminate), interface type (e.g., DS1), Direction of Signaling, Trunk Group Number, if known, (commonly referred to as the 2-6 code) and forecasted trunks in service each year (cumulative).

3.7.4
Each Party shall exercise its best efforts to provide the quantity of interconnection trunks mutually forecasted. However, the provision of the forecasted quantity of interconnection trunks is subject to trunk terminations and facility capacity existing at the time the trunk order is submitted. Furthermore, the receipt and development of trunk forecasts does not imply any liability for failure to perform if capacity (trunk terminations or facilities) is not available for use at the forecasted time.

3.7.5	The submitting and development of interconnection trunk forecasts shall not replace the ordering process in place for local interconnection trunks.

3.7.6
Once initial interconnection trunk forecasts have been developed, SouthEast shall continue to provide interconnection trunk forecasts on a semiannual basis or at otherwise mutually agreeable intervals. SouthEast shall use its best efforts to make the forecasts as accurate as possible based on reasonable engineering criteria. Interconnection trunk forecasts shall be updated and provided to AT&T on an as needed basis, but no less frequently than semiannually and no more frequently than monthly.  Upon receipt of SouthEast’s forecast, including forecast updates, the Parties shall confer to mutually develop AT&T Reciprocal Trunk and/or two-way interconnection trunk forecasted quantities for the listed time periods within such subsequent forecasts.

3.8	Trunk Utilization

3.8.1
AT&T and SouthEast shall monitor traffic on each interconnection trunk group that is installed pursuant to the initial interconnection trunk requirements and subsequent forecasts. At any time after the end of a calendar quarter, based on a review of the capacity utilization during such quarter for installed Reciprocal Trunk groups and/or two-way interconnection trunk groups, subject to the provision of the section following, after fifteen (15) business days advance written notice to SouthEast, AT&T may disconnect any Non-utilized Reciprocal Trunk(s) and SouthEast shall refund to AT&T any associated trunk and facility charges paid by AT&T. In addition, AT&T may request SouthEast to disconnect any Non-utilized two-way interconnection trunk(s), if AT&T has determined that the trunk group is not being utilized at eighty percent (80%) of the time consistent busy hour utilization level, provided that the Parties have not otherwise agreed. SouthEast shall comply with such request, subject to Section 3.8.2 below. Non-utilized trunks are defined as the trunks not being utilized as a result of a time consistent busy hour utilization of less than 80%.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

3.8.2
Within ten (10) business days following the notice prescribed in the section above, SouthEast may request that AT&T not disconnect or not request disconnection for some or all of the Non-utilized Trunks, in which event AT&T shall keep the trunks in service and may invoice SouthEast for, and SouthEast shall pay, all applicable recurring and nonrecurring trunk and facility access tariff charges for the Non-utilized Trunks. The charges shall be applied retroactive to the date on which such trunks were installed and to continue until such trunks are disconnected, or to the extent SouthEast requests that such trunks remain in service, until the trunk group reaches an eighty percent (80%) time-consistent busy hour utilization level. In addition, SouthEast shall reimburse AT&T for any nonrecurring and/or recurring charges AT&T may have paid to SouthEast for the Non-utilized Trunks and for any trunk installation expense AT&T incurred. This expense shall equal the nonrecurring installation charge for trunks in AT&T’s intrastate tariff. Furthermore, the SouthEast forecasts for each subsequent forecast period shall be automatically reduced by the number of Reciprocal Trunks and/or two-way interconnection trunks that have been determined to be subject to disconnection pursuant to the foregoing procedures.

3.8.3
To the extent SouthEast requests AT&T and AT&T agrees to install additional Reciprocal and/or two-way interconnection trunks in any forecast period following the initial forecasting period that are not included in the forecast for that period (as such forecast may be revised from time to time), such trunks may be provisioned by AT&T subject to the conditions set forth in the preceding sections above, and all applicable recurring and nonrecurring charges for such trunks shall be billed to and paid by SouthEast until such trunk groups reach an eighty percent (80%) time-consistent busy hour utilization level.

3.8.4
To the extent that any interconnection trunk group is utilized at a time-consistentbusy hour of ninety percent (90%) or greater, the Parties shall negotiate in good faith for the installation of augmented facilities.

4	Local Dialing Parity

4.1
AT&T and SouthEast shall provide local and toll dialing parity to each other with no unreasonable dialing delays. Dialing parity shall be provided for all originating telecommunications services that require dialing to route a call. AT&T and SouthEast shall permit similarly situated telephone exchange service end users to dial the same number of digits to make a local telephone call notwithstanding the identity of the end user’s or the called party’s telecommunications service provider.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

5	Interconnection Compensation

5.1	Compensation for Call Transportation and Termination for Local Traffic and Inter-Carrier Compensation for ISP-Bound Traffic

5.1.1	Local Traffic is defined as any telephone call that originates in one exchange and terminates in either the same exchange, or a corresponding Extended Area Service (“EAS”) exchange.

5.1.2
ISP-bound Traffic is defined as calls to an information service provider or Internet service provider (“ISP”) that are dialed using a local dialing pattern (7 or 10 digits) by a calling party in one exchange or local calling area to an ISP server or modem in the same exchange or local calling area. ISP-bound Traffic is not considered Local Traffic subject to reciprocal compensation, but instead is information access traffic subject to compensation as described by the FCC in its Order on Remand and Report and Order, CC Docket Nos. 96-98, FCC 01-31 (released April 27, 2001) (“ISP Remand Order”). All Combined ISP-bound Traffic and Local Traffic delivered to one Party by the other Party that exceeds a 3:1 ratio of terminating to originating traffic on a statewide basis shall be presumed to be ISP-bound Traffic. All combined ISP-bound Traffic and Local traffic delivered to one Party by the other Party that does not exceed a 3:1 ratio of terminating to originating Traffic on a statewide basis is Local Traffic.

5.1.3	The Parties will compensate each other on a mutual and reciprocal basis for the transport and termination of Local Traffic and ISP-bound Traffic at the following rate:

Local Traffic:	$.0007 per MOU
ISP-Bound Traffic:	$.0007 per MOU

5.1.4
The Parties recognize and agree that the compensation for the transport and termination of Local Traffic and ISP-bound Traffic set forth in section 5.1.3 are intended to allow each Party to recover costs associated with such traffic. The Parties recognize and agree that such compensation will not be billed and shall not be paid for a call placed by an end user customer, or placed on behalf of an end user customer, to establish or maintain a network connection if: (1) such call is not recognized by industry practice to constitute traffic (voice or data) which results from a telephone call; (2) the end user customer does not specify between or among the points of the call and does not choose the information of that call; and (3) the primary purpose of that call is to generate the payment of reciprocal compensation as a result of establishing or maintaining the network connection.

5.1.5	Neither Party shall represent non-local switched access services traffic as Local Traffic for purposes of payment of reciprocal compensation.

5.1.6	Compensation for Trunks and Associated Facilities

5.1.6.1	Compensation for Trunks and Associated Facilities shall be handled in accordance with Section 1.1.2

5.1.7
Pursuant to the definition of Local Traffic in this Attachment, and for the purpose of delivery of AT&T originating traffic to SouthEast, AT&T shall pay to SouthEast reciprocal compensation for Local Traffic delivered to SouthEast end users physically located within the LATA in which the call originated and within which the SouthEast end user’s NPA/NXX is assigned. If SouthEast assigns NPA/NXXs to specific AT&T rate centers within the LATA and assigns numbers from those NPA/NXXs to SouthEast end users physically located outside of that LATA, AT&T traffic originating from within the LATA where the NPA/NXXs are assigned and delivered to a SouthEast customer physically located outside of such LATA, shall not be deemed Local Traffic, and no compensation from AT&T to SouthEast shall be due therefor. Further, SouthEast agrees to identify such interLATA traffic to AT&T and to compensate AT&T for originating and transporting such interLATA traffic to SouthEast at AT&T’s switched access tariff rates.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

5.1.8
If SouthEast does not identify such interLATA traffic to AT&T, to the best of AT&T’s ability AT&T will determine which whole SouthEast NPA/NXXs on which to charge the applicable rates for originating network access service as reflected in AT&T’s Access Service Tariff. AT&T shall make appropriate billing adjustments if SouthEast can provide sufficient information for AT&T to determine whether or not said traffic is Local Traffic.

5.2
Percent Local Use. Each Party shall report to the other a Percent Local Usage (“PLU”). The application of the PLU will determine the amount of local minutes and ISP-bound minutes to be billed to the other Party. For purposes of developing the PLU, each Party shall consider every local and ISP-bound call and every long distance call, excluding Transit Traffic. Each Party shall update its PLU on the first of January, April, July and October of the year and shall send it to the other Party to be received no later than 30 calendar days after the first of each such month based on local usage for the past three months ending the last day of December, March, June and September, respectively. Requirements associated with PLU calculation and reporting shall be as set forth in AT&T’s Percent Local Use Reporting Guidebook, as it is amended from time to time. Notwithstanding the foregoing, where the terminating Party has message recording technology that identifies the jurisdiction of traffic terminated as defined in this Agreement, such information, in lieu of the PLU factor, shall at the terminating Party’s option be utilized to determine the appropriate local usage compensation to be paid.

5.3
Percent Local Facility. Each Party shall report to the other a Percent Local Facility (“PLF”). The application of the PLF will determine the portion of switched dedicated transport to be billed per the local jurisdiction rates. The PLF shall be applied to multiplexing, local channel and interoffice channel switched dedicated transport utilized in the provision of local interconnection trunks. Each Party shall update its PLF on the first of January, April, July and October of the year and shall send it to the other Party to be received no later than 30 calendar days after the first of each such month to be effective the first bill period the following month, respectively. Requirements associated with PLU and PLF calculation and reporting shall be as set forth in AT&T’s Percent Local Facility Reporting Guidebook, as it is amended from time to time.

5.4
Percent Interstate Usage. Each Party shall report to the other the projected Percent Interstate Usage (“PIU”). All jurisdictional report requirements, rules and regulations for Interexchange Carriers specified in AT&T’s Intrastate Access Services Tariff will apply to SouthEast. After interstate and intrastate traffic percentages have been determined by use of PIU procedures, the PLU and PLF factors will be used for application and billing of local interconnection. Each Party shall update its PIUs on the first of January, April, July and October of the year and shall send it to the other Party to be received no later than 30 calendar days after the first of each such month, for all services showing the percentages of use (PIUs, PLU, and PLF) for the past three months ending the last day of December, March, June and September. Notwithstanding the foregoing, where the terminating Party has message recording technology that identifies the jurisdiction of traffic terminated as defined in this Agreement, such information, in lieu of the PIU and PLU factors, shall at the terminating Party’s option be utilized to determine the appropriate local usage compensation to be paid.

5.5
Audits. On thirty (30) days written notice, each Party must provide the other the ability and opportunity to conduct an annual audit to ensure the proper billing of traffic. AT&T and SouthEast shall retain records of call detail for a minimum of nine months from which a PLU, PLF and/or PIU can be ascertained. The audit shall be accomplished during normal business hours at an office designated by the Party being audited. Audit requests shall not be submitted more frequently than one (1) time per calendar year. Audits shall be performed by a mutually acceptable independent auditory paid for by the Party requesting the audit. The PLU and/or PIU shall be adjusted based upon the audit results and shall apply to the usage for the quarter the audit was completed, to the usage for the quarter prior to the completion of the audit, and to the usage for the two quarters following the completion of the audit. If, as a result of an audit, either Party is found to have overstated the PLU and/or PIU by twenty percentage points (20%) or more, that Party shall reimburse the auditing Party for the cost of the audit.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

5.6	Compensation for IntraLATA Toll Traffic

5.6.1	IntraLATA Toll Traffic. IntraLATA Toll Traffic is defined as any telephone call that is not local or switched access per this Agreement.

5.6.2
Compensation for intraLATA toll traffic. For terminating its intraLATA toll traffic on the other company’s network, the originating Party will pay the terminating Party AT&T’s current intrastate or interstate, whichever is appropriate, terminating switched access tariff rates as set forth in AT&T’s Intrastate or Interstate Access Services Tariff. The appropriate charges will be determined by the routing of the call. If SouthEast is the AT&T end user’s presubscribed interexchange carrier or if the AT&T end user uses SouthEast as an interexchange carrier on a 101XXXX basis, AT&T will charge SouthEast the appropriate AT&T tariff charges for originating switched access services.

5.6.3
Compensation for 8XX Traffic. Each Party shall compensate the other pursuant to the appropriate switched access charges, including the database query charge as set forth in the AT&T intrastate or interstate switched access tariffs.

5.6.4	Records for 8XX Billing. Each Party will provide to the other the appropriate records necessary for billing intraLATA 8XX customers. The records provided will be in a standard EMI format.

5.6.5
8XX Access Screening. AT&T’s provision of 8XX TFD to SouthEast requires interconnection from SouthEast to AT&T 8XX SCP. Such interconnections shall be established pursuant to AT&T’s Common Channel Signaling Interconnection Guidelines and Bellcore’s CCS Network Interface Specification document, TR-TSV-000905. SouthEast shall establish CCS7 interconnection at the AT&T Local Signal Transfer Points serving the AT&T 8XX SCPs that SouthEast desires to query. The terms and conditions for 8XX TFD are set out in AT&T’s Intrastate Access Services Tariff as amended.

5.7	Mutual Provision of Switched Access Service

5.7.1
Switched Access Traffic. Switched Access Traffic is described in the AT&T Access Tariff. Additionally, any Public Switched Telephone Network interexchange telecommunications traffic, regardless of transport protocol method, where the originating and terminating points, end-to-end points, are in different LATAs, or are in the same LATA and the Parties’ Switched Access services are used for the origination or termination of the call, shall be considered Switched Access Traffic. Irrespective of transport protocol method used, a call which originates in one LATA and terminates in another LATA (i.e., the end-to-end points of the call), shall not be compensated as local.

5.7.2
When SouthEast’s end office switch, subtending the AT&T Access Tandem switch for receipt or delivery of switched access traffic, provides an access service connection to or from an interexchange carrier (“IXC”) by either a direct trunk group to the IXC utilizing AT&T facilities, or via AT&T’s tandem switch, each Party will provide its own access services to the IXC and bill on a multi-bill, multi-tariff meet-point basis. Each Party will bill its own access services rates to the IXC with the exception of the interconnection charge. The interconnection charge will be billed by the Party providing the end office function. Each party will use the Multiple Exchange Carrier Access Billing (MECAB) guidelines to establish meet point billing for all applicable traffic. Thirty (30)-day billing periods will be employed for these arrangements. For tandem routed traffic, the tandem company agrees to provide to the Initial Billing Company as defined in MECAB, at no charge, all the switched access detail usage data, recorded at the access tandem, within no more than sixty (60) days after the recording date. The Initial Billing Company will provide the switched access summary usage data, for all originating and terminating traffic, to all Subsequent Billing Companies as defined in MECAB within 10 days of rendering the initial bill to the IXC. Each Party will notify the other when it is not feasible to meet these requirements so that the customers may be notified for any necessary revenue accrual associated with the significantly delayed recording or billing. As business requirements change data reporting requirements may be modified as necessary.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

5.7.3
In the event that either Party fails to provide the appropriate MECAB switched access usage data to the other Party within 90 days after the recording date and the receiving Party is unable to bill and/or collect access revenues due to the sending Party's failure to provide such data within said time period, then the Party failing to send the data as specified herein shall be liable to the other Party in an amount equal to the unbillable or uncollectible revenues. Each company will provide complete documentation to the other to substantiate any claim of unbillable switched access revenues, and a negotiated settlement will be agreed upon between the Parties.

5.7.4
Each Party will retain for a minimum period of sixty (60) days, access message detail sufficient to recreate any data which is lost or damaged by their company or any third party involved in processing or transporting data.

5.7.5	Each Party agrees to recreate the lost or damaged data within forty-eight (48) hours of notification by the other or by an authorized third party handling the data.

5.7.6	Each Party also agrees to process the recreated data within forty-eight (48) hours of receipt at its data processing center.

5.7.7	All claims should be filed with the other Party within 120 days of the receipt of the date of the unbillable usage.

5.7.8
The Initial Billing Company shall keep records of its billing activities relating to jointly-provided Intrastate and Interstate access services in sufficient detail to permit the Subsequent Billing Party to, by formal or informal review or audit, to verify the accuracy and reasonableness of the jointly-provided access billing data provided by the Initial Billing Party. Each Party agrees to cooperate in such formal or informal reviews or audits and further agrees to jointly review the findings of such reviews or audits in order to resolve any differences concerning the findings thereof.

5.7.9	SouthEast agrees not to deliver switched access traffic to AT&T for termination except over SouthEast ordered switched access trunks and facilities.

5.8	Transit Traffic Service

5.8.1
AT&T shall provide tandem switching and transport services for SouthEast’s Transit Traffic. Transit traffic is traffic originating on SouthEast’s network that is switched and/or transported by AT&T and delivered to a third party’s network, or traffic originating on a third Party’s network that is switched and/or transported by AT&T and delivered to SouthEast’s network. Rates for local and ISP-bound Transit Traffic that originates from a SouthEast end user shall be the applicable Call Transport and Termination charges as set forth in Exhibit A to this Attachment. Rates for intraLATA toll and Switched Access Transit Traffic that originates from a SouthEast end user shall be the applicable charges as set forth in AT&T Interstate or Intrastate Switched Access tariffs. Switched Access Transit Traffic presumes that SouthEast’s end office is subtending the AT&T Access Tandem for switched access traffic to and from SouthEast’s end users utilizing AT&T facilities, either by direct trunks with the IXC, or via the AT&T Access Tandem. Billing associated with all Transit Traffic shall be pursuant to MECAB guidelines. Pursuant to these guidelines, the Initial Billing Company shall provide summary usage data, for all originating and terminating Transit Traffic, to all Subsequent Billing Companies. Traffic between SouthEast and Wireless Type 1 third parties shall not be treated as Transit Traffic from a routing or billing perspective. Traffic between SouthEast and Wireless Type 2A or UNE-CLEC third parties shall not be treated as Transit Traffic from a routing or billing perspective until AT&T and the Wireless carrier or UNE-CLEC third party have the capability to properly meet-point-bill in accordance with MECAB guidelines.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

5.8.2
In the event that either Party fails to provide the appropriate MECAB usage data to the other Party within 90 days after the recording date and the receiving Party is unable to bill and/or collect Transit Traffic revenues due to the sending Party's failure to provide such data within said time period, then the Party failing to send the data as specified herein shall be liable to the other Party in an amount equal to the unbillable or uncollectible revenues. Each company will provide complete documentation to the other to substantiate any claim of unbillable revenues and a negotiated settlement will be agreed upon between the Parties

5.8.3
The delivery of traffic which transits the AT&T network and is transported to another carrier’s network is excluded from any AT&T billing guarantees and will be delivered at the rates stipulated in this Agreement to a terminating carrier. AT&T agrees to deliver this traffic to the terminating carrier; provided, however, that SouthEast is solely responsible for negotiating and executing any appropriate contractual agreements with the terminating carrier for the receipt of this traffic through the AT&T network. AT&T will not be liable for any compensation to the terminating carrier or to SouthEast. SouthEast agrees to compensate AT&T for any charges or costs for the delivery of Transit Traffic to a connecting carrier on behalf of SouthEast. Additionally, the Parties agree that any billing to a third party or other telecommunications carrier under this section shall be pursuant to MECAB procedures.

6	Frame Relay Service Interconnection

6.1
In addition to the Local Interconnection services set forth above, AT&T will offer a network to network Interconnection arrangement between AT&T’s and SouthEast’s frame relay switches as set forth below. The following provisions will apply only to Frame Relay Service and Exchange Access Frame Relay Service in those states in which SouthEast is certified and providing Frame Relay Service as a Local Exchange Carrier and where traffic is being exchanged between SouthEast and AT&T Frame Relay Switches in the same LATA.

6.2
The Parties agree to establish two-way Frame Relay facilities between their respective Frame Relay Switches to the mutually agreed upon Frame Relay Service point(s) of interconnection (“POI(s)”) within the LATA. All POIs shall be within the same Frame Relay Network Serving Areas as defined in Section A40 of AT&T’s General Subscriber Service Tariff except as set forth in this Attachment.

6.3
Upon the request of either Party, such interconnection will be established where AT&T and SouthEast have Frame Relay Switches in the same LATA. Where there are multiple Frame Relay switches in one central office, an interconnection with any one of the switches will be considered an interconnection with all of the switches at that central office for purposes of routing packet traffic.

6.4
The Parties agree to provision local and IntraLATA Frame Relay Service and Exchange Access Frame Relay Service (both intrastate and interstate) over Frame Relay interconnection facilities between the respective Frame Relay switches and the POIs.

6.5	The Parties agree to assess each other reciprocal charges for the facilities that each provides to the other according to the Percent Local Circuit Use Factor (PLCU), determined as follows:

6.5.1
If the data packets originate and terminate in locations in the same LATA, and consistent with the local definitions of the Agreement, the traffic is considered local. Frame Relay framed packet data is transported within Virtual Circuits (VC). For the purposes of this Agreement, if all the data packets transported within a VC remain within the LATA, then consistent with the local definitions in this Agreement, the traffic on that VC is local (“Local VC”).

6.5.2	If the originating and terminating locations of the two way packet data traffic are not in the same LATA, the traffic on that VC is interLATA (“InterLATA VC”).

Attachment 3 – Network Interconnection

SouthEast
07/25/08

6.5.3
The PLCU is determined by dividing the total number of Local VCs, by the total number of VCs on each Frame Relay facility. To facilitate implementation, SouthEast may determine its PLCU in aggregate, by dividing the total number of Local VCs in a given LATA by the total number VCs in that LATA. The Parties agree to renegotiate the method for determining PLCU, at AT&T’s request, and within 90 days, if AT&T notifies SouthEast that it has found that this method does not adequately represent the PLCU.

6.5.4	If there are no VCs on a facility when it is billed, the PLCU will be zero.

6.5.5
AT&T will provide the circuit between the Parties’ respective Frame Relay Switches. The Parties will be compensated as follows: AT&T will invoice, and SouthEast will pay, the total non-recurring and recurring charges for the circuit based upon the rates set forth in AT&T’s Interstate Access Tariff, FCC No. 1. SouthEast will then invoice, and AT&T will pay, an amount calculated by multiplying the AT&T billed charges for the circuit by one-half of SouthEast’s PLCU.

6.6
The Parties agree to compensate each other for Frame Relay network-to-network interface (NNI) ports based upon the NNI rates set forth in AT&T's Interstate Access Tariff, FCC No. 1  Compensation for each pair of NNI ports will be calculated as follows: AT&T will invoice, and SouthEast will pay, the total non-recurring and recurring charges for the NNI port. SouthEast will then invoice, and AT&T will pay, an amount calculated by multiplying the AT&T billed non-recurring and recurring charges for the NNI port by SouthEast’s PLCU.

6.7
Each Party agrees that there will be no charges to the other Party for its own subscriber’s Permanent Virtual Circuit (PVC) rate elements for the local PVC segment from its Frame Relay switch to its own subscriber’s premises. PVC rate elements include the Data Link Connection Identifier (DLCI) and Committed Information Rate (CIR).

6.8	For the PVC segment between the SouthEast and AT&T Frame Relay switches, compensation for the PVC charges is based upon the rates in AT&T's Interstate Access Tariff, FCC No. 1.

6.9	Compensation for PVC rate elements will be calculated as follows:

6.9.1
If SouthEast orders a VC connection between an AT&T subscriber’s PVC segment and a PVC segment from the AT&T Frame Relay switch to the SouthEast Frame Relay switch, AT&T will invoice, and SouthEast will pay, the total non-recurring and recurring PVC charges for the PVC segment between the AT&T and SouthEast Frame Relay switches. If the VC is a Local VC, SouthEast will then invoice and AT&T will pay, the total nonrecurring and recurring PVC charges billed for that segment. If the VC is not local, no compensation will be paid to SouthEast for the PVC segment.

6.9.2
If AT&T orders a Local VC connection between a SouthEast subscriber’s PVC segment and a PVC segment from the SouthEast Frame Relay switch to the AT&T Frame Relay switch, AT&T will invoice, and SouthEast will pay, the total non-recurring and recurring PVC and CIR charges for the PVC segment between the AT&T and SouthEast Frame Relay switches. If the VC is a Local VC, SouthEast will then invoice and AT&T will pay the total non-recurring and recurring PVC and CIR charges billed for that segment. If the VC is not local, no compensation will be paid to SouthEast for the PVC segment.

6.9.3
The Parties agree to compensate each other for requests to change a PVC segment or PVC service order record, according to the Feature Change charge as set forth in the AT&T access tariff AT&T Tariff FCC No. 1.

6.9.4	If SouthEast requests a change, AT&T will invoice and SouthEast will pay a Feature Change charge for each affected PVC segment.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

6.9.4.1	If AT&T requests a change to a Local VC, SouthEast will invoice and AT&T will pay a Feature Change charge for each affected PVC segment.

6.9.5	The Parties agree to limit the sum of the CIR for the VCs on a DS1 NNI port to not more than three times the port speed, or not more than six times the port speed on a DS3 NNI port.

6.9.6
Except as expressly provided herein, this Agreement does not address or alter in any way either Party’s provision of Exchange Access Frame Relay Service or interLATA Frame Relay Service. All charges by each Party to the other for carriage of Exchange Access Frame Relay Service or interLATA Frame Relay Service are included in the AT&T access tariff AT&T Tariff FCC No. 1.

6.10	SouthEast will identify and report quarterly to AT&T the PLCU of the Frame Relay facilities it uses, per section 6.5.3 above.

6.11
Either Party may request a review or audit of the various service components, consistent with the provisions of section E2 of the AT&T State Access Services tariffs or Section 2 of the AT&T FCC No.1 Tariff.

6.12
If during the term of this Agreement, AT&T obtains authority to provide interLATA Frame Relay in Kentucky, the Parties agree to renegotiate this arrangement for the exchange of Frame Relay Service Traffic within one hundred eighty (180) days of the date AT&T receives interLATA authority. In the event the Parties fail to renegotiate this Section 6 within the one hundred eighty day period, they will submit this matter to the Kentucky State Commission for resolution.

7	Operational Support Systems (OSS)

The terms, conditions and rates for OSS are as set forth in Attachment 2.

Attachment 3 – Network Interconnection

SouthEast
07/25/08

Basic Architecture	Exhibit B

Attachment 3 – Network Interconnection

SouthEast
07/25/08

One-Way Architecture	Exhibit C

Attachment 3 – Network Interconnection

SouthEast
07/25/08

Two-Way Architecture	Exhibit D

Attachment 3 – Network Interconnection

SouthEast
07/25/08

Supergroup Architecture	Exhibit E

Attachment 3 LOCAL INTERCONNECTION - Exhibit A													Att: 3 Exh: A
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic-Add'l	Incremental Charge - Manual Svc Order vs. Electronic-Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic-Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
LOCAL INTERCONNECTION (CALL TRANSPORT AND TERMINATION)
NOTE: "bk" beside a rate indicates that the Parties have agreed to bill and keep for that element pursuant to the terms and conditions in Attachment 3.
COMPENSATION
	Local Traffic, per MOU					0.0007
	ISP Traffic, per MOU					0.0007
END OFFICE SWITCHING
End Office Switching Function per MOU						0.0014083
TANDEM SWITCHING
	Tandem Switching Function Per MOU					0.0006772
	Multiple Tandem Switching, per MOU (applies to intial tandem only)					0.0006772
	Tandem Intermediary Charge, per MOU*					0.0015
* This charge is applicable only to transit traffic and is applied in addition to applicable switching and/or interconnection charges.
TRUNK CHARGE
	Installation Trunk Side Service - per DS0			OHD	TPP6X		21.58	8.13
	Installation Trunk Side Service - per DS0			OHD	TPP9X		21.58	8.13
	Dedicated End Office Trunk Port Service-per DS0**			OHD	TDEOP	0
	Dedicated End Office Trunk Port Service-per DS1**			OH1 OH1MS	TDE1P	0
	Dedicated Tandem Trunk Port Service-per DS0**			OHD	TDWOP	0
	Dedicated Tandem Trunk Port Service-per DS1**			OH1 OH1MS	TDW1P	0
** This rate element is recovered on a per MOU basis and is included in the End Office Switching and Tandem Switching, per MOU rate elements
COMMON TRANSPORT (Shared)
	Common Transport - Per Mile, Per MOU					0.000003
	Common Transport - Facilities Termination Per MOU					0.0007466

INTEROFFICE CHANNEL - DEDICATED TRANSPORT - VOICE GRADE
	Interoffice Channel - Dedicated Transport - 2-Wire Voice Grade - Per Mile per month			OHM	1L5NF	0.01bk
	Interoffice Channel - Dedicated Transport- 2- Wire Voice Grade - Facility Termination per month			OHM	1L5NF	29.11bk	47.34bk	31.78bk	22.77bk	8.75bk
INTEROFFICE CHANNEL - DEDICATED TRANSPORT - 56/64 KBPS
	Interoffice Channel - Dedicated Transport - 56 kbps - per mile per month			OHM	1L5NK	0.0115bk
	Interoffice Channel - Dedicated Transport - 56 kbps - Facility Termination per month			OHM	1L5NK	20.97bk	47.35bk	31.78bk	22.77bk	8.75bk
	Interoffice Channel - Dedicated Transport - 64 kbps - per mile per month			OHM	1L5NK	0.0115bk
	Interoffice Channel - Dedicated Transport - 64 kbps - Facility Termination per month			OHM	1L5NK	20.97bk	47.35bk	31.78bk	22.77bk	8.75bk
INTEROFFICE CHANNEL - DEDICATED TRANSPORT - DS1
	Interoffice Channel - Dedicated Channel - DS1 - Per Mile per month			OH1, OH1MS	1L5NL	0.23bk
	Interoffice Channel - Dedicated Tranport - DS1 - Facility Termination per month			OH1, OH1MS	1L5NL	96.04bk	105.52bk	98.46bk	23.09bk	20.49bk
INTEROFFICE CHANNEL - DEDICATED TRANSPORT- DS3
	Interoffice Channel - Dedicated Transport - DS3 - Per Mile per month			OH3, OH3MS	1L5NM	4.97bk
	Interoffice Channel - Dedicated Transport - DS3 - Facility Termination per month			OH3, OH3MS	1L5NM	1175.15bk	335.40bk	219.24bk	89.57bk	87.75bk
LOCAL CHANNEL - DEDICATED TRANSPORT
	Local Channel - Dedicated - 2-Wire Voice Grade per month			OHM	TEFV2	18.57bk	265.78bk	46.96bk	46.79bk	4.98bk
	Local Channel - Dedicated - 4-Wire Voice Grade per month			OHM	TEFV4	19.86bk	266.48bk	47.65bk	47.54bk	5.73bk
	Local Channel - Dedicated - DS1 per month			OH1	TEFHG	40.46bk	209.60bk	176.51bk	30.21bk	21.07bk
	Local Channel - Dedicated - DS3 Facility Termination per month			OH3	TEFHJ	576.05bk	551.38bk	338.08bk	173.00bk	120.42bk
LOCAL INTERCONNECTION MID-SPAN MEET
NOTE: If Access service ride Mid-Span Meet, one-half the tariffed service Local Channel rate is applicable.
	Local Channel - Dedicated - DS1 per month			OH1MS	TEFHG	0	0
	Local Channel - Dedicated - DS3 per month			OH3MS	TEFHJ	0	0
MULTIPLEXERS
	Channelization - DS1 to DS0 Channel System			OH1, OH1MS	SATN1	113.33	101.4	71.6	13.79	13.04

	DS3 to DS1 Channel System per month			OH3, OH3MS	SATNS	158.2	199.23	118.62	50.16	48.59
	DS3 Interface Unit (DS1 COCI) per month			OH1, OH1MS	SATCO	11.8	10.07	7.08
Notes: If no rate is identified in the contract, the rates, terms, and conditions for the specific service or function will be as set forth in applicable AT&T tariff.

KY

Attachment 4 – Physical Collocation

SouthEast
07/25/08

ATTACHMENT 4

PHYSICAL COLLOCATION

AT&T

PHYSICAL COLLOCATION

1.	Scope of Attachment	2
2.	Space Notification	3
3	Collocation Options	5
4.	Occupancy	16
5.	Use of Collocation Space	17
6	Ordering and Preparation of Collocation Space	21
7	Rates and Charges	26
8.	Insurance	29
9	Mechanics Liens	31
10.	Inspections	32
11.	Security and Safety Requirements	32
12.	Destruction of Collocation Space	35
13.	Eminent Domain	35
14.	Nonexclusivity	36

Exhibit A - AT&T/SouthEast Rates – Kentucky
Exhibit B - Environmental and Safety Principles
Exhibit C – AT&T/Southeast Telephone Non-Fiber Interconnection - Kentucky

Attachment 4 – Physical Collocation

SouthEast
07/25/08

ATTACHMENT 4
PHYSICAL COLLOCATION
AT&T
PHYSICAL COLLOCATION

1.	Scope of Attachment

1.1
Scope of Attachment. The rates, terms, and conditions contained within this Attachment shall only apply when SouthEast is occupying the Collocation Space as a sole occupant or as a Host within a Premises location pursuant to Section 4. This Attachment is applicable to Premises owned or leased by AT&T and to Adjacent Off-Site Collocation arrangements, as described herein. However, if the Premises occupied by AT&T is leased by AT&T from a third party, special considerations and intervals may apply in addition to the terms and conditions of this Attachment.

All the negotiated rates, terms and conditions set forth in this Attachment pertain to collocation and the provisioning of Collocation Space.

1.2
Right to Occupy. AT&T shall offer to SouthEast collocation on rates, terms, and conditions that are just, reasonable, non-discriminatory and consistent with the rules of the Federal Communications Commission (“FCC”). Subject to Section 4 of this Attachment, AT&T allows SouthEast to occupy that certain area designated by AT&T within an AT&T Premises, or on AT&T property upon which the AT&T Premises is located, of a size which is specified by SouthEast and agreed to by AT&T (hereinafter “Collocation Space”). AT&T Premises include AT&T Central Offices and Serving Wire Centers. The necessary rates, terms and conditions for AT&T locations other than AT&T Premises shall be negotiated upon request for collocation at such location(s). Neither AT&T nor any of AT&T’s affiliates may reserve space for future use on more preferential terms than those set forth above.

1.2.1	The size specified by SouthEast may contemplate a request for space sufficient to accommodate SouthEast’s growth within a two-year period.

1.2.2	Reserved

1.3
Space Reclamation. In the event of space exhaust within a Central Office Premises, AT&T may include in its documentation for the Petition for Waiver filing any unutilized space in the Central Office Premises. SouthEast will be responsible for any justification of unutilized space within its space, if such justification is required by the appropriate state commission.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

1.4
Use of Space. SouthEast shall use the Collocation Space for the purposes of installing, maintaining and operating SouthEast’s equipment (to include testing and monitoring equipment) necessary for interconnection with AT&T services and facilities, including access to unbundled network elements, for the provision of telecommunications services. Pursuant to Section 5 following, SouthEast may, at its option, place SouthEast-owned fiber entrance facilities to the Collocation Space. The Collocation Space may be used for no other purposes except as specifically described herein or authorized in writing by AT&T.

1.5	Rates and Charges. SouthEast agrees to pay the rates and charges identified in Exhibit A attached hereto. Rates marked with an asterisk are interim and subject to true-up pursuant to Section 7.8.

1.6	Due Dates. If any due date contained in this Attachment falls on a weekend or National holiday, then the due date will be the next business day thereafter.

The parties agree to comply with all applicable federal, state, county, local and administrative laws, rules, ordinances, regulations and codes in the performance of their obligations hereunder.

2.	Space Notification

2.1
Availability of Space. Upon submission of an Application pursuant to Section 6, AT&T will permit SouthEast to physically collocate, pursuant to the terms of this Attachment, at any AT&T Premises, unless AT&T has determined that there is no space available due to space limitations or that physical collocation is not practical for technical reasons.

2.1.1
Availability Notification. Unless otherwise specified, AT&T will respond to an application within ten (10) calendar days as to whether space is available or not available within an AT&T Premises. This interval excludes National Holidays. If the amount of space requested is not available, AT&T will notify SouthEast of the amount of space that is available.

2.2
Reporting. Upon request from SouthEast, AT&T will provide a written report (“Space Availability Report”) specifying the amount of Collocation Space available at the Premises requested, the number of collocators present at the Premises, any modifications in the use of the space since the last report on the Premises requested and the measures AT&T is taking to make additional space available for collocation arrangements.

2.2.1
The request from SouthEast for a Space Availability Report must be written and must include the Premises and Common Language Location Identification (“CLLI”) code of the Premises. Such information regarding Premises and CLLI code is located in the National Exchange Carriers Association (NECA) Tariff FCC No. 4.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

2.2.2
AT&T will respond to a request for a Space Availability Report for a particular Premises within ten (10) calendar days of receipt of such request. AT&T will make best efforts to respond in ten (10) calendar days to such a request when the request includes from two (2) to five (5) Premises within the same state. The response time for requests of more than five (5) Premises shall be negotiated between the Parties. If AT&T cannot meet the ten calendar day response time, AT&T shall notify SouthEast and inform SouthEast of the time frame under which it can respond.

2.3
Denial of Application. After notifying SouthEast that AT&T has no available space in the requested Premises (“Denial of Application”), AT&T will allow SouthEast, upon request, to tour the entire Premises within ten (10) calendar  days of such Denial of Application. In order to schedule said tour within ten (10) calendar days, the request for a tour of the Premises must be received by AT&T within five (5) calendar days of the Denial of Application.

2.4
Filing of Petition for Waiver. Upon Denial of Application AT&T will timely file a petition with the Commission pursuant to 47 U.S.C. § 251(c)(6). AT&T shall provide to the Commission any information requested by that Commission. Such information shall include which space, if any, AT&T or any of AT&T’s affiliates have reserved for future use and a detailed description of the specific future uses for which the space has been reserved. Subject to an appropriate nondisclosure agreement or provision, AT&T shall permit SouthEast to inspect any floor plans or diagrams that AT&T provides to the Commission.

2.5
Waiting List. Unless otherwise specified, on a first-come, first-served basis governed by the date of receipt of an Application or Letter of Intent, AT&T will maintain a waiting list of requesting carriers who have either received a Denial of Application or, where it is publicly known that the Premises is out of space, have submitted a Letter of Intent to collocate. AT&T will notify the telecommunications carriers on the waiting list when space becomes available according to how much space becomes available and the position of telecommunications carrier on said waiting list. SouthEast must submit an updated, complete, and correct Application to AT&T within 30 calendar days of such notification or notify AT&T in writing within that time that SouthEast wants to maintain its place on the waiting list either without accepting such space or accepting an amount of space less than its original request. If SouthEast does not submit such an Application or notify AT&T in writing as described above, AT&T will offer such space to the next CLEC on the waiting list and remove SouthEast from the waiting list. Upon request, AT&T will advise SouthEast as to its position on the list.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

2.6
Public Notification. AT&T will maintain on its Interconnection Services website a notification document that will indicate all Central Offices that are without available space. AT&T shall update such document within ten (10) calendar  days of the Denial of Application due to Space Exhaust. AT&T will also post a document on its Interconnection Services website that contains a general notice where space has become available in a Central Office previously on the space exhaust list. AT&T shall allocate said available space pursuant to the waiting list referenced in Section 2.5.

2.7
Regulatory Agency Procedures. Notwithstanding the foregoing, should any state or federal regulatory agency impose procedures or intervals applicable to SouthEast that are different from procedures or intervals set forth in this section, whether now in effect or that become effective after execution of this Agreement, those procedures or intervals shall supersede the requirements set forth herein for that jurisdiction for all applications submitted for the first time after the effective date thereof.

3.	Collocation Options

3.1
Cageless. AT&T shall allow SouthEast to collocate SouthEast’s equipment and facilities, without requiring the construction of a cage or similar structure. AT&T shall allow SouthEast to have direct access to its equipment and facilities. AT&T shall make cageless collocation available in single bay increments pursuant to Section 7. Except where SouthEast’s equipment requires special technical considerations (e.g., special cable racking, isolated ground plane), AT&T shall assign cageless Collocation Space in conventional equipment rack lineups where feasible. For equipment requiring special technical considerations, SouthEast must provide the equipment layout, including spatial dimensions for such equipment pursuant to generic requirements contained in BellCore (Telcordia) GR-63-Core and shall be responsible for constructing all special technical requirements associated with such equipment pursuant to Section 6 following.

3.2
Cages. AT&T shall construct enclosures in compliance with SouthEast’s collocation request. At SouthEast’s request, AT&T shall permit SouthEast to subcontract the construction of physical collocation arrangements with a contractor certified by AT&T (“AT&T Certified Contractor”), provided however, that AT&T shall not unreasonably withhold approval of contractors.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

3.2.1
When SouthEast subcontracts the construction, SouthEast must arrange with a AT&T Certified Contractor to construct and will provide to AT&T, construction plans for approval of a collocation arrangement enclosure in accordance with AT&T’s guidelines and specifications prior to starting equipment installation and at SouthEast’s sole expense. AT&T will provide guidelines and specifications upon request. Where local building codes require enclosure specifications more stringent than AT&T’s standard enclosure specification, SouthEast and SouthEast’s chosen AT&T Certified Contractor must comply with the more stringent local building code requirements. SouthEast’s chosen AT&T Certified Contractor shall be responsible for filing and receiving any and all necessary permits and/or licenses for such construction. AT&T shall cooperate with SouthEast and provide, at SouthEast’s expense, the documentation, including architectural drawings, necessary for SouthEast to obtain the zoning, permits and/or other licenses. AT&T shall pass on to SouthEast the costs of providing the documentation. The Contractor shall bill SouthEast directly for all work performed for SouthEast pursuant to this Attachment and AT&T shall have no liability for nor responsibility to pay such charges imposed by the SouthEast chosen AT&T Certified Contractor. SouthEast must provide the local AT&T building contact with two Access Keys used to enter the locked enclosure. Except in case of emergency, AT&T will not access SouthEast’s locked enclosure prior to notifying SouthEast.

3.2.2
AT&T may elect to review SouthEast’s plans and specifications prior to allowing construction to start to ensure compliance with AT&T’s guidelines and specifications. AT&T shall complete its review within fifteen (15) calendar days. SouthEast shall be able to design caged enclosures in amounts as small as sufficient to house and maintain a single rack or bay of equipment. If AT&T reviews SouthEast’s plans and specifications prior to construction, then AT&T will have the right to inspect the enclosure after construction to make sure it is constructed according to the submitted plans and specifications. If AT&T elects not to review SouthEast’s plans and specifications prior to construction, SouthEast will be entitled to request AT&T to review; and in the event SouthEast does not request an AT&T review, AT&T shall have the right to inspect the enclosure after construction to make sure it is constructed according to AT&T’s guidelines and specifications. AT&T may require SouthEast to correct within seven (7) calendar days at SouthEast’s expense any structure that does not meet these plans and specifications or, where applicable, AT&T guidelines and specifications.

3.3
Shared (Subleased) Caged Collocation. SouthEast may allow other telecommunications carriers to share SouthEast’s caged collocation arrangement pursuant to terms and conditions agreed to by SouthEast (“Host”) and other telecommunications carriers (“Guests”) and pursuant to this section, except where the AT&T Premises is located within a leased space and AT&T is prohibited by said lease from offering such an option. SouthEast shall notify AT&T in writing upon execution of any agreement between the Host and its Guest within ten (10) calendar of its execution and prior to any Firm Order. Further, such notice shall include the name of the Guest(s) and the term of the agreement, and shall contain a certification by SouthEast that said agreement imposes upon the Guest(s) the same terms and conditions for Collocation Space as set forth in this Attachment between AT&T and SouthEast.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

3.3.1
SouthEast, as the host CLEC shall be the sole interface and responsible Party to AT&T for the assessment and billing of rates and charges contained within this Attachment; and for the purposes of ensuring that the safety and security requirements of this Attachment are fully complied with by the Guest, its employees and agents. AT&T shall prorate the costs of the collocation space based on the number of collocators and the space used by each. In addition to the foregoing, SouthEast shall be the responsible party to AT&T for the purpose of submitting Applications for initial and additional equipment placement of Guest. In the event the Host and Guest jointly submit an initial Application, only one Application Fee will be assessed. A separate initial Guest application shall require the assessment of a Subsequent Application Fee, as set forth in Exhibit A, if this Application is not the initial Application made for the arrangement. Notwithstanding the foregoing, Guest may arrange directly with AT&T for the provision of the interconnecting facilities between AT&T and Guest and for the provision of the services and access to unbundled network elements.

3.3.2
SouthEast shall indemnify and hold harmless AT&T from any and all claims, actions, causes of action, of whatever kind or nature arising out of the presence of SouthEast’s Guests in the Collocation Space except to the extent caused by AT&T’s sole negligence, gross negligence, or willful misconduct.

3.4
Adjacent Collocation. AT&T will permit adjacent collocation arrangements (“Adjacent Arrangement”) on the Premises’, subject to technical feasibility, where the Adjacent Arrangement does not interfere with access to existing or planned structures or facilities on the Premises property and where permitted by zoning and other applicable state and local regulations. The Adjacent Arrangement shall be constructed or procured by SouthEast and in conformance with AT&T’s design and construction specifications. Further, SouthEast shall construct, procure, maintain and operate said Adjacent Arrangement(s) pursuant to all of the terms and conditions set forth in this Attachment. Rates shall be negotiated at the time of the request for the Adjacent Arrangement.

3.4.1
Should SouthEast elect such option, SouthEast must arrange with an AT&T Certified Contractor to construct the Adjacent Arrangement structure in accordance with AT&T’s guidelines and specifications. AT&T will provide guidelines and specifications upon request. Where local building codes require enclosure specifications more stringent than AT&T’s standard specification, SouthEast and SouthEast’s Chosen AT&T Certified Contractor must comply with the more stringent local building code requirements. SouthEast’s AT&T Certified Contractor shall be responsible for filing and receiving any and all necessary zoning, permits and/or licenses for such construction. SouthEast’s chosen AT&T Certified Contractor shall bill SouthEast directly for all work performed for SouthEast pursuant to this Attachment and AT&T shall have no liability for nor responsibility to pay such charges imposed by the SouthEast chosen AT&T Certified Contractor. For the Adjacent Arrangement, SouthEast must provide the local AT&T building contact with two cards, keys or other access device used to enter the locked enclosure.  Except in cases of emergency, AT&T shall not access SouthEast’s locked enclosure prior to notifying SouthEast.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

3.4.2
SouthEast must submit its plans and specifications to AT&T with its Firm Order. AT&T may elect to review SouthEast’s plans and specifications prior to construction of an Adjacent Arrangement(s) to ensure compliance with AT&T’s guidelines and specifications. AT&T shall complete its review within fifteen (15) calendar days. If AT&T reviews SouthEast’s plans and specifications prior to construction, then AT&T will have the right to inspect the Adjacent Arrangement after construction to make sure it is constructed according to the submitted plans and specifications. If AT&T elects not to review SouthEast’s plans and specifications prior to construction, SouthEast will be entitled to request AT&T to review; and in the event SouthEast does not request an AT&T review, AT&T shall have the right to inspect the Adjacent Arrangement after construction to make sure it is constructed according to AT&T’s guidelines and specifications.  AT&T may require SouthEast to remove or correct within seven (7) calendar days at SouthEast’s expense any structure that does not meet these plans and specifications or, where applicable, AT&T’s guidelines and specifications.

3.4.3
SouthEast shall provide a concrete pad, the structure housing the arrangement, heating/ventilation/air conditioning (“HVAC”), lighting, and all facilities that connect the structure (i.e. racking, conduits, etc.) to the AT&T point of demarcation. At SouthEast’s option, and where the local authority having jurisdiction permits, AT&T shall provide an AC power source and access to physical collocation services and facilities subject to the same nondiscriminatory requirements as applicable to any other physical collocation arrangement. SouthEast’s AT&T Certified Contractor shall be responsible for filing and receiving any and all necessary zoning, permits and/or licenses for such arrangement.

AT&T shall allow Shared (Subleased) Caged Collocation within an Adjacent Arrangement pursuant to the terms and conditions set forth in Section 3.4 preceding.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

3.5	Adjacent Off-Site Collocation

3.5.1
Adjacent Off-Site Collocation Arrangement – When requested by SouthEast through the Physical Collocation application process, AT&T shall permit an Adjacent Off-Site Collocation Arrangement regardless of whether on-site space is exhausted to the extent the requested collocation is  technically feasible.  Such arrangement shall be used for interconnection or access to unbundled network elements.  When SouthEast elects to utilize an Adjacent Off-site Collocation Arrangement, SouthEast shall provide both the AC and DC power required to operate such facility.  SouthEast may provide its own facilities to AT&T’s  premises or to a mutually agreeable meet point from its Adjacent Off-site location for interconnection purposes.  SouthEast may subscribe to facilities available in the UNE rate schedule of this interconnection agreement or any applicable tariff or other agreement between the parties that provides for access to network elements.

3.5.2
SouthEast shall be responsible for ensuring that such arrangements are permitted by zoning and other applicable state and local regulations.  SouthEast shall construct, procure, maintain and operate said Adjacent Off-Site Collocation Arrangement(s) pursuant to all of the terms and conditions set forth in this Attachment. Should SouthEast elect such an option, SouthEast must arrange to construct an Adjacent Off-Site Collocation Arrangement structure.  SouthEast and its agents and contractors shall be responsible for compliance with any applicable local building code requirements, and for filing and receiving any and all necessary zoning, permits and/or licenses for such construction.  SouthEast shall be responsible for the costs of installing such arrangements, and AT&T shall have no liability for nor responsibility to pay any charges imposed by SouthEast’s contractor.

3.5.3
SouthEast shall provide a concrete pad, the structure housing the arrangement, heating/ventilation/air conditioning (“HVAC”), lighting, and all facilities that connect the structure (i.e. racking, conduits, etc.) to the AT&T point of demarcation.  If SouthEast’s elects the option, and where the local authority having jurisdiction permits, for AT&T to provide an AC power source and access to physical collocation services and facilities subject to the same nondiscriminatory requirements as applicable to any other physical collocation arrangement.  SouthEast’s AT&T Certified Contractor shall be responsible for filing and receiving any and all necessary zoning, permits and/or licenses for such arrangement.

3.5.4
At the time SouthEast requests this arrangement, SouthEast must provide information as to the location of the Adjacent Off-Site facility, the proposed method of interconnection, and the time frame needed to complete provisioning of the arrangement at pre-construction meeting.  AT&T shall provide a response to SouthEast within ten (10) days of receipt of the application, including a price quote, provisioning interval, and confirmation of the manner in which the Adjacent Off-Site Facility will be interconnected with AT&T’s facilities.  AT&T shall make best efforts to meet the time intervals requested by SouthEast and, if it cannot meet SouthEast’s proposed deadline, shall provide detailed reasons, as well as proposed provisioning intervals.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

3.5.1	Regeneration

3.5.2
Regeneration is required for collocation in an Adjacent Off-Site CollocationArrangement if the cabling distance between SouthEast’s termination point located in an adjacent structure and AT&T’s cross-connect bay exceeds ANSI limitations.  Regeneration is not required in any other circumstances except where SouthEast specifically requests regeneration.  Required regeneration and SouthEast -requested regeneration will be provided at SouthEast’s expense

3.6	Rate Elements

3.6.1	Planning Fee

The Planning Fee recovers AT&T’s costs incurred to estimate the quotation of charges, project management costs, engineering costs, and other related planning activities for SouthEast’s request for the Adjacent Off-Site Collocation arrangement.  A major revision to the initial request for Adjacent Off-Site Collocation that changes cable entrance facilities requirements will be considered a total revision and result in the reapplication of the Planning Fee.  A Planning Fee will apply when SouthEast is requesting any Interconnection Terminations between SouthEast’s Adjacent Off-Site structure and AT&T.  This fee recovers the design route of the Interconnection Terminations to SouthEast’s  Adjacent Off-Site structure.  Rates and charges are as found in Section 3.7 following.

3.6.2	Copper Cable Entrance Facility

This rate element permits SouthEast to bring a 900-Pair copper cable to the AT&T designated manhole with sufficient additional length to extend to the AT&T vault.  AT&T would then splice this cable to the tails extended down from the MDF.  These copper facilities could be used for either voice grade circuits or DS1 circuits. Rates and charges are as found in paragraph 3.7 following.

3.6.3	DS1 Interconnection Arrangement (DSX or DCS)

An AT&T provided arrangement of twenty-eight (28) DS1 connections per arrangement between the AT&T MDF and the AT&T DSX or DCS as ordered by SouthEast.  SouthEast will be permitted access to the AT&T Main Distribution Frame via Approved AT&T Certified Contractor.  If regeneration is required because the cabling distance between SouthEast’s termination point located in an Adjacent Structure and AT&T’s cross-connect bay exceeds ANSI limitations or where SouthEast specifically requests regeneration, it will be at SouthEast’s expense.  Regeneration is not required in any other circumstance. Rates and charges will be determined using AT&T Kentucky’s Special Construction process as noted in AT&T FCC Tariff 2.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

3.6.4	Conduit Space for Adjacent Off-Site Arrangement

Any reinforced passage or opening placed for SouthEast provided facility in, on, under/over or through the ground between the AT&T designated manhole and the cable vault of the eligible structure.  Rates and charges are as found in paragraph 3.7 following.

3.6.5	Optical Circuit Arrangement

This sub-element provides for the cost associated with providing twelve (12) fiber connection arrangements to the AT&T network.  SouthEast will not be permitted access to the AT&T Fiber Distribution Frame.  OC-3 and OC-12 Circuits can be added at SouthEast’s option once the Optical Circuits element has been implemented between SouthEast and AT&T.  Rates and charges are as found in paragraph 3.7 following.

3.7	Rates and Charges

Rate Element		Rate Per Month	Non-Recurring Charge
3.7.1	Planning Fee	N/A	$1,524.88
3.7.2	Copper Cable Entrance Facility (Per 900-Pair Cable)	$219.35	$494.40
3.7.3	DS-1 Circuits
	Connection to DCS	$208.51	$1,621.84
	Connection to DSX	$10.17	$1,621.84
3.7.4	Conduit Space for Adjacent Off-Site Arrangement (Per Cable Support)	$19.86	$0.00
3.7.5	Optical Circuit Arrangement (Per 12 Fiber Breakout Cable)	$6.32	$3,109.93

Attachment 4 – Physical Collocation

SouthEast
07/25/08

3.8	Virtual Collocation

3.8.1
Virtual Collocation for the purpose of Interconnection under section 251(c)(2) to AT&T or access to AT&T provided 251(c)(3) UNEs is ordered as set forth in AT&T’s Interconnector's Collocation Services Handbook for Virtual Collocation.  AT&T will designate the location or locations within its wire centers, CEVs, huts and cabinets for the placement of all equipment and facilities associated with Virtual Collocation.  Virtual Collocation does not involve the reservation of segregated CO or CEV, hut and Cabinet space for the use of Virtual Collocator.  AT&T will provide Virtual Collocation for the Virtual Collocator’s comparable equipment as it provides to itself in the CO, wire center, CEV, hut or Cabinet, as the case may be, subject to the requirements of this Agreement.

3.8.2
Virtual Collocation is separate and distinct from Physical Collocation.  Virtually collocated Telecommunications Equipment is purchased by the Collocator and is engineered and installed by an AT&T Certified Contractor.  The Collocator's vendor is paid directly by the Collocator.  Virtual Collocated equipment is maintained by AT&T at the direction of the Collocator.

3.8.3
In Controlled Environmental Vault (CEV), huts and cabinets where Physical Collocation space is not available, a Collocator may opt for Virtual Collocation wherein AT&T maintains and repairs the virtually collocated equipment as described in 3.10 below following and consistent with the rates, terms and conditions as provided for throughout this entire Attachment.  AT&T may at its option, elect to offer this maintenance alternative in one or more of its COs, and in one or more of its CEVs, huts and cabinets where Physical Collocation space is available.

3.9	Virtual Collocator Equipment, Facilities & Responsibilities:

3.9.1
The Virtual Collocator‘s AT&T Certified Contractor will install no later than two (2) Business Days prior to the scheduled turn-up of the Virtual Collocator’s equipment, at its expense, all facilities and equipment required to facilitate Interconnection under section 251(c)(2) or access to AT&T’s 251(c)(3) UNEs.  The Virtual Collocator’s virtually collocated equipment will be maintained by AT&T.  The Collocator will, at its expense, provide the following:

3.9.1.1	Its fiber optic cable(s) or other permitted transmission media as specified in this section;

3.9.1.2	Its equipment;

3.9.1.3	Interconnection facilities between the Collocator’s equipment area and AT&T’s designated demarcation;

3.9.1.4	DC power delivery cabling between the Collocator’s equipment and AT&T’s designated power source;

3.9.1.5	All plug-ins and/or circuit packs (working, spare, and replacements),

3.9.1.6	All unique tools and test equipment,

3.9.1.7	Any ancillary equipment and cabling used for remote monitoring and control,

3.9.1.8	Any technical publications and updates associated with all Collocator-owned and provided equipment,

Attachment 4 – Physical Collocation

SouthEast
07/25/08

3.9.1.9	All training as described in Section 3.13.

3.9.1.10
The Virtual Collocator will provide, at its expense, replacements for any recalled, obsolete, defective or damaged facilities, equipment, plug-ins, circuit packs, unique tools, test equipment, or any other item or material provided by the Virtual Collocator for placement in/on AT&T property.  Suitable replacements are to be immediately provided to AT&T to restore equipment.

3.9.1.11
The Virtual Collocator will provide at least the minimum number of usable equipment spares specified by the manufacturer.  Replacements must be delivered to AT&T CO using the equipment spare within five (5) calendar days of notification that a spare was used or tested defective.

3.9.1.12
For the disconnection of circuits, the Virtual Collocator will provide all circuit information no later than two (2) Business Days prior to the scheduled disconnection of the Virtual Collocator’s circuit.

3.9.2
AT&T will designate the point(s) of demarcation between Collocator’s equipment and/or network facilities and AT&T’s network facilities.  For DS0, DS1, DS3 and fiber terminations, AT&T shall designate, provide and install demarcation point hardware on a per arrangement basis.  Collocator shall utilize an AT&T Certified Contractor to installing their interconnection cabling to the AT&T designated demarcation point .

3.9.3
The Virtual Collocator via its AT&T Certified Contractor must install and operate the equipment/facilities on its side of the demarcation point, and may self-provision cross-connects that may be required within its own Collocation Space to activate service requests.  AT&T will maintain the Virtual Collocation arrangement..

3.9.4	Upon termination of occupancy, Collocator, at its sole expense, shall remove its equipment and any other property owned, leased or controlled by Collocator from the Collocation Space

3.9.5
The Virtual Collocator will work cooperatively with AT&T to remove the Collocator’s equipment and facilities via use of AT&T Certified Contractor from AT&T’s property subject to the condition that the removal of such equipment can be accomplished without damaging or endangering other equipment located in the Eligible Structure.  AT&T is not responsible for and will not guarantee the condition of such equipment removed by any Party.

3.9.6	The Virtual Collocator is responsible for arranging for and paying for the removal of virtually collocated equipment including all costs associated with equipment removal, packing and shipping.

3.9.7
Upon termination of the Collocation Space, the Collocator must remove the entrance cable used for the Collocation arrangement.  If the entrance cable is not scheduled for removal within seven (7) calendar days after removal of the Collocation equipment, AT&T may arrange for the removal, and the Collocator will be responsible for any charges incurred to remove the cable.  The Collocator is only responsible for physically removing entrance cables housed in conduits or inner-ducts and will only be required to do so when AT&T instructs the Collocator that such removal can be accomplished without damaging or endangering other cables contained in a common duct or other equipment residing in the CO.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

3.10	Virtual Collocation – Cooperative Responsibilities

3.10.1	The Virtual Collocator will work cooperatively with AT&T to develop implementation plans including timelines associated with:

3.10.1.1	Placement of Collocator’s fiber into the CO vault,

3.10.1.2	Location and completion of all splicing,

3.10.1.3	Completion of installation of equipment and facilities,

3.10.1.4	Removal of above facilities and equipment,

3.10.1.5	To the extent known, the Collocator can provide forecasted information to AT&T on anticipated additional Virtual Collocation requirements,

3.10.1.6
To the extent known, the Collocator is encouraged to provide AT&T with a listing of the equipment types that they plan to virtually collocate in AT&T’s COs or CEVs, huts and cabinets.  This cooperative effort will insure that AT&T personnel are properly trained on Collocator equipment.

3.11	Installation of Virtual Collocation Equipment:

3.11.1	AT&T does not assume any responsibility for the design, engineering, testing, or performance of the end-to-end connection of the Collocator’s equipment, arrangement, or facilities.

3.11.2
AT&T will be responsible for using the same engineering practices as it does for its own similar equipment in determining the placement of equipment and engineering routes for all connecting cabling between Collocation equipment.

3.11.3	In this arrangement, Telecommunications Equipment (also referred to herein as equipment) is furnished by the Collocator and engineered and installed by a AT&T Certified Contractor.

3.11.4
The Collocator and AT&T must jointly accept the installation of the equipment and facilities prior to the installation of any services using the equipment.  As part of this acceptance, AT&T will cooperatively test the collocated equipment and facilities with the Collocator.

3.12	Repair & Maintenance of Equipment - Virtual Collocation Only

3.12.1
Except in emergency situations, the Collocator-owned fiber optic facilities and CO terminating equipment will be repaired only upon the request of the Collocator.  In an emergency, AT&T may perform necessary repairs without prior notification.  The labor rates specified in the Pricing Schedule apply to AT&T COs and AT&T CEVs, huts and cabinets and are applicable for all repairs performed by AT&T on the Collocator’s facilities and equipment.

3.12.2	When initiating repair requests on Collocator owned equipment, the Collocator must provide AT&T with the location and identification of the equipment and a detailed description of the trouble.

3.12.3
Upon notification by the Collocator and availability of spare parts as provided by the Collocator, AT&T will be responsible for repairing the Virtually Collocated equipment at the same standards that it repairs its own equipment.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

3.12.4
The Collocator will request any and all maintenance by AT&T on its Virtually Collocated facilities or equipment.  When initiating requests for maintenance on collocated equipment, the Collocator must provide AT&T with the location and identification of the equipment and a detailed description of the maintenance requested.

3.12.5
Upon notification by the Collocator and availability of spare parts as provided by the Collocator, AT&T will be responsible for maintaining the Virtually Collocated equipment at the same standards that it maintains its own equipment.

3.13	Virtual Collocation Training

3.13.1
AT&T is responsible for determining when training is necessary and how many of AT&T’s employees require training to provide 24 hour a day, seven day a week coverage for the maintenance and repair of Collocator’s designated equipment not currently used in a wire center selected by the Collocator for Virtual Collocation.  AT&T will be limited to request training for four (4) of AT&T’s personnel per location, unless a different number is mutually agreed upon by AT&T and Collocator.

3.13.2	The Collocator may have AT&T arrange for the required training of AT&T’s personnel. The non-recurring charges applicable for training are listed on Exhibit A.

3.13.3	If AT&T chooses not to coordinate the required training, the Collocator will assume the responsibility for providing the training. It is then the responsibility of the Collocator to:

3.13.3.1	arrange and pay to the supplier all costs for training sessions, including the cost of the trainer(s), transportation and lodging of such trainer(s), and required course material, and

3.13.3.2	arrange and pay to each individual supplier all costs associated with lodging and other than domestic transportation, such as airfare, required for AT&T employee training.

3.13.3.3
arrange and pay all costs associated with AT&T employee(s) attendance at the training, including lodging and other than local transportation, such as airfare, and employee(s) labor rate for time away from the job, required for AT&T employee training.

3.13.4
AT&T will work cooperatively with the Collocator to schedule AT&T’s personnel training time required for the installation, maintenance and repair of the Collocator’s designated equipment.  The Collocator will be assessed two hours of the technician additional labor charge for AT&T’s personnel time required to coordinate training activities with the Collocator.  The Collocator will be responsible for reimbursement of applicable Company contractual compensation obligations for time spent as a result of the necessary training.  All other charges, if applicable, specified in Exhibit A will be assessed to the Collocator.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

4.	Occupancy

4.1	Commencement Date. The “Commencement Date” shall be the day SouthEast's equipment becomes operational as described in Article 4.2, following.

4.2
Occupancy. AT&T will notify SouthEast in writing that the Collocation Space is ready for occupancy. SouthEast must notify AT&T in writing that collocation equipment installation is complete and is operational with AT&T’s network. AT&T may, at its option, not accept orders for interconnected service until receipt of such notice. For purposes of this paragraph, SouthEast’s telecommunications equipment will be deemed operational when cross-connected to AT&T’s network for the purpose of service provision.

4.3	Termination of Occupancy. In addition to any other provisions addressing Termination of Occupancy in this Attachment, Termination of Occupancy may occur in the following circumstances:

4.3.1	SouthEast may terminate occupancy in a particular Collocation Space by submitting a Subsequent Application requesting termination of occupancy.

4.3.2
Upon termination of such occupancy, SouthEast at its expense shall remove its equipment and other property from the Collocation Space. SouthEast shall have thirty (30) calendar days from the termination date to complete such removal, including the removal of all equipment and facilities of SouthEast’s Guests, unless CLEC’s guest has assumed responsibility for the collocation space housing the guest equipment and executed the documentation required by AT&T prior to such removal date.

SouthEast shall continue payment of monthly fees to AT&T until such date as SouthEast has fully vacated the Collocation Space. Should SouthEast or SouthEast’s Guest fail to vacate the Collocation Space within thirty (30) calendar days from the termination date, AT&T shall have the right to remove the equipment and other property of SouthEast or SouthEast’s Guest at SouthEast’s expense and with no liability for damage or injury to SouthEast or SouthEast’s Guest’s property unless caused by the gross negligence or intentional misconduct of AT&T. Upon termination of SouthEast’s right to occupy Collocation Space, SouthEast shall surrender such Collocation Space to AT&T in the same condition as when first occupied by SouthEast except for ordinary wear and tear, unless otherwise agreed to by the Parties. SouthEast shall be responsible for the cost of removing any enclosure, together with all support structures (e.g., racking, conduits), at the termination of occupancy and restoring the grounds to their original condition.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

5.	Use of Collocation Space

5.1
Equipment Type. AT&T permits the collocation of any type of equipment necessary for interconnection to AT&T’s network or for access to unbundled network elements in the provision of telecommunications services.

5.1.1
Such equipment must at a minimum meet the following BellCore (Telcordia) Network Equipment Building Systems (NEBS) General Equipment Requirements:  Criteria Level 1 requirements as outlined in the BellCore (Telcordia) Special Report SR-3580, Issue 1; equipment design spatial requirements per GR-63-CORE, Section 2; thermal heat dissipation per GR-063-CORE, Section 4, Criteria 77-79; acoustic noise per GR063-CORE, Section 4, Criterion 128, and National Electric Code standards. Except where otherwise required by a Commission, AT&T shall comply with the applicable FCC rules relating to denial of collocation based on SouthEast’s failure to comply with this section.

5.1.2
SouthEast shall not request more DS0, DS1, DS3 and optical terminations for a collocation arrangement than the total port or termination capacity of the transmission equipment physically installed in the arrangement. The total capacity of the transmission equipment collocated in the arrangement will include equipment contained in the application in question as well as equipment already placed in the arrangement. Collocated cross-connect devices are not considered transmission equipment. If full network termination capacity of the transmission equipment being installed is not requested in the application, additional network terminations for the installed equipment will require the submission of another application. In the event that SouthEast submits an application for terminations that exceed the total capacity of the collocated equipment, SouthEast will be informed of the discrepancy and will be required to submit a revision to the application.

5.1.3
SouthEast shall not use the Collocation Space for marketing purposes nor shall it place any identifying signs or markings in the area surrounding the Collocation Space or on the grounds of the Premises.

5.1.4	SouthEast shall place a plaque or other identification affixed to SouthEast’s equipment necessary to identify SouthEast’s equipment, including a list of emergency contacts with telephone numbers.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

5.2
Entrance Facilities. SouthEast may elect to place SouthEast-owned or SouthEastleased fiber entrance facilities into the Collocation Space. AT&T will designate the point of interconnection in close proximity to the Premises building housing the Collocation Space, such as an entrance manhole or a cable vault which are physically accessible by both Parties. SouthEast will provide and place fiber cable at the point of entrance of sufficient length to be pulled through conduit and into the splice location. SouthEast will provide and install a sufficient length of fire retardant riser cable, to which the entrance cable will be spliced, which will extend from the splice location to SouthEast’s equipment in the Collocation Space. In the event SouthEast utilizes a non-metallic, riser-type entrance facility, a splice will not be required. SouthEast must contact AT&T for instructions prior to placing the entrance facility cable in the manhole. SouthEast is responsible for maintenance of the entrance facilities. At SouthEast’s option AT&T will accommodate where technically feasible a microwave entrance facility pursuant to separately negotiated terms and conditions. In the case of adjacent collocation, unless AT&T determines that limited space is available for the entrance facilities, copper facilities may be used between the adjacent collocation arrangement and the central office termination point. Notwithstanding the foregoing, SouthEast may interconnect with AT&T AT&T using copper or coaxial cable in rural areas in Kentucky according to the terms and conditions of Exhibit C, attached to this Agreement and incorporated herein by his reference.

5.2.1
Dual Entrance. AT&T will provide at least two interconnection points at each Premises where there are at least two such interconnection points available and where capacity exists. Upon receipt of a request for physical collocation under this Attachment, AT&T shall provide SouthEast with information regarding AT&T’s capacity to accommodate dual entrance facilities. If conduit in the serving manhole(s) is available and is not reserved for another purpose for utilization within 12 months of the receipt of an application for collocation, AT&T will make the requested conduit space available for installing a second entrance facility to SouthEast’s arrangement. The location of the serving manhole(s) will be determined at the sole discretion of AT&T. Where dual entrance is not available due to lack of capacity, AT&T will so state in the Application Response.

5.2.2
Shared Use. SouthEast may utilize spare capacity on an existing interconnector entrance facility for the purpose of providing an entrance facility to another SouthEast collocation arrangement within the same AT&T Premises. SouthEast must arrange with AT&T for AT&T to splice the utilized entrance facility capacity to SouthEast-provided riser cable.

5.3
Demarcation Point. AT&T will designate the point(s) of demarcation between SouthEast’s equipment and/or network and AT&T’s network. Each Party will be responsible for maintenance and operation of all equipment/facilities on its side of the demarcation point. For 2-wire and 4-wire connections to AT&T’s network, the demarcation point shall be a common block on the AT&T designated conventional distributing frame. On AT&T’s side of the Demarcation Point, SouthEast shall be responsible for providingI a supplier certified by AT&T (“AT&T Certified Contractor”) for installing and properly labeling/stenciling, the common block, and necessary cabling pursuant to Section 6.5. For all other terminations AT&T shall designate a demarcation point on a per arrangement basis. SouthEast or its agent must perform all required maintenance to equipment/facilities on its side of the demarcation point, pursuant to Section 5.4, following, and may self-provision cross-connects that may be required within the Collocation Space to activate service requests. At SouthEast’s option and expense, a Point of Termination (“POT”) bay or frame may be placed in the Collocation Space, but will not serve as the demarcation point.  SouthEast must make arrangements with an AT&T Certified Supplier for such placement.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

5.4
SouthEast’s Equipment and Facilities. SouthEast, or if required by this Attachment, SouthEast’s AT&T Certified Contractor, is solely responsible for the design, engineering, installation, testing, provisioning, performance, monitoring, maintenance and repair of the equipment and facilities used by SouthEast which must be performed in compliance with all applicable AT&T policies and guidelines. Such equipment and facilities may include but are not limited to cable(s); equipment; and point of termination connections. SouthEast and its selected AT&T Certified Contractor must follow and comply with all AT&T requirements outlined in AT&T’s TR 73503, TR 73519, TR 73572, and TR 73564.

5.5
AT&T’s Access to On-Site Collocation Space. From time to time AT&T may require access to the Collocation Space. AT&T retains the right to access such space for the purpose of making AT&T equipment and building modifications (e.g., running, altering or removing racking, ducts, electrical wiring, HVAC, and cables). AT&T will give notice to SouthEast at least 48 hours before access to the Collocation Space is required. SouthEast may elect to be present whenever AT&T performs work in the Collocation Space. The Parties agree that SouthEast will not bear any of the expense associated with this work.

5.6
Access. Pursuant to Section 11, SouthEast shall have access to the Collocation Space twenty-four (24) hours a day, seven (7) days a week. SouthEast agrees to provide the name and social security number or date of birth or driver’s license number of each employee, contractor, or agents of SouthEast or SouthEast’s Guests provided with access keys or devices (“Access Keys”) prior to the issuance of said Access Keys. Key acknowledgement forms must be signed by SouthEast and returned to AT&T Access Management within 15 calendar days of SouthEast’s receipt. Failure to return properly acknowledged forms will result in the holding of subsequent requests until acknowledgements are current. Access Keys shall not be duplicated under any circumstances. SouthEast agrees to be responsible for all Access Keys and for the return of all said Access Keys in the possession of SouthEast employees, contractors, Guests, or agents after termination of the employment relationship, contractual obligation with SouthEast or upon the termination of this Attachment or the termination of occupancy of an individual collocation arrangement.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

5.6.1
Lost or Stolen Access Keys. SouthEast shall notify AT&T in writing within 24 hours of becoming aware in the case of lost or stolen Access Keys. Should it become necessary for AT&T to re-key buildings or deactivate a card as a result of a lost Access Key(s) or for failure to return an Access Key(s), SouthEast shall pay for all reasonable costs associated with the re-keying or deactivating the card.

5.7
Interference or Impairment. Notwithstanding any other provisions of this Attachment, SouthEast shall not use any product or service provided under this Agreement, any other service related thereto or used in combination therewith, or place or use any equipment or facilities in any manner that 1) significantly degrades, interferes with or impairs service provided by AT&T or by any other entity or any person’s use of its telecommunications service; 2) endangers or damages the equipment, facilities or other property of AT&T or of any other entity or person; 3) compromises the privacy of any communications; or 4) creates an unreasonable risk of injury or death to any individual or to the public. If AT&T reasonably determines that any equipment or facilities of SouthEast violates the provisions of this paragraph, AT&T shall give written notice to SouthEast, which notice shall direct SouthEast to cure the violation within forty-eight (48) hours of SouthEast’s actual receipt of written notice or, at a minimum, to commence curative measures within 24 hours and to exercise reasonable diligence to complete such measures as soon as possible thereafter. After receipt of the notice, the Parties agree to consult immediately and, if necessary, to inspect the arrangement.

5.7.1
Except in the case of the deployment of an advanced service which significantly degrades the performance of other advanced services or traditional voice band services, if SouthEast fails to take curative action within 48 hours or if the violation is of a character which poses an immediate and substantial threat of damage to property, injury or death to any person, or any other significant degradation, interference or impairment of AT&T’s or another entity’s service, then and only in that event AT&T may take such action as it deems appropriate to correct the violation, including without limitation the interruption of electrical power to SouthEast’s equipment. AT&T will endeavor, but is not required, to provide notice to SouthEast prior to taking such action and shall have no liability to SouthEast for any damages arising from such action, except to the extent that such action by AT&T constitutes willful misconduct.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

5.7.2
For purposes of this Section 5.7, the term significantly degrade shall mean an action that noticeably impairs a service from a user’s perspective. In the case of the deployment of an advanced service which significantly degrades the performance of other advanced services or traditional voice band services and SouthEast fails to take curative action within 48 hours then AT&T will establish before the relevant Commission that the technology deployment is causing the significant degradation. Any claims of network harm presented to SouthEast or, if subsequently necessary, the relevant Commission, must be supported with specific and verifiable information. Where AT&T demonstrates that a deployed technology is significantly degrading the performance of other advanced services or traditional voice band services, SouthEast shall discontinue deployment of that technology and migrate its customers to technologies that will not significantly degrade the performance of other such services. Where the only degraded service itself is a known disturber, and the newly deployed technology satisfies at least one of the criteria for a presumption that is acceptable for deployment under section 47 C.F.R. 51.230, the degraded service shall not prevail against the newly-deployed technology.

5.8
Personalty and its Removal. Facilities and equipment placed by SouthEast in the Collocation Space shall not become a part of the Collocation Space, even if nailed, screwed or otherwise fastened to the Collocation Space, but shall retain their status as personal property and may be removed by SouthEast at any time. Any damage caused to the Collocation Space by SouthEast’s employees, agents or representatives during the removal of such property shall be promptly repaired by SouthEast at its expense.

5.9
Alterations. In no case shall SouthEast or any person acting on behalf of SouthEast make any rearrangement, modification, improvement, addition, repair, or other alteration which could affect in any way space, power, HVAC, and/or safety considerations to the Collocation Space or the AT&T Premises without the written consent of AT&T, which consent shall not be unreasonably withheld. The cost of any such specialized alterations shall be paid by SouthEast. Any material rearrangement, modification, improvement, addition, repair, or other alteration shall require a Subsequent Application and Subsequent Application Fee, pursuant to subsection 6.2.2.

5.10
Janitorial Service. SouthEast shall be responsible for the general upkeep of the Collocation Space. SouthEast shall arrange directly with an AT&T Certified Contractor for janitorial services applicable to Caged Collocation Space. AT&T shall provide a list of such contractors on a site-specific basis upon request.

6	Ordering and Preparation of Collocation Space

6.1
Should any state or federal regulatory agency impose procedures or intervals applicable to SouthEast that are different from procedures or intervals set forth in this section, whether now in effect or that become effective after execution of this Agreement, those procedures or intervals shall supersede the requirements set forth herein for that jurisdiction for all applications submitted for the first time after the effective date thereof.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

6.2	Application for Space. SouthEast shall submit an application document when SouthEast or SouthEast’s Guest(s), as defined in Section 3.4, desires to request or modify the use of the Collocation Space.

6.2.1
Initial Application. For SouthEast or SouthEast’s Guest(s) initial equipment placement, SouthEast shall submit to AT&T a Physical Expanded Interconnection Application Document (“Application”). The Application is Bona Fide when it is complete and accurate, meaning that all required fields on the application are completed with the appropriate type of information. The Bona Fide Application shall contain a detailed description and schematic drawing of the equipment to be placed in SouthEast’s Collocation Space(s) and an estimate of the amount of square footage required.

6.2.2
Subsequent Application. In the event SouthEast or SouthEast’s Guest(s) desires to modify the use of the Collocation Space (“Augmentation”), SouthEast shall complete an Application detailing all information regarding the modification to the Collocation Space (“Subsequent Application”). The minimum  Subsequent Application Fee shall be considered a partial payment of the applicable Subsequent Application Fee which shall be calculated as set forth below. AT&T shall determine what modifications, if any, to the Premises are required to accommodate the change requested by SouthEast in the Application. Such necessary modifications to the Premises may include but are not limited to, floor loading changes, changes necessary to meet HVAC requirements, changes to power plant requirements, equipment additions, etc. The fee paid by SouthEast for its request to modify the use of the Collocation Space shall be dependent upon the level of assessment needed for the modification requested. Where the Subsequent Application does not require assessment for provisioning or construction work by AT&T, no Subsequent Application Fee will be required and the pre-paid fee shall be refunded to SouthEast. The fee for an Application where the modification requested has limited effect (e.g., does not require assessment related to capital expenditure by AT&T) shall be the Subsequent Application Fee as set forth in Exhibit A. If the modification requires capital expenditure assessment, a full Application Fee shall apply. In the event such modifications require the assessment of a full Application Fee as set forth in Exhibit A, the outstanding balance shall be due by SouthEast within 30 calendar days following SouthEast’s receipt of a bill or invoice from AT&T. The Subsequent Application is Bona Fide when it is complete and accurate, meaning that all required fields on the Application are completed with the appropriate type of information.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

6.3
Application Response (Kentucky)  In addition to the notice of space availability pursuant to Section 2.1, AT&T will respond as to whether the Application is Bona Fide, and if it is not Bona Fide, the items necessary to cause the Application to become Bona Fide. When space has been determined to be available, AT&T will provide a written response (“Application Response”) within thirty (30) calendar days of receipt of a Bona Fide Application. The Application Response will include, at a minimum, the configuration of the space, the Cable Installation Fee, Cable Records Fee, and the space preparation fees, as described in Section 7. When multiple applications are submitted in a state within a fifteen (15) calendar day window, AT&T will respond to the Bona Fide Applications as soon as possible, but no later than the following: within thirty (30) calendar days for Bona Fide Applications 1-5; within thirty-six (36) calendar days for Bona Fide Applications 6-10; within forty-two (42) calendar days for Bona Fide Applications 11-15. Response intervals for multiple Bona Fide Applications submitted within the same timeframe for the same state in excess of 15 must be negotiated. All negotiations shall consider the total volume from all requests from telecommunications companies for collocation.

6.4
Application Modifications (Kentucky). If a modification or revision is made to any information in the Bona Fide Application for Physical Collocation or the Bona Fide Application for Adjacent Collocation, with the exception of modifications to Customer Information, Contact Information or Billing Contact Information, either at the request of SouthEast or necessitated by technical considerations, AT&T will respond to the Bona Fide Application within thirty (30) calendar days after AT&T receives such revised Application or at such other date as the Parties agree. If, at any time, AT&T needs to reevaluate SouthEast’s Bona Fide Application as a result of changes requested by SouthEast to CLEC’s original Application, then AT&T will charge SouthEast a Subsequent Application Fee. Major changes such as requesting additional space or adding additional equipment may require SouthEast to resubmit the Application with an Application Fee.

6.5
Bona Fide Firm Order (Kentucky). SouthEast shall indicate its intent to proceed with equipment installation in an AT&T Premises by submitting a Physical Expanded Interconnection Firm Order document (“Firm Order”) to AT&T. A Firm Order shall be considered Bona Fide when SouthEast has completed the Application/Inquiry process described in Section 6.2, preceding and has submitted the Firm Order document indicating acceptance of the Application Response provided by AT&T.  The Bona Fide Firm Order must be received by AT&T no later than thirty (30) calendar days  after AT&T’s Application Response to SouthEast’s Bona Fide Application or the Application will expire.

6.5.1
AT&T will establish a firm order date based upon the date AT&T is in receipt of a Bona Fide Firm Order. AT&T will acknowledge the receipt of SouthEast’s Bona Fide Firm Order within seven (7) calendar days of receipt indicating that the Bona Fide Firm Order has been received. An AT&T response to a Bona Fide Firm Order will include a Firm Order Confirmation containing the firm order date. No revisions will be made to a Bona Fide Firm Order.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

6.5.2	AT&T will permit one accompanied site visit to SouthEast’s designated collocation arrangement location after receipt of the Bona Fide Firm Order without charge to SouthEast.

6.5.3
SouthEast must submit to AT&T the completed Access Control Request Form for all employees or agents requiring access to the AT&T Premises a minimum of 30 calendar days prior to the date SouthEast desires access to the Collocation Space. SouthEast may submit such a request at any time subsequent to AT&T’s receipt of the Bona Fide Firm Order. In the event SouthEast desires access to the Collocation Space after submitting such a request but prior to access being approved, AT&T shall permit SouthEast to access the Collocation Space, accompanied by a security escort at SouthEast’s expense. SouthEast must request escorted access at least three (3) business days prior to the date such access is desired.

6.6
Construction and Provisioning Interval (Kentucky). Excluding the time interval required to secure the appropriate government licenses and permits, AT&T will use best efforts to complete construction for collocation arrangements under ordinary conditions as soon as possible and within a maximum of 90 calendar days from receipt of a Bona Fide Firm Order or as agreed to by the Parties. Ordinary conditions are defined as space available with only minor changes to support systems required, such as but not limited to, HVAC, cabling and the power plant(s). Excluding the time interval required to secure the appropriate government licenses and permits, AT&T will use best efforts to complete construction of all other Collocation Space ("extraordinary conditions") within 130 calendar days of the receipt of a Bona Fide Firm Order. Extraordinary conditions are defined to include but are not limited to major AT&T equipment rearrangement or addition; power plant addition or upgrade; major mechanical addition or upgrade; major upgrade for ADA compliance; environmental hazard or hazardous materials abatement; and arrangements for which equipment shipping intervals are extraordinary in length.

6.7
Joint Planning. Joint planning between AT&T and SouthEast will commence within a maximum of twenty (20) calendar days from AT&T's receipt of a Bona Fide Firm Order. AT&T will provide the preliminary design of the Collocation Space and the equipment configuration requirements as reflected in the Bona Fide Application and affirmed in the Bona Fide Firm Order. The Collocation Space completion time period will be provided to SouthEast during joint planning.

6.8
Permits. Each Party or its agents will diligently pursue filing for the permits required for the scope of work to be performed by that Party or its agents within ten (10) calendar days of the completion of finalized construction designs and specifications.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

6.9
Acceptance Walk Through. SouthEast will contact AT&T within seven (7) days of collocation space being ready to schedule an acceptance walk through of each Collocation Space requested from AT&T by SouthEast. AT&T will correct any deviations to SouthEast’s original or jointly amended requirements within seven (7) calendar days after the walk through, unless the Parties jointly agree upon a different time frame.

6.10
Use of AT&T Certified Supplier. SouthEast shall select a supplier which has been approved as an AT&T Certified Supplier to perform all engineering and installation work. SouthEast and SouthEast’s AT&T Certified Supplier must follow and comply with all AT&T requirements outlined in AT&T’s TR 73503, TR 73519, TR 73572, and TR 73564. In some cases, SouthEast must select separate AT&T Certified Suppliers for transmission equipment, switching equipment and power equipment. AT&T shall provide SouthEast with a list of AT&T Certified Suppliers upon request. The AT&T Certified Supplier(s) shall be responsible for installing SouthEast's equipment and components, extending power cabling to the AT&T power distribution frame, performing operational tests after installation is complete, and notifying AT&T's equipment engineers and SouthEast upon successful completion of installation, etc. The AT&T Certified Supplier shall bill SouthEast directly for all work performed for SouthEast pursuant to this Attachment and AT&T shall have no liability for nor responsibility to pay such charges imposed by the AT&T Certified Supplier. AT&T shall consider certifying SouthEast or any supplier proposed by SouthEast. All work performed by or for SouthEast shall conform to generally accepted industry guidelines and standards.

6.11
Alarm and Monitoring. AT&T shall place environmental alarms in the Premises for the protection of AT&T equipment and facilities. SouthEast shall be responsible for placement, monitoring and removal of environmental and equipment alarms used to service SouthEast’s Collocation Space. Upon request, AT&T will provide SouthEast with applicable tariffed service(s) to facilitate remote monitoring of collocated equipment by SouthEast. Both Parties shall use best efforts to notify the other of any verified environmental hazard known to that Party.

6.12
Basic Telephone Service. Upon request of SouthEast, AT&T will provide basic telephone service to the Collocation Space under the rates, terms and conditions of the current tariff offering for the service requested.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

6.13
Virtual to Physical Collocation Relocation. In the event physical Collocation Space was previously denied at a location due to technical reasons or space limitations, and that physical Collocation Space has subsequently become available, SouthEast may relocate its virtual collocation arrangements to physical collocation arrangements and pay the appropriate non-recurring fees for physical collocation and for the rearrangement or reconfiguration of services terminated in the virtual collocation arrangement, as outlined in the appropriate AT&T tariffs. In the event that AT&T knows when additional space for physical collocation may become available at the location requested by SouthEast, such information will be provided to SouthEast in AT&T’s written denial of physical collocation. To the extent that (i) physical Collocation Space becomes available to SouthEast within 180 calendar days of AT&T’s written denial of SouthEast’s request for physical collocation, (ii) AT&T had knowledge that the space was going to become available, and (iii) SouthEast was not informed in the written denial that physical Collocation Space would become available within such 180 calendar days, then SouthEast may transition its virtual collocation arrangement to a physical collocation arrangement and will receive a credit for any nonrecurring charges previously paid for such virtual collocation. SouthEast must arrange with an AT&T Certified Supplier for the relocation of equipment from its virtual Collocation Space to its physical Collocation Space and will bear the cost of such relocation.

6.14
Cancellation. If, at anytime prior to space acceptance, SouthEast cancels its order for the Collocation Space(s), SouthEast will reimburse AT&T in the following manner: AT&T will ascertain how far preparation work has progressed. SouthEast will be billed the applicable non recurring rate for any and all work processes for which work has begun.

6.15
Licenses. SouthEast, at its own expense, will be solely responsible for obtaining from governmental authorities, and any other appropriate agency, entity, or person, all rights, privileges, and licenses necessary or required to operate as a provider of telecommunications services to the public or to occupy the Collocation Space.

6.16	Environmental Compliance. The Parties agree to utilize and adhere to the Environmental Hazard Guidelines identified as Exhibit B attached hereto.

7	Rates and Charges for On-Site Collocation

7.1
AT&T shall assess an Application Fee via a service order which shall be issued at the time AT&T responds that space is available pursuant to section 2.1. Payment of said Application Fee will be due as dictated by SouthEast’s current billing cycle and is non-refundable.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

7.2
Space Preparation. Space preparation fees consist of a nonrecurring charge for Firm Order Processing and monthly recurring charges for Central Office Modifications, assessed per arrangement, per square foot, and Common Systems Modifications, assessed per arrangement, per square foot for cageless and per cage for caged collocation. SouthEast shall remit payment of the nonrecurring Firm Order Processing Fee coincident with submission of a Bona Fide Firm Order. The recurring charges for space preparation apply beginning on the date on which AT&T releases the Collocation Space for occupancy or on the date SouthEast first occupies the Collocation Space, whichever is sooner. The charges recover the costs associated with preparing the Collocation Space, which includes survey, engineering of the Collocation Space, design and modification costs for network, building and support systems. In the event SouthEast opts for cageless space, the space preparation fees will be assessed based on the total floor space dedicated to SouthEast as prescribed in Section 7.7.

7.3	Cable Installation. Cable Installation Fee(s) are assessed per entrance cable placed.

7.4
Floor Space. The Floor Space Charge includes reasonable charges for lighting, HVAC, and other allocated expenses associated with maintenance of the Premises but does not recover any power-related costs incurred by AT&T. When the Collocation Space is enclosed, SouthEast shall pay floor space charges based upon the number of square feet so enclosed. When the Collocation Space is not enclosed, SouthEast shall pay floor space charges based upon the following floor space calculation:  [(depth of the equipment lineup in which the rack is placed) + (0.5 x maintenance aisle depth) + (0.5 x wiring aisle depth)] X (width of rack and spacers). For purposes of this calculation, the depth of the equipment lineup shall consider the footprint of equipment racks plus any equipment overhang. AT&T will assign unenclosed Collocation Space in conventional equipment rack lineups where feasible. In the event SouthEast’s collocated equipment requires special cable racking, isolated grounding or other treatment which prevents placement within conventional equipment rack lineups, SouthEast shall be required to request an amount of floor space sufficient to accommodate the total equipment arrangement. Floor space charges are due beginning with the date on which AT&T releases the Collocation Space for occupancy or on the date SouthEast first occupies the Collocation Space, whichever is sooner.

7.5
Power. AT&T shall make available –48 Volt (-48V) DC power for SouthEast’s Collocation Space at an AT&T Power Board or AT&T Battery Distribution Fuse Bay (“BDFB”) at SouthEast’s option within the Premises.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

7.5.1
Recurring charges for -48V DC power will be assessed per ampere per month based upon the AT&T Certified Supplier engineered and installed power feed fused ampere capacity. Rates include redundant feeder fuse positions (A&B) and common cable rack to SouthEast’s equipment or space enclosure. When obtaining power from a BDFB, fuses and power cables (A&B) must be engineered (sized), and installed by SouthEast’s AT&T Certified Supplier. When obtaining power from an AT&T power board, power cables (A&B) must be engineered (sized), and installed by SouthEast’s AT&T Certified power Supplier. SouthEast is responsible for contracting with an AT&T Certified Supplier for power distribution feeder cable runs from an AT&T BDFB or power board to SouthEast’s equipment. Determination of the AT&T BDFB or AT&T power board as the power source will be made at AT&T’s sole, but reasonable, discretion. The AT&T Certified Supplier contracted by SouthEast must provide AT&T a copy of the engineering power specification prior to the day on which SouthEast’s equipment becomes operational (“Commencement Date”). AT&T will provide the common power feeder cable support structure between the AT&T BDFB or power board and SouthEast’s arrangement area. SouthEast shall contract with an AT&T Certified Supplier who will be responsible for the following:  dedicated power cable support structure within SouthEast’s arrangement; power cable feeds; terminations of cable. Any terminations at an AT&T power board must be performed by an AT&T Certified power Supplier. SouthEast shall comply with all applicable National Electric Code (NEC), AT&T TR73503, Telcordia (BellCore) and ANSI Standards regarding power cabling.

7.5.2
If AT&T has not previously invested in power plant capacity for collocation at a specific site, SouthEast has the option to add its own dedicated power plant; provided, however, that such work shall be performed by an AT&T Certified Supplier who shall comply with AT&T’s guidelines and specifications. Where the addition of SouthEast’s dedicated power plant results in construction of a new power plant room, upon termination of SouthEast’s right to occupy collocation space at such site, SouthEast shall have the right to remove its equipment from the power plant room, but shall otherwise leave the room intact.

7.5.3
If SouthEast elects to install its own DC Power Plant, AT&T shall provide AC power to feed SouthEast’s DC Power Plant. Charges for AC power will be assessed per breaker ampere per month. Rates include the provision of commercial and standby AC power. When obtaining power from an AT&T service panel, protection devices and power cables must be engineered (sized), and installed by SouthEast’s AT&T Certified Supplier except that AT&T shall engineer and install protection devices and power cables for Adjacent Collocation. SouthEast’s AT&T Certified Supplier must also provide a copy of the engineering power specification prior to the Commencement Date. Charges for AC power shall be assessed pursuant to the rates specified in Exhibit A. AC power voltage and phase ratings shall be determined on a per location basis. At SouthEast’s option, SouthEast may arrange for AC power in an Adjacent Collocation arrangement from a retail provider of electrical power.

7.6
Security Escort. A security escort will be required whenever SouthEast or its approved agent desires access to the entrance manhole or must have access to the Premises after the one accompanied site visit allowed pursuant to Section 6.6.2 prior to completing AT&T’s Security Training requirements and/or prior to Space Acceptance. Rates for a security escort are assessed according to the schedule appended hereto as Exhibit A beginning with the scheduled escort time. AT&T will wait for one-half (1/2) hour after the scheduled time for such an escort and SouthEast shall pay for such half-hour charges in the event SouthEast fails to show up.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

7.7
Cable Record charges. These charges apply for work required to build cable records in company systems. The VG/DS0 per cable record charge is for a maximum of 3600 records. The Fiber cable record charge is for a maximum of 99 records.

7.8
Rate “True-Up”.  The Parties agree that the prices reflected as interim herein shall be “trued-up” (up or down) based on final prices either determined by further agreement or by an effective order, in a proceeding involving AT&T before the regulatory authority for the state in which the services are being performed or any other body having jurisdiction over this Agreement (hereinafter “Commission”).  Under the “true-up” process, the interim price for each service shall be multiplied by the volume of that service purchased to arrive at the total interim amount paid for that service (“Total Interim Price”).  The final price for that service shall be multiplied by the volume purchased to arrive at the total final amount due (“Total Final Price”).  The Total Interim Price shall be compared with the Total Final Price.  If the Total Final Price is more than the Total Interim Price, SouthEast shall pay the difference to AT&T.  If the Total Final Price is less than the Total Interim Price, AT&T shall pay the difference to SouthEast.  Each Party shall keep its own records upon which a “true-up” can be based and any final payment from one Party to the other shall be in an amount agreed upon by the Parties based on such records.  In the event of any disagreement as between the records or the Parties regarding the amount of such “true-up,” the Parties agree that the Commission shall be called upon to resolve such differences.

7.9
Other. If no rate is identified in the contract, the rate for the specific service or function will be negotiated by the Parties upon request by either Party. Payment of all other charges under this Attachment shall be due as dictated by SouthEast’s current billing cycle. SouthEast will pay a late payment charge as specified in the current State Tariff.

8.	Insurance

8.1
SouthEast shall, at its sole cost and expense, procure, maintain, and keep n force insurance as specified in this Section 8 and underwritten by insurance companies licensed to do business in the states applicable under this Attachment and having a Best’s Insurance Rating of A-.

8.2	SouthEast shall maintain the following specific coverage:

8.2.1
Commercial General Liability coverage in the amount of ten million dollars ($10,000,000.00) or a combination of Commercial General Liability and Excess/Umbrella coverage totaling not less than ten million dollars ($10,000,000.00). AT&T shall be named as an Additional Insured on the Commercial General Liability policy as specified herein.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

8.2.2
Statutory Workers Compensation coverage and Employers Liability coverage in the amount of one hundred thousand dollars ($100,000.00) each accident, one hundred thousand dollars ($100,000.00) each employee by disease, and five hundred thousand dollars ($500,000.00) policy limit by disease.

8.2.3	All Risk Property coverage on a full replacement cost basis insuring all of SouthEast’s real and personal property situated on or within AT&T’s Central Office location(s).

8.2.4
SouthEast may elect to purchase business interruption and contingent business interruption insurance, having been advised that AT&T assumes no liability for loss of profit or revenues should an interruption of service occur.

8.3
The limits set forth in Section 8.2 above may be increased by AT&T from time to time during the term of this Attachment upon thirty (30) days notice to SouthEast to at least such minimum limits as shall then be customary with respect to comparable occupancy of AT&T structures.

8.4
All policies purchased by SouthEast shall be deemed to be primary and not contributing to or in excess of any similar coverage purchased by AT&T. All insurance must be in effect on or before the date equipment is delivered to AT&T's Premises and shall remain in effect for the term of this Attachment or until all SouthEast's property has been removed from AT&T's Premises, whichever period is longer. If SouthEast fails to maintain required coverage, AT&T may pay the premiums thereon and seek reimbursement of same from SouthEast.

8.5
SouthEast shall submit certificates of insurance reflecting the coverage required pursuant to this Section a minimum of ten (10) business days prior to the commencement of any work in the Collocation Space. Failure to meet this interval may result in construction and equipment installation delays. SouthEast shall arrange for AT&T to receive thirty (30) business days’ advance notice of cancellation from SouthEast's insurance company. SouthEast shall forward a certificate of insurance and notice of cancellation/non-renewal to AT&T at the following address:

AT&T Telecommunications, Inc.
Collocation Service Center
1410 East Renner Road
Room 1-127
Richardson, TX 75082

Attachment 4 – Physical Collocation

SouthEast
07/25/08

8.6	SouthEast must conform to recommendations made by AT&T's fire insurance company to the extent AT&T has agreed to, or shall hereafter agree to, such recommendations.

8.7
Self-Insurance. If SouthEast’s net worth exceeds five hundred million dollars ($500,000,000), SouthEast may elect to request self-insurance status in lieu of obtaining any of the insurance required in Sections 8.2.1 and 8.2.2. SouthEast shall provide audited financial statements to AT&T thirty (30) days prior to the commencement of any work in the Collocation Space. AT&T shall then review such audited financial statements and respond in writing to SouthEast in the event that self-insurance status is not granted to SouthEast. If AT&T approves SouthEast for self-insurance, SouthEast shall annually furnish to AT&T, and keep current, evidence of such net worth that is attested to by one of SouthEast’s corporate officers. The ability to self-insure shall continue so long as the SouthEast meets all of the requirements of this Section. If the SouthEast subsequently no longer satisfies this Section, SouthEast is required to purchase insurance as indicated by Sections 8.2.1 and 8.2.2.

8.8
The net worth requirements set forth in Section 8.7 may be increased by AT&T from time to time during the term of this Attachment upon thirty (30) days’ notice to SouthEast to at least such minimum limits as shall then be customary with respect to comparable occupancy of AT&T structures.

8.9	Failure to comply with the provisions of this Section will be deemed a material breach of this Attachment.

9	Mechanics Liens

9.1
If any mechanics lien or other liens shall be filed against property of either Party (AT&T or SouthEast), or any improvement thereon by reason of or arising out of any labor or materials furnished or alleged to have been furnished or to be furnished to or for the other Party or by reason of any changes, or additions to said property made at the request or under the direction of the other Party, the other Party directing or requesting those changes shall, within thirty (30) business days after receipt of written notice from the Party against whose property said lien has been filed, either pay such lien or cause the same to be bonded off the affected property in the manner provided by law. The Party causing said lien to be placed against the property of the other shall also defend, at its sole cost and expense, on behalf of the other, any action, suit or proceeding which may be brought for the enforcement of such liens and shall pay any damage and discharge any judgment entered thereon.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

10.	Inspections

10.1
AT&T may conduct an inspection of SouthEast’s equipment and facilities in the Collocation Space(s) prior to the activation of facilities between SouthEast's equipment and equipment of AT&T. AT&T may conduct an inspection if SouthEast adds equipment and may otherwise conduct routine inspections at reasonable intervals mutually agreed upon by the Parties. AT&T shall provide SouthEast with a minimum of forty-eight (48) hours or two (2) business days, whichever is greater, advance notice of all such inspections. All costs of such inspection shall be borne by AT&T.

11.	Security and Safety Requirements

11.1
The security and safety requirements set forth in this section are as stringent as the security requirements AT&T maintains at its own premises either for their own employees or for authorized contractors. Only AT&T employees, AT&T Certified Contractors and authorized employees, authorized Guests, pursuant to Section 3.4, preceeding, or authorized agents of SouthEast will be permitted in the AT&T Premises. SouthEast shall provide its employees and agents with picture identification which must be worn and visible at all times while in the Collocation Space or other areas in or around the Premises. The photo Identification card shall bear, at a minimum, the employee’s name and photo, and the SouthEast name. AT&T reserves the right to remove from its premises any employee of SouthEast not possessing identification issued by SouthEast or who have violated any of AT&T’s policies as outlined in the CLEC Security Training documents. SouthEast shall hold AT&T harmless for any damages resulting from such removal of its personnel from AT&T premises. SouthEast shall be solely responsible for ensuring that any Guest of SouthEast is in compliance with all subsections of this Section 11.

11.1.1
SouthEast will be required, at its own expense, to conduct a statewide investigation of criminal history records for each SouthEast employee being considered for work on the AT&T Premises, for the states/counties where the SouthEast employee has worked and lived for the past five years. Where state law does not permit statewide collection or reporting, an investigation of the applicable counties is acceptable. SouthEast shall not be required to perform this investigation if an affiliated company of SouthEast has performed an investigation of the SouthEast employee seeking access, if such investigation meets the criteria set forth above. This requirement will not apply if SouthEast has performed a pre-employment statewide investigation of criminal history records, or where state law does not permit an investigation of the applicable counties for the SouthEast employee seeking access, for the states/counties where the SouthEast employee has worked and lived for the past five years.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

11.1.2	SouthEast will be required to administer to their personnel assigned to the AT&T Premises security training either provided by AT&T, or meeting criteria defined by AT&T.

11.1.3
SouthEast shall not assign to the AT&T Premises any personnel with records of felony criminal convictions. SouthEast shall not assign to the AT&T Premises any personnel with records of misdemeanor convictions, except for misdemeanor traffic violations, without advising AT&T of the nature and gravity of the offense(s). AT&T reserves the right to refuse building access to any SouthEast personnel who have been identified to have misdemeanor criminal convictions. Notwithstanding the foregoing, in the event that SouthEast chooses not to advise AT&T of the nature and gravity of any misdemeanor conviction, SouthEast may, in the alternative, certify to AT&T that it shall not assign to the AT&T Premises any personnel with records of misdemeanor convictions (other than misdemeanor  traffic violations).

11.1.4
SouthEast shall not knowingly assign to the AT&T Premises any individual who was a former employee of AT&T and whose employment with AT&T was terminated for a criminal offense whether or not AT&T sought prosecution of the individual for the criminal offense.

11.1.5
SouthEast shall not knowingly assign to the AT&T Premises any individual who was a former contractor of AT&T and whose access to an AT&T Premises was revoked due to commission of a criminal offense whether or not AT&T sought prosecution of the individual for the criminal offense.

11.1.6
For each SouthEast employee requiring access to an AT&T Premises pursuant to this Attachment, SouthEast shall furnish AT&T, prior to an employee gaining such access, a certification that the aforementioned background check and security training were completed. The certification will contain a statement that no felony convictions were found and certifying that the security training was completed by the employee. If the employee’s criminal history includes misdemeanor convictions, SouthEast will disclose the nature of the convictions to AT&T at that time. In the alternative, SouthEast may certify to AT&T that it shall not assign to the AT&T Premises any personnel with records of misdemeanor convictions other than misdemeanor traffic violations.

11.1.7
At AT&T’s request, SouthEast shall promptly remove from AT&T’s  Premises any employee of SouthEast AT&T does not wish to grant access to its premises 1) pursuant to any investigation conducted by AT&T or 2) prior to the initiation of an investigation in the event that an employee of SouthEast is found interfering with the property or personnel of AT&T or another CLEC, provided that an investigation shall promptly be commenced by AT&T.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

11.2
Notification to AT&T. AT&T reserves the right to interview SouthEast’s employees, agents, or contractors in the event of wrongdoing in or around AT&T’s property or involving AT&T’s or another CLEC’s property or personnel, provided that AT&T shall provide reasonable notice to SouthEast’s Security contact of such interview. SouthEast and its contractors shall reasonably cooperate with AT&T’s investigation into allegations of wrongdoing or criminal conduct committed by, witnessed by, or involving SouthEast’s employees, agents, or contractors. Additionally, AT&T reserves the right to bill SouthEast for all reasonable costs associated with investigations involving its employees, agents, or contractors if it is established and mutually agreed in good faith that SouthEast’s employees, agents, or contractors are responsible for the alleged act. AT&T shall bill SouthEast for AT&T property which is stolen or damaged where an investigation determines the culpability of SouthEast’s employees, agents, or contractors and where SouthEast agrees, in good faith, with the results of such investigation. SouthEast shall notify AT&T in writing immediately in the event that the CLEC discovers one of its employees already working on the AT&T premises is a possible security risk. Upon request of the other Party, the Party who is the employer shall discipline consistent with its employment practices, up to and including removal from AT&T Premises, any employee found to have violated the security and safety requirements of this section. SouthEast shall hold AT&T harmless for any damages resulting from such removal of its personnel from AT&T premises.

11.3
Use of Supplies. Unauthorized use of telecommunications equipment or supplies by either Party, whether or not used routinely to provide telephone service (e.g. plug-in cards,) will be strictly prohibited and handled appropriately. Costs associated with such unauthorized use may be charged to the offending Party, as may be all associated investigative costs.

11.4
Use of Official Lines. Except for non-toll calls necessary in the performance of their work, neither Party shall use the telephones of the other Party on the AT&T Premises. Charges for unauthorized telephone calls may be charged to the offending Party, as may be all associated investigative costs.

11.5	Accountability. Full compliance with the Security requirements of this section shall in no way limit the accountability of either Party to the other for the improper actions of its employees.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

12.	Destruction of Collocation Space

12.1
In the event a Collocation Space is wholly or partially damaged by fire, windstorm, tornado, flood or by similar causes to such an extent as to be rendered wholly unsuitable for SouthEast’s permitted use hereunder, then either Party may elect within ten (10) business  days after such damage, to terminate occupancy of the damaged Collocation Space, and if either Party shall so elect, by giving the other written notice of termination, both Parties shall stand released of and from further liability under the terms hereof. If the Collocation Space shall suffer only minor damage and shall not be rendered wholly unsuitable for SouthEast's permitted use, or is damaged and the option to terminate is not exercised by either Party, AT&T covenants and agrees to proceed promptly without expense to SouthEast, except for improvements not the property of AT&T, to repair the damage. AT&T shall have a reasonable time within which to rebuild or make any repairs, and such rebuilding and repairing shall be subject to delays caused by storms, shortages of labor and materials, government regulations, strikes, walkouts, and causes beyond the control of AT&T, which causes shall not be construed as limiting factors, but as exemplary only. SouthEast may, at its own expense, accelerate the rebuild of its collocated space and equipment provided however that an AT&T Certified Contractor is used and the necessary space preparation has been completed. Rebuild of equipment must be performed by an AT&T Certified Vendor. If SouthEast's acceleration of the project increases the cost of the project, then those additional charges will be incurred by SouthEast. Where allowed and where practical, SouthEast may erect a temporary facility while AT&T rebuilds or makes repairs. In all cases where the Collocation Space shall be rebuilt or repaired, SouthEast shall be entitled to an equitable abatement of rent and other charges, depending upon the unsuitability of the Collocation Space for SouthEast's permitted use, until such Collocation Space is fully repaired and restored and SouthEast's equipment installed therein (but in no event later than thirty (30) business  days after the Collocation Space is fully repaired and restored). Where SouthEast has placed an Adjacent Arrangement pursuant to Section 3.5, SouthEast shall have the sole responsibility to repair or replace said Adjacent Arrangement provided herein. Pursuant to this section, AT&T will restore the associated services to the Adjacent Arrangement.

13.	Eminent Domain

13.1
If the whole of a Collocation Space or Adjacent Arrangement shall be taken by any public authority under the power of eminent domain, then this Attachment shall terminate with respect to such Collocation Space or Adjacent Arrangement as of the day possession shall be taken by such public authority and rent and other charges for the Collocation Space or Adjacent Arrangement shall be paid up to that day with proportionate refund by AT&T of such rent and charges as may have been paid in advance for a period subsequent to the date of the taking. If any part of the Collocation Space or Adjacent Arrangement shall be taken under eminent domain, AT&T and SouthEast shall each have the right to terminate this Attachment with respect to such Collocation Space or Adjacent Arrangement and declare the same null and void, by written notice of such intention to the other Party within ten (10) business days after such taking.

Attachment 4 – Physical Collocation

SouthEast
07/25/08

14.	Nonexclusivity

14.1
SouthEast understands that this Attachment is not exclusive and that AT&T may enter into similar agreements with other Parties. Assignment of space pursuant to all such agreements shall be determined by space availability and made on a first come, first served basis.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

Attachment 4-RS

AT&T Remote Site Physical Collocation

1.	Scope of Attachment

1.1
Scope of Attachment. The rates, terms, and conditions contained within this Attachment shall only apply when SouthEast is occupying the Remote Collocation Space as a sole occupant or as a Host within a Remote Site Location pursuant to Section 4.

All the negotiated rates, terms and conditions set forth in this Attachment pertain to Remote Site Collocation and the provisioning of Remote Collocation Space.

1.2
Right to occupy. AT&T shall offer to SouthEast Remote Site Collocation on rates, terms, and conditions that are just, reasonable, non-discriminatory and consistent with the rules of the Federal Communications Commission (“FCC”). Subject to the rates, terms, and conditions of this Attachment, AT&T hereby grants to SouthEast a right to occupy that certain area designated by AT&T within a AT&T Remote Site Location, of a size which is specified by SouthEast and agreed to by AT&T (hereinafter “Remote Collocation Space”). AT&T Remote Site Locations include cabinets, huts, and controlled environmental vaults owned or leased by AT&T that house AT&T Network Facilities. To the extent this Attachment does not include all the necessary rates, terms and conditions for other AT&T remote locations other than cabinets, huts and controlled environmental vaults, the Parties will negotiate said rates, terms, and conditions at the request for Remote Site collocation at AT&T remote locations other than those specified above.

1.2.1
The size specified by SouthEast may contemplate a request for space sufficient to accommodate SouthEast’s growth within a two year period. Neither AT&T nor any of AT&T’s affiliates may reserve space for future use on more preferential terms than those set forth above.

1.3
Third Party Property. If the Premises, or the property on which it is located, is leased by AT&T from a Third Party or otherwise controlled by a Third Party, special considerations and intervals may apply in addition to the terms and conditions of this Agreement. Additionally, where AT&T notifies SouthEast that AT&T’s agreement with a Third Party does not grant AT&T the ability to provide access and use rights to others, upon SouthEast’s request, AT&T will use its best efforts to obtain the owner’s consent and to otherwise secure such rights for SouthEast. SouthEast agrees to reimburse AT&T for the reasonable and demonstrable costs incurred by AT&T in obtaining such rights for SouthEast. In cases where a Third Party agreement does not grant AT&T the right to provide access and use rights to others as contemplated by this Agreement and AT&T, despite its best efforts, is unable to secure such access and use rights for SouthEast as above, SouthEast shall be responsible for obtaining such permission to access and use such property. AT&T shall cooperate with SouthEast in obtaining such permission.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

1.4
Space Reclamation. In the event of space exhaust within a Remote Site Location, AT&T may include in its documentation for the Petition for Waiver filing any vacant space in the Remote Site Location. SouthEast will be responsible for any justification of vacant space within its Remote Collocation Space, if such justification is required by the appropriate state commission.

1.5
Use of Space. SouthEast shall use the Remote Collocation Space for the purposes of installing, maintaining and operating SouthEast’s equipment (to include testing and monitoring equipment) necessary, for interconnection with AT&T services and facilities, including access to unbundled network elements, for the provision of telecommunications services. The Remote Collocation Space may be used for no other purposes except as specifically described herein or authorized in writing by AT&T.

1.6	Rates and charges. SouthEast agrees to pay the rates and charges identified in Exhibit A attached hereto.

1.7	Due Dates. If any due date contained in this Attachment falls on a weekend or holiday, then the due date will be the next business day thereafter.

2.	Space Notification

2.1
Availability of Space. Upon submission of an Application pursuant to Section 6, AT&T will permit SouthEast to physically collocate, without regard to space exhaustion, at any AT&T Remote Site Location, unless AT&T has determined that there is no space available due to space limitations or that Remote Site collocation is not practical for technical reasons.  In the event space is not immediately available at a Remote Site Location, AT&T reserves the right to make additional space available, in which case the conditions in Section 6.5 shall apply, or AT&T may elect to deny space in accordance with this section in which case virtual or adjacent collocation options may be available.  If the amount of space requested is not available, AT&T will notify SouthEast of the amount that is available.

2.2
Availability Notification.  If SouthEast chooses to physically collocate within an AT&T Remote Site Location, unless otherwise specified, AT&T will respond to the application within ten (10) calendar days as to whether space is available or not available within the AT&T Remote Site Location. This interval excludes National Holidays. If the amount of space requested is not available, AT&T will notify SouthEast of the amount of space that is available.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

2.3
Reporting. Upon request from SouthEast, AT&T will provide a written report (“Space Availability Report”) specifying the amount of Remote Collocation Space available at the Remote Site Location requested, the number of collocators present at the Remote Site Location, any modifications in the use of the space since the last report on the Remote Site Location requested and the measures AT&T is taking to make additional space available for collocation arrangements.

2.3.1
The request from SouthEast for a Space Availability Report must be written and must include the Common Language Location Identification (“CLLI”) code for both the Remote Site Location and the serving central office. Such information regarding the CLLI code for the serving central offices located in the National Exchange Carriers Association (NECA) Tariff FCC No. 4. If SouthEast is unable to obtain the CLLI code, from for example a site visit to the remote site, SouthEast may request the CLLI code from AT&T. To obtain a CLLI code for a remote site directly from AT&T, SouthEast should submit to AT&T a Remote Site Interconnection Request for Remote Site CLLI Code prior to submitting its request for a Space Availability Report. SouthEast should complete all the requested information and submit the Request with the applicable fee to AT&T.

2.3.2
AT&T will respond to a request for a Space Availability Report for a particular Remote Site Location within ten (10) calendar days of receipt of such request. This interval excludes national holidays. AT&T will make best efforts to respond in ten (10) calendar days to such a request when the request includes from two (2) to five (5) Remote Site Locations within the same state. The response time for requests of more than five (5) Remote Site Locations shall be negotiated between the Parties. If AT&T cannot meet the ten calendar day response time, AT&T shall notify SouthEast and inform SouthEast of the time frame under which it can respond.

2.3.3
Remote Terminal Information. Upon request from SouthEast, BellSouth will continue to provide SouthEast with access to the AT&T’s Application Collocation Tool. The data request portion of this tool will support a data request for all Remote Terminal subscribers information including, but not limited to, (i) Remote Terminal subscribers.  The information provided in the data request will include the Remote Site CLLI code, Remote Site Address; the MSAG valid Subscriber Address arid Subscriber Phone Number (ii) the carrier serving area of the remote terminal; (iii) the designation of which remote terminals subtend a particular central office.  The wire distribution count will be provided via the redacted Maps.  For the items listed in this Section 2.3.3 (excluding the redacted Maps), AT&T will bill the nonrecurring charge pursuant to the rates in Exhibit A at the time AT&T sends the CD.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

2.3.3.1
Additional Information to be Made Available on a Non Discriminatory Basis via Wire Center RT Overview Map and Individual RT Plat Maps.  Upon request, AT&T shall also provide SouthEast the same information that it provides to its own technicians, engineers, network planners, or any other personnel within the company for the purpose of locating, maintaining, and repairing AT&T’s network infrastructure, limited to: (i) locations and CLLI Codes for all Remote Terminal carrier systems in the requested wire center; (ii) the Remote Terminal pole location; (iii) street and cross streets (names are labeled);(iv) the plat boundary (v) the wire center boundary (if plat is adjacent to another wire center) (vi) cross-box locations via the LMU (Loop Make-up) Tool AT&T shall also provide map ordering capabilities for this information on a wire center RT overview map and individual RT plat MAPS with RT locations basis.  If AT&T makes any changes to plant and network components for any wire center for which infrastructure information has previously been requested by SouthEast, AT&T shall upon request promptly provide updated information to SouthEast at the rates provided in the Pricing schedule.   Additionally, these maps will not contain any other AT&T proprietary information and will be provided pursuant to a nondisclosure agreement between the parties.

2.3.3.2
AT&T will (i) provide the information described 2.3.3.1 on a CD in PDF File format; and (ii) the information will be provided for each serving wire center designated by SouthEast, up to a maximum of thirty (30) wire centers per SouthEast request per month for the state of Kentucky only. AT&T will provide the information required in Section 2.3.3.1 within thirty (30) days of a SouthEast request.  The Parties agree to negotiate and file an amendment to this Agreement containing negotiated rates for the redacted Maps referenced above within six months of the Effective Date.

2.4
Denial of Application. After notifying SouthEast that AT&T has no available space in the requested Remote Site Location (“Denial of Application”), AT&T will allow SouthEast, upon request, to tour the Remote Site Location within ten (10) calendar days of such Denial of Application. This interval excludes national holidays. In order to schedule said tour within ten (10) calendar days, the request for a tour of the Remote Site Location must be received by AT&T within five (5) calendar days of the Denial of Application.

2.5
Filing of Petition for Waiver. Upon Denial of Application AT&T will timely file a petition with the Commission pursuant to 47 U.S.C. § 251(c)(6). AT&T shall provide to the Commission any information requested by that Commission. Such information shall include which space, if any, AT&T or any of AT&T’s affiliates have reserved for future use and a detailed description of the specific future uses for which the space has been reserved. Subject to an appropriate nondisclosure agreement or provision, AT&T shall permit SouthEast to inspect any plans or diagrams that AT&T provides to the Commission.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

2.6
Waiting List. Unless otherwise specified, on a first-come, first-served basis governed by the date of receipt of an Application or Letter of Intent, AT&T will maintain a waiting list of requesting carriers who have either received a Denial of Application or, where it is publicly known that the Remote Site Location is out of space, have submitted a Letter of Intent to collocate. AT&T will notify the telecommunications carriers on the waiting list when space becomes available according to how much space becomes available and the position of telecommunications carrier on said waiting list. SouthEast must submit an updated, complete, and correct Application to AT&T within 30 calendar days or notify AT&T in writing that SouthEast wants to maintain its place on the waiting list either without accepting such space or accepting an amount of space less than its original request. If SouthEast does not submit such an Application or notify AT&T in writing as described above, AT&T will offer such space to the next CLEC on the waiting list and remove SouthEast from the waiting list. Upon request, AT&T will advise SouthEast as to its position on the list.

2.7
Public Notification. AT&T will maintain on its Interconnection Services website a notification document that will indicate all Remote Site Locations that are without available space. AT&T shall update such document within ten (10) calendar days (in Mississippi, 10 business days)of the Denial of Application date. This interval excludes national holidays. AT&T will also post a document on its Interconnection Services website that contains a general notice where space has become available in a Remote Site Location previously on the space exhaust list. AT&T shall allocate said available space pursuant to the waiting list referenced in Section 2.6.

2.8
Regulatory Agency Procedures. Notwithstanding the foregoing, should any state or federal regulatory agency impose procedures or intervals different than procedures or intervals set forth in this section applicable to SouthEast, whether now in effect or that become effective after execution of this Agreement, those procedures or intervals shall supersede the requirements set forth herein for all Applications submitted for the first time after the effective date thereof for that jurisdiction.

3.	Collocation Options

3.1
Compliance. The parties agree to comply with all applicable federal, state, county, local and administrative laws, orders, rules, ordinances, regulations, and codes in the performance of their obligations hereunder.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

3.2
Cageless. AT&T shall allow SouthEast to collocate SouthEast’s equipment and facilities without requiring the construction of a cage or similar structure. AT&T shall allow SouthEast to have direct access to its equipment and facilities. AT&T shall make cageless collocation available in single rack/bay increments pursuant to Section 6. For equipment requiring special technical considerations, SouthEast must provide the equipment layout, including spatial dimensions for such equipment pursuant to generic requirements contained in BellCore (Telcordia) GR-63-Core and shall be responsible for constructing all special technical requirements associated with such equipment pursuant to Section 6.8 following. Subject to space availability and technical feasibility, at SouthEast’s option, SouthEast may enclose its equipment.

3.3
Shared (Subleased) Collocation. SouthEast may allow other telecommunications carriers to share SouthEast’s Remote Site collocation arrangement pursuant to terms and conditions agreed to by SouthEast (“Host”) and other telecommunications carriers (“Guests”) and pursuant to this section, except where the AT&T Remote Site Location is located within a leased space and AT&T is prohibited by said lease from offering such an option or is located on property for which AT&T holds an easement and such easement does not permit such an option. SouthEast shall notify AT&T in writing upon execution of any agreement between the Host and its Guest within ten (10) calendar days of its execution and prior to any Firm Order. Further, such notice shall include the name of the Guest(s) and the term of the agreement, and shall contain a certification by SouthEast that said agreement imposes upon the Guest(s) the same terms and conditions for Remote Collocation Space as set forth in this Attachment between AT&T and SouthEast.

3.3.1
SouthEast shall be the sole interface and responsible Party to AT&T for assessment of rates and charges contained within this Attachment; and for the purposes of ensuring that the safety and security requirements of this Attachment are fully complied with by the Guest, its employees and agents. In addition to the foregoing, SouthEast shall be the responsible party to AT&T for the purpose of submitting Applications for initial and additional equipment placement of Guest. In the event the Host and Guest jointly submit an Application, only one Application Fee will be assessed. A separate Guest Application shall require the assessment of an Application Fee, as set forth in Exhibit A. Notwithstanding the foregoing, Guest may arrange directly with AT&T for the provision of the interconnecting facilities between AT&T and Guest and for the provision of the services and access to unbundled network elements.

3.3.2
SouthEast shall indemnify and hold harmless AT&T from any and all claims, actions, causes of action, of whatever kind or nature arising out of the presence of SouthEast’s Guests in the Remote Collocation Space except to the extent caused by AT&T’s sole negligence, gross negligence, or willful misconduct.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

3.4
Adjacent Collocation. AT&T will provide approval for adjacent Remote Site collocation arrangements (“Remote Site Adjacent Arrangement”) where space within the Remote Site Location is legitimately exhausted, subject to technical feasibility, where the Remote Site Adjacent Arrangement does not interfere with access to existing or planned structures or facilities on the Remote Site Location property and where permitted by zoning and other applicable state and local regulations. The Remote Site Adjacent Arrangement shall be constructed or procured by SouthEast and in conformance with AT&T’s design and construction specifications. Further, SouthEast shall construct, procure, maintain and operate said Remote Site Adjacent Arrangement(s) pursuant to all of the terms and conditions set forth in this Attachment. Rates shall be negotiated at the time of the request for the Remote Site Adjacent Arrangement.

3.4.1
Should SouthEast elect such an option, SouthEast must arrange with a   Contractor to construct a Remote Site Adjacent Arrangement structure in accordance with AT&T’s guidelines and specifications. AT&T will provide guidelines and specifications upon request. Where local building codes require enclosure specifications more stringent than AT&T’s standard specification, SouthEast and SouthEast’s AT&T Certified Contractor must comply with local building code requirements. SouthEast’s AT&T Certified Contractor shall be responsible for filing and receiving any and all necessary zoning, permits and/or licenses for such construction. SouthEast’s AT&T Certified Contractor shall bill SouthEast directly for all work performed for SouthEast pursuant to this Attachment and AT&T shall have no liability for nor responsibility to pay such charges imposed by the AT&T Certified Contractor. SouthEast must provide the local AT&T  Remote Site Location contact with two cards, keys or other access device used to enter the locked enclosure.  Except in cases of emergency, AT&T shall not access SouthEast’s locked enclosure prior to notifying SouthEast.

3.4.2
AT&T maintains the right to review SouthEast’s plans and specifications prior to construction of a Remote Site Adjacent Arrangement(s). AT&T shall complete its review within fifteen (15) calendar days. AT&T may inspect the Remote Site Adjacent Arrangement(s) following construction and prior to the Commencement Date, as defined in Section 4.1 following, to ensure the design and construction comply with AT&T’s guidelines and specifications. AT&T may require SouthEast, at SouthEast’s sole cost, to correct any deviations from AT&T’s guidelines and specifications found during such inspection(s), up to and including removal of the Remote Site Adjacent Arrangement, within seven (7) calendar days of AT&T’s inspection, unless the Parties mutually agree to an alternative time frame.

3.4.3
SouthEast shall provide a concrete pad, the structure housing the arrangement, heating/ventilation/air conditioning (“HVAC”), lighting, and all facilities that connect the structure (i.e. racking, conduits, etc.) to the AT&T point of demarcation. At SouthEast’s option, and where the local authority having jurisdiction permits, AT&T shall provide an AC power source and access to physical collocation services and facilities subject to the same nondiscriminatory requirements as applicable to any other physical collocation arrangement. SouthEast’s Contractor shall be responsible for filing and receiving any and all necessary zoning, permits and/or licenses for such arrangement.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

3.4.4	AT&T shall allow Shared (Subleased) Caged Collocation within a Remote Site Adjacent Arrangement pursuant to the terms and conditions set forth in Section 3.3 preceding.

4	Occupancy

4.1	Commencement Date. The “Commencement Date” shall be the day SouthEast’s equipment becomes operational as described in Article 4.2, following.

4.2
Occupancy. AT&T will notify SouthEast in writing that the Remote Collocation Space is ready for occupancy. SouthEast must notify AT&T in writing that collocation equipment installation is complete and is operational with AT&T’s network. AT&T may, at its option, not accept orders for interconnected service until receipt of such notice. For purposes of this paragraph, SouthEast’s telecommunications equipment will be deemed operational when connected to AT&T’s network for the purpose of service provision.

4.3
Termination. Except where otherwise agreed to by the Parties, SouthEast may terminate occupancy in a particular Remote Collocation Space upon thirty (30) calendar days prior written notice to AT&T. Upon termination of such occupancy, SouthEast at its expense shall remove its equipment and other property from the Remote Collocation Space. SouthEast shall have thirty (30) calendar days from the termination date to complete such removal, including the removal of all equipment and facilities of SouthEast’s Guests; provided, however, that SouthEast shall continue payment of monthly fees to AT&T until such date as SouthEast has fully vacated the Remote Collocation Space. Should SouthEast or SouthEast’s Guest fail to vacate the Remote Collocation Space within thirty (30) calendar days from the termination date, AT&T shall have the right to remove the equipment and other property of SouthEast or SouthEast’s Guest at SouthEast’s expense and with no liability for damage or injury to SouthEast or SouthEast’s Guest’s property unless caused by the gross negligence or intentional misconduct of AT&T. Upon termination of occupancy with respect to a Remote Collocation Space, SouthEast shall surrender such Remote Collocation Space to AT&T in the same condition as when first occupied by the SouthEast except for ordinary wear and tear unless otherwise agreed to by the Parties. SouthEast shall be responsible for the cost of removing any enclosure, together with all support structures (e.g., racking, conduits), of a Remote Site Adjacent Arrangement at the termination of occupancy and restoring the grounds to their original condition.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

5.	Use of Remote Collocation Space

5.1
Equipment Type. AT&T permits the collocation of any type of equipment necessary for interconnection to AT&T’s network or for access to unbundled network elements in the provision of telecommunications services.

5.1.1
Such equipment must at a minimum meet the following BellCore (Telcordia) Network Equipment Building Systems (NEBS) General Equipment Requirements: Criteria Level 1 requirements as outlined in the BellCore (Telcordia) Special Report SR-3580, Issue 1; equipment design spatial requirements per GR-63-CORE, Section 2; thermal heat dissipation per GR-063-CORE, Section 4, Criteria 77-79; acoustic noise per GR063-CORE, Section 4, Criterion 128, and National Electric Code standards. . Except where otherwise required by a Commission, AT&T shall comply with the applicable FCC rules relating to denial of collocation based on SouthEast’s failure to comply with this section.

5.1.2
SouthEast shall not use the Remote Collocation Space for marketing purposes nor shall it place any identifying signs or markings in the area surrounding the Remote Collocation Space or on the grounds of the Remote Site Location.

5.1.3	SouthEast shall place a plaque or other identification affixed to SouthEast’s equipment necessary to identify SouthEast’s equipment, including a list of emergency contacts with telephone numbers.

5.1.4
All SouthEast equipment installation shall comply with AT&T TR 73503-11, Section 8, “Grounding -Engineering Procedures.” Metallic cable sheaths and metallic strength members of optical fiber cables as well as the metallic cable sheaths of all copper conductor cables shall be bonded to the designated grounding bus for the remote collocation site. All copper conductor pairs, working and non-working, shall be equipped with a solid state protector unit (over-voltage protection only) which has been listed by a nationally recognized testing laboratory.

5.2
Entrance Facilities. SouthEast may elect to place SouthEast-owned or SouthEast-leased entrance facilities into the Remote Collocation Space from SouthEast’s point of presence. AT&T will designate the point of interconnection at the Remote Site Location housing the Remote Collocation Space which is physically accessible by both Parties. SouthEast will provide and place copper cable through conduit from the Remote Collocation Space to the Feeder Distribution Interface to the splice location of sufficient length for splicing by AT&T. SouthEast must contact AT&T for instructions prior to placing the entrance facility cable . SouthEast is responsible for maintenance of the entrance facilities.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

5.2.1
Shared Use. SouthEast may utilize spare capacity on an existing interconnector entrance facility for the purpose of providing an entrance facility to another SouthEast collocation arrangement within the same AT&T Remote Site Location.

5.3
Demarcation Point. AT&T will designate the point(s) of demarcation between SouthEast’s equipment and/or network and AT&T’s network. Each Party will be responsible for maintenance and operation of all equipment/facilities on its side of the demarcation point. SouthEast or its agent must perform all required maintenance to SouthEast equipment/facilities on its side of the demarcation point, pursuant to Section 5.8, following

5.4
SouthEast’s Equipment and Facilities. SouthEast, or if required by this Attachment, SouthEast’s AT&T Certified Supplier, is solely responsible for the design, engineering, installation, testing, provisioning, performance, monitoring, maintenance and repair of the equipment and facilities used by SouthEast.

5.5	AT&T’s Access to Remote Collocation Space. AT&T retains the right to access the Remote Collocation Space for the purpose of making AT&T equipment and Remote Site Location modifications

5.6
Access. Pursuant to Section 11, SouthEast shall have access to the Remote Collocation Space twenty-four (24) hours a day, seven (7) days a week. SouthEast agrees to provide the name and social security number or date of birth or driver’s license number of each employee, contractor, or agents of SouthEast or SouthEast’s Guests provided with access keys or devices (“Access Keys”) prior to the issuance of said Access Keys. Key acknowledgement forms must be signed by SouthEast and returned to AT&T Access Management within 15 calendar days of SouthEast’s receipt. Failure to return properly acknowledged forms will result in the holding of subsequent requests until acknowledgements are current. Access Keys shall not be duplicated under any circumstances. SouthEast agrees to be responsible for all Access Keys and for the return of all said Access Keys in the possession of SouthEast employees, contractors, Guests, or agents after termination of the employment relationship, contractual obligation with SouthEast or upon the termination of this Attachment or the termination of occupancy of an individual Remote Site collocation arrangement.

5.7
Lost or Stolen Access Keys. SouthEast shall notify AT&T in writing immediately in the case of lost or stolen Access Keys. Should it become necessary for AT&T to re-key Remote Site Locations as a result of a lost Access Key(s) or for failure to return an Access Key(s), SouthEast shall pay for all reasonable costs associated with the re-keying.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

Interference or Impairment. Notwithstanding any other provisions of this Attachment, equipment and facilities placed in the Remote Collocation Space shall not significantly degrade, interfere with or impair service provided by AT&T or by any other interconnector located in the Remote Site Location; shall not endanger or damage the facilities of AT&T or of any other interconnector, the Remote Collocation Space, or the Remote Site Location; shall not compromise the privacy of any communications carried in, from, or through the Remote Site Location; and shall not create an unreasonable risk of injury or death to any individual or to the public. If AT&T reasonably determines that any equipment or facilities of SouthEast violates the provisions of this paragraph, AT&T shall give written notice to SouthEast, which notice shall direct SouthEast to cure the violation within forty-eight (48) hours of SouthEast’s actual receipt of written notice or, at a minimum, to commence curative measures within 24 hours and to exercise reasonable diligence to complete such measures as soon as possible thereafter. After receipt of the notice, the Parties agree to consult immediately and, if necessary, to inspect the arrangement. Except in the case of the deployment of an advanced service which significantly degrades the performance of other advanced services or traditional voice band services, if SouthEast fails to take curative action within 48 hours or if the violation is of a character which poses an immediate and substantial threat of damage to property, injury or death to any person, or other interference/impairment of the services provided by AT&T or any other interconnector, then and only in that event AT&T may take such action as it deems appropriate to correct the violation, including without limitation the interruption of electrical power to SouthEast’s equipment. AT&T will endeavor, but is not required, to provide notice to SouthEast prior to taking such action and shall have no liability to SouthEast for any damages arising from such action, except to the extent that such action by AT&T constitutes willful misconduct. For purposes of this section, the term significantly degrade shall mean an action that noticeably impairs a service from a user’s perspective. In the case of the deployment of an advanced service which significantly degrades the performance of other advanced services or traditional voice band services and SouthEast fails to take curative action within 48 hours then AT&T will establish before the Kentucky Public Service Commission that the technology deployment is causing the significant degradation. Any claims of network harm presented to SouthEast or, if subsequently necessary, the Kentucky Public Service Commission, must be supported with specific and verifiable information. Where AT&T demonstrates that a deployed technology is significantly degrading the performance of other advanced services or traditional voice band services, SouthEast shall discontinue deployment of that technology and migrate its customers to technologies that will not significantly degrade the performance of other such services. Where the only degraded service itself is a known disturber, and the newly deployed technology satisfies at least one of the criteria for a presumption that is acceptable for deployment under 47 C.F.R. 51.230, the degraded service shall not prevail against the newly-deployed technology.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

5.8
Presence of Facilities. Facilities and equipment placed by SouthEast in the Remote Collocation Space shall not become a part of the Remote Site Location, even if nailed, screwed or otherwise fastened to the Remote Collocation Space but shall retain its status as personality and may be removed by SouthEast at any time. Any damage caused to the Remote Collocation Space by SouthEast’s employees, agents or representatives shall be promptly repaired by SouthEast at its expense.

5.9
Alterations. In no case shall SouthEast or any person acting on behalf of SouthEast make any rearrangement, modification, improvement, addition, repair, or other alteration which could affect in any way space, power, HVAC, and/or safety considerations to the Remote Collocation Space or the AT&T Remote Site Location without the written consent of AT&T, which consent shall not be unreasonably withheld. The cost of any such specialized alterations shall be paid by SouthEast. Any material rearrangement, modification, improvement, addition, repair, or other alteration shall require an Application Fee, pursuant to sub-section 6.2.

5.10
Upkeep of Remote Collocation Space. SouthEast shall be responsible for the general upkeep and cleaning of the Remote Collocation Space. SouthEast shall be responsible for removing any SouthEast debris from the Remote Collocation Space and from in and around the Remote Collocation Site on each visit.

6.	Ordering and Preparation of Remote Collocation Space

6.1
State or Federal Regulatory agency impose procedures or intervals. Should any state or federal regulatory agency impose procedures or intervals different than procedures or intervals set forth in this section applicable to SouthEast, whether now in effect or that become effective after execution of this Agreement, those procedures or intervals shall supersede the requirements set forth herein for all applications submitted for the first time after the effective date thereof for that jurisdiction.

6.2
Application for Space. SouthEast shall submit a Remote Site Collocation Application when SouthEast or SouthEast’s Guest(s), as defined in Section 3.3, desires to request or modify the use of the Remote Collocation Space.

6.3
Initial Application. For SouthEast or SouthEast’s Guest(s) equipment placement, SouthEast shall submit to AT&T an Application. The Application is Bona Fide when it is complete and accurate, meaning that all required fields on the Application are completed with the appropriate type of information. The Bona Fide Application shall contain a detailed description and schematic drawing of the equipment to be placed in SouthEast’s Remote Collocation Space(s) in addition to the CLLI code applicable to that location. Prior to submitting the application, CLLI information can be obtained in the manner set forth in Section 2.3.1.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

6.4
Application Fee. AT&T will assess an Application Fee on a service order which shall be issued at the time AT&T responds that space is available pursuant to Section 2. Payment of the Application Fee will be due as dictated by SouthEast’s current billing cycle and is non-refundable.

6.5
Application Response (Kentucky). In addition to the notice of space availability pursuant to Section 2, AT&T will respond as to whether the Application is Bona Fide, and if it is not Bona Fide, the items necessary to cause the Application to become Bona Fide. When space has been determined to be available, AT&T will provide a written response (“Application Response”) within thirty (30) calendar days of receipt of a Bona Fide Application. When multiple applications are submitted in a state within a fifteen (15) calendar day window, AT&T will respond to the Bona Fide Applications as soon as possible, but no later than the following: within thirty (30) calendar days for Bona Fide Applications 1-5; within thirty-six (36) calendar days for Bona Fide Applications 6-10; within forty-two (42) calendar days for Bona Fide Applications 11-15. Response intervals for multiple Bona Fide Applications submitted within the same timeframe for the same state in excess of 15 must be negotiated. All negotiations shall consider the total volume from all requests from telecommunications companies for collocation.

6.6
Application Modifications (Kentucky). If a modification or revision is made to any information in the Bona Fide Application for Remote Site Collocation or the Bona Fide Application for Adjacent Collocation, with the exception of modifications to Customer Information, Contact Information or Billing Contact Information, either at the request of SouthEast or necessitated by technical considerations, AT&T will respond to the Bona Fide Application within thirty (30) calendar days after AT&T receives such revised Application or at such other date as the Parties agree. If, at any time, AT&T needs to reevaluate SouthEast’s Bona Fide Application as a result of changes requested by SouthEast to SouthEast’s original Application, then AT&T will charge SouthEast a Subsequent Application Fee. Major changes such as requesting additional space or adding additional equipment may require SouthEast to resubmit the Application with an Application Fee.

6.7
Bona Fide Firm Order (Kentucky). SouthEast shall indicate its intent to proceed with equipment installation in a AT&T Remote Terminal Location by submitting a Physical Expanded Interconnection Firm Order document (“Firm Order”) to AT&T. A Firm Order shall be considered Bona Fide when SouthEast has completed the Application/Inquiry process described in Section 6.3, preceding and has submitted the Firm Order document indicating acceptance of the Application Response provided by AT&T. The Bona Fide Firm Order must be received by AT&T no later than thirty (30) calendar days (in Mississippi 30 business days) after AT&T’s Application Response to SouthEast’s Bona Fide Application or the Application will expire.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

6.7.1
AT&T will establish a firm order date based upon the date AT&T is in receipt of a Bona Fide Firm Order. AT&T will acknowledge the receipt of SouthEast’s Bona Fide Firm Order within seven (7) calendar days of receipt indicating that the Bona Fide Firm Order has been received. A AT&T response to a Bona Fide Firm Order will include a Firm Order Confirmation containing the firm order date. No revisions will be made to a Bona Fide Firm Order.

6.8	AT&T will permit one accompanied site visit to SouthEast’s designated Remote Collocation Space after receipt of the Bona Fide Firm Order without charge to SouthEast.

6.9
SouthEast must submit to AT&T the completed Access Control Request Form for all employees or agents requiring access to the AT&T Remote Site Location a minimum of 30 calendar days prior to the date SouthEast desires access to the Remote Collocation Space. SouthEast may submit such a request at any time subsequent to AT&T’s receipt of the Bona Fide Firm Order. In the event SouthEast desires access to the Collocation Space after submitting such a request but prior to Access being approved, AT&T shall permit SouthEast to access the Collocation Space, accompanied by a security escort at SouthEast’s expense. SouthEast must request escorted access at least three (3) business days prior to the date such access is desired.

6.10
Construction and Provisioning Interval. Excluding the time interval required to secure the appropriate government licenses and permits, AT&T will use best efforts to complete construction for collocation arrangements under ordinary conditions as soon as possible and within a maximum of 90 calendar days from receipt of a Bona Fide Firm Order or as agreed to by the Parties. Ordinary conditions are defined as space available with only minor changes to support systems required, such as but not limited to, HVAC, cabling and the power plant(s). Excluding the time interval required to secure the appropriate government licenses and permits, AT&T will use best efforts to complete construction of all other Collocation Space ("extraordinary conditions") within 130 calendar days of the receipt of a Bona Fide Firm Order. Extraordinary conditions are defined to include but are not limited to major AT&T equipment rearrangement or addition; power plant addition or upgrade; major mechanical addition or upgrade; major upgrade for ADA compliance; environmental hazard or hazardous materials abatement; and arrangements for which equipment shipping intervals are extraordinary in length.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

6.11
In the event AT&T does not have space immediately available at a Remote Site Location, AT&T may elect to make additional space available by, for example but not limited to, rearranging AT&T facilities or constructing additional capacity. In such cases, excluding the time interval required to secure the appropriate government licenses and permits or additional public or private rights of way, AT&T will provision the Remote Collocation Space in a nondiscriminatory manner and at parity with AT&T and will provide SouthEast with the estimated completion date in its Response.

6.12
Permits. Each Party or its agents will diligently pursue filing for the permits required for the scope of work to be performed by that Party or its agents within ten (10) calendar days of the completion of finalized construction designs and specifications.

6.13
Acceptance Walk Through. Upon request, SouthEast will contact AT&T within seven (7) days of collocation space being ready to schedule an acceptance walk through of each Remote Collocation Space requested from AT&T by SouthEast. AT&T will correct any deviations to SouthEast’s original or jointly amended requirements within seven (7) calendar days after the walk through, unless the Parties jointly agree upon a different time frame.

6.14
Use of AT&T Certified Supplier. SouthEast shall select a supplier that has been approved as an AT&T Certified Supplier to perform all engineering and installation work required in the Remote Collocation Space per TR 73503 specifications. AT&T shall provide SouthEast with a list of AT&T Certified Suppliers upon request. The AT&T Certified Supplier(s) shall be responsible for installing SouthEast’s equipment and components, extending power cabling to the AT&T power distribution frame, performing operational tests after installation is complete, and notifying AT&T’s Outside Plant engineers and SouthEast upon successful completion of installation. The AT&T Certified Supplier shall bill SouthEast directly for all work performed for SouthEast pursuant to this Attachment and AT&T shall have no liability for nor responsibility to pay such charges imposed by the AT&T Certified Supplier. AT&T shall consider certifying SouthEast or any supplier proposed by SouthEast. All work performed by or for SouthEast shall conform to generally accepted industry guidelines and standards.

6.15
Alarm and Monitoring. AT&T may place alarms in the Remote Site Location for the protection of AT&T equipment and facilities. SouthEast shall be responsible for placement, monitoring and removal of alarms used to service SouthEast’s Remote Collocation Space and for ordering the necessary services therefor. Both Parties shall use best efforts to notify the other of any verified hazardous conditions known to that Party.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

6.16
Basic Telephone Service. Upon request of SouthEast, AT&T will provide basic telephone service to the Remote Collocation Space under the rates, terms and conditions of the current tariff offering for the service requested.

6.17
Virtual Remote Site Collocation Relocation. AT&T offers Virtual Collocation pursuant to the terms and conditions set forth in its F.C.C. Tariff No. 1 for Remote Site Collocation locations. The rates shall be the same as provided in this Exhibit A of this agreement. For the interconnection to AT&T’s network and access to AT&T unbundled network elements, SouthEast may purchase 2-wire and 4-wire cross-connects as set forth the service inquiry procedures established for sub loop unbundling as set forth in Attachment 2 of the Interconnection Agreement, and SouthEast may place within its Virtual Collocation arrangements the telecommunications equipment set forth in Section 5.1. In the event physical Remote Collocation Space was previously denied at a Remote Site Location due to technical reasons or space limitations, and that physical Remote Collocation Space has subsequently become available, SouthEast may relocate its virtual Remote Site collocation arrangements to physical Remote Site collocation arrangements and pay the appropriate non-recurring fees for physical Remote Site collocation and for the rearrangement or reconfiguration of services terminated in the virtual Remote Site collocation arrangement, as outlined in the appropriate AT&T tariffs. In the event that AT&T knows when additional space for physical Remote Site collocation may become available at the location requested by SouthEast, such information will be provided to SouthEast in AT&T’s written denial of physical Remote Site collocation. To the extent that (i) physical Remote Collocation Space becomes available to SouthEast within 180 calendar days of AT&T’s written denial of SouthEast’s request for physical collocation, and (ii) SouthEast was not informed in the written denial that physical Remote Collocation Space would become available within such 180 calendar days, then SouthEast may relocate its virtual Remote Site collocation arrangement to a physical Remote Site collocation arrangement and will receive a credit for any nonrecurring charges previously paid for such virtual Remote Site collocation. SouthEast must arrange with a AT&T Certified Supplier for the relocation of equipment from its virtual Remote Collocation Space to its physical Remote Collocation Space and will bear the cost of such relocation.

6.18
Cancellation. If, at anytime prior to space acceptance, SouthEast cancels its order for the Remote Collocation Space(s), SouthEast will reimburse AT&T in the following manner: AT&T will ascertain how far preparation work has progressed. SouthEast will be billed the applicable non recurring rate for any and all work processes for which work has begun.

6.19
Licenses. SouthEast, at its own expense, will be solely responsible for obtaining from governmental authorities, and any other appropriate agency, entity, or person, all rights, privileges, and licenses necessary or required to operate as a provider of telecommunications services to the public or to occupy the Remote Collocation Space.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

6.20	Environmental Hazard Guidelines. The Parties agree to utilize and adhere to the Environmental Hazard Guidelines identified as Exhibit B attached hereto.

7.	Rates and Charges

7.1
Recurring Fees. Recurring fees for space occupancy shall be billed upon space completion or space acceptance, whichever occurs first. Other charges shall be billed upon request for the services. All charges shall be due as dictated by SouthEast’s current billing cycle.

7.2
Rack/Bay Space. The rack/bay space charge includes reasonable charges for air conditioning, ventilation and other allocated expenses associated with maintenance of the Remote Site Location, and includes amperage necessary to power SouthEast’s equipment. SouthEast shall pay rack/bay space charges based upon the number of racks/bays requested. AT&T will assign Remote Collocation Space in conventional remote site rack/bay lineups where feasible

7.3
Power. AT&T shall make available –48 Volt (-48V) DC power for SouthEast’s Remote Collocation Space at a AT&T Power Board (Fuse and Alarm Panel) or AT&T Battery Distribution Fuse Bay (“BDFB”) at SouthEast’s option within the Remote Site Location. The charge for power shall be assessed as part of the recurring charge for rack/bay space. If the power requirements for SouthEast’s equipment exceeds the capacity for the rack/bay, then such power requirements shall be assessed on a recurring per amp basis for the individual case.

7.3.1
Charges for AC power will be assessed per breaker ampere per month. Rates include the provision of commercial and standby AC power. When obtaining power from a AT&T service panel, protection devices and power cables must be engineered (sized), and installed by SouthEast’s AT&T Certified Supplier except that AT&T shall engineer and install protection devices and power cables for Adjacent Collocation. SouthEast’s AT&T Certified Supplier must also provide a copy of the engineering power specification prior to the Commencement Date. AC power voltage and phase ratings shall be determined on a per location basis. At SouthEast’s option, SouthEast may arrange for AC power in an Adjacent Collocation arrangement from a retail provider of electrical power.

7.4
Security Escort. A security escort will be required whenever SouthEast or its approved agent desires access to the Remote Site Location after the one accompanied site visit allowed prior to completing AT&T’s Security Training requirements and/or prior to Space Acceptance. The parties agree that a security escort will not be required for remote site collocation. However, if one is needed, the parties will negotiate appropriate security escort rates which will be assessed on a one half (1/2) hour increment basis.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

7.5
Rate “True-Up”. The Parties agree that the prices reflected as interim herein shall be “trued-up” (up or down) based on final prices either determined by further agreement or by final order, including any appeals, in a proceeding involving AT&T before the regulatory authority for the state in which the services are being performed or any other body having jurisdiction over this Agreement (hereinafter “Commission”). Under the “true-up” process, the interim price for each service shall be multiplied by the volume of that service purchased to arrive at the total interim amount paid for that service (“Total Interim Price”). The final price for that service shall be multiplied by the volume purchased to arrive at the total final amount due (“Total Final Price”). The Total Interim Price shall be compared with the Total Final Price. If the Total Final Price is more than the Total Interim Price, SouthEast shall pay the difference to AT&T. If the Total Final Price is less than the Total Interim Price, AT&T shall pay the difference to SouthEast. Each Party shall keep its own records upon which a “true-up” can be based and any final payment from one Party to the other shall be in an amount agreed upon by the Parties based on such records. In the event of any disagreement as between the records or the Parties regarding the amount of such “true-up,” the Parties agree that the Commission shall be called upon to resolve such differences.

7.6
Other. If no rate is identified in the contract, the rate for the specific service or function will be negotiated by the Parties upon request by either Party. Payment of all other charges under this Attachment shall be due as dictated by SouthEast’s current billing cycle SouthEast will pay a late payment charge as specified in the current State Tariff.

8.	Insurance

8.1
Maintain Insurance. SouthEast shall, at its sole cost and expense, procure, maintain, and keep in force insurance as specified in this Section 8 and underwritten by insurance companies licensed to do business in the states applicable under this Attachment and having a Best’s Insurance Rating of A-.

8.2	Coverage. SouthEast shall maintain the following specific coverage:

8.2.1
Commercial General Liability coverage in the amount of ten million dollars ($10,000,000.00) or a combination of Commercial General Liability and Excess/Umbrella coverage totaling not less than ten million dollars ($10,000,000.00). AT&T shall be named as an Additional Insured on the Commercial General Liability policy as specified herein.

8.2.2
Statutory Workers Compensation coverage and Employers Liability coverage in the amount of one hundred thousand dollars ($100,000.00) each accident, one hundred thousand dollars ($100,000.00) each employee by disease, and five hundred thousand dollars ($500,000.00) policy limit by disease.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

8.2.3	All Risk Property coverage on a full replacement cost basis insuring all of SouthEast’s real and personal property situated on or within AT&T’s Remote Site Location.

8.2.4
SouthEast may elect to purchase business interruption and contingent business interruption insurance, having been advised that AT&T assumes no liability for loss of profit or revenues should an interruption of service occur.

8.3
Limits. The limits set forth in Section 8.2 above may be increased by AT&T from time to time during the term of this Attachment upon thirty (30) days notice to SouthEast to at least such minimum limits as shall then be customary with respect to comparable occupancy of AT&T structures.

8.4
All policies purchased by SouthEast shall be deemed to be primary. All policies purchased by SouthEast shall be deemed to be primary and not contributing to or in excess of any similar coverage purchased by AT&T. All insurance must be in effect on or before the date equipment is delivered to AT&T’s Remote Site Location and shall remain in effect for the term of this Attachment or until all SouthEast’’’s property has been removed from AT&T’s Remote Site Location, whichever period is longer. If SouthEast fails to maintain required coverage, AT&T may pay the premiums thereon and seek reimbursement of same from SouthEast.

8.5
Submit certificates of insurance. SouthEast shall submit certificates of insurance reflecting the coverage required pursuant to this Section a minimum of ten (10) business days prior to the commencement of any work in the Remote Collocation Space. Failure to meet this interval may result in construction and equipment installation delays. SouthEast shall arrange for AT&T to receive thirty (30) business days’ advance notice of cancellation from SouthEast’’’s insurance company. SouthEast shall forward a certificate of insurance and notice of cancellation/nonrenewal to AT&T at the following address:

AT&T Telecommunications, Inc.
Collocation Service Center
1410 East Renner Road
Room 1-127
Richardson, TX 75082

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

8.6
Conformance to recommendations made by AT&T’s fire insurance company. SouthEast must conform to recommendations made by AT&T’s fire insurance company to the extent AT&T has agreed to, or shall hereafter agree to, such recommendations.

8.7
Self-Insurance. If SouthEast’s net worth exceeds five hundred million dollars ($500,000,000), SouthEast may elect to request self-insurance status in lieu of obtaining any of the insurance required in Sections 8.2.1 and 8.2.3. SouthEast shall provide audited financial statements to AT&T thirty (30) days prior to the commencement of any work in the Remote Collocation Space. AT&T shall then review such audited financial statements and respond in writing to SouthEast in the event that self-insurance status is not granted to SouthEast. If AT&T approves SouthEast for self-insurance, SouthEast shall annually furnish to AT&T, and keep current, evidence of such net worth that is attested to by one of SouthEast’s corporate officers. The ability to self-insure shall continue so long as SouthEast meets all of the requirements of this Section. If SouthEast subsequently no longer satisfies this Section, SouthEast is required to purchase insurance as indicated by Sections 8.2.1 and 8.2.3.

8.8
Net worth requirements. The net worth requirements set forth in Section 8.7 may be increased by AT&T from time to time during the term of this Attachment upon thirty (30) days’ notice to SouthEast to at least such minimum limits as shall then be customary with respect to comparable occupancy of AT&T structures.

8.9	Failure to comply. Failure to comply with the provisions of this Section will be deemed a material breach of this Attachment.

9.	Mechanics Liens

9.1
Mechanics Lien or other Liens. If any mechanics lien or other liens shall be filed against property of either Party (AT&T or SouthEast), or any improvement thereon by reason of or arising out of any labor or materials furnished or alleged to have been furnished or to be furnished to or for the other Party or by reason of any changes, or additions to said property made at the request or under the direction of the other Party, the other Party directing or requesting those changes shall, within thirty (30) business days after receipt of written notice from the Party against whose property said lien has been filed, either pay such lien or cause the same to be bonded off the affected property in the manner provided by law. The Party causing said lien to be placed against the property of the other shall also defend, at its sole cost and expense, on behalf of the other, any action, suit or proceeding which may be brought for the enforcement of such liens and shall pay any damage and discharge any judgment entered thereon.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

10.	Inspections

10.1
AT&T may conduct inspection. AT&T may conduct an inspection of SouthEast’s equipment and facilities in the Remote Collocation Space(s) prior to the activation of facilities between SouthEast’s equipment and equipment of AT&T. AT&T may conduct an inspection if SouthEast adds equipment and may otherwise conduct routine inspections at reasonable intervals mutually agreed upon by the Parties. AT&T shall provide SouthEast with a minimum of forty-eight (48) hours or two (2) business days, whichever is greater, advance notice of all such inspections. All costs of such inspection shall be borne by AT&T.

11.	Security and Safety Requirements

11.1
The security and safety requirements. The security and safety requirements set forth in this section are as stringent as the security requirements AT&T maintains at its own Remote Site Location either for their own employees or for authorized contractors. Only AT&T employees, AT&T Certified Contractors and authorized employees, authorized Guests, pursuant to Section 3.3, proceeding, or authorized agents of SouthEast will be permitted in the AT&T Remote Site Location. SouthEast shall provide its employees and agents with picture identification which must be worn and visible at all times while in the Remote Collocation Space or other areas in or around the Remote Site Location. The photo Identification card shall bear, at a minimum, the employee’s name and photo, and the SouthEast name. AT&T reserves the right to remove from its Remote Site Location any employee of SouthEast not possessing identification issued by SouthEast or who have violated any of AT&T’s policies as outlined in the CLEC Security Training documents. SouthEast shall hold AT&T harmless for any damages resulting from such removal of its personnel from AT&T Remote Site Location. SouthEast shall be solely responsible for ensuring that any Guest of SouthEast is in compliance with all subsections of this Section 11.

11.1.1
SouthEast will be required, at its own expense, to conduct a statewide investigation of criminal history records for each SouthEast employee being considered for work on the AT&T Remote Site Location, for the states/counties where the SouthEast employee has worked and lived for the past five years. Where state law does not permit statewide collection or reporting, an investigation of the applicable counties is acceptable.

11.1.2	SouthEast will be required to administer to their personnel assigned to the AT&T Remote Site Location security training either provided by AT&T, or meeting criteria defined by AT&T.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

11.1.3
SouthEast shall not assign to the AT&T Remote Site Location any personnel with records of felony criminal convictions. SouthEast shall not assign to the AT&T Remote Site Location any personnel with records of misdemeanor convictions, except for misdemeanor traffic violations, without advising AT&T of the nature and gravity of the offense(s). AT&T reserves the right to refuse building access to any SouthEast personnel who have been identified to have misdemeanor criminal convictions. Notwithstanding the foregoing, in the even that SouthEast chooses not to advise AT&T of the nature and gravity of any misdemeanor conviction, SouthEast may, in the alternative, certify to AT&T that it shall not assign to the AT&T Remote Site Location any personnel with records of misdemeanor convictions (other than misdemeanor traffic violations).

11.1.4
For each SouthEast employee requiring access to a AT&T Remote Site Location pursuant to this Attachment, SouthEast shall furnish AT&T, prior to an employee gaining such access, a certification that the aforementioned background check and security training were completed. The certification will contain a statement that no felony convictions were found and certifying that the security training was completed by the employee. If the employee’s criminal history includes misdemeanor convictions, SouthEast will disclose the nature of the convictions to AT&T at that time. In the alternative, SouthEast may certify to AT&T that it shall not assign to the AT&T Remote Site Location any personnel with records of misdemeanor convictions other than misdemeanor traffic violations.

11.1.5
At AT&T’s request, SouthEast shall promptly remove from the AT&T’s Remote Site Location any employee of SouthEast AT&T does not wish to grant access to its Remote Site Location 1) pursuant to any investigation conducted by AT&T or 2) prior to the initiation of an investigation in the event that an employee of SouthEast is found interfering with the property or personnel of AT&T or another CLEC, provided that an investigation shall promptly be commenced by AT&T.

11.2
Notification to AT&T. AT&T reserves the right to interview SouthEast’s employees, agents, or contractors in the event of wrongdoing in or around AT&T’s property or involving AT&T’s or another CLEC’s property or personnel, provided that AT&T shall provide reasonable notice to SouthEast’s Security contact of such interview. SouthEast and its contractors shall reasonably cooperate with AT&T’s investigation into allegations of wrongdoing or criminal conduct committed by, witnessed by, or involving SouthEast’s employees, agents, or contractors. Additionally, AT&T reserves the right to bill SouthEast for all reasonable costs associated with investigations involving its employees, agents, or contractors if it is established and mutually agreed in good faith that SouthEast’s employees, agents, or contractors are responsible for the alleged act. AT&T shall bill SouthEast for AT&T property which is stolen or damaged where an investigation determines the culpability of SouthEast’s employees, agents, or contractors and where SouthEast agrees, in good faith, with the results of such investigation. SouthEast shall notify AT&T in writing immediately in the event that the CLEC discovers one of its employees already working on the AT&T Remote Site Location is a possible security risk. Upon request of the other Party, the Party who is the employer shall discipline consistent with its employment practices, up to and including removal from the AT&T Remote Site Location, any employee found to have violated the security and safety requirements of this section. SouthEast shall hold AT&T harmless for any damages resulting from such removal of its personnel from AT&T Remote Site Location.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

11.3
Use of Supplies. Unauthorized use of telecommunications equipment or supplies either Party, whether or not used routinely to provide telephone service (e.g. plug-in cards,) will be strictly prohibited and handled appropriately. Costs associated with such unauthorized use may be charged to the offending Party, as may be all associated investigative costs.

11.4
Use of Official Lines. Except for non-toll calls necessary in the performance of their work, neither Party shall use the telephones of the other Party on the AT&T Remote Site Location. Charges for unauthorized telephone calls may be charged to the offending Party, as may be all associated investigative costs.

11.5	Accountability. Full compliance with the Security requirements of this section shall in no way limit the accountability of either Party to the other for the improper actions of its employees.

12.	Destruction of Remote Collocation Space

12.1
Remote Collocation Space is damaged. In the event a Remote Collocation Space is wholly or partially damaged by fire, windstorm, tornado, flood or by similar causes to such an extent as to be rendered wholly unsuitable for SouthEast’s permitted use hereunder, then either Party may elect within ten (10) business days after such damage, to terminate this Attachment with respect to the affected Remote Collocation Space, and if either Party shall so elect, by giving the other written notice of termination, both Parties shall stand released of and from further liability under the terms hereof with respect to such Remote Collocation Space. If the Remote Collocation Space shall suffer only minor damage and shall not be rendered wholly unsuitable for SouthEast’’’s permitted use, or is damaged and the option to terminate is not exercised by either Party, AT&T covenants and agrees to proceed promptly without expense to SouthEast, except for improvements not the property of AT&T, to repair the damage. AT&T shall have a reasonable time within which to rebuild or make any repairs, and such rebuilding and repairing shall be subject to delays caused by storms, shortages of labor and materials, government regulations, strikes, walkouts, and causes beyond the control of AT&T, which causes shall not be construed as limiting factors, but as exemplary only. SouthEast may, at its own expense, accelerate the rebuild of its Remote Collocation Space and equipment provided however that a AT&T Certified Contractor is used and the necessary space preparation has been completed. Rebuild of equipment must be performed by a AT&T Certified Vendor. If SouthEast’s acceleration of the project increases the cost of the project, then those additional charges will be incurred by SouthEast. Where allowed and where practical, SouthEast may erect a temporary facility while AT&T rebuilds or makes repairs. In all cases where the Remote Collocation Space shall be rebuilt or repaired, SouthEast shall be entitled to an equitable abatement of rent and other charges, depending upon the unsuitability of the Remote Collocation Space for SouthEast’s permitted use, until such Remote Collocation Space is fully repaired and restored and SouthEast’s equipment installed therein (but in no event later than thirty (30) business days after the Remote Collocation Space is fully repaired and restored). Where SouthEast has placed a Remote Site Adjacent Arrangement pursuant to section 3.4, SouthEast shall have the sole responsibility to repair or replace said Remote Site Adjacent Arrangement provided herein. Pursuant to this section, AT&T will restore the associated services to the Remote Site Adjacent Arrangement.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

13.	Eminent Domain

13.1
Power of Eminent Domain. If the whole of a Remote Collocation Space or Remote Site Adjacent Arrangement shall be taken by any public authority under the power of eminent domain, then this Attachment shall terminate with respect to such Remote Collocation Space or Remote Site Adjacent Arrangement as of the day possession shall be taken by such public authority and rent and other charges for the Remote Collocation Space or Remote Site Adjacent Arrangement shall be paid up to that day with proportionate refund by AT&T of such rent and charges as may have been paid in advance for a period subsequent to the date of the taking. If any part of the Remote Collocation Space or Remote Site Adjacent Arrangement shall be taken under eminent domain, AT&T and SouthEast shall each have the right to terminate this Attachment with respect to such Remote Collocation Space or Remote Site Adjacent Arrangement and declare the same null and void, by written notice of such intention to the other Party within ten (10) business days after such taking.

14.	Nonexclusivity

14.1
Attachment is not exclusive. SouthEast understands that this Attachment is not exclusive and that AT&T may enter into similar agreements with other Parties. Assignment of space pursuant to all such agreements shall be determined by space availability and made on a first come, first served basis.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

Attachment 4 - RS

EXHIBIT A:

AT&T/SOUTHEAST RATES – KENTUCKY

REMOTE SITE COLLOCATION

Refer to Remote Site Collocation rates in Attachment 4RS - ExhibitA.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

Attachment 4 - RS

Exhibit B – Environmental and Safety Principles

The following principles provide basic guidance on environmental and safety issues when applying for and establishing Physical Collocation arrangements.

1.	GENERAL PRINCIPLES

1.1
Compliance with Applicable Law. AT&T and SouthEast agree to comply with applicable federal, state, and local environmental and safety laws and regulations including U.S. Environmental Protection Agency (USEPA) regulations issued under the Clean Air Act (CAA), Clean Water Act (CWA), Resource Conservation and Recovery Act (RCRA), Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), Superfund Amendments and Reauthorization Act (SARA), the Toxic Substances Control Act (TSCA), and OSHA regulations issued under the Occupational Safety and Health Act of 1970, as amended and NFPA and National Electrical Codes (NEC) and the NESC (“Applicable Laws”). Each Party shall notify the other if compliance inspections are conducted by regulatory agencies and/or citations are issued that relate to any aspect of this Attachment.

1.2
Notice. AT&T and SouthEast shall provide notice to the other, including Material Safety Data Sheets (MSDSs), of known and recognized physical hazards or Hazardous Chemicals existing on site or brought on site. Each Party is required to provide specific notice for known potential Imminent Danger conditions. SouthEast should contact 1-800-743-6737 for AT&T MSDS sheets.

1.3
Practices/Procedures. AT&T may make available additional environmental control procedures for SouthEast to follow when working at a AT&T Premises (See Section 2, below). These practices/procedures will represent the regular work practices required to be followed by the employees and contractors of AT&T for environmental protection. SouthEast will require its contractors, agents and others accessing the AT&T Premises to comply with these practices. Section 2 lists the Environmental categories where AT&T practices should be followed by CLEC when operating in the AT&T Premises.

1.4
Environmental and Safety Inspections. AT&T reserves the right to inspect the SouthEast space with proper notification. AT&T reserves the right to stop any SouthEast work operation that imposes Imminent Danger to the environment, employees or other persons in the area or Facility.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

1.5	Hazardous Materials Brought On Site. Any hazardous materials brought into, used, stored or abandoned at the AT&T Premises by SouthEast are owned by SouthEast.

SouthEast will indemnify AT&T for claims, lawsuits or damages to persons or property caused by these materials. Without prior written AT&T approval, no substantial new safety or environmental hazards can be created by SouthEast or different hazardous materials used by SouthEast at AT&T Facility. SouthEast must demonstrate adequate emergency response capabilities for its materials used or remaining at the AT&T Facility.

1.6
Spills and Releases. When contamination is discovered at a AT&T Premises, the Party discovering the condition must notify AT&T. All Spills or Releases of regulated materials will immediately be reported by SouthEast to AT&T.

1.7
Coordinated Environmental Plans and Permits. AT&T and SouthEast will coordinate plans, permits or information required to be submitted to government agencies, such as emergency response plans, spill prevention control and countermeasures (SPCC) plans and community reporting. If fees are associated with filing, AT&T and SouthEast will develop a cost sharing procedure. If AT&T’s permit or EPA identification number must be used, SouthEast must comply with all of AT&T’s permit conditions and environmental processes, including environmental “best management practices (BMP)” (see Section 2, below) and/or selection of AT&T disposition vendors and disposal sites.

1.8
Environmental and Safety Indemnification. AT&T and SouthEast shall indemnify, defend and hold harmless the other Party from and against any claims (including, without limitation, third-party claims for personal injury or death or real or personal property damage), judgments, damages, (including direct and indirect damages, and punitive damages), penalties, fines, forfeitures, costs, liabilities, interest and losses arising in connection with the violation or alleged violation of any Applicable Law or contractual obligation or the presence or alleged presence of contamination arising out of the acts or omissions of the indemnifying Party, its agents, contractors, or employees concerning its operations at the Facility.

CATEGORIES FOR CONSIDERATION OF ENVIRONMENTAL ISSUES

When performing functions that fall under the following Environmental categories on AT&T’s Premises, SouthEast agrees to comply with the applicable sections of the current issue of AT&T's Environmental and Safety Methods and Procedures (M&Ps), incorporated herein by this reference. SouthEast further agrees to cooperate with AT&T to ensure that SouthEast's employees, agents, and/or subcontractors are knowledgeable of and satisfy those provisions of AT&T’s Environmental M&Ps which apply to the specific Environmental function being performed by SouthEast, its employees, agents and/or subcontractors.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

The most current version of reference documentation must be requested from AT&T. AT&T Remote Site Collocation

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

Attachment 4 - RS
ENVIRONMENTAL CATEGORIES	ENVIRONMENTAL ISSUES	ADDRESSED BY THE FOLLOWING DOCUMENTATION

Disposal of hazardous material or other regulated material (e.g., batteries, fluorescent tubes, solvents & cleaning materials)	Compliance with all applicable local, state, & federal laws and regulations Pollution liability insurance EVET approval of contractor	• Std T&C 450 • Fact Sheet Series 17000 • Std T&C 660-3 • Approved Environmental Vendor List (Contact E/S Management)

Emergency response	Hazmat/waste release/spill firesafety emergency	• Fact Sheet Series 1700 • Building Emergency Operations Plan (EOP) (specific to and located on Premises)

Contract labor/outsourcing for services with environmental implications to be performed on BellSouth Premises (e.g., disposition of hazardous material/waste; maintenance of storage tanks)	Compliance with all applicable local, state, & federal laws and regulations Performance of services in accordance with BST’s environmental M&Ps Insurance	• Std T&C 450 • Std T&C 450-B • (Contact E/S for copy of appropriate E/S M&Ps.) • Std T&C 660

Transportation of hazardous material	Compliance with all applicable local, state, & federal laws and regulations Pollution liability insurance EVET approval of contractor	• Std T&C 450 • Fact Sheet Series 17000 • Std T&C 660-3 • Approved Environmental Vendor List (Contact E/S Management)

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

Maintenance/operations work which may produce a waste Other maintenance work	Compliance with all application local, state, & federal laws and regulations Protection of AT&T employees and equipment	• Std T&C 450 • 29CFR 1910.147 (OSHA Standard)

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

• 29CFR 1910 Subpart O (OSHA Standard)

Janitorial services	All waste removal and disposal must conform to all applicable federal, state and local regulations All Hazardous Material and Waste Asbestos notification and protection of employees and equipment	• P&SM Manager Procurement • Fact Sheet Series 17000 • GU-BTEN-001BT, Chapter 3 • BSP 010-170-001BS (Hazcom)

Manhole cleaning	Compliance with all applicable local, state, & federal laws and regulations Pollution liability insurance EVET approval of contractor	• Std T&C 450 • Fact Sheet 14050 • BSP 620-145-011PR Issue A, August 1996 • Std T&C 660-3 • Approved Environmental Vendor List (Contact E/S Management)

Removing or disturbing building materials that may contain asbestos	Asbestos work practices	• GU-BTEN-001BT, Chapter 3

3.	DEFINITIONS

Generator. Under RCRA, the person whose act produces a Hazardous Waste, as defined in 40 CFR 261, or whose act first causes a Hazardous Waste to become subject to regulation. The Generator is legally responsible for the proper management and disposal of Hazardous Wastes in accordance with regulations.

Hazardous Chemical. As defined in the U.S. Occupational Safety and Health (OSHA) hazard communication standard (29 CFR 1910.1200), any chemical which is a health hazard or physical hazard.

Attachment 4 – Remote Site Physical Collocation

SouthEast
07/25/08

Hazardous Waste. As defined in section 1004 of RCRA.

Imminent Danger. Any conditions or practices at a facility which are such that a danger exists which could reasonably be expected to cause immediate death or serious harm to people or immediate significant damage to the environment or natural resources.

Spill or Release. As defined in Section 101 of CERCLA.

4.	ACRONYMS

E/S – Environmental/Safety

EVET -Environmental Vendor Evaluation Team

DEC/LDEC -Department Environmental Coordinator/Local Department Environmental

Coordinator GU-BTEN-001BT -AT&T Environmental Methods and Procedures

NESC -National Electrical Safety Codes

P&SM -Property & Services Management

Std. T&C -Standard Terms & Conditions

COLLOCATION - Kentucky													Att: 4 Exh: B
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic-Add'l	Incremental Charge - Manual Svc Order vs. Electronic-Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic-Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN

PHYSICAL COLLOCATION
	Application
	Physical Collocation - Initial Application Fee			CLO	PE1BA		3,761.00
	Physical Collocation - Subsequent Application Fee			CLO	PE1CA		3,135.00
	Space Preparation
	Physical Collocation - Space Preparation - Firm Order Processing*			CLO	PE1SJ		1,202.00
	Physical Collocation - Space Preparation - C.O. Modification per square ft.*			CLO	PE1SK	2.38
	Physical Collocation - Space Preparation, Common Systems Modifications-Cageless, per square foot*			CLO	PE1SL	3.30
	Physical Collocation - Space Preparation - Common Systems Modifications-Caged, per cage*			CLO	PE1SM	112.11
	Physical Collocation - Space enclosure, welded wire, first 100 square feet			CLO	PE1BW	189.85
	Physical Collocation - Space enclosure, welded wire, each additional 50 square feet			CLO	PE1CW	18.62
	Physical Collocation - Floor Space, per sq feet			CLO	PE1PJ	8.20
	Entrance Cable
	Physical Collocation - Fiber Cable Installation, Pricing, non-recurring charge, per Entrance Cable			CLO	PE1BD		1,755.00
	Physical Collocation - Fiber Cable Support Structure, per Entrance Cable			CLO	PE1PM	20.14
	Power
	Physical Collocation - Power, -48V DC Power - per Fused Amp Requested*			CLO	PE1PL	8.77
	Physical Collocation - Power, 120V AC Power, Single Phase, per Breaker Amp*			CLO	PE1FB	5.58
	Physical Collocation - Power, 240V AC Power, Single Phase, per Breaker Amp*			CLO	PE1FD	11.16
	Physical Collocation - Power, 120V AC Power, Three Phase, per Breaker Amp*			CLO	PE1FE	16.74
	Physical Collocation - Power, 277V AC Power, Three Phase, per Breaker Amp*			CLO	PE1FG	38.65
	Cross Connects (Cross Connects, Co-Carrier Cross Connects, and Ports)
	Physical Collocation - 2-wire cross-connect, loop, provisioning			UEANL,UEQ, UNCNX, UEA, UCL, UAL, UHL, UDN, UNCVX	PE1P2	0.0370	33.67	31.78
	Physical Collocation - 4-wire cross-connect, loop, provisioning			UEA, UHL, UNCVX, UNCDX, UCL, UDL	PE1P4	0.0750	33.66	31.70
	Physical Collocation -DS1 Cross-Connect for Physical Collocation, provisioning			WDS1L, WDS1S, UXTD1, ULDD1, USLEL, UNLD1, U1TD1, UNC1X, UEPSR, UEPSB, UEPSE, UEPSP, USL, UEPEX, UEPDX	PE1P1	1.51	52.97	39.90
	Physical Collocation - DS3 Cross-Connect, provisioning			UE3, U1TD3, UXTD3, UXTS1, UNC3X, UNCSX, ULDD3, U1TS1, ULDS1, UNLD3, UEPEX, UEPDX, UEPSR, UEPSB, UEPSE, UEPSP	PE1P3	19.15	52.04	38.62
	Physical Collocation - 2-Fiber Cross-Connect			CLO, ULDO3, ULD12, ULD48, U1TO3, U1T12, U1T48, UDLO3, UDL12, UDF	PE1F2	3.80	52.04	38.63

KY

COLLOCATION - Kentucky													Att: 4 Exh: B
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic-1st	Incremental Charge - Manual Svc Order vs. Electronic-Add'l	Incremental Charge - Manual Svc Order vs. Electronic-Disc 1st	Incremental Charge - Manual Svc Order vs. Electronic-Disc Add'l
						Rec	Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
							First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN
	Physical Collocation - 4-Fiber Cross-Connect			ULDO3, ULD12, ULD48, U1TO3, U1T12, U1T48, UDLO3, UDL12, UDF, UDFCX	PE1F4	6.75	64.59	51.18
	Security
	Physical Collocation - Security Access System, Security System, per Central Office*			CLO	PE1AX	78.11
	Physical Collocation -Security Access System - New Card Activation, per Card Activation (First), per State			CLO	PE1A1	0.059	55.59
	Physical Collocation-Security Access System-Administrative Change, existing Access Card, per Request, per State, per Card			CLO	PE1AA		15.59
	Physical Collocation - Security Access System - Replace Lost or Stolen Card, per Card			CLO	PE1AR		45.58
	Physical Collocation - Security Access - Initial Key, per Key			CLO	PE1AK		26.20
	Physical Collocation - Security Access - Key, Replace Lost or Stolen Key, per Key			CLO	PE1AL		26.20
	Space Availability Report
	Physical Collocation - Space Availability Report, per Premises Requested			CLO	PE1SR		2,151.00
	Security Escort
	Physical Collocation - Security Escort for Basic Time - normally scheduled work, per half hour			CLO	PE1BT		33.86	21.46
	Physical Collocation - Security Escort for Overtime - outside of normally scheduled working hours on a scheduled work day, per half hour			CLO	PE1OT		44.10	27.72
	Physical Collocation - Security Escort for Premium Time - outside of scheduled work day, per half hour			CLO	PE1PT		54.35	33.97
	Cable Records - Note: The rates in the First & Additional columns will actually be billed as "Initial I" and "Subsequent S" respectively
	Physical Collocation - Cable Records, per request			CLO	PE1CR		1,709.00	1,166.00
	Physical Collocation, Cable Records, VG/DS0 Cable, per cable record (maximum 3600 records)			CLO	PE1CD		923.83	923.83
	Physical Collocation, Cable Records, VG/DS0 Cable, per each 100 pair			CLO	PE1CO		18.03	18.03
	Physical Collocation, Cable Records, DS1, per T1 TIE			CLO	PE1C1		8.44	8.44
	Physical Collocation, Cable Records, DS3, per T3 TIE			CLO	PE1C3		29.54	29.54
	Physical Collocation - Cable Records, Fiber Cable, per cable record (maximum 99 records)			CLO	PE1CB		279.05	279.05
	Virtual to Physical
	Physical Collocation - Virtual to Physical Collocation Relocation, per Voice Grade Circuit			CLO	PE1BV		33.00
	Physical Collocation - Virtual to Physical Collocation Relocation, per DSO Circuit			CLO	PE1BO		33.00
	Physical Collocation - Virtual to Physical Collocation Relocation, per DS1 Circuit			CLO	PE1B1		52.00
	Physical Collocation - Virtual to Physical Collocation Relocation, per DS3 Circuit			CLO	PE1B3		52.00
	Physical Collocation - Virtual to Physical Collocation In-Place, Per Voice Grade Circuit			CLO	PE1BR		22.49
	Physical Collocation Virtual to Physical Collocation In-Place, Per DSO Circuit			CLO	PE1BP		22.49
	Physical Collocation - Virtual to Physical Collocation In-Place, Per DS1 Circuit			CLO	PE1BS		32.71
	Physical Collocation - Virtual to Physical Collocation In-Place, per DS3 Circuit			CLO	PE1BE		32.71
COLLOCATION IN THE REMOTE SITE
	Physical Remote Site Collocation
	Physical Collocation in the Remote Site - Application Fee- Per Request			CLORS	PE1RA		868.91
	Cabinet Space in the Remote Site per Bay/ Rack			CLORS	PE1RB	224.41
	Physical Collocation in the Remote Site - Security Access - Per Key			CLORS	PE1RD		26.60
	Physical Collocation in the Remote Site - Space Availability Report per Premises Requested			CLORS	PE1SR		231.82

KY

COLLOCATION - Kentucky													Att: 4 Exh: B
						RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge – Manual Svc Order vs. Electronic- Add'l	Incremental Charge – Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge – Manual Svc Order vs. Electronic- Disc Add'l
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN

	Physical Collocation in the Remote Site - Remote Site CLLI Code Request, per Premises Requested			CLORS	PE1RE		75.13
	Remote Site DLEC Data (BRSDD), per Compact Disk, per CO			CLORS	PE1RR		233.42
	Physical Collocation - Security Escort for Basic Time - normally scheduled work, per half hour			CLORS	PE1BT		33.98	21.53
	Physical Collocation - Security Escort for Overtime - outside of normally scheduled working hours on a scheduled work day, per half hour			CLORS	PE1OT		44.26	27.81
	Physical Collocation - Security Escort for Premium Time - outside of scheduled work day, per half hour			CLORS	PE1PT		54.54	34.09
	Adjacent Remote Site Collocation
	Remote Site-Adjacent Collocation-Application Fee			CLORS	PE1RU		755.62	755.62
	Remote Site-Adjacent Collocation - Real Estate, per square foot			CLORS	PE1RT	0.134
	Remote Site-Adjacent Collocation - AC Power, per breaker amp			CLORS	PE1RS	6.27
	NOTE: If Security Escort and/or Add'l Engineering Fees become necessary for adjacent remote site collocation, the Parties will negotiate appropriate rates.
	Virtual Remote Site Collocation
	Virtual Collocation in the Remote Site - Application Fee			VE1RS	VE1RB		617.78		338.89
	Virtual Collocation in the Remote Site - Per Bay/Rack of Space			VE1RS	VE1RC	219.67
	Virtual Collocation in the Remote Site - Space Availability Report per Premises requested			VE1RS	VE1RR		232.64
	Virtual Collocation in the Remote Site - Remote Site CLLI Code Request, per CLLI Code Requested			VE1RS	VE1RL		75.40
ADJACENT ON-SITE COLLOCATION
	Adjacent Collocation - Space Charge per Sq. Ft.			CLOAC	PE1JA	0.0173
	Adjacent Collocation - Electrical Facility Charge per Linear Ft.			CLOAC	PE1JC	5.35
	Adjacent Collocation - 2-Wire Cross-Connects			UEANL, UEQ, UEA, UCL, UAL, UHL, UDN	PE1JE	0.0258	24.68	23.68	12.14	10.95
	Adjacent Collocation - 4-Wire Cross-Connects			UEA, UHL, UDL, UCL	PE1JF	0.0515	24.88	23.82	12.77	11.46
	Adjacent Collocation - DS1 Cross-Connects			USL	PE1JG	1.37	44.23	31.98	12.81	11.57
	Adjacent Collocation - DS3 Cross-Connects			UE3	PE1JH	18.61	41.93	30.51	14.75	11.83
	Adjacent Collocation - 2-Fiber Cross-Connect			CLOAC	PE1JJ	3.15	41.93	30.51	14.76	11.84
	Adjacent Collocation - 4-Fiber Cross-Connect			CLOAC	PE1JK	6.02	51.29	39.87	19.41	16.49
	Adjacent Collocation - Application Fee			CLOAC	PE1JB		3,165.50
	Adjacent Collocation - 120V, Single Phase Standby Power Rate per AC Breaker Amp			CLOAC	PE1JL	5.44
	Adjacent Collocation - 240V, Single Phase Standby Power Rate per AC Breaker Amp			CLOAC	PE1JM	10.88
	Adjacent Collocation - 120V, Three Phase Standby Power Rate per AC Breaker Amp			CLOAC	PE1JN	16.32
	Adjacent Collocation - 277V, Three Phase Standby Power Rate per AC Breaker Amp			CLOAC	PE1JO	37.68

VIRTUAL COLLOCATION
	Application
	Virtual Collocation - Application Fee			AMTFS	EAF		2,419.86		1.01
	Virtual Collocation - Co-Carrier Cross Connects/Direct Connect, Application Fee, per application			AMTFS	VE1CA		584.20
	Virtual Collocation Administrative Only - Application Fee			AMTFS	VE1AF		742.12
	Space Preparation
	Virtual Collocation - Floor Space, per sq. ft.			AMTFS	ESPVX	7.99
	Power
	Virtual Collocation - Power, per fused amp			AMTFS	ESPAX	8.06
	Cross Connects (Cross Connects, Co-Carrier Cross Connects, and Ports)
	Virtual Collocation - 2-wire cross-connect, loop, provisioning			UEANL, UEA, UDN, UAL, UHL, UCL, UEQ, UNCVX, UNCDX, UNCNX	UEAC2	0.0309	24.68	23.68	12.14	10.95
	Virtual Collocation - 4-wire cross-connect, loop, provisioning			UEA, UHL, UCL, UDL, UNCVX, UNCDX	UEAC4	0.0619	24.88	23.82	12.77	11.46

KY

COLLOCATION – Kentucky													Att: 4 Exh: B
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC	RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge – Manual Svc Order vs. Electronic- Add'l	Incremental Charge – Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge – Manual Svc Order vs. Electronic- Disc Add'l
							Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN

	Virtual collocation - Special Access & UNE, cross-connect per DS1			ULR, UXTD1, UNC1X, ULDD1, U1TD1, USLEL, UNLD1, USL, UEPEX, UEPDX	CNC1X	1.48	44.23	31.98	12.81	11.57
	Virtual collocation - Special Access & UNE, cross-connect per DS3			USL, UE3, U1TD3, UXTS1, UXTD3, UNC3X, UNCSX, ULDD3, U1TS1, ULDS1, UDLSX, UNLD3, XDEST	CND3X	18.89	41.93	30.51	14.75	11.83
	Virtual Collocation - 2-Fiber Cross Connects			UDL12, UDLO3, U1T48, U1T12, U1TO3, ULDO3, ULD12, ULD48, UDF	CNC2F	3.80	41.94	30.51	14.76	11.84
	Virtual Collocation - 4-Fiber Cross Connects			UDL12, UDLO3, U1T48, U1T12, U1TO3, ULDO3, ULD12, ULD48, UDF	CNC4F	7.59	51.29	39.87	19.41	16.49
	Virtual Collocation - Co-Carrier Cross Connects/Direct Connect - Fiber Cable Support Structure, per linear foot, per cable			AMTFS	VE1CB	0.0012
	Virtual Collocation - Co-Carrier Cross Connects/Direct Connect - Copper/Coax Cable Support Structure, per linear foot, per cable			AMTFS	VE1CD	0.0018
	Virtual Collocation 2-Wire Cross Connect, Port			UEPSX, UEPSB, UEPSE, UEPSP, UEPSR, UEP2C	VE1R2	0.0309	24.68	23.68	12.14	10.95
	Virtual Collocation 4-Wire Cross Connect, Port			UEPDD, UEPEX	VE1R4	0.0619	24.88	23.82	12.77	11.46
	CFA
	Virtual Collocation - CFA Information Resend Request, per Premises, per Arrangement, per request			AMTFS	VE1QR		77.55
	Cable Records - Note: The rates in the First & Additional columns will actually be billed as "Initial I" & "Subsequent S" respectively
	Virtual Collocation Cable Records - per request			AMTFS	VE1BA		I 1524.45	S 980.01	267.02
	Virtual Collocation Cable Records - VG/DS0 Cable, per cable record			AMTFS	VE1BB		656.37		379.70
	Virtual Collocation Cable Records - VG/DS0 Cable, per each 100 pair			AMTFS	VE1BC		9.65		11.84
	Virtual Collocation Cable Records -DS1, per T1TIE			AMTFS	VE1BD		4.52		5.54
	Virtual Collocation Cable Records - DS3, per T3TIE			AMTFS	VE1BE		15.81		19.39
	Virtual Collocation Cable Records - Fiber Cable, per 99 fiber records			AMTFS	VE1BF		169.63		154.85
	Virtual Collocation Cable Records - CAT 5/RJ45			AMTFS	VE1B5		4.52		5.54
	Security
	Virtual collocation - Security escort, basic time, normally scheduled work hours			AMTFS	SPTBX		33.98	21.53
	Virtual collocation - Security escort, overtime, outside of normally scheduled work hours on a normal working day			AMTFS	SPTOX		44.26	27.81
	Virtual collocation - Security escort, premium time, outside of a scheduled work day			AMTFS	SPTPX		54.54	34.09
	Maintenance
	Virtual collocation - Maintenance in CO - Basic, per half hour			AMTFS	CTRLX		56.07	21.53
	Virtual collocation - Maintenance in CO - Overtime, per half hour			AMTFS	SPTOM		73.23	27.81
	Virtual collocation - Maintenance in CO - Premium per half hour			AMTFS	SPTPM		90.39	34.09
	Entrance Cable
	Virtual Collocation - Cable Installation Charge, per cable			AMTFS	ESPCX		1,729.11		45.16
	Virtual Collocation - Cable Support Structure, per cable			AMTFS	ESPSX	17.38
	Virtual Remote Site Collocation
	Virtual Collocation in the Remote Site - Application Fee			VE1RS	VE1RB		617.78		338.89
	Virtual Collocation in the Remote Site - Per Bay/Rack of Space			VE1RS	VE1RC	219.67

KY

COLLOCATION - Kentucky													Att: 4 Exh: B
						RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge – Manual Svc Order vs. Electronic- Add'l	Incremental Charge – Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge – Manual Svc Order vs. Electronic- Disc Add'l
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN

	Virtual Collocation in the Remote Site - Space Availability Report per Premises requested			VE1RS	VE1RR		232.64
	Virtual Collocation in the Remote Site - Remote Site CLLI Code Request, per CLLI Code Requested			VE1RS	VE1RL		75.40
	ADDITIONAL LABOR ELEMENTS
	TRAINING
	Communications Tech-per 1/2 hour						39.21
	CO Manager-Per 1/2 Hour						39.45
	Power Engineer-Per per 1/2 hour						38.47
	Equipment Engineer						38.47
	EQUIPMENT EVALUATION COST
	Equipment Engineer-per 1/2 hour						38.47
	TEST AND ACCEPTANCE
	Communications Tech-per 1/2 hour						39.21

	POT Bay Arrangements prior to 1999
	2-wire cross connect			UEANL, UEA, UDN, UDC, UAL, UHL, UCL, UEQ, CLO, UDL, UNCVX, UNCDX, UNCNX	PE1PE		0.06
	4-wire cross connect			UEANL, UEA, UDN, UDC, UAL, UHL, UCL, UEQ, CLO, USL, UNCVX, UNCDX	PE1PF		0.15
	DS1 cross connect			UEANL, UEA, UDN, UDC, UAL, UHL, UCL, UEQ, CLO, WDS1L, WDS1S, USL, U1TD1, UXTD1, UNC1X, ULDD1, USLEL, UNLD1	PE1PG		0.58
	DS3 cross connect			UEANL, UEA, UDN, UDC, UAL, UHL, UCL, UEQ, CLO, UE3, U1TD3, UXTD3, UXTS1, UNC3X, UNCSX, ULDD3, U1TS1, ULDS1, UNLD3, UDL, UDLSX	PE1PH		4.51
	2 Fiber cross connect			UEANL, UEA, UDN, UDC, UAL, UHL, UCL, UEQ, CLO, ULDO3, ULD12, ULD48, U1TO3, U1T12, U1T48, UDLO3, UDL12, UDF	PE1B2		38.79
	4 Fiber cross connect			UEANL, UEA, UDN, UDC, UAL, UHL, UCL, UEQ, CLO, ULDO3, ULD12, ULD48, U1TO3, U1T12, U1T48, UDLO3, UDL12, UDF	PE1B4		52.31

	Notes:
1	*Rates marked with an asterick (*) are interim and subject to true-up
2
Cable record charges apply for work required to build cable records in company systems.  The VG/DS0 per cable record charge is for a maximum of 3600 records.  The Fiber cable record charge is for a maximum of 99 recordds.

KY

COLLOCATION - Kentucky													Att: 4 Exh: B
						RATES($)					Svc Order Submitted Elec per LSR	Svc Order Submitted Manually per LSR	Incremental Charge - Manual Svc Order vs. Electronic- 1st	Incremental Charge – Manual Svc Order vs. Electronic- Add'l	Incremental Charge – Manual Svc Order vs. Electronic- Disc 1st	Incremental Charge – Manual Svc Order vs. Electronic- Disc Add'l
CATEGORY	RATE ELEMENTS	Interim	Zone	BCS	USOC		Nonrecurring		Nonrecurring Disconnect		OSS Rates($)
						Rec	First	Add'l	First	Add'l	SOMEC	SOMAN	SOMAN	SOMAN	SOMAN	SOMAN

3	The initial charge applies when the cables are first installed and inventoried. The subsequent charge applies when additional cables are instatlled and inventoried at the same location.
ICB/TBD rates will be on an Invidivaul Case Basis.

KY

Attachment 4 – Exhibit B-Environmental and Safety Principles

SouthEast
07/25/08

  EXHIBIT B
ENVIRONMENTAL AND SAFETY
PRINCIPLES

The following principles provide basic guidance on environmental and safety issues when applying for and establishing Physical Collocation arrangements.

1.	GENERAL PRINCIPLES

1.1
Compliance with Applicable Law.  AT&T and SouthEast agree to comply with applicable federal, state, and local environmental and safety laws and regulations including U.S. Environmental Protection Agency (USEPA) regulations issued under the Clean Air Act (CAA), Clean Water Act (CWA), Resource Conservation and Recovery Act (RCRA), Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), Superfund Amendments and Reauthorization Act (SARA), the Toxic Substances Control Act (TSCA), and OSHA regulations issued under the Occupational Safety and Health Act of 1970, as amended and NFPA and National Electrical Codes (NEC) and the NESC (“Applicable Laws”).  Each Party shall notify the other if compliance inspections are conducted by regulatory agencies and/or citations are issued that relate to any aspect of this Attachment.

1.2
Notice.  AT&T and SouthEast shall provide notice to the other, including Material Safety Data Sheets (MSDSs), of known and recognized physical hazards or Hazardous Chemicals existing on site or brought on site.  Each Party is required to provide specific notice for known potential Imminent Danger conditions.  SouthEast should contact 1-800-743-6737 for AT&T MSDS sheets.

1.3
Practices/Procedures.  AT&T may make available additional environmental control procedures for SouthEast to follow when working at a AT&T Premises (See Section 2, below).  These practices/procedures will represent the regular work practices required to be followed by the employees and contractors of AT&T for environmental protection.  SouthEast will require its contractors, agents and others accessing the  AT&T Premises to comply with these practices.  Section 2 lists the Environmental categories where BST practices should be followed by CLEC when operating in the AT&T Premises.

1.4
Environmental and Safety Inspections.  AT&T reserves the right to inspect the SouthEast space with proper notification.  AT&T reserves the right to stop any SouthEast work operation that imposes Imminent Danger to the environment, employees or other persons in the area or Facility.

1.5
Hazardous Materials Brought On Site.  Any hazardous materials brought into, used, stored or abandoned at the AT&T Premises by SouthEast are owned by SouthEast.  SouthEast will indemnify AT&T for claims, lawsuits or damages to persons or property caused by these materials.  Without prior written AT&T approval, no substantial new safety or environmental hazards can be created by SouthEast or different hazardous materials used by SouthEast at AT&T Facility.  SouthEast must demonstrate adequate emergency response capabilities for its materials used or remaining at the AT&T Facility.

Attachment 4 – Exhibit B-Environmental and Safety Principles

SouthEast
07/25/08

1.6
Spills and Releases.  When contamination is discovered at a AT&T Premises, the Party discovering the condition must notify AT&T.  All Spills or Releases of regulated materials will immediately be reported by SouthEast to AT&T.

1.7
Coordinated Environmental Plans and Permits.  AT&T and SouthEast will coordinate plans, permits or information required to be submitted to government agencies, such as emergency response plans, spill prevention control and countermeasures (SPCC) plans and community reporting.  If fees are associated with filing, AT&T and SouthEast will develop a cost sharing procedure.  If AT&T’s permit or EPA identification number must be used, SouthEast must comply with all of AT&T’s permit conditions and environmental processes, including environmental “best management practices (BMP)” (see Section 2, below) and/or selection of BST disposition vendors and disposal sites.

1.8
Environmental and Safety Indemnification.  AT&T and SouthEast shall indemnify, defend and hold harmless the other Party from and against any claims (including, without limitation, third-party claims for personal injury or death or real or personal property damage), judgments, damages, (including direct and indirect damages, and punitive damages), penalties, fines, forfeitures, costs, liabilities, interest and losses arising in connection with the violation or alleged violation of any Applicable Law or contractual obligation or the presence or alleged presence of contamination arising out of the acts or omissions of the indemnifying Party, its agents, contractors, or employees concerning its operations at the Facility.

2.	CATEGORIES FOR CONSIDERATION OF ENVIRONMENTAL ISSUES

When performing functions that fall under the following Environmental categories on AT&T’s Premises, SouthEast agrees to comply with the applicable sections of the current issue of AT&T's Environmental and Safety Methods and Procedures (M&Ps), incorporated herein by this reference.  SouthEast further agrees to cooperate with AT&T to ensure that SouthEast's employees, agents, and/or subcontractors are knowledgeable of and satisfy those provisions of AT&T’s Environmental M&Ps which apply to the specific Environmental function being performed by SouthEast, its employees, agents and/or subcontractors.

The most current version of reference documentation must be requested from AT&T.

Attachment 4 – Exhibit B-Environmental and Safety Principles

SouthEast
07/25/08

ENVIRONMENTAL CATEGORIES	ENVIRONMENTAL ISSUES	ADDRESSED BY THE FOLLOWING DOCUMENTATION

Disposal of hazardous material or other regulated material (e.g., batteries, fluorescent tubes, solvents & cleaning materials)	Compliance with all applicable local, state, & federal laws and regulations Pollution liability insurance EVET approval of contractor	• Std T&C 450 • Fact Sheet Series 17000 • Std T&C 660-3 • Approved Environmental Vendor List (Contact E/S Management)

Emergency response	Hazmat/waste release/spill firesafety emergency	• Fact Sheet Series 1700 • Building Emergency Operations Plan (EOP) (specific to and located on Premises)

Contract labor/outsourcing for services with environmental implications to be performed on AT&T Premises (e.g., disposition of hazardous material/waste; maintenance of storage tanks)	Compliance with all applicable local, state, & federal laws and regulations Performance of services in accordance with BST’s environmental M&Ps Insurance	• Std T&C 450 • Std T&C 450-B • (Contact E/S for copy of appropriate E/S M&Ps.) • Std T&C 660

Transportation of hazardous material	Compliance with all applicable local, state, & federal laws and regulations Pollution liability insurance EVET approval of contractor	• Std T&C 450 • Fact Sheet Series 17000 • Std T&C 660-3 • Approved Environmental Vendor List (Contact E/S Management)

Maintenance/operations work which may produce a waste Other maintenance work	Compliance with all application local, state, & federal laws and regulations Protection of BST employees and equipment	• Std T&C 450 • 29CFR 1910.147 (OSHA Standard) • 29CFR 1910 Subpart O (OSHA Standard)

Attachment 4 – Exhibit B-Environmental and Safety Principles

SouthEast
07/25/08

Janitorial services	All waste removal and disposal must conform to all applicable federal, state and local regulations All Hazardous Material and Waste Asbestos notification and protection of employees and equipment	• P&SM Manager - Procurement • Fact Sheet Series 17000 • GU-BTEN-001BT, Chapter 3 • BSP 010-170-001BS (Hazcom)

Manhole cleaning	Compliance with all applicable local, state, & federal laws and regulations Pollution liability insurance EVET approval of contractor	• Std T&C 450 • Fact Sheet 14050 • BSP 620-145-011PR Issue A, August 1996 • Std T&C 660-3 • Approved Environmental Vendor List (Contact E/S Management)

Removing or disturbing building materials that may contain asbestos	Asbestos work practices	• GU-BTEN-001BT, Chapter 3

3.	DEFINITIONS

Generator.  Under RCRA, the person whose act produces a Hazardous Waste, as defined in 40 CFR 261, or whose act first causes a Hazardous Waste to become subject to regulation.  The Generator is legally responsible for the proper management and disposal of Hazardous Wastes in accordance with regulations.

Hazardous Chemical.  As defined in the U.S. Occupational Safety and Health (OSHA) hazard communication standard (29 CFR 1910.1200), any chemical which is a health hazard or physical hazard.

Hazardous Waste.  As defined in section 1004 of RCRA.

Imminent Danger.  Any conditions or practices at a facility which are such that a danger exists which could reasonably be expected to cause immediate death or serious harm to people or immediate significant damage to the environment or natural resources.

Spill or Release.  As defined in Section 101 of CERCLA.

Attachment 4 – Exhibit B-Environmental and Safety Principles

SouthEast
07/25/08

4.	ACRONYMS

E/S – Environmental/Safety

EVET - Environmental Vendor Evaluation Team

DEC/LDEC - Department Environmental Coordinator/Local Department Environmental Coordinator

GU-BTEN-001BT - AT&T Environmental Methods and Procedures

NESC - National Electrical Safety Codes

P&SM - Property & Services Management

Std. T&C - Standard Terms & Conditions

Exhibit C: Non-Fiber Interconnection

SouthEast
07/25/08

EXHIBIT C:  AT&T/SOUTHEAST TELEPHONE NON-FIBER INTERCONNECTION - KENTUCKY

1.
After considering all relevant factors, the Federal Communications Commission promulgated rules for Expanded Interconnection granting to the Kentucky Public Service Commission the authority to order the use of media other than fiber to effectuate interconnection between ILECs and CLECs.  The Kentucky Public Service Commission has determined that it will exercise this authority regarding interconnection in “rural wire centers” (as defined below) located in the Commonwealth on grounds that  such non-fiber interconnection is both technically feasible and not contrary to the public interest.

2.
A “rural wire center” is defined as a wire center located in an area in which (1) there is no incorporated governmental unit with a population in excess of 50,000 persons, and (2) the Local Exchange Carrier has fewer than 100,000 access lines in the calling area.

3.	Under special circumstances, of which AT&T and SouthEast Telephone will determine, AT&T shall be able to declare any wire center in Kentucky as non-rural.

4.
The AT&T Collocation Handbook and any Interconnection arrangement existing between AT&T and SouthEast Telephone shall determine the details of a collocation arrangement between the parties.  Notwithstanding the foregoing, SouthEast may utilize the media authorized by the Kentucky Public Service Commission for interconnection at SouthEast collocation arrangements in AT&T rural wire centers in Kentucky.

5.	SouthEast Telephone shall be authorized to use non-fiber media for interconnection at SouthEast Telephone collocation arrangements provided the following criteria is met:

A.	SouthEast Telephone shall make a written request to AT&T for interconnection at SouthEast Telephone collocation arrangements using other than fiber media, which request shall include:

(1)	a description of the specific location of the subject wire center and a statement that such wire center is a rural wire center as defined above;

(2)	a statement of the type of media other than fiber desired to be used as the interconnection medium;

(3)	a reasonable estimate of the duration of the non-fiber interconnection at such wire center including an estimated date for the removal of the non-fiber interconnection arrangement.

B.	Within ten (10) business days of receipt of SouthEast Telephone’s written request, AT&T shall review said written request and make written response to SouthEast Telephone stating:

Exhibit C: Non-Fiber Interconnection

SouthEast
07/25/08

(1)	the availability of capacity in riser and conduit at the subject wire center, taking into consideration and noting if applicable:

(a)	the necessity of constructing new riser or conduit and a good faith estimate of the cost of same;

(b)	the possibility of clearing unused, cut cable from existing riser and conduit as an alternative to construction of new riser or conduit and a good faith estimate of the cost of the same;

(c)	the prior receipt from competing CLECs of requests for non-fiber interconnection at the same wire center;

(2)	whether any significant technical obstacles will make non-fiber interconnection impossible.

C.	SouthEast Telephone’s written request and AT&T’s written response shall be submitted to the staff of the Kentucky Public Service Commission.

D.
If there is sufficient riser and conduit capacity and no insurmountable technical obstacles prohibit the non-fiber interconnection, the Kentucky Public Service Commission shall approve the non-fiber interconnection and issue an order authorizing the parties to proceed within thirty (30) days from receipt of the request and response.

6.
If SouthEast Telephone desires to extend the non-fiber interconnection beyond the date set forth in the request as required by section 4.A.(3) above, or if the capacity of the non-fiber interconnection is exhausted prior to the estimated termination date, an extension or expansion of the interconnection shall be authorized as follows:

A.	SouthEast Telephone shall make a written request to AT&T setting forth:

(1)	a revised reasonable estimate of the duration of the non-fiber interconnectionand the revised estimated date for the removal of the non-fiber interconnection arrangement;

(2)	a brief explanation for the extension request.

B.
AT&T may approve the request set forth in section 5.A. by transmitting to SouthEast Telephone a written acceptance within ten (10) business days of receipt of such request.  Such approval shall not be unreasonably withheld.

C.
The request shall be deemed accepted by AT&T on the tenth (10th) business day following receipt of the request set forth in section 5.A., unless prior to the close of business on said tenth (10th) business day SouthEast Telephone receives a written denial of the extension.  The AT&T response shall set forth the reason for the denial.

E.	Within ten (10) business days of receipt of any written denial as set forth in section 5.C., SouthEast Telephone shall either:

Exhibit C: Non-Fiber Interconnection

SouthEast
07/25/08

(1)	remove the media connection; or

(2)	appeal AT&T’s denial to the Kentucky Public Service Commission and request an Order authorizing the extension.

Attachment 5 –Access to Numbers and Number Portability

SouthEast
07/25/08

ATTACHMENT 5

ACCESS TO NUMBERS AND NUMBER PORTABILITY

1.	Non-Discriminatory Access to Telephone Numbers	2
2.	Number Portability Permanent Solution	2
3.	Service Provider Number Portability	3
4.	SPNP Implementation	3
5.	Transition to Permanent Number Portability	6
6.	Conversion Policy	6
7.	Operational Support System (OSS) Rates	9

Attachment 5 –Access to Numbers and Number Portability

SouthEast
07/25/08

1.	Non-Discriminatory Access to Telephone Numbers

All the negotiated rates, terms and conditions set forth in this Attachment pertain to the provisioning of local number portability.

1.1
During the term of this Agreement, SouthEast shall contact the North American Numbering Plan Administrator, Neustar, for the assignment of numbering resources. In order to be assigned a Central Office Code, SouthEast will be required to complete the Central Office Code (NXX) Assignment Request and Confirmation Form (Code Request Form) in accordance with Industry Numbering Committee’s Central Office Code (NXX) Assignment Guidelines (INC 95-0407008).

1.2
For the purposes of the resale of AT&T's telecommunications services by SouthEast, AT&T will provide SouthEast with online access to telephone numbers for reservation on a first come first served basis. AT&T’s reservation of telephone number practices shall be in accordance with the appropriate FCC rules and regulations. SouthEast acknowledges that there may be instances where there is a shortage of telephone numbers in a particular Common Language Location Identifier Code (CLLIC) and in such instances AT&T may request that SouthEast cancel its reservations of numbers. SouthEast shall comply with such request.

1.3
Further, upon SouthEast request and for the purposes of the resale of AT&T's telecommunications services by SouthEast, AT&T will reserve up to 100 telephone numbers per CLLIC, for SouthEast’s sole use. Such telephone number reservations shall be transmitted to SouthEast via electronic file transferAT&T’s reservation of telephone number practices shall be in accordance with the appropriate FCC rules and regulations. SouthEast acknowledges that there may be instances where there is a shortage of telephone numbers in a particular CLLIC and in such instances AT&T shall use its best efforts to reserve for a ninety (90) day period a sufficient quantity for SouthEast’s reasonable need in that particular CLLIC.

2.	Number Portability Permanent Solution

2.1
The FCC, the Commissions, and industry for a have developed and AT&T has implemented in most end offices a permanent approach to providing service provider number portability in most end offices. Both Parties will implement a permanent approach as developed and approved by the Commission, the FCC and industry fora. Consistent with the requirements to move to Permanent Number Portability (PNP) as set forth in Section 5 of this Attachment.

2.2
End User Line Charge.  Recovery of charges associated with implementing PNP through a monthly charge assessed to end users has been authorized by the FCC.  This end user line charge will be as filed in BellSouthAT&T’s FCC Tariff No. 1 and will be billed to CLEC where  CLEC is a reseller of BellSouthAT&T telecommunications services.  This charge will not be discounted.

Attachment 5 –Access to Numbers and Number Portability

SouthEast
07/25/08

3.	Service Provider Number Portability

3.1
Definition. Until the industry-wide permanent solution is implemented in an end office, AT&T shall provide Service Provider Number Portability (SPNP). SPNP is an interim service arrangement whereby an end user who switches subscription of his local exchange service from AT&T to a CLEC, or vice versa, is permitted to retain the use of his existing assigned telephone number, provided that the end user remains at the same location for his local exchange service or changes locations and service providers but stays within the same serving wire center of his existing number.

3.2
Methods of Providing Number Portability. SPNP is available through either remote call forwarding or direct inward dialing trunks, at the election of SouthEast. Remote call forwarding (SPNP-RCF) is an existing switch-based AT&T service that redirects calls within the telephone network. Direct inward dialing trunks (SPNP-DID) allow calls to be routed over a dedicated facility to the SouthEast switch that serves the subscriber.

3.3
Signaling Requirements. SS7 Signaling is required for the provision of SPNP services. SPNP-DID is available from AT&T on a per DS0, DS1, or DS3 basis. Where SPNP-DID is technically feasible and is provided on a DS1 or a DS3 basis, the applicable channelization rates are those specified in Section E6 in AT&T’s Intrastate Access Tariffs, incorporated herein by this reference. SPNP is available only for basic local exchange service.

3.4	Rates

Rates for SPNP are set out in Exhibit A to this Attachment. If no rate is identified in the Attachment, the rate for the specific service or function will be as set forth in applicable AT&T tariff or as negotiated by the Parties upon request by either Party.

4.	SPNP Implementation

4.1
SPNP is available only where a CLEC or AT&T is currently providing, or will begin providing concurrent with provision of SPNP, basic local exchange service to the affected end user. SPNP for a particular telephone number is available only from the central office originally providing local exchange service to the end user. SPNP for a particular assigned telephone number will be disconnected when any end user, Commission, AT&T, or CLEC initiated activity (e.g., a change in exchange boundaries) would normally result in a telephone number change had the end user retained his initial local exchange service.

Attachment 5 –Access to Numbers and Number Portability

SouthEast
07/25/08

4.2.1
SPNP-RCF, as contemplated by this Agreement, is a telecommunications service whereby a call dialed to an SPNP-RCF equipped telephone number is automatically forwarded to an assigned seven- or ten- digit telephone number within the local calling area as defined in AT&T’s General Subscriber Services Tariff. The forwarded-to number shall be specified by the CLEC or AT&T, as appropriate. The forwarding Party will provide identification of the originating telephone number, via SS7 signaling, to the receiving Party. Identification of the originating telephone number to the SPNP-RCF end user cannot be guaranteed, however. SPNP-RCF provides a single call path for the forwarding of no more than one simultaneous call to the receiving Party’s specified forwarded-to number.

4.2.2
SPNP-DID service, as contemplated by this Agreement, provides trunk side access to end office switches for direct inward dialing to the other Party’s premises equipment from the telecommunications network to lines associated with the other Party’s switching equipment and must be provided on all trunks in a group arranged for inward service. A SPNP-DID trunk termination charge, provided with SS7 Signaling only, applies for each trunk voice grade equivalent. In addition, direct facilities are required from the end office where a ported number resides to the end office serving the ported end user customer. The rates for a switched local channel and switched dedicated transport apply as contained in AT&T’s Intrastate Access Services tariff, as said tariff is amended from time to time. Transport mileage will be calculated as the airline distance between the end office where the number is ported and the Point of Interface (“POI”) using the V&H coordinate method. SPNP-DID must be established with a minimum configuration of two channels and one unassigned telephone number per switch, per arrangement for control purposes. Transport facilities arranged for SPNP-DID may not be mixed with any other type of trunk group, with no outgoing calls placed over said facilities. SPNP-DID will be provided only where such facilities are available and where the switching equipment of the ordering Party is properly equipped. Where SPNP-DID service is required from more than one wire center or from separate trunk groups within the same wire center, such service provided from each wire center or each trunk group within the same wire center shall be considered a separate service. Only customer-dialed sent-paid calls will be completed to the first number of a SPNP-DID number group; however, there are no restrictions on calls completed to other numbers of a SPNP-DID number group. Sent-paid calls refer to those calls placed by an end user who physically deposits currency in a public telephone. Interface group arrangements provided for terminating the switched transport at the  Party’s terminal location are as set forth in of AT&T’s Intrastate Access Services Tariff, § E6.1.3.A as amended from time to time.

Attachment 5 –Access to Numbers and Number Portability

SouthEast
07/25/08

4.3
SPNP-DID Service requires ordering consecutive telephone numbers in blocks of twenty. To order non-consecutive telephone numbers or telephone numbers in less than blocks of twenty, the BFR/NBR process must be used. SS7 Signaling is required for the provision of either of these services.

4.4
The calling Party shall be responsible for payment of the applicable charges for sent-paid calls to the SPNP number. For collect, third-party, or other operator-assisted non-sent paid calls to the ported telephone number, AT&T or the CLEC shall be responsible for the payment of charges under the same terms and conditions for which the end user would have been liable for those charges. Either Party may request that the other block collect and third party non-sent paid calls to the SPNP-assigned telephone number. If a Party does not request blocking, the other Party will provide itemized local usage detail for the billing of non-sent paid calls on the monthly bill of usage charges provided at the individual end user account level. The detail will include itemization of all billable usage. Each Party shall have the option of receiving this usage data on a daily basis via a data file transfer arrangement. This arrangement will utilize the existing industry uniform standard, known as EMI standards, for exchange of billing data. Files of usage data will be created daily for the optional service. Usage originated and recorded in the sending AT&T RAO will be provided in unrated or rated format, depending on processing system. CLEC usage originated elsewhere and delivered via CMDS to the sending AT&T RAO shall be provided in rated format.

4.5
Each Party shall be responsible for obtaining authorization from the end user for the handling of the disconnection of the end user’s service, the provision of new local service and the provision of SPNP services. Each Party shall be responsible for coordinating the provision of service with the other to assure that its switch is capable of accepting SPNP ported traffic. Each Party shall be responsible for providing equipment and facilities that are compatible with the other’s service parameters, interfaces, equipment and facilities and shall be required to provide sufficient terminating facilities and services at the terminating end of an SPNP call to adequately handle all traffic to that location and shall be solely responsible to ensure that its facilities, equipment and services do not interfere with or impair any facility, equipment, or service of the other Party or any of its end users. In the event that either Party determines in its reasonable judgment that the other Party will likely impair or is impairing, or interfering with any equipment, facility or service or any of its end users, that Party may either refuse to provide SPNP service or may terminate SPNP service to the other Party after providing appropriate notice.

4.6
Each Party shall be responsible for providing an appropriate intercept anouncement service for any telephone numbers subscribed to SPNP services for which it is not presently providing local exchange service or terminating to an end user. Where either Party chooses to disconnect or terminate any SPNP service, that Party shall be responsible for designating the preferred standard type of announcement to be provided.

Attachment 5 –Access to Numbers and Number Portability

SouthEast
07/25/08

4.7
Neither Party shall be responsible for adverse effects on any service, facility or equipment from the use of SPNP services. End-to-end transmission characteristics may vary depending on the distance and routing necessary to complete calls over SPNP facilities and the fact that another carrier is involved in the provisioning of service. Therefore, end-to-end transmission characteristics cannot be specified by either Party for such calls. Neither Party shall be responsible to the other if any necessary change in protection criteria or in any of the facilities, operation, or procedures of either renders any facilities provided by the other Party obsolete or renders necessary modification of the other Party’s equipment.

4.8
For terminating IXC traffic ported to either Party which requires use of either Party's tandem switching, the tandem provider will bill the IXC tandem switching, the interconnection charge, and a portion of the transport, and the other Party will bill the IXC local switching, the carrier common line and a portion of the transport. If the tandem provider is unable to provide the necessary access records to permit the other Party to bill the IXC directly for terminating access to ported numbers, then the tandem provider will bill the IXC full terminating switched access charges at the tandem provider’s rate and will compensate the other Party at the tandem Party’s tariff rates via a process used by AT&T to estimate the amount of ported switched access revenues due the other Party. If an intraLATA toll call is delivered, the delivering Party will pay terminating access rates to the other Party. This subsection does not apply in cases where SPNP-DID is utilized for number portability.

5.	Transition to Permanent Number Portability

5.1
Once PNP is implemented in an end office both Parties must withdraw their SPNP offerings. The transition from existing SPNP arrangements to PNP shall occur within one hundred twenty (120) days from the date PNP is implemented in the end office. Neither Party shall charge the other Party for conversion from SPNP to PNP. The Parties shall comply with any SPNP/PNP transition processes established by the FCC and State commissions and appropriate industry number portability work groups.

5.1.1
Notwithstanding the foregoing, the Parties acknowledge that the FCC has determined once PNP has been deployed pursuant to the FCC’s orders, rules and regulations, that all local exchange carriers (LECs) have the duty to provide PNP. Therefore, either Party, at any time, may seek appropriate legal or regulatory relief concerning the transition from SPNP to PNP or other related issues.

6.	Conversion Policy

6.1	AT&T implemented the conversion of Interim Number Portability (INP) to Local Number Portability (PNP) as follows:

6.1.1	Conversion of SPNP numbers to PNP is handled as a project.

Attachment 5 –Access to Numbers and Number Portability

SouthEast
07/25/08

6.1.2	All SPNP numbers in PNP capable switches will be converted to PNP within 120 days after the end of the phase for that MSA or wire center.

6.1.3	AT&T will continue to offer SPNP until the completion date of the phase for the wire center.

6.2	Conversion Schedule

6.2.1
The schedule to implement PNP in the 21 MSAs in the AT&T region is as mandated by the FCC may be viewed by accessing the Carrier Notification Web site. The notification also outlines the conversion schedule for all of AT&T’s switches.

6.3	Specific Conversion activities

6.3.1	The AT&T Account Teams contact each CLEC with SPNP accounts to negotiate a conversion schedule.

6.3.2
During the 120-day conversion period for each MSA, the Local Carrier Service Center (LCSC) will provide special handling for the requests to convert SPNP to PNP. These requests will be logged by a project manager and project managed to ensure end user service outage is minimal. Unless listing changes are requested, the CLECs may use a specially designed form provided by the project manager or account team in lieu of the Local Service Request (LSR), End User (EU), and Number Portability (NP) forms.

6.3.3	If changes are to be made to the SPNP account, the LSR should follow the normal process flow for ordering instead of the SPNP to PNP conversion plan.

6.4	Firm Order Confirmation

6.4.1
During the conversion period, if a CLEC uses the request form in lieu of the LSR, the form will include provisions for providing a manual FOC. If the request is submitted through EDI, the FOC will be sent back to the CLEC via EDI.

6.5	Routing of Calls to the Local Routing Number (LRN)

6.5.1
Trigger orders are not used for SPNP telephone numbers. Once the activate message is sent to the Number Portability Administration Center (NPAC) by the new service provider, (with exception of the end user's serving wire center) incoming calls are routed to the new provider. Calls from within the end user's servicing wire center will not route to the new Local Routing Number (LRN) until the porting D order processes.

Attachment 5 –Access to Numbers and Number Portability

SouthEast
07/25/08

6.6	Permanent Number Solution

6.6.1
AT&T and SouthEast will adhere to the process flows and cutover guidelines, as appropriate, and as they are amended from time to time during this Agreement, outlined in the LNP Reference Guide accessible via the Internet at the following site: http://www.interconnection.AT&T.com. SouthEast wlll not be responsible for changes without a thirty (30) day notification from AT&T.

6.6.1.1	AT&T and SouthEast will work cooperatively to implement changes to PNP process flows ordered by the FCC or as recommended by standard industry fora addressing PNP.

6.6.1.2
Both Parties shall cooperate in the process of porting numbers form one carrier to another so as to limit service outage for the ported subscriber. AT&T will set LRN unconditional or 10-digit triggers where applicable which should ensure no interruption to the end user. Where triggers are set, AT&T removes the ported number at the same time the trigger is removed.

6.6.1.2.1
Trigger orders as used in this Attachment refer to a service order issued in advance of the porting of a number utilizing PNP that provides the following: initiates call queries to the AIN SS7 network in advance of the number being ported; and provides for the CLEC to be in control of when a number ports to the new service provider.

6.6.1.3	For porting of numbers where triggers are not set, the Parties shall coordinate the porting of the number between service providers so as to minimize service interruptions to the end user.

6.6.1.4
AT&T will provide ordering support for SouthEast’s PNP requests Monday through Friday 8:00 AM until 8:00 PM EST. AT&T normal hours of operation for provisioning support are defined in Attachment 6. Ordering and provisioning support required by SouthEast outside of these hours will be considered outside of normal business hours and will be subject to overtime billing. For stand alone PNP where LRN unconditional or 10-digit triggers are set, CLEC may port numbers during times that are supported by NPAC 24 hours a day 7 days a week.

AT&T will provide maintenance assistance to CLEC 24 hours a day 7 days a week to resolve issues arising from the porting of numbers for problems isolated to the AT&T network.

6.6.1.5	Performance Measurements for AT&T providing PNP are located in Attachment 9 to this Agreement, incorporated herein by this reference.

6.6.2	AT&T will use best efforts to update switch translations, where necessary, in time frames that are consistent with the time frames AT&T’s end users experience or as offered to other CLECs.

Attachment 5 –Access to Numbers and Number Portability

SouthEast
07/25/08

6.6.3	CLEC may request deployment of PNP according to and pursuant to the rules and regulations set forth in 47 CFR § 52.23.

7.	Operational Support System (OSS) Rates

The terms, condition and rates for OSS are as set forth in Section 2 of Attachment 2.

Attachment 6 –Pre-Ordering, Ordering and Provisioning, Maintenance and Repair

SouthEast
07/25/08

ATTACHMENT 6

PRE-ORDERING, ORDERING AND PROVISIONING, MAINTENANCE AND REPAIR

1.	Quality of Pre-Ordering, Ordering and Provisioning, Maintenance and Repair	2
2.	Access to Operations Support Systems	3
3.	Miscellaneous Ordering and Provisioning Guidelines	4

Attachment 6 –Pre-Ordering, Ordering and Provisioning, Maintenance and Repair

SouthEast
07/25/08

1.	Quality of Pre-Ordering, Ordering and Provisioning, Maintenance and Repair

1.1	All the negotiated terms and conditions set forth in this Attachment pertain to pre-ordering, ordering and provisioning and maintenance and repair.

1.2
AT&T shall provide pre-ordering, ordering and provisioning and maintenance and repair services to SouthEast that are equivalent to the pre-ordering, ordering and provisioning and maintenance and repair services AT&T provides to itself or any other CLEC, where technically feasible. SouthEast will adhere to the current version of the guidelines for pre-ordering, ordering and provisioning and maintenance and repair are set forth in the various guides and business rules, as appropriate, and as they are amended from time to time during this Agreement. The guides and business rules may be referenced on AT&T’s CLEC Online website.

SouthEast will not be responsible for changes without a thirty (30) day notification from AT&T.

1.3	For purposes of this Agreement, AT&T’s regular working hours for provisioning are defined as follows:

Monday – Friday – 8:00 a.m. – 5:00 p.m. (Excluding Holidays) (Resale/UNE non-coordinated, coordinated orders and order coordinated-time specific) Saturday -  8:00 a.m. – 5:00 p.m. (Excluding Holidays) (Resale/UNE non-coordinated orders).

The above hours represent the hours, either Eastern or Central Time, of where the physical work is being performed.

1.3.1
It is understood and agreed that AT&T technicians involved in provisioning service to SouthEast may work shifts outside of AT&T’s regular working hours as defined in Section 1.3 above. To the extent that SouthEast requests that work necessarily required in the provisioning of service to be performed outside AT&T’s regular working hours and that work is performed by a AT&T technician during his or her scheduled shift such that AT&T does not incur any additional costs in performing the work on behalf of SouthEast, AT&T will not assess SouthEast additional charges beyond the rates and charges specified in this Agreement.

1.3.2
All other SouthEast requests for provisioning and installation services are considered outside of the normal hours of operation and may be performed subject to the application of overtime billing charges.

Attachment 6 –Pre-Ordering, Ordering and Provisioning, Maintenance and Repair

SouthEast
07/25/08

2.	Access to Operations Support Systems

2.1
AT&T shall provide SouthEast access to operations support systems (“OSS”) functions for pre-ordering, ordering and provisioning, maintenance and repair and billing. Access to the OSS is available through a variety of means, including electronic interfaces. AT&T also provides manual interfaces. The OSS functions available to CLECs through the electronic interfaces are:

2.1.1
Pre-Ordering. AT&T provides electronic access to the following pre-ordering functions: service address validation, telephone number selection, service and feature availability, due date information, and upon Commission approval of confidentiality protections, to customer record information. Access is provided through the Local Exchange Navigation System (LENS) interface and the Telecommunications Access Gateway (TAG) interface. Customer Record Information includes but is not limited to, customer specific information in CRIS and RSAG. In addition, SouthEast shall provide to AT&T access to customer record information including electronic access where available. Otherwise, SouthEast shall provide paper copies of customer record information within the same intervals that AT&T provides paper copies to SouthEast. The Parties agree not to view, copy, or otherwise obtain access to the customer record information of any customer without that customer's permission and further agree that SouthEast and AT&T will obtain access to customer record information only in strict compliance with applicable laws, rules, or regulations of the State in which the service is provided.

2.1.2
Service Ordering and Provisioning. AT&T provides electronic options for the exchange of ordering and provisioning information. AT&T provides an Electronic Data Interchange (EDI) interface, and the TAG ordering interface for non-complex and certain complex resale requests and certain network elements. The EDI interface or the TAG ordering interface may be integrated with the TAG pre-ordering interface by SouthEast. AT&T provides integrated pre-ordering, ordering and provisioning capability through the LENS interface for non-complex and certain complex resale service requests and certain network element requests.

2.1.3
Service Trouble Reporting and Repair (a.k.a Maintenance and Repair). Service trouble reporting and repair allows SouthEast to report and monitor service troubles and obtain repair services. AT&T shall offer SouthEast service trouble reporting in a non-discriminatory manner that provides SouthEast the equivalent ability to report and monitor service troubles that AT&T provides to itself. AT&T also provides SouthEast an estimated time to repair, an appointment time or a commitment time, as appropriate, on trouble reports.  AT&T provides several options for electronic trouble reporting. For exchange services, AT&T offers SouthEast non-discriminatory access to the Trouble Analysis Facilitation Interface (TAFI).  In addition, AT&T offers an industry standard, machine-tomachine Electronic Communications Trouble Administration (ECTA) Gateway interface. For designed services, AT&T provides non-discriminatory trouble reporting via the ECTA Gateway. AT&T also offers ECTA functionality through the machine-to-machine EC-CPM/TA interface. If SouthEast requests AT&T to repair a trouble after normal working hours, SouthEast will be billed the appropriate overtime charges associated with this request pursuant to AT&T’s tariffs. AT&T and SouthEast agree to adhere to the current version of AT&T’s Operational Understanding and as it is amended from time to time during this Agreement which may be accessed on AT&T’s CLEC Online website. However, SouthEast will be responsible for changes only after a thirty (30) day notification form AT&T.

Attachment 6 –Pre-Ordering, Ordering and Provisioning, Maintenance and Repair

SouthEast
07/25/08

2.2
Change Management. AT&T provides a collaborative process for change management of the electronic interfaces through the Change Control Process (CCP). Guidelines for this process are set forth in the CCP document and as it is amended from time to time during this Agreement.

2.3
AT&T’s Versioning Policy for Industry Standard Machine-to-Machine Electronic Interfaces. Pursuant to the CCP, AT&T will issue new software releases for new industry standards for its industry standard, machine-to-machine and its human-to-machine electronic interfaces. When a new release of new industry standards is implemented, AT&T will continue to support both the new release (N) and the prior release (N-1). When AT&T implements the next release (N+1), AT&T will eliminate support for the (N-1) release and support the two newest releases (N and N+1). Thus, AT&T will always support the two most current releases. AT&T will issue documents to SouthEast with sufficient notice to allow SouthEast to make the necessary changes to their systems and operations to migrate to the newest release in a timely fashion. This policy is set forth in the CCP document and as it is amended from time to time during this Agreement.

2.4
Rates. All costs incurred by AT&T to develop and implement operational interfaces to the OSS shall be recovered from the carriers that use the services. Charges for use of OSS shall be as set forth in Attachments 1 and 2 of this Agreement.

3.	Miscellaneous Ordering and Provisioning Guidelines

3.1
Pending Orders. To ensure the most efficient use of facilities and resources, orders placed in the hold or pending status by SouthEast will be held for a maximum of thirty (30) days from the date the order is placed on hold. After such time, if SouthEast wishes to reinstate an order, SouthEast may be required to submit a new service order.

3.2
Single Point of Contact. SouthEast will be the single point of contact with AT&T for ordering activity for network elements and other services used by SouthEast to provide services to its end users, except that AT&T may accept an order directly from another CLEC, or AT&T, acting with authorization of the affected end user. SouthEast and AT&T shall each execute a blanket letter of authorization with respect to customer orders. The Parties shall each be entitled to adopt their own internal processes for verification of customer authorization for orders, provided, however, that such processes shall comply with applicable state and federal law including, until superseded, the FCC guidelines and orders applicable to Presubscribed Interexchange Carrier (PIC) changes including Un-PIC. Pursuant to such an order, AT&T may disconnect any network element associated with the service to be disconnected and being used by SouthEast to provide service to that end user and reuse such network elements or facilities to enable such other LEC to provide service to the end user. AT&T will notify SouthEast that such an order has been processed, but will not be required to notify SouthEast in advance of such processing.

Attachment 6 –Pre-Ordering, Ordering and Provisioning, Maintenance and Repair

SouthEast
07/25/08

3.3
Use of Facilities. When a customer of a CLEC elects to discontinue service and transfer service to another local exchange carrier, including AT&T, AT&T shall have the right to reuse the facilities provided to CLEC by AT&T for retail or resale service, loop and/or port for that customer. In addition, AT&T may disconnect and reuse facilities when the facility is in a denied state and AT&T has received an order to establish new service or transfer of service from a customer or a customer’s CLEC at the same address served by the denied facility.

3.3.1	Upon receipt of a service order, AT&T will do the following:

3.3.1.1	Process disconnect and reconnect orders to provision the service which shall be due dated using current interval guidelines.

3.3.1.2	Reuse the serving facility for the retail, resale service, or network element at the same location.

3.3.1.3	Notify SouthEast after the disconnect order has been completed.

3.4
Release of Facilities. When a customer of SouthEast or AT&T elects to change his/her carrier to the other Party, the Party providing service shall release the subscriber’s service to the other Party concurrent with the due date of the service order, which shall be established based on the standard interval for the subscriber’s requested service as set forth in the AT&T Product and Services Interval Guide.

3.5	Contact Numbers. The Parties agree to provide one another with toll-free nationwide (50 states) contact numbers for the purpose of ordering, provisioning and maintenance of services.

3.6
Subscription Functions. In cases where AT&T performs subscription functions for an inter-exchange carrier (i.e. PIC and LPIC changes via Customer Account Record Exchange (CARE)), AT&T will provide the affected inter-exchange carriers with the Operating Company Number (OCN) of the local provider for the purpose of obtaining end user billing account and other end user information required under subscription requirements.

3.7
Cancellation Charges. If SouthEast cancels an order for network elements or other services, any costs incurred by AT&T in conjunction with the provisioning of that order will be recovered in accordance with FCC No. 1 Tariff, Section 5.

Attachment 6 –Pre-Ordering, Ordering and Provisioning, Maintenance and Repair

SouthEast
07/25/08

3.8
Expedite Charges. For expedited requests by SouthEast, expedited charges will apply for intervals less than the standard interval as outlined in the AT&T Product and Services Interval Guide. The charges as outlined in AT&T’s FCC No. 1 Tariff, Section 5, will apply.

Attachment 7– Billing

SouthEast
07/25/08

Attachment 7

Billing

Attachment 7– Billing

SouthEast
07/25/08

1.	PAYMENT AND BILLING ARRANGEMENTS	3

2.	BILLING DISPUTES	5

3.	RAO HOSTING	6

4.	OPTIONAL DAILY USAGE FILE	9

5.	ACCESS DAILY USAGE FILE	12

RATES		EXHIBIT A

Attachment 7– Billing

SouthEast
07/25/08

BILLING

1.	Payment and Billing Arrangements

All negotiated rates, terms and conditions set forth in this Attachment pertain to billing and billing accuracy certifications.

1.1
Billing.  AT&T agrees to provide billing through the Carrier Access Billing System (CABS) and through the Customer Records Information System (CRIS) depending on the particular service(s) that SouthEast requests.  AT&T will bill and record in accordance with this Agreement those charges SouthEast incurs as a result of SouthEast purchasing from AT&T Network Elements and Other Services as set forth in this Agreement.   AT&T will format all bills in CBOS Standard or CLUB/EDI format, depending on the type of service ordered.  For those services where standards have not yet been developed, AT&T’s billing format will change as necessary when standards are finalized by the industry forum.

1.1.1	For any service(s) AT&T orders from SouthEast, SouthEast shall bill AT&T in CABS format.

1.1.2	If either Party requests multiple billing media or additional copies of bills, the Billing Party will provide these at a reasonable cost.

1.2
Master Account.  After receiving certification as a local exchange company from the appropriate regulatory agency, SouthEast will provide the appropriate AT&T account manager the necessary documentation to enable AT&T to establish a master account for Local Interconnection, Network Elements and Other Services, and/or resold services.  Such documentation shall include the Application for Master Account, proof of authority to provide telecommunications services, an Operating Company Number (OCN) assigned by the National Exchange Carriers Association (NECA), Carrier Identification Code (CIC), Group Access Code (GAC), Access Customer Name and Abbreviation (ACNA) and a tax exemption certificate, if applicable.

1.3
Payment Responsibility.  Payment of all charges will be the responsibility of SouthEast.  SouthEast shall make payment to AT&T for all services billed.   AT&T is not responsible for payments not received by SouthEast from SouthEast's customer.  AT&T will not become involved in billing disputes that may arise between SouthEast and SouthEast’s customer.  Payments made to AT&T as payment on account will be credited to an accounts receivable master account and not to an end user's account.

1.4
Payment Due.  The payment will be due on or before the next bill date (i.e., same date in the following month as the bill date) and is payable in immediately available funds.  Payment is considered to have been made when received by AT&T.

Attachment 7– Billing

SouthEast
07/25/08

If the payment due date falls on a Sunday or on a Holiday which is observed on a Monday, the payment due date shall be the first non-Holiday day following such Sunday or Holiday.  If the payment due date falls on a Saturday or on a Holiday which is observed on Tuesday, Wednesday, Thursday, or Friday, the payment due date shall be the last non-Holiday day preceding such Saturday or Holiday.  If payment is not received by the payment due date, a late payment penalty, as set forth in Section 1.6, below, shall apply.

1.5
Tax Exemption.  Upon proof of tax exempt certification from SouthEast, the total amount billed to SouthEast will not include those taxes or fees for which the CLEC is exempt.  SouthEast will be solely responsible for the computation, tracking, reporting and payment of all taxes and like fees associated with the services provided to the end user of SouthEast.

1.6
Late Payment.  If any portion of the payment is received by AT&T after the payment due date as set forth preceding, or if any portion of the payment is received by AT&T in funds that are not immediately available to AT&T, then a late payment penalty shall be due to AT&T.  The late payment penalty shall be the portion of the payment not received by the payment due date times a late factor and will be applied on a per bill basis.  The late factor shall be as set forth in Section A2 of the General Subscriber Services Tariff, Section B2 of the Private Line Service Tariff or Section E2 of the Intrastate Access Tariff, whichever AT&T determines is appropriate.  SouthEast will be charged a fee for all returned checks as set forth in Section A2 of the General Subscriber Services Tariff or pursuant to the  applicable state law.

1.7	Discontinuing Service to SouthEast. The procedures for discontinuing service to SouthEast are as follows:

1.7.1
AT&T reserves the right to suspend or terminate service for nonpayment of services or in the event of prohibited, unlawful or improper use of AT&T facilities or service or any other violation or noncompliance by SouthEast of the rules and regulations contained in AT&T’s tariffs.

1.7.2
If payment of account is not received by the bill date in the month after the original bill date, AT&T may provide written notice to SouthEast that additional applications for service will be refused and that any pending orders for service will not be completed if payment is not received by the fifteenth day following the date of the notice.  In addition, AT&T may, at the same time, give thirty (30)days notice to SouthEast at the billing address to  discontinue the provision of existing services to SouthEast at any time thereafter.

1.7.3	In the case of such discontinuance, all billed charges, as well as applicable termination charges, shall become due.

1.7.4
If AT&T does not discontinue the provision of the services involved on the date specified in the thirty days notice and SouthEast’s noncompliance continues, nothing contained herein shall preclude AT&T's right to discontinue the provision of the services to SouthEast without further notice.

Attachment 7– Billing

SouthEast
07/25/08

1.7.5
If payment is not received or satisfactory arrangements made for payment by the date given in the written notification, SouthEast's services will be discontinued.   Upon discontinuance of service on SouthEast's account, service to SouthEast's end users will be denied.  AT&T will reestablish service at the request of the end user or SouthEast for AT&T to reestablish service upon payment of the appropriate connection fee and subject to AT&T's normal application procedures.  SouthEast is solely responsible for notifying the end user of the proposed service disconnection.  If within fifteen (15) days after an end user's service has been denied and no arrangements to reestablish service have been made consistent with this subsection, the end user's service will be disconnected.

1.8
Deposit Policy.  When purchasing services from AT&T, SouthEast will be required to complete the AT&T Credit Profile and provide information regarding credit worthiness.  Based on the results of the credit analysis, AT&T reserves the right to secure the account with a suitable form of security deposit.  Such security deposit shall take the form of cash, an Irrevocable Letter of Credit (AT&T form), Surety Bond (AT&T form) or, in its sole discretion, some other form of security.  Any such security deposit shall in no way release SouthEast from its obligation to make complete and timely payments of its bill.   Such security shall be required prior to the inauguration of service.  If, in the sole opinion of AT&T, circumstances so warrant and/or gross monthly billing has increased beyond the level initially used to determine the level of security, AT&T reserves the right to request additional security in SouthEast’s “accounts receivables and proceeds” only after thirty (30) day written notice to SouthEast.  Interest on a security deposit, if provided in cash, shall accrue and be paid in accordance with the terms in the appropriate AT&T tariff.

1.9
Rates.  Rates for Optional Daily Usage File (ODUF), Access Daily Usage File (ADUF), and Centralized Message Distribution Service (CMDS) are set out in Exhibit A to this Attachment.  If no rate is identified in this Attachment, the rate for the specific service or function will be as set forth in applicable AT&T tariff or as negotiated by the Parties upon request by either Party.

2.	Billing Disputes

2.1	Billing disputes shall be handled pursuant to the terms of this section.

2.1.1
Each Party agrees to notify the other Party in writing upon the discovery of a billing dispute.  In the event of a billing dispute, the Parties will endeavor to resolve the dispute within sixty (60) calendar days of the notification date.

2.2
If a Party disputes a charge and does not pay such charge by the payment due date, or if a payment or any portion of a payment is received by either Party after the payment due date, or if a payment or any portion of a payment is received in funds which are not immediately available to the other Party, then a late payment penalty shall be assessed.  For bills rendered by either Party for payment, the late payment charge for both Parties shall be calculated based on the portion of the payment not received by the payment due date times the late factor as set forth in the following AT&T tariffs: for services purchased from the General Subscribers Services Tariff for purposes of resale and for ports and non-designed loops, Section A2 of the General Subscriber Services Tariff; for services purchased from the Private Line Tariff for purposes of resale, Section B2 of the Private Line Service Tariff; and for network elements and other services and local interconnection charges, Section E2 of the Access Service Tariff.  In no event, however, shall interest be assessed by either Party on any previously assessed late payment charges.  The Parties shall assess interest on previously assessed late payment charges only in a state where it has the authority pursuant to its tariffs.

Attachment 7– Billing

SouthEast
07/25/08

3.	RAO Hosting

3.1
RAO Hosting, Calling Card and Third Number Settlement System (CATS) and Non-Intercompany Settlement System (NICS) services provided to SouthEast by AT&T will be in accordance with the methods and practices regularly adopted and applied by AT&T to its own operations during the term of this Agreement, including such revisions as may be made from time to time by AT&T.

3.2	SouthEast shall furnish all relevant information required by AT&T for the provision of RAO Hosting, CATS and NICS.

3.3
Compensation amounts, if applicable, will be billed by AT&T to SouthEast on a monthly basis in arrears. Amounts due from one Party to the other (excluding adjustments) are payable within thirty (30) days of receipt of the billing statement.

3.4
SouthEast must have its own unique hosted RAO code. Requests for establishment of RAO status where AT&T is the selected CMDS interfacing host, require written notification from SouthEast to the AT&T RAO Hosting coordinator at least eight (8) weeks prior to the proposed effective date.  The proposed effective date will be mutually agreed upon between the Parties with consideration given to time necessary for the completion of required Telcordia (formerly BellCore) functions.  AT&T will request  the assignment of an RAO code from its connecting contractor, currently Telcordia (formerly BellCore), on behalf of SouthEast and will coordinate all associated conversion activities.

3.5	AT&T will receive messages from SouthEast that are to be processed by AT&T, another LEC or CLEC in the AT&T region or a LEC outside the AT&T region.

3.6	AT&T will perform invoice sequence checking, standard EMI format editing, and balancing of message data with the EMI trailer record counts on all data received from SouthEast.

3.7
All data received from SouthEast that is to be processed or billed by another LEC or CLEC within the AT&T region will be distributed to that LEC or CLEC in accordance with the Agreement(s) which may be in effect between AT&T and the involved LEC or CLEC.

Attachment 7– Billing

SouthEast
07/25/08

3.8
All data received from SouthEast that is to be placed on the CMDS network for distribution outside the AT&T region will be handled in accordance with the agreement(s) which may be in effect between AT&T and its connecting contractor (currently Telcordia (formerly BellCore)).

3.9	AT&T will receive messages from the CMDS network that are destined to be processed by SouthEast and will forward them to SouthEast on a daily basis.

3.10	Transmission of message data between AT&T and SouthEast will be via CONNECT:Direct.

3.11
All messages and related data exchanged between AT&T and SouthEast will be formatted in accordance with accepted industry standards for EMI formatted records and packed between appropriate EMI header and trailer records, also in accordance with accepted industry standards.

3.12
SouthEast will ensure that the recorded message detail necessary to recreate files provided to AT&T will be maintained for back-up purposes for a period of three (3) calendar months beyond the related message dates.

3.13
Should it become necessary for SouthEast to send data to AT&T more than sixty (60) days past the message date(s), SouthEast will notify AT&T in advance of the transmission of the data.  If there will be impacts outside the AT&T region, AT&T will work with its connecting contractor and SouthEast to notify all affected Parties.

3.14
In the event that data to be exchanged between the two Parties should become lost or destroyed, both Parties will work together to determine the source of the problem.  Once the cause of the problem has been jointly determined and the responsible Party (AT&T or SouthEast) identified and agreed to, the company responsible for creating the data (AT&T or SouthEast) will make every effort to have the affected data restored and retransmitted.  If the data cannot be retrieved, the responsible Party will be liable to the other Party for any resulting lost  revenue.  Lost revenue may be a combination of revenues that could not be billed to the end users and associated access revenues.  Both Parties will work together to estimate the revenue amount based upon historical data through a method mutually agreed upon.  The resulting estimated revenue loss will be paid by the responsible Party to the other Party within three (3) calendar months of the date of problem resolution, or as mutually agreed upon by the Parties.

3.15
Should an error be detected by the EMI format edits performed by AT&T on data received from SouthEast, the entire pack containing the affected data will not be processed by AT&T.  AT&T will notify SouthEast of the error condition.  SouthEast will correct the error(s) and will resend the entire pack to AT&T for processing.  In the event that an out-of-sequence condition occurs on subsequent packs, SouthEast will resend these packs to AT&T after the pack containing the error has been successfully reprocessed by AT&T.

3.16	In association with message distribution service, AT&T will provide SouthEast with associated intercompany settlements reports (CATS and NICS) as appropriate.

Attachment 7– Billing

SouthEast
07/25/08

3.17	In no case shall either Party be liable to the other for any direct or consequential damages incurred as a result of the obligations set out in this Agreement.

3.18	RAO Compensation

3.18.1	Rates for message distribution service provided by AT&T for SouthEast are as set forth in Exhibit A to this Attachment.

3.18.2	Rates for data transmission associated with message distribution service are as set forth in Exhibit A to this Attachment.

3.18.3
Data circuits (private line or dial-up) will be required between AT&T and SouthEast for the purpose of data transmission. Where a dedicated line is required, SouthEast will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with AT&T. SouthEast will also be responsible for any charges associated with this line. Equipment required on the AT&T end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the AT&T data center by AT&T and the associated charges assessed to SouthEast. Additionally, all message toll charges associated with the use of the dial circuit by SouthEast will be the responsibility of SouthEast. Associated equipment on the AT&T end, including a modem, will be negotiated on a case by case basis between the Parties.

3.18.4	All equipment, including modems and software, that is required on the SouthEast end for the purpose of data transmission will be the responsibility of SouthEast.

3.19	Intercompany Settlements Messages

3.19.1
This Section addresses the settlement of revenues associated with traffic originated from or billed by SouthEast as a facilities based provider of local exchange telecommunications services outside the AT&T region.  Only traffic that originates in one Bell operating territory and bills in another Bell operating territory is included.  Traffic that originates and bills within the same Bell operating territory will be settled on a local basis between SouthEast and the involved company(ies), unless that company is participating in NICS.

3.19.2
Both traffic that originates outside the AT&T region by SouthEast and is billed within the AT&T region, and traffic that originates within the AT&T region and is billed outside the AT&T region by SouthEast, is covered by this Agreement (CATS).  Also covered is traffic that either is originated by or billed by SouthEast, involves a company other than SouthEast, qualifies for inclusion in the CATS settlement, and is not originated or billed within the AT&T region (NICS).

3.19.3
Once SouthEast is operating within the AT&T territory, revenues associated with calls originated and billed within the AT&T region will be settled via Telcordia (formerly BellCore)’s, its successor or assign, NICS system.

Attachment 7– Billing

SouthEast
07/25/08

3.19.4
AT&T will receive the monthly NICS reports from Telcordia (formerly BellCore), its successor or assign, on behalf of SouthEast.  AT&T will distribute copies of these reports to SouthEast on a monthly basis.

3.19.5
AT&T will receive the monthly Calling Card and Third Number Settlement System (CATS) reports from Telcordia (formerly BellCore), its successor or assign, on behalf of SouthEast.  AT&T will distribute copies of these reports to SouthEast on a monthly basis.

3.19.6
AT&T will collect the revenue earned by SouthEast from the Bell operating company in whose territory the messages are billed (CATS), less a per message billing and collection fee of five cents ($0.05), on behalf of SouthEast.  AT&T will remit the revenue billed by SouthEast to the Bell operating company in whose territory the messages originated, less a per message billing and collection fee of five cents ($0.05), on behalf on SouthEast.  These two amounts will be netted together by AT&T and the resulting charge or credit issued to SouthEast via a monthly Carrier Access Billing System (CABS) miscellaneous bill.

3.19.7
AT&T will collect the revenue earned by SouthEast within the AT&T territory from another CLEC also within the AT&T territory (NICS) where the messages are billed, less a per message billing and collection fee of five cents ($0.05), on behalf of SouthEast.  AT&T will remit the revenue billed by SouthEast within the AT&T region to the CLEC also within the AT&T region, where the messages originated, less a per message billing and collection fee of five cents ($0.05).  These two amounts will be netted together by AT&T and the resulting charge or credit issued to SouthEast via a monthly CABS miscellaneous bill.

AT&T and SouthEast agree that monthly netted amounts of less than fifty dollars ($50.00) will not be settled.

4.	Optional Daily Usage File

4.1	Upon written request from SouthEast, AT&T will provide the Optional Daily Usage File (ODUF) service to SouthEast pursuant to the terms and conditions set forth in this section.

4.2	SouthEast shall furnish all relevant information required by AT&T for the provision of the ODUF.

4.3	The Optional Daily Usage Feed will contain billable messages that were carried over the AT&T Network and processed in the AT&T Billing System, but billed to a SouthEast customer.

4.4	Charges for delivery of the ODUF will appear on SouthEasts’ monthly bills. The charges are as set forth in Exhibit A to this Attachment.

Attachment 7– Billing

SouthEast
07/25/08

4.5	The Optional Daily Usage Feed will contain both rated and unrated messages. All messages will be in the standard Alliance for Telecommunications Industry Solutions (ATIS) EMI record format.

4.6
Messages that error in the billing system of SouthEast will be the responsibility of SouthEast.  If, however, SouthEast should encounter significant volumes of errored messages that prevent processing by SouthEast within its systems, AT&T will work with SouthEast to determine the source of the errors and the appropriate resolution.

4.7	The following specifications shall apply to the Optional Daily Usage Feed.

4.7.1	Usage To Be Transmitted

4.7.1.1	The following messages recorded by AT&T will be transmitted to SouthEast:

- Message recording for per use/per activation type services (examples: ` Three -Way Calling, Verify, Interrupt, Call Return, etc.)

-  Measured billable Local

-  Directory Assistance messages

-  IntraLATA Toll

- WATS  and 800 Service

-  N11

-  Information Service Provider Messages

-  Operator Services Messages

-  Operator Services Message Attempted Calls (Network Element only)

-  Credit/Cancel Records

-  Usage for Voice Mail Message Service

4.7.1.2
Rated Incollects (originated in AT&T and from other companies) can also be on ODUF.  Rated Incollects will be intermingled with AT&T recorded rated and unrated usage.  Rated Incollects will not be packed separately.

4.7.1.3	AT&T will perform duplicate record checks on records processed to ODUF. Any duplicate messages detected will be deleted and not sent to SouthEast.

4.7.1.4	In the event that SouthEast detects a duplicate on ODUF they receive from AT&T, SouthEast will drop the duplicate message (SouthEast will not return the duplicate to AT&T).

Attachment 7– Billing

SouthEast
07/25/08

4.7.2	Physical File Characteristics

4.7.2.1
ODUF will be distributed to SouthEast via an agreed medium with CONNECT:Direct being the preferred transport method. The Daily Usage Feed will be a variable block format (2476) with an LRECL of 2472. The data on the Daily Usage Feed will be in a non-compacted EMI format (175 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays). Details such as dataset name and delivery schedule will be addressed during negotiations of the distribution medium. There will be a maximum of one dataset per workday per OCN.

4.7.2.2
Data circuits (private line or dial-up) may be required between AT&T and SouthEast for the purpose of data transmission. Where a dedicated line is required, SouthEast will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with AT&T. SouthEast will also be responsible for any charges associated with this line. Equipment required on the AT&T end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the AT&T data center by AT&T and the associated charges assessed to SouthEast. Additionally, all message toll charges associated with the use of the dial circuit by SouthEast will be the responsibility of SouthEast. Associated equipment on the AT&T end, including a modem, will be negotiated on a case by case basis between the Parties. All equipment, including modems and software, that is required on SouthEast’s end for the purpose of data transmission will be the responsibility of SouthEast.

4.7.3	Packing Specifications

4.7.3.1
A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record. One transmission can contain a maximum of 99 packs and a minimum of one pack.

4.7.3.2
The OCN, From RAO, and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to SouthEast which AT&T RAO that is sending the message. AT&T and SouthEast will use the invoice sequencing to control data exchange. AT&T will be notified of sequence failures identified by SouthEast and resend the data as appropriate.

The data will be packed using ATIS EMI records.

4.7.4	Pack Rejection

4.7.4.1
SouthEast will notify AT&T within one business day of rejected packs (via the mutually agreed medium). Packs could be rejected because of pack sequencing discrepancies or a critical edit failure on the Pack Header or Pack Trailer records (i.e. out-of-balance condition on grand totals, invalid data populated). Standard ATIS EMI Error Codes will be used. SouthEast will not be required to return the actual rejected data to AT&T. Rejected packs will be corrected and retransmitted to SouthEast by AT&T.

Attachment 7– Billing

SouthEast
07/25/08

4.7.5	Control Data

4.7.5.1
SouthEast will send one confirmation record per pack that is received from AT&T. This confirmation record will indicate SouthEast received the pack and the acceptance or rejection of the pack. Pack Status Code(s) will be populated using standard ATIS EMI error codes for packs that were rejected by SouthEast for reasons stated in the above section.

4.7.6	Testing

4.7.6.1
Upon request from SouthEast, AT&T shall send test files to SouthEast for ODUF. The Parties agree to review and discuss the file’s content and/or format. For testing of usage results, AT&T shall request that SouthEast set up a production (LIVE) file. The live test may consist of SouthEast’s employees making test calls for the types of services SouthEast requests on ODUF. These test calls are logged by SouthEast, and the logs are provided to AT&T. These logs will be used to verify the files. Testing will be completed within 30 calendar days from the date on which the initial test file was sent.

5.	Access Daily Usage File

5.1.	Upon written request from SouthEast, AT&T will provide the Access Daily Usage File (ADUF) service to SouthEast pursuant to the terms and conditions set forth in this section.

5.2	SouthEast shall furnish all relevant information required by AT&T for the provision of ADUF.

5.3	ADUF will contain access messages associated with a port that SouthEast has purchased from AT&T

5.4	Charges for delivery of ADUF will appear on SouthEast’s monthly bills. The charges are as set forth in Exhibit A to this Attachment. All messages will be in the standard ATIS EMI record format.

5.5
Messages that error in the billing system of SouthEast will be the responsibility of SouthEast. If, however, SouthEast should encounter significant volumes of errored messages that prevent processing by SouthEast within its systems, AT&T will work with SouthEast to determine the source of the errors and the appropriate resolution.

5.6	Usage To Be Transmitted

5.6.1	The following messages recorded by AT&T will be transmitted to SouthEast:

5.6.1.1	Recorded originating and terminating interstate and intrastate access records associated with a port.

5.6.1.2	Recorded terminating access records for undetermined jurisdiction access records associated with a port.

Attachment 7– Billing

SouthEast
07/25/08

5.6.2	When SouthEast purchases Network Element ports from AT&T and calls are made using these ports, AT&T will handle the calls as follows:

5.6.2.1	Originating from Network Element and carried by Interexchange Carrier:

5.6.2.1.1	AT&T will bill network element to CLEC and send access record to the CLEC via ADUF.

5.6.2.2	Originating from network element and carried by AT&T (SouthEast is AT&T’s toll customer).

5.6.2.3	Terminating on network element and carried by Interexchange Carrier:

5.6.2.3.1	AT&T will bill network element to SouthEast and send access record to SouthEast.

5.6.2.4	Terminating on network element and carried by AT&T:

5.6.2.4.1	AT&T will bill network element to SouthEast and send access record to SouthEast.

5.6.3	AT&T will perform duplicate record checks on records processed to ADUF. Any duplicate messages detected will be dropped and not sent to SouthEast.

5.6.4	In the event that SouthEast detects a duplicate on ADUF they receive from AT&T, SouthEast will drop the duplicate message (SouthEast will not return the duplicate to AT&T.)

5.6.5	Physical File Characteristics

5.6.5.1
ADUF will be distributed to SouthEast via an agreed medium with CONNECT:Direct being the preferred transport method. The Daily Usage Feed will be a fixed block format (2476) with an LRECL of 2472. The data on the Daily Usage Feed will be in a non-compacted EMI format (210 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays). Details such as dataset name and delivery schedule will be addressed during negotiations of the distribution medium. There will be a maximum of one dataset per workday per OCN.

5.6.5.2
Data circuits (private line or dial-up) may be required between AT&T and SouthEast for the purpose of data transmission. Where a dedicated line is required, SouthEast will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with AT&T. SouthEast will also be responsible for any charges associated with this line. Equipment required on the AT&T end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the AT&T data center by AT&T and the associated charges assessed to SouthEast. Additionally, all message toll charges associated with the use of the dial circuit by SouthEast will be the responsibility of SouthEast. Associated equipment on the AT&T end, including a modem, will be negotiated on a case by case basis between the Parties. All equipment, including modems and software, that is required on SouthEast’s end for the purpose of data transmission will be the responsibility of SouthEast.

Attachment 7– Billing

SouthEast
07/25/08

5.6.6	Packing Specifications

5.6.6.1
A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record.  One transmission can contain a maximum of 99 packs and a minimum of one pack.

5.6.6.2
The OCN, From RAO, and Invoice Number will control the invoice sequencing.  The From RAO will be used to identify to SouthEast which AT&T RAO is sending the message.  AT&T and SouthEast will use the invoice sequencing to control data exchange.  AT&T will be notified of sequence failures identified by SouthEast and resend the data as appropriate.

The data will be packed using ATIS EMI records.

5.6.7	Pack Rejection

5.6.7.1
SouthEast will notify AT&T within one business day of rejected packs (via the mutually agreed medium).  Packs could be rejected because of pack sequencing discrepancies or a critical edit failure on the Pack Header or Pack Trailer records (i.e. out-of-balance condition on grand totals, invalid data populated).  Standard ATIS EMI Error Codes will be used.  SouthEast will not be required to return the actual rejected data to AT&T.  Rejected packs will be corrected and retransmitted to SouthEast by AT&T.

5.6.8	Control Data

5.6.8.1
SouthEast will send one confirmation record per pack that is received from AT&T.  This confirmation record will indicate SouthEast received the pack and the acceptance or rejection of the pack.  Pack Status Code(s) will be populated using standard ATIS EMI error codes for packs that were rejected by SouthEast for reasons stated in the above section.

5.6.9	Testing

5.6.9.1
Upon request from SouthEast, AT&T shall send a test file of generic data to SouthEast via Connect:Direct or Text File via E-Mail. The Parties agree to review and discuss the test file’s content and/or format.

Attachment 8 – Rights-ofWay, Conduits and Pole Attachments

SouthEast
07/25/08

ATTACHMENT 8

RIGHTS-OF-WAY, CONDUITS AND POLE ATTACHMENTS

AT&T will provide nondiscriminatory access to any pole, duct, conduit, or right-of-way owned or controlled by AT&T pursuant to 47 U.S.C. § 224, as amended by the Act, pursuant to terms and conditions of a license agreement subsequently negotiated with AT&T’s Competitive Structure Provisioning Center.

Attachment 9 – Performance Measurements

SouthEast
07/25/08

ATTACHMENT 9

PERFORMANCE MEASUREMENTS

Upon the Kentucky Public Service Commission’s issuance of an Order pertaining to Performance Measurements in a proceeding expressly applicable to all CLECs generally, AT&T shall implement in Kentucky such Performance Measurements as of the date specified by the Commission.

Attachment 10 – Disaster Recovery Plan

SouthEast
07/25/08

ATTACHMENT 10

AT&T DISASTER RECOVER PLAN

1.	Purpose	2
2	Single Point of Contact	2
3.	Identifying the Problem	2
4.	Environmental Concerns	3
5.	The ECC	4
6.	Recovery Procedures	4
7.	CLEC Outage	5
8.	BellSouth Outage	5
9.	Loss of a CO	5
10.	Combined Outage (CLEC and BellSouth Equipment)	7
11.	T1 Identification Procedures	7
12.	Acronyms	7
13.	Hurrican Information	7
14.	AT&T Disaster Management Plan	8

Attachment 10 – Disaster Recovery Plan

SouthEast
07/25/08

1.	Purpose

In the unlikely event of a disaster occurring that affects AT&T's long-term ability to deliver traffic to a CLEC, general procedures have been developed by AT&T to hasten the recovery process in accordance with the Telecommunications Service Priority (TSP) Program established by the FCC to identify and prioritize telecommunication services that support national security or emergency preparedness (NS/EP) missions. A description of the TSP Program as it may be amended from time to time is available at the following AT&T Interconnection Services Web site: http://interconnection.AT&T.com/products/vertical/tsp.html. Since each location is different and could be affected by an assortment of potential problems, a detailed recovery plan is impractical. However, in the process of reviewing recovery activities for specific locations, some basic procedures emerge that appear to be common in most cases. These general procedures should apply to any disaster that affects the delivery of traffic for an extended time period. Each CLEC will be given the same consideration during an outage, and service will be restored as quickly as possible. This document will cover the basic recovery procedures that would apply to every CLEC.

2	Single Point of Contact

When a problem is experienced, regardless of the severity, the AT&T Network Management Center (NMC) will observe traffic anomalies and begin monitoring the situation. Controls will be appropriately applied to insure the sanity of AT&T's network; and, in the event that a switch or facility node is lost, the NMC will attempt to circumvent the failure using available reroutes. AT&T's NMC will remain in control of the restoration efforts until the problem has been identified as being a long-term outage. At that time, the NMC will contact AT&T's ECC and relinquish control of the recovery efforts. Even though the ECC may take charge of the situation, the NMC will continue to monitor the circumstances and restore traffic as soon as damaged network elements are revitalized. The telephone number for the AT&T Network Management Center in Atlanta, as published in Telcordia’s National Network Management Directory, is 404-321-2516.

3.	Identifying the Problem

During the early stages of problem detection, the NMC will be able to tell which CLECs are affected by the catastrophe. Further analysis and/or first hand observation will determine if the disaster has affected CLEC equipment only, AT&T equipment only or a combination. The initial restoration activity will be largely determined by the equipment that is affected. Once the nature of the disaster is determined and after verifying the cause of the problem, the NMC will initiate reroutes and/or transfers that are jointly agreed upon by the affected CLECs' Network Management Center and the AT&T NMC. The type and percentage of controls used will depend upon available network capacity. Controls necessary to stabilize the situation will be invoked and the NMC will attempt to re-establish as much traffic as possible. For long-term outages, recovery efforts will be coordinated by the ECC. Traffic controls will continue to be applied by the NMC until facilities are re-established. As equipment is made available for service, the ECC will instruct the NMC to begin removing the controls and allow traffic to resume.

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3.1
SITE CONTROL.  In the total loss of building use scenario, what likely exists will be a smoking pile of rubble. This rubble will contain many components that could be dangerous. It could also contain anypersonnel on the premises at the time of the disaster. For these reasons, the local fire marshalwith the assistance of the police will control the site until the building is no longer a threat to surrounding properties and the companies have secured the site from the general public.During this time, the majority owner of the building should be arranging for a demolitioncontractor to mobilize to the site with the primary objective of reaching the cable entrance facilityfor a damage assessment. The results of this assessment would then dictate immediate plans for restoration, both short term and permanent.

In a less catastrophic event, i.e., the building is still standing and the cable entrance facility isusable, the situation is more complex. The site will initially be controlled by local authoritiesuntil the threat to adjacent property has diminished. Once the site is returned to the control of thecompanies, the following events should occur.  An initial assessment of the main building infrastructure systems (mechanical, electrical, fire andlife safety, elevators, and others) will establish building needs. Once these needs are determined,the majority owner should lead the building restoration efforts. There may be situations where thesite will not be totally restored within the confines of the building. The companies must individually determine their needs and jointly assess the cost of permanent restoration to determine the overall plan of action. Multiple restoration trailers from each company will result in the need for designated space and installation order. This layout and control is required to maximize the amount of restorationequipment that can be placed at the site, and the priority of placements. Care must be taken in this planning to ensure other restoration efforts have logistical access to the building. Major components of telephone and building equipment will need to be removed and replaced. A priority for this equipment must also be jointly established to facilitate overall site restoration. (Example: If the AC switchgear has sustained damage, this would be of the highestpriority in order to regain power, lighting, and HVAC throughout the building).  If the site will not accommodate the required restoration equipment, the companies would thenneed to quickly arrange with local authorities for street closures, rights of way or other possible options available.

4.	Environmental Concerns

In the worse case scenario, many environmental concerns must be addressed. Along with the police and fire marshal, the state environmental protection department will be on site to monitor the situation.  Items to be concerned with in a large central office building could include:

1. Emergency engine fuel supply. Damage to the standby equipment and the fuelhandling equipment could have created "spill" conditions that have to be handled within state and federal regulations.

2. Asbestos-containing materials that may be spread throughout the wreckage. Asbestos could be in many components of building, electrical, mechanical, outside plant distribution, and telephone systems.

3. Lead and acid. These materials could be present in potentially large quantities depending upon the extent of damage to the power room.

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4. Mercury and other regulated compounds resident in telephone equipment.

5. Other compounds produced by the fire or heat.

Once a total loss event occurs at a large site, local authorities will control immediate clean up (water placed on the wreckage by the fire department) and site access.

At some point, the companies will become involved with local authorities in the overall planning associated with site clean up and restoration. Depending on the clean upapproach taken, delays in the restoration of several hours to several days may occur.

In a less severe disaster, items listed above are more defined and can be addressed individually depending on the damage.

In each case, the majority owner should coordinate building and environmental restoration as well as maintain proper planning and site control.

5.	The ECC

The ECC is located in the Midtown 1 Building in Atlanta, Georgia. During an emergency, theECC staff will convene a group of pre-selected experts to inventory the damage and initiate corrective actions. These experts have regional access to AT&T's personnel and equipmentand will assume control of the restoration activity anywhere in the nine-state area.

In the past, the ECC has been involved with restoration activities resulting from hurricanes, icestorms and floods. They have demonstrated their capabilities during these calamities as well asduring outages caused by human error or equipment failures. This group has an excellent record of restoring service as quickly as possible.

During a major disaster, the ECC may move emergency equipment to the affected location, direct recovery efforts of local personnel and coordinate service restoration activities with the CLECs.  The ECC will attempt to restore service as quickly as possible using whatever means is available, leaving permanent solutions, such as the replacement of damaged buildings or equipment, for local personnel to administer.

Part of the ECC's responsibility, after temporary equipment is in place, is to support the NMC efforts to return service to the CLECs. Once service has been restored, the ECC will return control of the network to normal operational organizations. Any long-term changes required afterservice is restored will be made in an orderly fashion and will be conducted as normal activity.

6.	Recovery Procedures

The nature and severity of any disaster will influence the recovery procedures. One crucial factorin determining how AT&T will proceed with restoration is whether or not AT&T's equipment is incapacitated. Regardless of whose equipment is out of service, AT&T will move as quickly as possible to aid with service recovery; however, the approach that will be taken may differ depending upon the location of the problem.

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7.	CLEC Outage

For a problem limited to one CLEC (or a building with multiple CLECs), AT&T has severaloptions available for restoring service quickly. For those CLECs that have agreements with other CLECs, AT&T can immediately start directing traffic to a provisional CLEC for completion.  This alternative is dependent upon AT&T having concurrence from the affected CLECs.

Whether or not the affected CLECs have requested a traffic transfer to another CLEC will not impact AT&T's resolve to re-establish traffic to the original destination as quickly as possible.

8.	AT&T Outage

Because AT&T's equipment has varying degrees of impact on the service provided to theCLECs, restoring service from damaged AT&T equipment is different. The outage will probably impact a number of Carriers simultaneously. However, the ECC will be able to initiate immediate actions to correct the problem.

A disaster involving any of AT&T's equipment locations could impact the CLECs, some more than others. A disaster at a Central Office (CO) would only impact the delivery of traffic to and from that one location, but the incident could affect many Carriers. If the CO is a Serving WireCenter (SWC), then traffic from the entire area to those Carriers served from that switch would also be impacted. If the switch functions as an Access Tandem, or there is a tandem in the building, traffic from every CO to every CLEC could be interrupted. A disaster that destroys a facility hub could disrupt various traffic flows, even though the switching equipment may beunaffected.

The NMC would be the first group to observe a problem involving AT&T's equipment.  Shortly after a disaster, the NMC will begin applying controls and finding re-routes for the completion of as much traffic as possible. These reroutes may involve delivering traffic to alternate Carriers upon receiving approval from the CLECs involved. In some cases, changes in translations will be required. If the outage is caused by the destruction of equipment, then theECC will assume control of the restoration.

9.	Loss of a CO

When AT&T loses a CO, the ECC will

a) Place specialists and emergency equipment on notice;

b) Inventory the damage to determine what equipment and/or functions are lost;

c) Move containerized emergency equipment and facility equipment to the stricken area,if necessary;

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d) Begin reconnecting service on a parity basis for Hospitals, Police and other emergency agencies or customers served by AT&T or CLEC in accordance with the TSP priority restoration coding scheme entered in the AT&T Maintenance database immediately prior to the emergency.

9.1	Loss of a CO with SWC Functions

The loss of a CO that also serves as a SWC will be restored as described in Section 9.

9.2	Loss of a CO with Tandem Functions

When AT&T loses a CO building that serves as an Access Tandem and as a SWC, the ECC will:

a) Place specialists and emergency equipment on notice;

b) Inventory the damage to determine what equipment and/or functions are lost;

c) Move containerized emergency equipment and facility equipment to the stricken area, if necessary;

d) Begin reconnecting service on a parity basis for Hospitals, Police and other emergency agencies or customers served by AT&T or CLEC in accordance with the TSP priority restoration coding scheme entered in the AT&T Maintenance database immediately prior to the emergency;

e) Re-direct as much traffic as possible to the alternate access tandem (if available) for delivery to those CLECs utilizing a different location as a SWC;

f) Begin aggregating traffic to a location near the damaged building. From this location,begin re-establishing trunk groups to the CLECs for the delivery of traffic normally found on the direct trunk groups. (This aggregation point may be the alternate access tandem location or another CO on a primary facility route.)

9.3	Loss of a Facility Hub

In the event that AT&T loses a facility hub, the recovery process is much the same as above. Once the NMC has observed the problem and administered the appropriate controls, the ECC will assume authority for the repairs. The recovery effort will include:

a) Placing specialists and emergency equipment on notice;

b) Inventorying the damage to determine what equipment and/or functions are lost;

c) Moving containerized emergency equipment to the stricken area, if necessary;

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d) Reconnecting service on a parity basis for Hospitals, Police and other emergency agencies or customers served by AT&T or CLEC in accordance with the TSP priority restoration coding scheme entered in the AT&T Maintenance database immediately prior to the emergency; and

e) If necessary, AT&T will aggregate the traffic at another location and build temporary facilities. This alternative would be viable for a location that is destroyed and building repairs are required.

10.	Combined Outage (CLEC and AT&T Equipment)

In some instances, a disaster may impact AT&T's equipment as well as the CLECs'. This situation will be handled in much the same way as described in Section 5.2.3. Since AT&T and the CLECs will be utilizing temporary equipment, close coordination will be required.

11.	T1 Identification Procedures

During the restoration of service after a disaster, AT&T may be forced to aggregate traffic for delivery to a CLEC. During this process, T1 traffic may be consolidated onto DS3s and may become unidentifiable to the Carrier. Because resources will be limited, AT&T may be forced to "package" this traffic entirely differently than normally received by the CLECs. Therefore, a method for identifying the T1 traffic on the DS3s and providing the information to the Carriers is required.

12.	Acronyms

CLEC - Competitive Local Exchange Carrier
CO - Central Office (AT&T)
DS3 - Facility that carries 28 T1s (672 circuits)
ECC - Emergency Control Center (AT&T)
NMC - Network Management Center
SWC - Serving Wire Center (AT&T switch)
T1 - Facility that carries 24 circuits
TSP - Telecommunications Service Priority

13.	Hurricane Information

During a hurricane, AT&T will make every effort to keep CLECs updated on the status of our network. Information centers will be set up throughout AT&T Telecommunications. These centers are not intended to be used for escalations, but rather to keep the CLEC informed of network related issues, area damages and dispatch conditions, etc.

Hurricane-related information can also be found on AT&T’s Wholesale - Southeast Web site by clicking on the link “Relief Information” in the special alert box located on the Web page.    Information concerning Mechanized Disaster Reports can also be found at this Web site by clicking on the link “Click here for information concerning Disaster Recovery Reports” on the Hurricane Relief page.

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14.	AT&T Disaster Management Plan

AT&T maintenance centers have geographical and redundant communication capabilities. In the event of a disaster removing any maintenance center from service another geographical center would assume maintenance responsibilities. The contact numbers will not change and the transfer will be transparent to the CLEC.